As filed with the Securities and Exchange Commission on January 19, 2000

                                                      Registration No. 333-85739

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                               AMENDMENT NO. 3 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                                 BERRY PLASTICS CORPORATION
                     (Exact name of registrant as specified in charter)

           Delaware                          3089                       35-1813706
(State or other jurisdiction of  (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)   Classification Code Number)      Identification Number)

                                  BPC HOLDING CORPORATION
                     (Exact name of registrant as specified in charter)

           Delaware                          3089                       35-1814673
(State or other jurisdiction of  (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)   Classification Code Number)      Identification Number)

                                   BERRY IOWA CORPORATION
                     (Exact name of registrant as specified in charter)

           Delaware                          3089                       42-1382173
(State or other jurisdiction of  (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)   Classification Code Number)      Identification Number)

                                 BERRY TRI-PLAS CORPORATION
                     (Exact name of registrant as specified in charter)

           Delaware                          3089                       56-1949250
(State or other jurisdiction of  (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)   Classification Code Number)      Identification Number)

                                 BERRY STERLING CORPORATION
                     (Exact name of registrant as specified in charter)

           Delaware                          3089                       54-1749681
(State or other jurisdiction of  (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)   Classification Code Number)      Identification Number)

                                       AEROCON, INC.
                     (Exact name of registrant as specified in charter)

           Delaware                          3089                       35-1948748
(State or other jurisdiction of  (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)   Classification Code Number)      Identification Number)

                                    PACKERWARE CORPORATION
                      (Exact name of registrant as specified in charter)

            Delaware                          3089                        48-0759852
 (State or other jurisdiction of  (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)    Classification Code Number)      Identification Number)

                              BERRY PLASTICS DESIGN CORPORATION
                      (Exact name of registrant as specified in charter)

            Delaware                          3089                        62-1689708
 (State or other jurisdiction of  (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)    Classification Code Number)      Identification Number)

                                   VENTURE PACKAGING, INC.
                      (Exact name of registrant as specified in charter)

            Delaware                          3089                        51-0368479
 (State or other jurisdiction of  (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)    Classification Code Number)      Identification Number)

                               VENTURE PACKAGING MIDWEST, INC.
                      (Exact name of registrant as specified in charter)

            Delaware                          3089                        34-1809003
 (State or other jurisdiction of  (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)    Classification Code Number)      Identification Number)

                              VENTURE PACKAGING SOUTHEAST, INC.
                      (Exact name of registrant as specified in charter)

            Delaware                          3089                        57-1029638
 (State or other jurisdiction of  (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)    Classification Code Number)      Identification Number)

                                     NIM HOLDINGS LIMITED
                      (Exact name of registrant as specified in charter)

        England and Wales                     3089                           N/A
 (State or other jurisdiction of  (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)    Classification Code Number)      Identification Number)

                                  BERRY PLASTICS U.K. LIMITED
                         (f/k/a Norwich Injection Moulders Limited)
                     (Exact name of registrant as specified in charter)

       England and Wales                     3089                           N/A
(State or other jurisdiction of  (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)   Classification Code Number)      Identification Number)

                                   KNIGHT PLASTICS, INC.
                     (Exact name of registrant as specified in charter)

           Delaware                          3089                       35-2056610
(State or other jurisdiction of  (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)   Classification Code Number)      Identification Number)

                                     -------------------

                                  CPI HOLDING CORPORATION
                     (Exact name of registrant as specified in charter)

           Delaware                          3089                       34-1820303
(State or other jurisdiction of  (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)   Classification Code Number)      Identification Number)

                                  CARDINAL PACKAGING, INC.
                     (Exact name of registrant as specified in charter)

             Ohio                            3089                       34-1396561
(State or other jurisdiction of  (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)   Classification Code Number)      Identification Number)

                                NORWICH ACQUISITION LIMITED

                     (Exact name of registrant as specified in charter)

       England and Wales                     3089                           N/A
(State or other jurisdiction of  (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)   Classification Code Number)      Identification Number)

                           BERRY PLASTICS ACQUISITION CORPORATION
                     (Exact name of registrant as specified in charter)

           Delaware                          3089                           N/A
(State or other jurisdiction of  (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)   Classification Code Number)      Identification Number)

                                101 Oakley Street
                            Evansville, Indiana 47710
                                 (812) 424-2904
               (Address, including zip code, and telephone number,
       including area code, of registrants' principal executive offices)

                               -------------------
                                Martin R. Imbler
                     President and Chief Executive Officer
                           Berry Plastics Corporation
                               101 Oakley Street
                           Evansville, Indiana 47710
                                 (812) 424-2904
            (Name, address, including zip code, and telephone number,
             including area code, of agent for service of process)
                               -------------------
                                WITH COPIES TO:
                            Michael J. O'Brien, Esq.
                        O'Sullivan Graev & Karabell, LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 408-2400
                                  -------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

      If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                              ---------------------

      THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS
BERRY PLASTICS CORPORATION
OFFER TO EXCHANGE ALL OUTSTANDING
11% SENIOR SUBORDINATED NOTES DUE 2007
$75,000,000 AGGREGATE PRINCIPAL AMOUNT OUTSTANDING, FOR 11% SERIES B SENIOR SUBORDINATED NOTES DUE 2007
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

----------------------------------------------------------------
  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
         TIME, ON FEBRUARY 25, 2000, UNLESS EXTENDED.
----------------------------------------------------------------

o We will exchange all notes that you validly tender and do not validly withdraw.

o You may withdraw your tender of notes any time before the expiration of the exchange offer.

o The exchange offer is not subject to any condition, other than that it not violate any applicable law or interpretation of the staff of the Securities and Exchange Commission.

o Neither us nor our guarantors will receive any proceeds from the exchange offer.

o Based on the advice of our counsel, we believe the exchange of notes will not be a taxable exchange for U.S. federal income tax purposes.

o The terms of the exchange notes are substantially identical to the outstanding notes, except for the transfer restrictions and registration rights relating to the outstanding notes.

o There is no existing market for the exchange notes, and we do not intend to apply for their listing on any securities exchange.

o Each broker-dealer that receives exchange notes must deliver a prospectus in connection with any resales of the exchange notes or the new preferred stock.

o Each broker-dealer that acquired exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes.

o As of October 2, 1999, the aggregate amount of outstanding senior indebtedness of Berry Plastics Corporation would have been $83.6 million, the aggregate amount of outstanding total indebtedness of Berry Plastics Corporation would have been $284.9 million, including the 1994 notes of BPC Holding Corporation, and the indebtedness of the guarantors senior to the note guarantees would have been $389.9 million.

      SEE "RISK FACTORS" COMMENCING ON PAGE 11 FOR A DISCUSSION OF FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING OUTSTANDING NOTES IN THE EXCHANGE OFFER.

      THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ------------------

      THE DATE OF THIS PROSPECTUS IS JANUARY 20, 2000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

                                      PAGE                                PAGE
Prospectus Summary.................     1   Principal Stockholders........ 61
Risk Factors ......................    11   Certain Transactions.......... 63
Where You Can Find More Information    20   Description of Other Debt..... 68
Exchange Offer.....................    21   Description of Notes.......... 71
Capitalization.....................    31   Material Federal Income Tax
Pro Forma Condensed Consolidated       21   Considerations................109
Financial   Statements.............    31   Plan of Distribution......... 114
Selected Historical Financial Data.    36   Legal Matters................ 115
Management's Discussion and Analysis   32   Experts...................... 115
of Financial Condition and Results of       Index to Financial            115
Operations.........................    38   Statements..................  F-1
Business...........................    44
Management.........................    54

----------------------------------------------------

      Some of the names and logos of our products referenced in this prospectus are our trademarks. Each trade name, trademark or servicemark of any other company appearing in this prospectus is the property of its holder.

                               PROSPECTUS SUMMARY

                  THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, "BERRY PLASTICS," "WE," "US," "OUR" AND SIMILAR TERMS REFER TO BERRY PLASTICS CORPORATION, ITS SUBSIDIARIES AND THEIR RESPECTIVE OPERATIONS, AND THE TERM "BPC HOLDING" REFERS TO BPC HOLDING CORPORATION. THE FISCAL YEAR OF BPC HOLDING AND BERRY PLASTICS IS THE 52 OR 53 WEEK PERIOD ENDING ON THE SATURDAY CLOSEST TO DECEMBER 31. ALL REFERENCES IN THIS PROSPECTUS TO "FISCAL 1994," "FISCAL 1995," "FISCAL 1996," "FISCAL 1997" AND "FISCAL 1998" REFER TO THE FISCAL YEARS OF BERRY PLASTICS AND BPC HOLDING ENDED ON JANUARY 1, 1994, DECEMBER 31, 1994, DECEMBER 30, 1995, DECEMBER 28, 1996, DECEMBER 27, 1997 AND JANUARY 2, 1999, RESPECTIVELY. ALSO, UNLESS THE CONTEXT OTHERWISE REQUIRES, THE INFORMATION CONTAINED IN THIS PROSPECTUS GIVES PRO FORMA EFFECT TO THE ACQUISITION BY US OF NORWICH INJECTION MOULDERS LIMITED (NOW KNOWN AS BERRY PLASTICS U.K. LIMITED), THE KNIGHT ENGINEERING AND PLASTICS DIVISION OF COURTAULDS PACKAGING INC., AND CARDINAL PACKAGING, INC. AS OF THE BEGINNING OF THE PERIOD STATED FOR INCOME STATEMENT DATA AND AT THE DATE STATED FOR BALANCE SHEET DATA.

                               THE EXCHANGE OFFER

REGISTRATION RIGHTS AGREEMENT...........The outstanding notes were sold by us on
                                        July 6, 1999 to the initial purchasers,
                                        Donaldson, Lufkin & Jenrette Securities
                                        Corporation and Chase Securities Inc.,
                                        who placed the outstanding notes with
                                        institutional investors. In connection
                                        therewith, we and the initial purchasers executed and delivered for the benefit of the holders of the outstanding notes a registration rights agreement providing, among other things, for the exchange offer.

THE EXCHANGE OFFER......................Exchange notes are being offered in exchange for a like principal amount of
                                        outstanding notes. As of the date of
                                        this prospectus, $75,000,000 aggregate
                                        principal amount of notes are
                                        outstanding. We will issue the exchange
                                        notes to holders promptly following the
                                        expiration date. See "Risk Factors -
                                        Your ability to resell your notes will
                                        remain restricted if you fail to
                                        exchange them in the exchange offer."

EXPIRATION DATE.........................The exchange offer will expire at 5:00
                                        p.m., New York City time, on February
                                        25, 2000, unless we decide to extend the expiration date.

INTEREST................................The exchange offer will expire at 5:00
                                        p.m., New York City time, on February
                                        25, 2000, unless we decide to extend the expiration date.

CONDITIONS TO THE EXCHANGE OFFER........Each exchange note will bear interest from the date on which it is issued.
                                        Interest will be payable on the
                                        outstanding notes accepted for exchange
                                        to, but not including, the date on which the exchange notes are issued.

PROCEDURES FOR TENDERING OUTSTANDING
NOTES...................................If you wish to accept the exchange offer, you must complete, sign and date
                                        the letter of transmittal, or a
                                        facsimile thereof, in accordance with
                                        the instructions contained herein and
                                        therein, and mail or otherwise deliver
                                        the letter of transmittal, or facsimile, or an agent's message together with the outstanding notes and any

                                        If you wish to accept the exchange
                                        offer, you must complete, sign and date
                                        the letter of transmittal, or a
                                        facsimile thereof, in accordance with
                                        the instructions contained herein and
                                        therein, and mail or otherwise deliver
                                        the letter of transmittal, or facsimile, or an agent's message together with the outstanding notes and any other required documentation to the exchange agent at the address set forth herein. By executing the letter of transmittal or delivering an agent's message, you will represent to us, among other things, that

                                      o the exchange notes acquired pursuant
                                        to the exchange offer by you and any
                                        beneficial owners of outstanding notes
                                        are being obtained in the ordinary
                                        course of business of the person
                                        receiving the exchange notes;

                                      o neither you nor such beneficial owner
                                        has an arrangement with any person to
                                        participate in the distribution of the
                                        exchange notes;

                                      o neither you nor such beneficial owner
                                        nor any such other person is engaging in or intends to engage in a distribution of such exchange notes; and

                                      o neither you nor such beneficial owner
                                        is our "affiliate," as defined under
                                        Rule 405 promulgated under the
                                        Securities Act. Each broker-dealer that
                                        receives exchange notes for its own
                                        account in exchange for outstanding
                                        notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and were not acquired directly from us, may participate in the exchange offer but may be deemed an "underwriter" under the Securities Act and, therefore, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange Offer
                                        - Procedures for Tendering" and "Plan of
                                        Distribution."

SPECIAL PROCEDURES FOR BENEFICIAL
OWNERS..................................If you are a beneficial owner whose outstanding notes are registered in the
                                        name of a broker, dealer, commercial
                                        bank, trust company or other nominee and you wish to tender you should contact such registered person promptly and instruct that registered person to tender on your behalf. If you wish to tender on your own behalf you must, prior to completing and executing the letter of transmittal or delivering an agent's message and delivering his outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See "The Exchange Offer - Procedures for Tendering."

GUARANTEED DELIVERY PROCEDURES..........If you wish to tender your outstanding notes and:

                                      o time will not permit your notes or other
                                        required
                                        documents to reach the notes exchange
                                        agent by the expiration date; or

                                      o the procedure for book-entry transfer
                                        cannot be completed on time;

                                        you may tender your notes in compliance
                                        with the guaranteed delivery procedures
                                        described in this prospectus under the
                                        heading "The Exchange Offer - Withdrawal of Tenders."

WITHDRAWAL RIGHTS.......................You may withdraw your tender as provided in this prospectus at any time prior to
                                        5:00 p.m., New York City time, on the
                                        expiration date. See "The Exchange Offer
                                        - Withdrawal of Tenders."

ACCEPTANCE OF OUTSTANDING NOTES AND
DELIVERY OF EXCHANGE NOTES..............We will accept for exchange any and all outstanding notes that are properly
                                        tendered in the exchange offer prior to
                                        5:00 p.m., New York City time, on the
                                        expiration date. The exchange notes
                                        issued pursuant to the exchange offer
                                        will be delivered promptly following the expiration date. See "The Exchange Offer
                                        - Terms of the Exchange Offer."

EXCHANGE AGENT..........................United States Trust Company of New York
                                        is serving as exchange agent in
                                        connection with the exchange offer. See
                                        "The Exchange Offer - Exchange Agent."

USE OF PROCEEDS.........................There will be no cash proceeds to us or the guarantors from the exchange
                                        pursuant to the exchange offer.

FEDERAL INCOME TAX CONSEQUENCES.........The exchange of outstanding notes for exchange notes will not be a taxable
                                        exchange for Federal income tax
                                        purposes. See "Material Federal Income
                                        Tax Considerations."

CONSEQUENCES OF FAILURE TO EXCHANGE.....If you do not exchange your outstanding notes for exchange notes pursuant to the exchange offer you will continue to be subject to the restrictions on transfer of such outstanding notes as set forth in the legend thereon as a consequence of the issuance of the outstanding notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, outstanding notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

                   SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

      The exchange offer applies to $75,000,000 aggregate principal amount of outstanding notes. The terms of the exchange notes are identical in all material respects to the outstanding notes, except that the exchange notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain some provisions providing for an increase in the interest rate on the outstanding notes under some circumstances relating to the registration rights agreement, which provisions will terminate as to all of the notes upon the consummation of the exchange offer. The exchange notes will evidence the same debt as the outstanding notes and, except as set forth in the immediately preceding sentence, will be entitled to the benefits of the indenture, under which both the outstanding notes were, and the exchange notes will be, issued. See "Description of Notes."

THE EXCHANGE NOTES/1999 NOTES...........$75 million in aggregate principal amount of 11% Series B Senior
                                        Subordinated Notes due 2007.

MATURITY DATE...........................July 15, 2007.

INTEREST PAYMENT DATES..................January 15 and July 15 of each year, commencing on January 15, 2000.

MANDATORY REDEMPTION....................We are not required to make mandatory redemption or sinking fund payments with respect to the exchange notes.

OPTIONAL REDEMPTION.....................On or after July 15, 2003, the exchange notes will be redeemable at any time at
                                        our option, in whole or in part, at the
                                        redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption.

CHANGE OF CONTROL.......................In the event of a change of control, each holder of the notes will have the
                                        right to require us to repurchase such
                                        holder's notes, in whole or in part, at
                                        a price equal to 101% of the aggregate
                                        principal amount thereof, plus accrued
                                        and unpaid interest, if any, to the date of repurchase.

GUARANTEES..............................The exchange notes will be guaranteed by our parent corporation, BPC Holding, and each of our domestic and foreign subsidiaries. The note guarantees will be unconditional joint and several obligations of each guarantor and will be subordinated as described below under "Ranking."

RANKING.................................The exchange notes will be unsecured senior subordinated obligations of Berry
                                        Plastics, will rank equally with our
                                        1994 notes that consist of $100 million
                                        principal amount of 12 1/4% Senior
                                        Subordinated Notes due 2004 and our 1998 notes that consist of $25 million principal amount of 12 1/4% Senior Subordinated Notes due 2004 and will be subordinate in right of payment to all our senior indebtedness, which will include borrowings under our credit facility. The exchange notes will be senior to any indebtedness which by its terms is subordinate to the exchange notes, regardless of when such indebtedness is incurred. Each note guarantee will be subordinate in right of payment to all senior indebtedness of each guarantor. Our senior indebtedness consists of borrowings under our credit facility and our Nevada industrial revenue bonds. Senior indebtedness of the guarantors consists of their joint and several guarantee of our obligations under our credit facility and obligations with respect to our Nevada industrial revenue bonds and, in the case of BPC Holding, its 1996 notes. As of October 2, 1999, the aggregate amount of our outstanding senior indebtedness would have been $83.6 million, the aggregate amount of our outstanding total indebtedness, including the 1994 notes and the 1998 notes, would have been $284.9 million, and the indebtedness of the guarantors senior to the note guarantees would have been $389.9 million. As of October 2, 1999, all of our indebtedness other than the senior indebtedness was equal in right of payment to the exchange notes, and there was no indebtedness subordinated to the exchange notes.

COVENANTS...............................The indenture pursuant to which the outstanding notes were, and the exchange notes will be, issued contains covenants, including, but not limited to, covenants with respect to the following matters:

                                      o limitations on the retention of
                                        proceeds from asset sales;

                                      o limitations on the incurrence of
                                        additional indebtedness and the issuance of disqualified stock;

                                      o limitations on restricted payments;

                                      o limitations on transactions with
                                        affiliates;

                                      o limitations on liens;

                                      o limitations on dividends and other
                                        payment restrictions affecting
                                        subsidiaries; and

                                      o limitations on mergers, consolidations
                                        and sales of assets.

     In addition, while the indenture contains, among other things, the foregoing covenants as well as a requirement to offer to purchase exchange notes upon specific change of control transactions, the indenture does not

                                   THE COMPANY

      We believe that we are the nation's leading manufacturer and supplier of plastic injection-molded aerosol overcaps, drink cups and rigid thinwall open-top containers for a wide variety of end-use markets. Based on discussions with our customers, sales representatives and external sales brokers, we believe that we are also a leading manufacturer and supplier of plastic injection-molded semi-disposable housewares. In addition, with sales of over two billion aerosol overcaps in fiscal 1998 and based on discussions with our customers, sales representatives and external sales brokers we believe that we are the largest supplier of plastic aerosol overcaps in the world. In our plastic packaging business, we focus primarily on three markets: aerosol overcaps, rigid thinwall open-top containers and drink cups. Our housewares business produces home products such as dinnerware, tumblers and garden items. We concentrate on manufacturing high-quality items sold to image-conscious marketers of consumer and industrial products. With over 1,000 proprietary molds, superior color matching capabilities, sophisticated multi-color printing techniques and nationwide plant locations, we consistently produce and deliver mass quantities of high-quality products on a cost-efficient basis.

      Our total net sales among our product categories is as follows:


                                                      FISCAL
                                  ----------------------------------------------
                                   1994      1995      1996      1997      1998
                                  ------    ------    ------    ------    ------
                                               (DOLLARS IN MILLIONS)
PLASTIC PACKAGING
PRODUCTS:
   Aerosol overcaps ..........    $ 38.0    $ 43.6    $ 49.7    $ 47.1    $ 49.1
   Rigid open-top containers .      61.6      71.1      80.8     111.5     145.9
   Drink cups ................                17.3      14.1      37.6      39.9
   Other .....................       6.5       8.7       6.5      13.3      15.3
PLASTIC HOUSEWARES
PRODUCTS .....................                                    17.5      21.6
                                  ------    ------    ------    ------    ------
Total net sales ..............    $106.1    $140.7    $151.1    $227.0    $271.8
                                  ======    ======    ======    ======    ======

      We supply aerosol overcaps to a wide variety of customers and for a wide variety of products, containers are used for packaging a broad spectrum of consumer and commercial products. Our drink cups are sold to fast food and family-dining restaurants, convenience stores, stadiums and retail stores. Our housewares products are primarily seasonal, semi-disposable housewares and lawn and garden items such as plates, bowls, pitchers, tumblers and flower pots. Our largest housewares customer, Wal-Mart, named us their housewares "Supplier of the Year" for 1998.


COMPETITIVE STRENGTHS

      We believe that we are a strong competitor in our industry for the following reasons:

      o SUCCESSFUL INTEGRATION OF NUMEROUS STRATEGIC ACQUISITIONS.

      o HIGH-CAPACITY, STATE-OF-THE-ART PRODUCTION CAPABILITIES.

      o FULL PRODUCT LINES AND STRONG MARKET POSITION.

      o LARGE, DIRECT SALES FORCE.

      o IN-HOUSE PRODUCT DESIGN AND GRAPHIC ARTS CAPABILITIES.

      o DEDICATION TO SERVICE AND QUALITY.

      o LARGE, DIVERSE CUSTOMER BASE.

      There are certain risks associated with some of our competitive strengths, such as the possibility that our rapid acquisition pace will prevent us from successfully integrating new businesses or that competition will reduce our market share. For a complete discussion of our competitive strengths, see "Business -- Competitive Strengths."


GROWTH STRATEGY

      Our goal is to maintain and enhance our market position and leverage our core strengths to increase profitability. Our strategy to achieve this goal includes the following elements:

      o PURSUE STRATEGIC ACQUISITIONS IN OUR CORE BUSINESSES.

      o DESIGN AND INTRODUCE INNOVATIVE NEW PRODUCTS TO PENETRATE NEW MARKETS.

      o EMPHASIZE OUTSTANDING PRODUCT QUALITY AND CUSTOMER SERVICE.

      There are certain risks associated with our growth strategy, such as the possibility that we will not successfully integrate acquired businesses or develop new products to penetrate targeted markets. For a complete discussion of our growth strategy, see "Business -- Growth Strategy."

      Our address is 101 Oakley Street, Evansville, Indiana 47710. Our telephone number is (812) 424-2904.

                                  ACQUISITIONS

CARDINAL

      Cardinal, which is headquartered in Streetsboro, Ohio, operates three manufacturing locations and is the nation's leading producer and marketer of plastic containers for ice cream and other frozen desserts. Cardinal also sells containers for other consumer products, such as refrigerated dairy products and non-dairy foods. Cardinal has filling equipment in many of its customers' plants and provides the services needed to operate this equipment. By providing its customers with both containers and the filling machine equipment, Cardinal significantly increases customer retention.

      In July 1999, we acquired Cardinal for about $72.0 million, including related acquisition costs. For the year ended November 30, 1998, Cardinal reported net sales of $54.0 million and net income of $0.8 million. As in our nine previous acquisitions, we believe that we can lower Cardinal's costs by consolidating plants, purchasing resin in greater volume, using larger, more cost-efficient injection-molding equipment and improving Cardinal's operating systems.

1998 ACQUISITIONS

      In July 1998, we acquired Norwich Injection Moulders Limited for about $14 million. Norwich, which is headquartered in Norwich, England, manufactures and markets plastic injection-molded overcaps and closures for the European market. For the year ended October 31, 1997, Norwich reported net sales of about $13.4 million and net income of $1.4 million. Norwich provides us with a European production platform that allows us to better serve our global overcap customers and to introduce our other product lines in Europe.

      In October 1998, we acquired certain assets of the Knight Engineering and Plastics Division of Courtaulds Packaging Inc. for about $18 million. Knight, which is headquartered in Woodstock, Illinois, manufactures and markets plastic injection- molded aerosol overcaps. We believe that this acquisition enhanced our aerosol overcap business and better positioned us to meet the needs of our domestic customers. For the year ended March 31, 1998, Knight reported net sales of $23.8 million and a division loss of $0.8 million. Since the acquisition, we have significantly reduced Knight's manufacturing and operating costs, principally by closing one of its two manufacturing plants.

1997 ACQUISITIONS

      During 1997 we completed four acquisitions, including PackerWare Corporation and Venture Packaging, Inc. PackerWare, which is headquartered in Lawrence, Kansas, is a major producer of drink cups and housewares. For the year ended October 31, 1996, PackerWare reported net sales of $42.8 million and net income of $0.2 million. The acquisition of PackerWare enabled us to enter the housewares business and strengthened our position in the plastic drink cup market. Venture Packaging, which is headquartered in Monroeville, Ohio, reported net sales of $42.3 million and a net loss of $0.9 million for the year ended September 30, 1996 and is one of the nation's largest producers of plastic injection-molded containers for the food and dairy markets.

                                  RISK FACTORS

      SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF SOME FACTORS THAT YOU SHOULD CONSIDER PRIOR TO TENDERING OUTSTANDING NOTES IN THE EXCHANGE OFFER.

                 SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

      The following table presents summary financial data for BPC Holding and its subsidiaries. The summary historical financial data for fiscal 1994, fiscal 1995, fiscal 1996, fiscal 1997 and fiscal 1998 come from BPC Holding's audited consolidated financial statements. BPC Holding's and its subsidiaries' audited consolidated financial statements for fiscal 1997 and fiscal 1998 and the audited consolidated statement of operations and cash flows for fiscal 1996 are included in this prospectus. The summary unaudited pro forma financial data give effect to our acquisitions of Cardinal, Knight and Norwich, and issuance of the notes. The summary unaudited pro forma financial data are not necessarily indicative of the operating results or the financial position that would have been achieved had the events given effect therein been consummated and should not be construed as representative of future operating results or financial position.

                                                                   FISCAL
                                                 --------------------------------------
                                                    1994          1995          1996
                                                 ---------     ---------     ---------
                                                         (DOLLARS IN THOUSANDS)
CONSOLIDATED OPERATIONS STATEMENT
 DATA:
      Net sales ...............................  $ 106,141     $ 140,681     $ 151,058
      Cost of goods sold ......................     73,997       102,484       110,110
                                                 ---------     ---------     ---------
      Gross margin ............................     32,144        38,197        40,948

      Operating expenses ......................     15,160        17,670        23,679
                                                 ---------     ---------     ---------
      Operating income ........................     16,984        20,527        17,269

      Other expenses(1) .......................        184           127           302
      Interest expense, net (2) ...............     10,972        13,389        20,075
                                                 ---------     ---------     ---------

      Income (loss) before income taxes and
          extraordinary charge ................      5,828         7,011        (3,108)
      Income taxes (benefit) ..................         11           678           239
                                                 ---------     ---------     ---------

      Income (loss) before extraordinary charge      5,817         6,333        (3,347)
      Extraordinary charge(3) .................      3,652          --            --
                                                 ---------     ---------     ---------
      Net income (loss) .......................  $   2,165     $   6,333     $  (3,347)
                                                 ---------     ---------     ---------

CONSOLIDATED OTHER DATA:
      Adjusted EBITDA(4) ......................  $  26,380     $  31,569     $  34,718
      Adjusted EBITDA margin(5) ...............       24.9%         22.4%         23.0%
      Cash provided by operating activities ...     15,556        12,969        14,426
      Cash used for investing activities ......     (9,495)      (25,385)      (14,639)
      Cash provided by financing activities ...      2,184        11,124         2,370
      Depreciation and amortization(6) ........      8,176         9,536        11,331
      Capital expenditures ....................      9,118        11,247        13,581
      Ratios of earnings to fixed
      charges (7) .............................       1.5x          1.5x          --

BERRY PLASTICS DATA:
Cash interest expense, net ....................  $   9,795     $  12,439     $  12,854

                                                                                           PRO FORMA 39
                                                           FISCAL             PRO FORMA    WEEKS ENDED
                                                 ------------------------       FISCAL      OCTOBER 2
                                                     1997          1998          1998          1999
                                                 ---------     ---------     ---------     ---------
                                                                (DOLLARS IN THOUSANDS)
CONSOLIDATED OPERATIONS STATEMENT
 DATA:
      Net sales ...............................  $ 226,953     $ 271,830     $ 352,670     $ 278,422
      Cost of goods sold ......................    180,249       199,227       265,079       204,647
                                                 ---------     ---------     ---------     ---------
      Gross margin ............................     46,704        72,603        87,591        73,775

      Operating expenses ......................     30,505        44,001        55,851        44,238
                                                 ---------     ---------     ---------     ---------
      Operating income ........................     16,199        28,602        31,740        29,537

      Other expenses(1) .......................        226         1,865         1,861         1,150
      Interest expense, net (2) ...............     30,246        34,556        45,604        33,649
                                                 ---------     ---------     ---------     ---------

      Income (loss) before income taxes and
          extraordinary charge ................    (14,273)       (7,819)      (15,725)       (5,262)
      Income taxes (benefit) ..................        138          (249)           90           659
                                                 ---------     ---------     ---------     ---------

      Income (loss) before extraordinary charge    (14,411)       (7,570)      (15,815)       (5,921)
      Extraordinary charge(3) .................       --            --            --            --
                                                 ---------     ---------     ---------     ---------
      Net income (loss) .......................  $ (14,411)    $  (7,570)    $ (15,815)    $  (5,921)
                                                 =========     =========     =========     =========

CONSOLIDATED OTHER DATA:
      Adjusted EBITDA(4) ......................  $  40,268     $  59,768     $  77,526     $  62,009
      Adjusted EBITDA margin(5) ...............       17.7%         22.0%         22.0%         22.3%
      Cash provided by operating activities ...     14,154        34,131        47,745        37,137
      Cash used for investing activities ......   (102,102)      (52,120)     (133,059)      (97,276)
      Cash provided by financing activities ...     80,444        17,619        84,944        59,910
      Depreciation and amortization(6) ........     19,026        24,830        32,496        26,438
      Capital expenditures ....................     16,774        22,595        28,759        28,962
      Ratios of earnings to fixed
      charges (7) .............................       --            --            --            --

BERRY PLASTICS DATA:
Cash interest expense, net ....................  $  17,187     $  20,569     $  31,243     $  22,220
Ratio of Adjusted EBITDA to cash interest expense, net..........    2.9x          2.5x          2.8x
Ratio of net debt to Adjusted EBITDA............................    3.6x          3.8x           --

                                                                                 AT OCTOBER 2, 1999
                                                                                 ------------------
                                                                                     HISTORICAL
                                                                                 ------------------
BERRY PLASTICS CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents............................................................ $  1,658
Working capital......................................................................   10,919
Total assets.........................................................................  327,989
Total long-term debt, including current portion......................................  284,948
Stockholders' equity (deficit).......................................................  (17,999)

------------------------
(1)Other expenses consist of loss on disposal of property and equipment for the respective periods.

(2)Includes non-cash interest expense of $1,178 in fiscal 1994, $950 in fiscal 1995, $1,212 in fiscal 1996, $2,005 in fiscal 1997, $1,765 in fiscal 1998,
   $2,140 in pro forma fiscal 1998 and $1,593 for the pro forma 39 weeks ended October 2, 1999.

(3)During 1994, an extraordinary charge of $3.7 million was recognized as a result of the retirement of debt concurrently with the issuance of the 1994 Notes.

(4)Adjusted EBITDA should not be considered in isolation or as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity. In addition, our calculation of Adjusted EBITDA differs from that presented by some other companies and thus is not necessarily comparable to similarly titled measures used by other companies. The following table reconciles operating income to EBITDA and Adjusted EBITDA for each respective period:

                                                                                                                           PRO FORMA
                                                                                                                   PRO     39 WEEKS
                                                                                     FISCAL                       FORMA     ENDED
                                                            --------------------------------------------------   FISCAL    OCTOBER
                                                              1994       1995       1996      1997      1998       1998    2, 1999
                                                            --------   --------   --------  --------  --------  --------  --------
                                                                                        (DOLLARS IN THOUSANDS)

Operating income .........................................  $ 16,984   $ 20,527   $ 17,269  $ 16,199  $ 28,602  $ 31,740  $ 29,537
Depreciation and amortization ............................     8,176      9,536     11,331    19,026    24,830    32,496    26,438
                                                            --------   --------   --------  --------  --------  --------  --------
EBITDA ...................................................    25,160     30,063     28,600    35,225    53,432    64,236    55,975
     One-time expenses:
       1996 transaction compensation expenses ............      --         --        2,762      --        --        --        --
       Plant shutdown expenses ...........................      --         --          907       848     2,559     2,559     1,048
       Acquisition integration expenses ..................       116        867        692     3,267     1,525     1,525     1,842
       Litigation expenses related to drink cup patent ...      --         --          650       100       631       631      --
     Corporate expenses:
       Non-cash compensation expenses (benefit) ..........       358       (214)       358      --         749       749       225
       Management fees and expenses ......................       746        853        749       828       872       872       655
     Pro Forma adjustments relating to the acquisitions:
       Raw material savings ..............................                                                         3,368     1,256
       Plant consolidations ..............................                                                         1,906       508
       Tooling consolidation .............................                                                           416       --
       Discontinued sales ................................                                                          (340)      --
       Expense reductions (i.e. legal, management fees) ..                                                          766       500
       Staff reductions ..................................                                                          838       --
                                                            --------   --------   --------  --------  --------  --------  --------
Adjusted EBITDA ..........................................  $ 26,380   $ 31,569   $ 34,718  $ 40,268  $ 59,768  $ 77,526  $ 62,009
                                                            ========   ========   ========  ========  ========  ========  ========

(5)Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales.

(6)Depreciation and amortization excludes non-cash amortization of deferred financing and origination fees and debt premium/discount amortization which are included in interest expense.

(7)In calculating the ratio of earnings to fixed charges, earnings consist of:

      o     income (loss) before income taxes, plus;


      o fixed charges consisting of interest on debt, including amortization of deferred financing fees, plus;

      o that portion of lease rental expense representative of the interest factor.


      Earnings were inadequate to cover fixed charges by $2,883 in fiscal 1996, by $13,932 in fiscal 1997, by $7,042 in fiscal 1998, by $14,948 in pro forma fiscal 1998 and by $6,003 for the pro forma 39 weeks ended October 2, 1999.

                                  RISK FACTORS

      IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CONSIDER THE FACTORS BELOW BEFORE MAKING A DECISION TO TENDER OUTSTANDING NOTES IN THE EXCHANGE OFFER. THE FOLLOWING RISKS MAY CAUSE OUR BUSINESS, RESULT OF OPERATIONS OR FINANCIAL CONDITION TO DECLINE.

WE HAVE A SIGNIFICANT AMOUNT OF DEBT.

      We have now and, after this offering, will continue to have a large amount of debt. As of October 2, 1999, our aggregate amount of total indebtedness was about $284.9 million.

      We may also incur additional debt from time to time to finance acquisitions or capital expenditures or for other purposes subject to the restrictions in our credit facility and the indentures governing the notes, the 1994 notes and the 1998 notes. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Description of Other Debt" and "Description of Notes."

      Our high degree of debt has important consequences for us, including the following:

                  o It may be more difficult for us to satisfy our obligations under the notes;

                  o Our ability to obtain additional financing, if necessary, for working capital, capital expenditures, acquisitions or other purposes may be impaired or such financing may not be available on favorable terms;

                  o We will need a substantial portion of our cash flow to pay the principal and interest on our debt, including debt that we may incur in the future;

                  o Payments on our debt will reduce the funds that would otherwise be available for our operations and future business opportunities;

                  o A substantial decrease in our net operating cash flows could make it difficult for us to meet our debt service requirements and force us to modify our operations;

                  o We may be more highly leveraged than our competitors, which may place us at a competitive disadvantage; and

                  o We may be more vulnerable to a downturn in our business or the economy generally.

      If we are unable to service our debt or obtain additional financing, as needed, our business and financial condition would be materially adversely affected.


WE MAY NOT BE ABLE TO SERVICE OR REFINANCE OUR DEBT.

      Our ability to pay principal and interest on the notes and to satisfy our other obligations will depend upon:

                  o Our future financial and operating performance, which performance will be affected by prevailing economic conditions and financial, business and other factors, some of which are beyond our control; and

                  o The future availability of revolving credit borrowings under our credit facility or any successor facility, the availability of which is dependent or may depend on, among other things, our complying with covenants and meeting specified borrowing base prerequisites. See "Description of Other Debt -- The Credit Facility."

      Based on our current and expected levels of operations, we expect that our operating cash flow and borrowings under our credit facility should be sufficient for us to meet our operating expenses, to make necessary capital expenditures and to service our debt requirements as they become due. However, our operating results and borrowings under our credit facility may not be sufficient to service our debt, including the notes. If we cannot service our debt, we will be forced to take actions such as reducing or delaying acquisitions and/or capital expenditures, selling assets, restructuring or refinancing our debt, including the notes, or seeking additional equity capital or bankruptcy protection. We cannot assure you that any of these remedies can be effected on satisfactory terms, if at all.


RESTRICTIVE DEBT COVENANTS IN OUR INDENTURES AND CREDIT FACILITY MAY ADVERSELY AFFECT US.

      The indenture governing the notes restricts, among other things, our ability to:

                  o   incur additional debt;

                  o   pay dividends;

                  o   redeem capital stock;

                  o create liens, dispose of particular assets, engage in mergers;

                  o   make contributions, loans or advances; and

                  o   enter into specified transactions with affiliates.

      Our credit facility and the indentures governing the 1994 and the 1998 notes contain similar restrictions. If our cash flow and existing working capital are insufficient to fund our expenditures or to service our debt, including the 1999 notes, the 1994 notes, the 1998 notes and borrowings under our credit facility, we would have to raise additional funds through capital contributions from BPC Holding, or by refinancing all or a part of our debt or by a sale of assets or subsidiaries. The restrictions contained in the indentures governing the 1999 notes, the 1994 notes and the 1998 notes and the credit facility, in combination with our high level of debt, could severely limit our ability to raise such additional funds, respond to changing market and economic conditions, provide for capital expenditures or take advantage of business opportunities that may arise. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Description of Other Debt" and "Description of Notes."


OUR ACQUISITION STRATEGY MAY BE UNSUCCESSFUL.

      As part of our growth strategy, we plan to pursue the acquisition of other companies, assets and product lines that either complement or expand our existing business. We continually evaluate potential acquisition opportunities, particularly those that could be material in size and scope. Acquisitions involve a number of special risks and factors, including:

                  o the focus of management's attention to the assimilation of the acquired companies and their employees and on the management of expanding operations;

                  o the incorporation of acquired products into our product line;

                  o   the increasing demands on our operational systems;

                  o   adverse effects on our reported operating results;

                  o   the amortization of acquired intangible assets; and

                  o the loss of key employees and the difficulty of presenting a unified corporate image.

      We may be unable to make appropriate acquisitions because of competition for the specific acquisition. In pursuing acquisitions, we compete against other plastic product manufacturers, some of which are larger than we are and have greater financial and other resources than we have. We compete for potential acquisitions based on a number of factors, including price, terms and conditions, size and ability to offer cash, stock or other forms of consideration. In addition, the negotiation of potential acquisitions may require members of management to divert their time and resources away from our operations.

THE INTEGRATION OF ACQUIRED BUSINESSES MAY RESULT IN SUBSTANTIAL COSTS, DELAYS OR OTHER PROBLEMS.

      We may not be able to successfully integrate our acquisitions without substantial costs, delays or other problems. We will have to continue to expend substantial managerial, operating, financial and other resources to integrate our businesses. The costs of such integration could have an adverse effect on short-term operating results. Such costs include non-recurring acquisition costs including accounting and legal fees, investment banking fees, recognition of transaction-related obligations and various other acquisition-related costs.

      In addition, the rapid pace of our acquisitions of other businesses may adversely affect our efforts to integrate acquisitions and manage those acquisitions profitably. We may seek to recruit additional managers to supplement the incumbent management of the acquired businesses, but we may not have the ability to recruit additional candidates with the necessary skills.

      Once we acquire a business, we are faced with risks, including:

                  o the possibility that it will be difficult to integrate the operations into our other operations;

                  o the possibility that we have acquired substantial undisclosed liabilities;

                  o the risks of entering markets or offering services for which we have no prior experience; and

                  o the potential loss of customers as a result of changes in management.

      We may not be successful in overcoming these risks.


BPC HOLDING HAS EXPERIENCED CONSOLIDATED NET LOSSES, AND EXPECTS TO CONTINUE TO DO SO.

      BPC Holding has not generated enough revenue on a consolidated basis to make a profit. Consolidated earnings have been insufficient to cover fixed charges by $2.9 million for fiscal 1996, by $13.9 million for fiscal 1997 and by $7.0 million for fiscal 1998. In addition, BPC Holding has experienced consolidated net losses during each of such periods principally as a result of expenses and charges incurred in connection with our acquisitions. These net losses were $3.3 million for fiscal 1996, $14.4 million for fiscal 1997 and $7.6 million for fiscal 1998. BPC Holding expects that it will continue to experience consolidated net losses for the foreseeable future.


BPC HOLDING RELIES ON DIVIDENDS FROM US TO MEET ITS DEBT OBLIGATIONS AND MAY NOT BE ABLE TO SATISFY ITS OBLIGATIONS UNDER ITS GUARANTEE OF THE NOTES.

      BPC Holding is a holding company and is entirely dependent on our paying it dividends to pay its obligations, including its obligations under its guarantee. Under the terms of our credit facility, there are severe restrictions on our ability to declare dividends to BPC Holding. In addition, the indenture governing the $105 million aggregate principal amount of BPC Holding's 1996 notes, which are 12 1/2% Senior Secured Notes due 2006 limits the ability of BPC Holding to make particular payments, including payments under its guarantee.

Accordingly, a refinancing of the 1996 notes or an equity offering, we do not expect BPC Holding to be able to perform under its guarantee.

      In addition, we anticipate that we will be unable to generate sufficient cash flow to permit a dividend to BPC Holding under the limitations placed on us by our debt indentures in an amount sufficient to meet BPC Holding's interest payment obligations under the 1996 notes. We must pay the interest obligations of the 1996 notes in cash beginning December 15, 2001. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


YOUR RIGHT TO RECEIVE PAYMENTS ON THE NOTES IS JUNIOR TO OUR SENIOR DEBT, WHICH BEARS INTEREST AT FLUCTUATING RATES, AND POSSIBLY OUR FUTURE INDEBTEDNESS.

      Under the indenture, payments on the notes will be subordinated to the prior payment of all of our senior debt, totaling $83.6 million on October 2, 1999. Our senior debt currently includes borrowings under our credit facility and our Nevada industrial revenue bonds. Our Nevada industrial revenue bonds which bear interest at a variable rate, require annual principal payments of $0.5 million on April 1, and mature in April 2007. As of October 2, 1999, subject to applicable borrowing base limitations, $23.9 million was available for borrowing under the credit facility and there was no debt subordinated to the notes. See "Description of Other Debt--The Credit Facility." The indenture permits us to incur additional senior debt under our credit facility provided that specified conditions are met. See "Description of Notes."

      By reason of such subordination, in the event of our insolvency, liquidation, reorganization, dissolution or winding up, or in the event that the senior debt is otherwise accelerated, holders of senior debt must be paid in full before we may pay you. In such event, there may be insufficient assets remaining to satisfy claims. In addition, we will not be permitted to make any payment with respect to the notes or our other senior subordinated debt for a substantial period of time if defaults under our credit facility or specified other senior debt exist and are continuing and some other conditions are satisfied. The 1999 notes rank equally with the 1998 notes and the 1994 notes and equally with, or senior to, all other future subordinated debt of the Company. In addition, the guarantees are subordinated to all existing and future senior debt of each guarantor, including the guarantees under our credit facility, and, in the case of BPC Holding, the 1996 notes.

      In addition, Berry Plastics' and the guarantors' respective obligations under our credit facility and our Nevada industrial revenue bonds bear interest at rates that may be expected to fluctuate over time. Accordingly, a substantial increase in interest rates could adversely affect our ability to service our debt obligations, including our obligations with respect to the notes.

THE NOTES ARE NOT SECURED BY ANY OF OUR ASSETS.

      The notes and guarantees are unsecured obligations of Berry Plastics and the guarantors, respectively. The indenture will permit us to incur some secured debt, including debt under our credit facility, which is secured by a lien on substantially all of the assets of Berry Plastics and the guarantors. The holders of any secured debt will have a claim prior to the holders of the notes with respect to any assets pledged by us as security for such debt. Upon an event of default under the credit facility, the lender would be entitled to foreclose on the assets of Berry Plastics and the guarantors. In such event, the assets of Berry Plastics and the guarantors remaining after repayment of such secured debt may be insufficient to satisfy our obligations with respect to the notes.

WE HAVE $125 MILLION IN PRINCIPAL AMOUNT OF NOTES OUTSTANDING THAT WILL BE PAID BEFORE THE NOTES IN THE EVENT OF SPECIFIED ASSETS SALES.

      The 1994 notes and the 1998 notes have a priority upon the payment of proceeds pursuant to specified asset sales. See "Description of Notes--Repurchase at the Option of Holders--Asset Sales."

WE DO NOT HAVE FIRM CONTRACTS WITH PLASTIC RESIN SUPPLIERS.

      We source plastic resin primarily from major industry suppliers, such as Dow Chemical, Chevron, Mobil and Equistar. We have long-standing relationships with some of these suppliers but have not entered into a firm supply contract with any of our resin vendors. We may not be able to arrange for other sources of resin in the event of an industry-wide general shortage of resins used by us, or a shortage or discontinuation of some types of grades of resin purchased from one or more of our suppliers.

IF MARKET CONDITIONS DO NOT PERMIT US TO PASS ON THE COST OF PLASTIC RESINS TO OUR CUSTOMERS ON A TIMELY BASIS, IF AT ALL, OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS WILL SUFFER.

      To produce our products we use various plastic resins, which in fiscal 1998 cost us about $62 million, or 31% of our total cost of goods sold. In order for us to do well financially we must pass this cost on to our customers in a timely manner. Plastic resins are subject to cyclical price fluctuations, including those arising from supply shortages and changes in the prices of natural gas, crude oil and other petrochemical intermediates from which resins are produced. Historically, we have been able to pass on increases in resin prices to our customers over a period of time. However, we may not be able to continue to do so on a timely basis, if at all, or there could be a significant increase in resin prices, which would have a material adverse effect on our financial performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--General Economic Conditions and Inflation" and "Business--Sources and Availability of Raw Materials."

WE ARE CONTROLLED BY A SMALL GROUP OF STOCKHOLDERS.

      Atlantic Equity Partners International II, L.P., a Delaware limited partnership, owns about 54%, on a voting common stock equivalent basis, of BPC Holding's outstanding voting capital stock. As such, subject to the terms of our stockholders agreement, Atlantic Equity Partners International II has the ability to elect all of the members of BPC Holding's Board of Directors and can determine the outcome of any corporate transaction or other matter submitted to the stockholders of BPC Holding or Berry Plastics for approval, including mergers, consolidations and the sale of Berry Plastics or all or substantially all of our assets. See "Certain Transactions--Stockholders Agreements." Atlantic Equity Associates International II, L.P., a Delaware limited partnership, is the sole general partner of Atlantic Equity Partners International II. Roberto Buaron, the Chairman and a director of Berry Plastics, is the sole shareholder of Buaron Holdings Ltd. Buaron Holdings is the sole general partner of Atlantic Equity Associates International II. Through his affiliations with Buaron Holdings and Atlantic Equity Associates International II, Mr. Buaron may be deemed to control Atlantic Equity Partners International II.

      Including the shares of capital stock owned by Atlantic Equity Partners International II, all executive officers and directors of Berry Plastics as a group beneficially own about 96.3% on a voting common stock equivalent basis of BPC Holding's outstanding voting capital stock.

WE ARE SUBJECT TO VARIOUS ENVIRONMENTAL LAWS AND MAY BE ADVERSELY AFFECTED BY NEW ENVIRONMENTAL LAWS OR THE COSTS OF COMPLIANCE WITH ANY SUCH LAWS.

      Federal, state and local governments could enact laws or regulations concerning environmental matters that increase the cost of producing, or otherwise adversely affect the demand for, plastic products. We are aware that some local governments have adopted ordinances prohibiting or restricting the use or disposal of some plastic products that are among the types of products that we produce. If such prohibitions or restrictions were widely adopted, they could have a material adverse effect on us. Furthermore, a decline in consumer preference for plastic products due to environmental considerations could have a negative effect on our business. In addition, some of our operations are subject to federal, state and local environmental laws and regulations that impose limitations on the discharge of pollutants into the air and water and establish standards for the treatment, storage and disposal of solid and hazardous wastes. While we have not been required historically to make significant capital expenditures in order to comply with applicable environmental laws and regulations, we cannot predict with any certainty our future capital expenditure requirements because of continually changing compliance standards and environmental technology. Furthermore, violations or contaminated sites that we do not know about, including contamination caused by prior owners and operators of such sites, could result in additional compliance or remediation costs or other liabilities. We do not have insurance coverage for environmental liabilities and do not anticipate obtaining such coverage in the future. See "Business--Environmental Matters and Governmental Regulation."

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

      In the event of particular change of control events, we will be required, subject to particular conditions, to offer to purchase all outstanding 1999 notes, 1994 notes and 1998 notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest and any liquidated damages to the date of repurchase. In addition, BPC Holding will also be required, subject to particular conditions, to offer to purchase all outstanding 1996 notes at a purchase price equal to 101% of the principal amount thereof, or 101% of $105,000,000, plus accrued interest to the date of repurchase. There can be no assurance that we will have sufficient funds available to make the required purchases. Moreover, our credit facility and the indenture governing the 1996 notes restrict such a purchase and the offer would require the approval of the lender or securityholders thereunder, as the case may be. As a result of this potential lack of funds and the restrictions contained in our credit facility and the indenture governing the 1996 notes, the indenture governing the notes may offer little, if any, protection to you in the event of a change of control. If we failed to purchase notes tendered upon a change of control it would constitute an event of default under the indenture. Our credit facility provides that events similar to a change of control will constitute an event of default thereunder. Upon the occurrence of an event of default under our credit facility, all amounts outstanding thereunder may become due and payable. All debt of Berry Plastics under our credit facility is senior debt, which, as of October 2, 1999, could have been as much as $107.5 million under the borrowing base calculation. The subordination provisions contained in the indenture will prohibit us from making any payment on the notes, of the holders of senior debt issue a notice to us to such effect, until such event of default is cured or upon the expiration of 179 days unless the holders of senior debt accelerate the maturity of the senior debt. We could, in the future enter into transactions, including acquisitions, refinancings or other recapitalizations or highly leveraged transactions, that would not result in a change of control but would increase the amount of debt outstanding or otherwise affect our capital structure or credit ratings or otherwise adversely affect holders of the notes. See "Description of Other Debt" and "Description of Notes--Repurchase at the Option of Holders--Change of Control."

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY.

      We face intense competition in the sale of our products. We compete with several companies, including divisions or subsidiaries of larger companies, on the basis of price, service, quality and the ability to supply products to customers in a timely manner. Many of our competitors have financial and other resources that are substantially greater than ours. Our customers may opt to purchase a different production type of product, such as those made by thermoforming. We may not be able to compete successfully with respect to any of the foregoing factors. Competition could result in our products losing market share or our having to reduce our prices, either of which would have a material adverse effect on our business and results of operations.

UNDER SPECIFIC CIRCUMSTANCES, THE NOTES AND GUARANTEES MAY BE VOIDED.

      Federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantees and require you to return payments received from us or the guarantors. If a court of competent jurisdiction in a suit by an unpaid creditor or a representative of creditors, such as a trustee in bankruptcy or a debtor-in-possession, were to find that, at the time of the incurrence of the debt represented by the notes and the guarantees, Berry Plastics or a guarantor:

                  o was insolvent or was rendered insolvent by reason of such incurrence;

                  o was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital;

                  o intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured;

                  o   intended to hinder, delay or defraud its creditors; or

                  o incurred the debt for less than reasonably equivalent value or fair consideration;

then such court could, among other things:

                  o void all or a portion of our or such guarantor's obligations to the holders of the notes, the effect of which could be that you might not be repaid in full; and/or

                  o subordinate our or such guarantor's obligations to the holders of the notes to other existing and future debt of Berry Plastics or such guarantor, as the case may be, the effect of which would be to entitle such other creditors to be paid in full before any payment could be made to you.

      The measure of insolvency for purposes of the foregoing will vary depending upon the law applied in such case. Generally, however, we would be considered insolvent if:

                  o the sum of our debts, including contingent liabilities, was greater than all of our assets at a fair valuation or if the present fair saleable value of our assets was less than the amount that would be required to pay the probable liabilities on our existing debts, including contingent liabilities, as they become absolute and matured; or

                  o   we could not pay our debts as they became due.


THERE IS NO PUBLIC MARKET FOR THE EXCHANGE NOTES.

      The exchange notes will be new securities for which currently there is no trading market. We do not intend to list the exchange notes on any national securities exchange or to seek the admission thereof to trading in the Nasdaq National Market. The outstanding notes are designated for trading in the PORTAL market. We have been advised by the initial purchasers that they currently intend to make a market. The initial purchasers are not obligated to do so, however, and any market-making activities with respect to the exchange notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the exchange offer and while any shelf registration statement is pending. Accordingly, we cannot assure you that an active public or other market or liquidity will develop for the exchange notes. If a trading market does not develop or is not maintained, you may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market develops for the exchange notes, future trading prices of the exchange notes will depend on many factors, including among other things:

                  o   our financial performance or prospects;

                  o   prevailing interest rates;

                  o   the overall market for high yield securities;

                  o   the prospects for companies in our industry generally; and

                  o   the number of holders of the exchange notes.

      Depending on those and other factors, the exchange notes may trade at a discount from their principal amount. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. We cannot assure you that the market for the exchange notes, if any, will not be subject to similar disruptions. Any such disruptions may adversely affect you as a holder of the exchange notes.

YOUR ABILITY TO RESELL YOUR NOTES WILL REMAIN RESTRICTED IF YOU FAIL TO EXCHANGE THEM IN THE EXCHANGE OFFER.

      If you do not exchange the outstanding notes for exchange notes pursuant to the exchange offer you will continue to be subject to the restrictions on transfer of the outstanding notes as set forth in the legend thereon as a consequence of the issuance of the outstanding notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the outstanding notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the outstanding notes under the Securities Act. In addition, any trading market for the outstanding notes not exchanged for exchange notes will be adversely affected to the extent that outstanding notes are tendered and accepted in the exchange offer. Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold or otherwise transferred by any holder thereof, other than any such holder that is an "affiliate" of Berry Plastics within the meaning of Rule 405 promulgated under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, PROVIDED that the exchange notes are acquired in the ordinary course of the holder's business, the holder has no arrangement with any person to participate in the distribution of such exchange notes and neither the holder nor any such other person is engaging in or intends to engage in a distribution of the exchange notes. Notwithstanding the foregoing, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and were not acquired directly from Berry Plastics. Berry Plastics and the guarantors have agreed that, for a period of one year from the date of this prospectus, they will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, your ability to resell the exchange notes is subject to applicable state securities laws as described in "Risk Factors -- There are state securities laws restrictions on the resale of exchange notes."

TO PARTICIPATE IN THE EXCHANGE OFFER YOU MUST COMPLY WITH THE PROCEDURES DISCUSSED IN THIS PROSPECTUS.

      To participate in the exchange offer, and to avoid the restrictions on transfer of the outstanding notes, holders of outstanding notes must transmit a properly completed letter of transmittal or an agent's message, including all other documents required by the letter of transmittal, to the exchange agent at one of the addresses set forth below under "The Exchange Offer -- Exchange Agent" on or prior to the expiration date. In addition, either

      (1) certificates for the outstanding notes must be received by the exchange agent along with the letter of transmittal;

      (2) a timely confirmation of a book-entry transfer of such outstanding notes, if such procedure is available, into the exchange agent's account at The Depository Trust Company pursuant to the procedure for book-entry transfer described herein, must be received by the exchange agent prior to the expiration date; or

      (3) you must comply with the guaranteed delivery procedures described in this prospectus.

      The method of delivery of the outstanding notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Neither Berry Plastics, the exchange agent nor any other person shall incur any liability for failure to notify you of defects or irregularities with respect to tenders of outstanding notes. See "The Exchange Offer."

THERE ARE STATE SECURITIES LAWS RESTRICTIONS ON THE RESALE OF EXCHANGE NOTES.

      In order to comply with the securities laws of some jurisdictions, the exchange notes may not be offered or resold by you unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. We do not currently intend to register or qualify the resale of the exchange notes in any such jurisdictions. However, an exemption is generally available for sales to registered broker-dealers and some institutional buyers. Other exemptions under applicable state securities laws may also be available.

WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933 with respect to the exchange notes. This prospectus, which is a part of that registration statement, does not contain all of the information set forth in the registration statement. For further information about us and the exchange notes, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

      We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports and other information with the SEC. You may inspect any such material, without charge, at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition we will file electronic versions of these documents with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The SEC maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

FORWARD-LOOKING STATEMENTS

      This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act including, in particular, the statements about our plans, strategies, and prospects under the headings "Prospectus Summary", and "Management's Discussion and Analysis of Financial Condition and Results of Operations and Business." Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus, including under the heading "Risk Factors." All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this prospectus.

                               THE EXCHANGE OFFER


PURPOSE AND EFFECT OF THE EXCHANGE OFFER

      The outstanding notes were sold by Berry Plastics on July 6, 1999 to the initial purchasers, who placed the outstanding notes with institutional investors. In connection therewith, Berry Plastics, the guarantors and the initial purchasers entered into the registration rights agreement, pursuant to which Berry Plastics and the guarantors agreed, for the benefit of the holders of the outstanding notes, that Berry Plastics and the guarantors would, at their sole cost, among other things:

      o within 45 days following the original issuance of the outstanding notes, file with the Commission the registration statement of which this prospectus is a part under the Securities Act with respect to an issue of a series of new notes of Berry Plastics identical in all material respects to the series of outstanding notes. Such exchange notes would not contain terms with respect to transfer restrictions; and

      o cause such registration statement to be declared effective under the Securities Act within 210 days following the original issuance of the outstanding notes.

      Upon the effectiveness of the registration statement, Berry Plastics will offer, pursuant to this prospectus, to the holders of transfer restricted securities who are able to make specific representations, the opportunity to exchange their transfer restricted securities for a like principal amount of exchange notes, to be issued without a restrictive legend and which may, generally, be reoffered and resold by the holder without restrictions or limitations under the Securities Act. The term "holder" with respect to the exchange offer means any person in whose name outstanding notes are registered on the books of Berry Plastics or any other person who has obtained a properly completed bond power from the registered holder.

      Berry Plastics has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the exchange notes issued pursuant to the exchange offer in exchange for the transfer restricted securities may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, Berry Plastics believes that exchange notes issued pursuant to the exchange offer in exchange for transfer restricted securities may be offered for resale, resold and otherwise transferred by any holder of the exchange notes, other than any such holder that is an "affiliate" of Berry Plastics within the meaning of Rule 405 promulgated under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, PROVIDED that the exchange notes are acquired in the ordinary course of such holder's business, such holder has no arrangement or understanding with any person to participate in the distribution of such exchange notes and neither such holder nor any other such person is engaging in or intends to engage in a distribution of the exchange notes. Since the Commission has not considered the exchange offer in the context of a no-action letter, there can be no assurance that the staff of the Commission would make a similar determination with respect to the exchange offer. Any holder who is an affiliate of Berry Plastics or who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes cannot rely on such interpretations by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction.

      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for transfer restricted securities where such transfer restricted securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, other than transfer restricted Securities acquired directly from Berry Plastics. Berry Plastics and the guarantors have agreed that, for a period of one year after the date of this prospectus, they will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

      If

      (1) Berry Plastics and the guarantors are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or Commission policy, or

      (2) any holder of transfer restricted securities notifies Berry Plastics prior to the 20th day following consummation of the exchange offer that:

            (a) it is prohibited by law or Commission policy from participating in the exchange offer;

            (b) that it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for such resales; or

            (c) that it is a broker-dealer and owns notes acquired directly from Berry Plastics or an affiliate of Berry Plastics,

then Berry Plastics and the guarantors will file with the Commission a shelf registration statement to cover resales of the notes by the holders thereof who satisfy specific conditions relating to the provision of information in connection with the shelf registration statement. Berry Plastics and the guarantors will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "transfer restricted securities" means each outstanding note and any related note guarantees until:

      o the date on which the outstanding note has been exchanged by a person other than a broker-dealer for an exchange note in the exchange offer,

      o following the exchange by a broker-dealer in the exchange offer of an outstanding note for an exchange note, the date on which the exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of this prospectus,

      o the date on which the outstanding note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement, or

      o the date on which the outstanding note is distributed to the public pursuant to Rule 144 under the Securities Act.

      The registration rights agreement provides that:

      o Berry Plastics and the guarantors will file the registration statement with the Commission on or prior to 45 days after the original issuance of the outstanding notes,

      o Berry Plastics will use its best efforts to have the registration statement declared effective by the Commission on or prior to 210 days after the original issuance of the outstanding notes,

      o unless the exchange offer would not be permitted by applicable law or Commission policy, Berry Plastics and the guarantors will commence the exchange offer and use their best efforts to issue, on or prior to 30 business days after the date on which the registration statement was declared effective by the Commission, exchange notes in exchange for all outstanding notes tendered prior thereto in the exchange offer, and

      o if obligated to file the shelf registration statement, Berry Plastics and the guarantors will use their best efforts to file the shelf registration statement with the Commission on or prior to 45 days after such filing obligation arises and to cause the shelf registration statement to be declared effective by the Commission on or prior to 90 days after such obligation arises.

      If either:

      (1) Berry Plastics and the guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing,

      (2) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness, or

      (3) Berry Plastics and the guarantors fail to consummate the exchange offer within 60 business days of the date specified for such effectiveness with respect to the registration statement, or

      (4) the shelf registration statement or the registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of transfer restricted securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above a "registration default"), then Berry Plastics and the guarantors will pay liquidated damages to each holder of outstanding notes with respect to the first 90-day period immediately following the occurrence of the first registration default in an amount equal to $.05 per week per $1,000 principal amount of outstanding notes held by such holder. The amount of the liquidated damages will increase by an additional $.05 per week per $1,000 principal amount of outstanding notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of $.50 per week per $1,000 principal amount of outstanding notes. All accrued liquidated damages will be paid by Berry Plastics and the guarantors on each damages payment date to the global note holder by wire transfer of immediately available funds or by Federal funds check and to holders of certificated securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all registration defaults, the accrual of liquidated damages will cease.

      Holders of outstanding notes will be required to make representations to Berry Plastics and the guarantors in order to participate in the exchange offer and will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their outstanding notes included in the shelf registration statement and benefit from the provisions regarding liquidated damages set forth above.

      The summary herein of some of the provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

      The outstanding notes are designated for trading in the PORTAL market. To the extent outstanding notes are tendered and accepted in the exchange offer, the principal amount of outstanding notes will decrease with a resulting decrease in the liquidity in the market therefor. Following the consummation of the exchange offer, holders of outstanding notes who were eligible to participate in the exchange offer but who did not tender their outstanding notes will not be entitled to specified rights under the registration rights agreement and those outstanding notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for the outstanding notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

      Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, Berry Plastics will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Berry Plastics will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer.

Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

      The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes, except that the exchange notes have been registered under the Securities Act and therefore will not bear legends restricting their transfer and will not contain provisions providing for an increase in the interest rate on the outstanding notes under some circumstances relating to the Registration Rights Agreement, which provisions will terminate upon the consummation of the exchange offer. The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture under which the outstanding notes were, and the exchange notes will be, issued.

      As of the date of this prospectus, $75,000,000 aggregate principal amount of the outstanding notes are outstanding. Berry Plastics has fixed the close of business on January 10, 2000 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus, together with the letter of transmittal, will initially be sent. As of such date, there was one registered holder of the outstanding notes.

      Holders of the outstanding notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the indenture in connection with the exchange offer. Berry Plastics intends to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

      Berry Plastics shall be deemed to have accepted validly tendered outstanding notes when, as and if Berry Plastics has given oral notice or written notice thereof to the exchange agent. An oral notice must be confirmed in writing. The exchange agent will act as agent for the tendering holders for the purpose of the exchange of outstanding notes.

      If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth herein or otherwise, any such unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

      Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. Berry Plastics will pay all charges and expenses, other than some applicable taxes, in connection with the exchange offer. See "The Exchange Offer -- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

      The term "expiration date" shall mean 5:00 p.m., New York City time, on February 25, 2000, unless Berry Plastics, in its sole discretion, extends the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

      In order to extend the exchange offer, Berry Plastics will notify the exchange agent of any extension by oral notice, confirmed in writing, or written notice and will make a public announcement thereof prior to 9:00 a.m., New York City time, on the next business day after each previously scheduled expiration date.

      Berry Plastics reserves the right, in its sole discretion,

      o to delay accepting any outstanding notes, to extend the exchange offer or, if any of the conditions set forth below under "The Exchange Offer -- Conditions" shall not have been satisfied, to terminate the exchange offer, by giving oral notice, confirmed in writing, or written notice of such delay, extension or termination to the exchange agent or

      o     to amend the terms of the exchange offer in any manner.

      Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the exchange offer is amended in a manner determined by Berry Plastics to constitute a material change, Berry Plastics will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and Berry Plastics will extend the exchange offer for a period of five to 10 business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five- to 10-business-day period.

      Without limiting the manner in which Berry Plastics may choose to make public announcement of any delay, extension, termination or amendment of the exchange offer, Berry Plastics shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

      The exchange notes will bear interest from the date on which they are issued. Interest will be payable on the outstanding notes accepted for exchange to, but not including, the date on which the exchange notes are issued.

PROCEDURES FOR TENDERING

      The tender of outstanding notes by a holder thereof pursuant to one of the procedures set forth below and the acceptance thereof by Berry Plastics will constitute a binding agreement between such holder and Berry Plastics in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal. This prospectus, together with the letter of transmittal, will first be sent on or about January 20, 2000, to all holders of outstanding notes known to Berry and the exchange agent.

      Only a holder of the outstanding notes may tender such outstanding notes in the exchange offer. A holder who wishes to tender any outstanding notes for exchange pursuant to the exchange offer must transmit a properly completed and duly executed letter of transmittal, or a facsimile thereof, or an agent's message, including any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. In addition, either

      (1) the certificates for such outstanding notes must be received by the exchange agent along with the letter of transmittal or

      (2) a timely confirmation of a book-entry transfer of such outstanding notes, if such procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date or

      (3) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the outstanding notes, letter of transmittal or agent's message and other required documents must be received by the exchange agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date.

      The term "agent's message" means a message, transmitted by DTC and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant tendering outstanding notes which are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that Berry Plastics may enforce such agreement against such participant.

      THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED AND PROPER INSURANCE BE OBTAINED. IN ALL CASES, SUFFICIENT

TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTERS OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO BERRY PLASTICS.

      Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the letter of transmittal or delivering an agent's message and delivering such beneficial owner's outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

      Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution unless the outstanding notes tendered pursuant thereto are tendered

      (1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or

      (2)   for the account of an eligible institution.

      An eligible institution means a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Exchange Act.

      If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed therein, such outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such outstanding notes.

      If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by Berry Plastics, evidence satisfactory Berry Plastics of their authority to so act must be submitted with the letter of transmittal.

      All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered outstanding notes will be determined by Berry Plastics in its sole discretion, which determination will be final and binding. Berry Plastics reserves the absolute right to reject any and all outstanding notes not properly tendered or any acceptance of which would, in the opinion of counsel for Berry Plastics, be unlawful. Berry Plastics also reserves the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Berry's interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as Berry Plastics shall determine. Although Berry Plastics intends to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither Berry Plastics, the exchange agent nor any other person shall incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that Berry Plastics determines are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

      By tendering, each holder will represent to Berry Plastics, among other things, that:

      (1) the exchange notes acquired by the holder and any beneficial owners of outstanding notes pursuant to the exchange offer are being obtained in the ordinary course of business of the persons receiving such exchange notes,

      (2) neither the holder nor such beneficial owner has an arrangement with any person to participate in the distribution of such exchange notes,

      (3) neither the holder nor such beneficial owner nor any such other person is engaging in or intends to engage in a distribution of such exchange notes, and

      (4) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of Berry Plastics.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and were not acquired directly from Berry Plastics, may participate in the exchange offer but may be deemed an "underwriter" under the Securities Act and, therefore, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

BOOK-ENTRY TRANSFER

      The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC's system may make book-entry delivery of outstanding notes by causing the DTC to transfer such outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of outstanding notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof, or an agent's message, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one of the addresses set forth below under "The Exchange Offer -- Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.


GUARANTEED DELIVERY PROCEDURES

      Holders who wish to tender their outstanding notes and

      o     whose outstanding notes are not immediately available; or

      o who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date may effect a tender if:

      (1)   the tender is made through an eligible institution;

      (2) prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof or an agent's message, together with the certificate(s) representing the outstanding notes, or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

      (3) such properly completed and executed letter of transmittal or facsimile thereof or an agent's message, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer, or a book-entry confirmation, as the case may be, and all other document required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

      Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.


WITHDRAWAL OF TENDERS

      To withdraw a tender of outstanding notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must

      (1) specify the name of the person having deposited the outstanding notes to be withdrawn,

      (2) identify the outstanding notes to be withdrawn, including the certificate number or numbers and principal amount of such outstanding notes,

      (3) be signed by the holder in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of such outstanding notes into the name of the persons withdrawing the tender, and

      (4) specify the name in which any such outstanding notes are to be registered, if different from that of the depositor.

      If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by Berry Plastics in its sole discretion, which determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly rendered. Properly withdrawn outstanding notes may be rendered by following one of the procedures described above under "The Exchange Offer -- Procedures for Tendering" at any time prior to the expiration date.

      Any outstanding notes which have been tendered but which are not accepted for payment due to withdrawal, rejection of tender or termination of the exchange offer will be returned as soon as practicable to the holder thereof without cost to such holder, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such outstanding notes will be credited to an account maintained with DTC for the outstanding notes.

CONDITIONS

      Notwithstanding any other term of the exchange offer, Berry Plastics shall not be required to accept for exchange, or exchange notes for, any outstanding notes, and may terminate the exchange offer as provided herein before the acceptance of such outstanding notes, if:

      (1) the exchange offer shall violate applicable law or any applicable interpretation of the staff of the Commission;

      (2) any action or proceeding is instituted or threatened in any court or by any governmental agency that might materially impair the ability of Berry Plastics to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to Berry Plastics; or

      (3) any governmental approval has not been obtained, which approval Berry Plastics shall deem necessary for the consummation of the exchange offer.

      If Berry Plastics determines in its sole discretion that any of the conditions are not satisfied, Berry Plastics may:

      (1) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such outstanding notes will be credited to an account maintained with DTC,

      (2) extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw such outstanding notes, or

      (3) waive such unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes which have not been withdrawn. If such waiver constitutes a material change to the exchange offer, Berry Plastics will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and Berry Plastics will extend the exchange offer for a period of five-to-10 business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five-to-10 business day period.


EXCHANGE AGENT

      The United States Trust Company of New York has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:


To:  United States Trust Company of New York, as Exchange Agent

 BY REGISTERED OR CERTIFIED MAIL:     BY FACSIMILE:         BY HAND BEFORE 4:30 P.M.
  United States Trust Company of      (212)420-6211      United States Trust Company of
            New York               Attention: Customer               New York
         Cooper Station                 Service                    111 Broadway
          P.O. Box 843                                       New York, New York 10006
    New York, New York 10276                         Attention: Lower Level Corporate Trust
Attention: Corporate Trust Services                                   Window


                             CONFIRM BY TELEPHONE   BY OVERNIGHT COURIER AND BY HAND AFTER
                                      TO:              4:30 P.M. ON THE EXPIRATION DATE:
                                (800)548-6565           United States Trust Company of
                                                                   New York
                                                                 770 Broadway
                                                           New York, New York 10003

FEES AND EXPENSES

      The expenses of soliciting tenders will be borne by Berry Plastics. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of Berry Plastics and our affiliates.

      Berry Plastics has not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. Berry Plastics, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

      The cash expenses to be incurred in connection with the exchange offer will be paid by Berry Plastics. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

      Berry Plastics will pay all transfer taxes, if any, applicable to the exchange of outstanding notes pursuant to the exchange offer. If, however, certificates representing exchange notes or outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the outstanding notes tendered, or if tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other person, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

      The exchange notes will be recorded at the same carrying value as the outstanding notes as reflected in Berry Plastic's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the exchange offer and the unamortized expenses related to the issuance of the outstanding notes will be amortized over the term of the exchange notes.

                                 CAPITALIZATION

      The following table sets forth the consolidated capitalization of BPC Holding and its subsidiaries at October 2, 1999. You should read the information in the table below in conjunction with the historical consolidated financial statements of BPC Holding and the related notes included elsewhere in this prospectus.

                                                          AT OCTOBER 2, 1999
                                                               HISTORICAL
                                                         ---------------------
                                                         (DOLLARS IN THOUSANDS)

Long-term debt, including current portion:

BERRY PLASTICS CORPORATION:
   Revolving credit facility...........................  $ 22,768
   Term loans..........................................    56,819
   Nevada industrial revenue bonds.....................     4,000
   Capital lease obligations...........................       640
   1994 notes..........................................   100,000
   1998 notes..........................................    25,000
   1999 notes..........................................    75,000
   Debt premium........................................       721
                                                         --------
      Total Berry Plastics long-term debt, including
        current portion................................   284,948

BPC HOLDING:
   1996 notes..........................................   105,000
                                                         --------
        Total consolidated long-term debt, including      389,948

Total stockholders' equity (deficit)...................  (125,854)
                                                         --------
   Total capitalization................................  $264,094
                                                         ========

              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

      The following unaudited pro forma condensed consolidated statements of operations of BPC Holding give effect to:

      o     the issuance of the notes,

      o the offering of our 1998 notes and the applications of the proceeds therefrom, and

      o     our acquisitions of Cardinal, Knight and Norwich,

as if the transactions had occurred as of the beginning of the respective period for the statement of operations data and other data. Fiscal year data reflect Cardinal's financial data for its fiscal year ended November 30, 1998. Thirty-nine week period data reflect Cardinal's financial data for its period ended May 31, 1999. The pro forma statements do not purport to represent what BPC Holding's consolidated financial position or results of operations would actually have been if such transactions had in fact occurred on such dates or to project BPC Holding's consolidated financial position or results of operations for any future date or period. The pro forma adjustments are based on information and upon assumptions that management believes to be reasonable. The pro forma statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and other financial information pertaining to BPC Holding and related notes thereto included elsewhere in this prospectus.

                                  BPC HOLDING
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       FISCAL YEAR ENDED JANUARY 2, 1999

                                                                                                    PRO FORMA
                                                                                                     FOR THE
                            BPC      CARDINAL          1998           PRO FORMA                   ACQUISITIONS
                          HOLDING   ACQUISITION     ACQUISITIONS       FOR THE     1999 NOTES        AND THE
                        HISTORICAL  ADJUSTMENTS     ADJUSTMENTS      ACQUISITIONS ADJUSTMENTS      1999 NOTES
                        ---------    ---------       ---------        ---------    ---------        ---------
                                                        (DOLLARS IN THOUSANDS)
Net sales ...........   $ 271,830    $  53,971       $  26,869        $ 352,670    $    --          $ 352,670
Cost of goods sold ..     199,227       43,066          22,786          265,079         --            265,079
                        ---------    ---------       ---------        ---------    ---------        ---------
Gross margin ........      72,603       10,905           4,083           87,591         --             87,591
Operating expenses ..      44,001        8,166(1)        3,684(6)        55,851         --             55,851
                        ---------    ---------       ---------        ---------    ---------        ---------
Operating income ....      28,602        2,739             399           31,740         --             31,740
Other expenses
(income) ............       1,865           (6)              2            1,861         --              1,861
Interest expense, net      34,556           --(2)        2,423(7)        36,979        8,625(11)       45,604
                        ---------    ---------       ---------        ---------    ---------        ---------
Income (loss) before
income taxes ........      (7,819)       2,745          (2,026)          (7,100)      (8,625)         (15,725)
Income taxes
(benefit) ...........        (249)       --(3)             339(8)            90         --                 90
                        ---------    ---------       ---------        ---------    ---------        ---------
Net income (loss) ...   $  (7,570)   $   2,745       $  (2,365)       $  (7,190)   $  (8,625)       $ (15,815)
                        =========    =========       =========        =========    =========        =========

OTHER DATA:
Depreciation and
amortization ........   $  24,830    $   5,828(4)    $   1,838(9)     $  32,496          $--        $  32,496

BERRY PLASTICS DATA:
Cash interest
expense, net ........   $  20,569       $--(5)       $   2,423(10)    $  22,993    $   8,250        $  31,243
Total interest
expense, net ........      21,835         --             2,423           24,258        8,625(11)       32,883

                                   BPC HOLDING
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         39 WEEKS ENDED OCTOBER 2, 1999

                                                                                             PRO FORMA
                                                                                              FOR THE
                                       BPC        CARDINAL     PRO FORMA FOR                ACQUISITION
                                     HOLDING    ACQUISITION    THE CARDINAL  1999 NOTES       AND THE
                                    HISTORICAL  ADJUSTMENTS    ACQUISITION  ADJUSTMENTS      1999 NOTES
                                    ---------    ---------      ---------    ---------        ---------
                                                         (DOLLARS IN THOUSANDS)
Net sales .......................   $ 249,957    $  28,465      $ 278,422         --          $ 278,422
Cost of goods sold ..............     181,240       23,407        204,647         --            204,647
                                    ---------    ---------      ---------    ---------        ---------
Gross margin ....................      68,717        5,058         73,775         --             73,775
Operating expenses ..............      39,987        4,251(1)      44,238         --             44,238
                                    ---------    ---------      ---------    ---------        ---------
Operating income ................      28,730          807         29,537         --             29,537
Other expenses ..................       1,150         --            1,150         --              1,150
Interest expense, net ...........      29,335        --(2)         29,335        4,314(11)       33,649
                                    ---------    ---------      ---------    ---------        ---------
Income (loss) before income taxes      (1,755)         807           (948)      (4,314)          (5,262)
Income taxes ....................         659        --(3)            659         --                659
                                    ---------    ---------      ---------    ---------        ---------
Net income (loss) ...............   $  (2,414)   $     807      $  (1,607)   $  (4,314)       $  (5,921)
                                    =========    =========      =========    =========        =========
OTHER DATA:
Depreciation and amortization ...   $  23,066    $   3,372(4)   $  26,438    $    --          $  26,438

BERRY PLASTICS DATA:
Cash interest expense, net ......   $  18,095    $    --        $  18,095    $   4,125        $  22,220
Total interest expense, net .....      19,124        --(5)         19,124        4,314(11)       23,438

                                   BPC HOLDING
       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                     FISCAL    39 WEEKS
                                                   YEAR ENDED   ENDED
                                                   JANUARY 2, OCTOBER 2,
                                                      1999       1999
                                                    -------    -------
                                                  (DOLLARS IN THOUSANDS)
CARDINAL ACQUISITION ADJUSTMENTS:

     (1)   Actual operating expenses ............   $ 6,291    $ 3,119
           Add amortization of goodwill resulting
           from the acquisition .................     1,875      1,132
                                                    -------    -------
           Adjusted operating expenses ..........   $ 8,166    $ 4,251
                                                    =======    =======

     (2)   Actual interest expense ..............   $ 3,384    $ 1,400
           Deduct interest on extinguished debt .    (3,384)    (1,400)
                                                    -------    -------
           Adjusted interest expense ............   $   --     $   --
                                                    =======    =======

     (3)   Actual provision for income taxes ....   $   439    $   202
           Adjust taxes for the acquisition .....      (439)      (202)
                                                    -------    -------
           Adjusted income tax expense ..........   $   --     $   --
                                                    =======    =======

     (4)   Actual depreciation and amortization
           acquisition ..........................   $ 3,953    $ 2,240
           Add amortization of goodwill resulting
           from the acquisition .................     1,875      1,132
                                                    -------    -------
           Adjusted depreciation and amortization   $ 5,828    $ 3,372
                                                    =======    =======

     (5)   Actual net cash interest expense .....   $ 3,170    $ 1,292
           Deduct interest on extinguished debt .    (3,170)     1,292
                                                    -------    -------
           Adjusted net cash interest expense ...   $   --     $   --
                                                    =======    =======


NORWICH AND KNIGHT ACQUISITIONS ADJUSTMENTS:

    (6)   Actual operating expenses.................$3,350
          Add amortization of goodwill resulting
          from the acquisitions.....................   334
                                                    ------
          Adjusted operating expenses...............$3,684
                                                    ======

    (7)    Actual interest expense..................$   48
           Add incremental interest expense from the
           acquisitions............................. 2,375
                                                    ------
           Adjusted interest expense................$2,423
                                                    ======

    (8)    Actual provision for income taxes........$  196
           Adjust taxes for the acquisitions........   143
                                                    ------
           Adjusted tax expense.....................$  339
                                                    ======

    (9)     Actual depreciation and amortization....$1,504
            Add amortization of goodwill resulting
            from the acquisitions...................   334
                                                    ------
            Adjusted depreciation and amortization..$1,838
                                                    ======

                                                     FISCAL    39 WEEKS
                                                   YEAR ENDED   ENDED
                                                   JANUARY 2, OCTOBER 2,
                                                      1999       1999
                                                    -------    -------
   (10) Actual net cash interest expense......      $    48
        Add incremental net cash interest
          expense from acquisitions...........        2,375
                                                    -------
        Adjusted net cash interest expense....       $2,423
                                                    =======
OFFERING ADJUSTMENTS:

   (11) Adjustment of net interest expense:
        Interest on the 1999 Notes at 11%.....        $8,250   $4,125
        Amortization of deferred financing
          costs associated with this Offering.           375      189
                                                    --------   ------
        Change in net interest expense........        $8,625   $4,314
                                                    ========   ======

                       SELECTED HISTORICAL FINANCIAL DATA

      The following selected financial data of BPC Holding and its subsidiaries as of and for the five fiscal years ended January 2, 1999 are derived from the consolidated financial statements of BPC Holding that have been audited by Ernst & Young LLP, independent auditors. The following selected consolidated financial data for the 39 weeks ended September 26, 1998 and October 2, 1999 are derived from the unaudited condensed consolidated financial statements of BPC Holding and, in our opinion, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. Operating results for the 39 weeks ended October 2, 1999 are not necessarily indicative of the results that may be achieved for BPC Holding's fiscal year ending January 1, 2000. You should read this selected financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements, related notes and other financial information included in this prospectus.

                                                                     FISCAL                                 THIRTY-NINE WEEKS ENDED
                                           --------------------------------------------------------------   -----------------------
                                                                                                           SEPTEMBER 26,  OCTOBER 2,
 STATEMENT OF OPERATIONS DATA:               1994        1995         1996          1997          1998        1998          1999
                                           ---------   ---------    ---------     ---------     ---------   ---------     ---------
                                                                            (DOLLARS IN THOUSANDS)
         Net sales ....................... $ 106,141   $ 140,681    $ 151,058     $ 226,953     $ 271,830   $ 205,116     $ 249,956
         Cost of goods sold ..............    73,997     102,484      110,110       180,249       199,227     151,083       181,240
                                           ---------   ---------    ---------     ---------     ---------   ---------     ---------

         Gross margin ....................    32,144      38,197       40,948        46,704        72,603      54,033        68,716
         Operating expenses ..............    15,160      17,670       23,679        30,505        44,001      31,136        39,986
                                           ---------   ---------    ---------     ---------     ---------   ---------     ---------

         Operating income ................    16,984      20,527       17,269        16,199        28,602      22,897        28,730
         Other expenses(1) ...............       184         127          302           226         1,865         492         1,150
         Interest expense, net (2) .......    10,972      13,389       20,075        30,246        34,556      25,691        29,335
                                           ---------   ---------    ---------     ---------     ---------   ---------     ---------

         Income (loss) before income taxes
            and extraordinary charge .....     5,828       7,011       (3,108)      (14,273)       (7,819)     (3,286)       (1,755)
         Income taxes (benefit) ..........        11         678          239           138          (249)        331           659
                                           ---------   ---------    ---------     ---------     ---------   ---------     ---------
         Income (loss) before
            extraordinary charge .........     5,817       6,333       (3,347)      (14,411)       (7,570)     (3,617)       (2,414)
         Extraordinary charge(3) .........     3,652        --           --            --            --          --            --
                                           ---------   ---------    ---------     ---------     ---------   ---------     ---------
            Net income (loss) ............ $   2,165   $   6,333    $  (3,347)    $ (14,411)    $  (7,570)  $  (3,617)    $  (2,414)
                                           =========   =========    =========     =========     =========   =========     =========
            Preferred stock dividends .... $    --     $    --      $   1,116     $   2,558     $   3,551   $   2,620     $   2,996
            Common stock dividends .......    50,000        --           --            --            --          --            --

 BALANCE SHEET DATA (AT END OF PERIOD):
         Working capital ................. $  13,393   $  13,012    $  15,910     $  20,863     $   4,762   $   5,020     $   6,593
         Fixed assets ....................    38,103      52,441       55,664       108,218       120,005     104,564       147,501
         Total assets ....................    91,790     103,465      145,798       239,444       255,317     248,521       340,116
         Total debt ......................   112,287     111,676      216,046       306,335       323,298     308,391       389,948
         Stockholders' equity (deficit) ..   (38,838)    (32,484)     (97,550)     (108,975)     (120,357)   (115,078)     (125,854)

 OTHER DATA:
         Adjusted EBITDA(4) .............. $  26,380   $  31,569    $  34,718     $  40,268     $  59,768   $  44,802     $  55,566
         Adjusted EBITDA margin ..........      24.9%       22.4%        23.0%         17.7%         22.0%       21.8%         22.2%
         Cash provided by operating
            activities ...................    15,556      12,969       14,426        14,154        34,131      28,580        32,397
         Cash used for investing activities   (9,495)    (25,385)     (14,639)     (102,102)      (52,120)    (25,036)      (96,418)
         Cash provided by (used for)
            financing activities .........     2,184      11,124        2,370        80,444        17,619         890        63,853
         Depreciation and amortization(5)      8,176       9,536       11,331        19,026        24,830      17,949        23,066
         Capital expenditures ............     9,118      11,247       13,581        16,774        22,595      13,540        25,580
         Ratio of earnings to fixed
            charges(6) ...................      1.5x        1.5x         --            --            --          --            --

(1) Other expenses consist of loss on disposal of property and equipment for the respective periods.
(2) Includes non-cash interest expense of $1,178 in fiscal 1994, $950 in fiscal 1995, $1,212 in fiscal 1996, $2,005 in fiscal 1997, $1,765 in fiscal 1998 and $1,335 and $1,404 for the thirty-nine weeks ended September 26, 1998 and October 2, 1999.
(3) During 1994, an extraordinary charge of $3.7 million was recognized as a result of the retirement of debt concurrently with the issuance of the 1994 Notes.

                                                                         FISCAL                        THIRTY-NINE WEEKS ENDED
                                                 -----------------------------------------------------   --------   --------
                                                                                                      SEPTEMBER 26, OCTOBER 2,
                                                   1994       1995        1996       1997       1998       1998       1999
                                                 --------   --------    --------   --------   --------   --------   --------
                                                                                    (DOLLARS IN THOUSANDS)
Operating Income .............................   $ 16,984   $ 20,527    $ 17,269   $ 16,199   $ 28,602   $ 22,897   $ 28,730
Depreciation and amortization ................      8,176      9,536      11,331     19,026     24,830     17,949     23,066
                                                 --------   --------    --------   --------   --------   --------   --------
EBITDA .......................................     25,160     30,063      28,600     35,225     53,432     40,846     51,796
    One-time expenses related to acquisitions:
      1996 transaction compensation expenses .       --         --         2,762       --         --         --         --
      Acquisition integration expenses .......        116        867         692      3,267      1,525      1,006      1,842
      Plant shutdown expenses ................       --         --           907        848      2,559      2,234      1,048
      Litigation expenses related to drink cup
       patent ................................       --         --           650        100        631       --         --
    Corporate expenses:
      Non-cash compensation expenses (benefit)        358       (214)        358       --          749         62        225
      Management fees and expenses ...........        746        853         749        828        872        654        655
                                                 --------   --------    --------   --------   --------   --------   --------
Adjusted EBITDA ..............................   $ 26,380   $ 31,569    $ 34,718   $ 40,268   $ 59,768   $ 44,802   $ 55,566
                                                 ========   ========    ========   ========   ========   ========   ========

(4)Adjusted EBITDA should not be considered in isolation or as an alternative to income from operations or to cash flows from operating activities, as determined in accordance with generally accepted accounting principles, and should not be construed as an indication of a company's operating performance or as a measure of liquidity. In addition, our calculation of Adjusted EBITDA differs from that presented by some other companies and thus is not necessarily comparable to similarly titled measures used by other companies. The following table reconciles operating income to EBITDA and Adjusted EBITDA for each respective period:

(5)Depreciation and amortization excludes non-cash amortization of deferred financing and origination fees and debt premium/discount amortization which are included in interest expense.

(6)In calculating the ratio of earnings to fixed charges, earnings consist of:

      o     income (loss) before income taxes, plus;

      o fixed charges consisting of interest on debt , including amortization of deferred financing fees, plus;

      o that portion of lease rental expense representative of the interest factor.

Earnings were inadequate to cover fixed charges by $2,883 in fiscal 1996, by $13,932 in fiscal 1997, by $7,042 in fiscal 1998 and by $3,694 and by $2,496 for the 39 weeks ended September 26, 1998 and October 2, 1999.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following information should be read in conjunction with "Selected Historical Financial Data" and the consolidated financial statements and the notes thereto included elsewhere in this prospectus.

RESULTS OF OPERATIONS


39 WEEKS ENDED OCTOBER 2, 1999
COMPARED TO 39 WEEKS ENDED SEPTEMBER 26, 1998

      NET SALES. Net sales increased $44.9 million, or 22%, to $250.0 million for the 39 weeks ended October 2, 1999 from $205.1 million for the 39 weeks ended September 26, 1998 with net selling prices relatively unchanged. Plastic packaging product net sales increased $41.7 million from the 39 weeks ended September 26, 1998. Within this segment, the addition of Cardinal, Norwich and Knight provided net sales for the 39 weeks ended October 2, 1999 of $14.0 million, $6.9 million and $13.7 million, respectively. In addition, overcaps sales, excluding Knight, increased $2.3 million. Custom sales increased $7.7 million from the 39 weeks ended September 26, 1998 with a large promotion in the 39 weeks ended October 2, 1999. Container sales increased $0.9 million from the 39 weeks ended September 26, 1998 despite the Company's decision to exit certain low margin business. Drink cup sales for the 39 weeks ended October 2, 1999 were $4.0 million off the 39 weeks ended September 26, 1998 due to a $3.5 million promotion during the 39 weeks ended September 26, 1998. Plastic housewares product sales for the 39 weeks ended September 26, 1998 increased $3.2 million from the 39 weeks ended October 2, 1999 due to strong internal growth including several new products.

      GROSS MARGIN. Gross margin increased by $14.7 million to $68.7 million, representing 27% of net sales, for the 39 weeks ended October 2, 1999 from $54.0 million, representing 26% of net sales, from the 39 weeks ended September 26, 1998. This increase of 27% includes the combined impact of the added Cardinal, Norwich and Knight sales volume, acquisition integration, and productivity improvement initiatives. A major focus continues to be the consolidation of products and business of recent acquisitions to the most efficient tooling, providing customers with improved products and customer service. As part of the integration, we closed the Anderson, South Carolina facility in the second quarter of 1998, the Arlington Heights, Illinois facility, which was acquired in the Knight acquisition, in the first quarter of 1999 and the Ontario, California location, which was acquired in the Cardinal acquisition, in the third quarter of 1999. In addition, we closed the molding operations of the Minneapolis, Minnesota facility, which was acquired in the Cardinal acquisition, and the Iowa Falls, Iowa facility in the third quarter of 1999, distributing the molding business from these facilities throughout our other facilities. Also, significant productivity improvements have been made, including the addition of state-of-the-art injection molding equipment, molds and printing equipment at several of our facilities.

      OPERATING EXPENSES. Selling expenses increased by $2.3 million to $13.2 million for the 39 weeks ended October 2, 1999 from $10.9 million for the 39 weeks ended September 26, 1998 principally as a result of expanded sales coverage and increased marketing expenses. General and administrative expenses increased by $3.9 million to $17.2 million for the 39 weeks ended October 2, 1999 from $13.3 million for the prior 39 weeks ended September 26, 1998. The increase is primarily attributable to the Cardinal, Norwich Moulders and Knight acquisitions and increased accrued compensation expenses. One-time transition expenses for the 39 weeks ended October 2, 1999 include $1.0 million related to facility reorganizations and $1.9 million related to acquisitions. One-time transition expenses for the 39 weeks ended September 26, 1998 were $1.0 million related to acquisitions and $2.2 million related to plant consolidation.

      INTEREST EXPENSE. Interest expense increased $3.0 million to $29.5 million for the 39 weeks ended October 2, 1999 compared to $26.5 million for the 39 weeks ended September 26, 1998 primarily due to additional borrowings to support the Cardinal, Norwich Moulders and Knight acquisitions.

      INCOME TAX. Our income tax expense was $0.7 million for the 39 weeks ended October 2, 1999. We continue to operate in a net operating loss carryforward position for Federal income tax purposes.

      NET LOSS. Net loss of $2.4 million for the 39 weeks ended October 2, 1999 improved $1.2 million from a net loss of $3.6 million for the 39 weeks ended September 26, 1998 for the reasons discussed above.

YEAR ENDED JANUARY 2, 1999
COMPARED TO YEAR ENDED DECEMBER 27, 1997

      NET SALES. Net sales increased 19.8% to $271.8 million in 1998, up $44.9 million from $227.0 million in 1997, despite an approximate 2% decrease in net selling price due mainly to competitive market conditions. Container sales increased $34.5 million in 1998, primarily due to the continued market strength of base products and the acquisition of Venture. Net sales in the drink cup product line increased $2.3 million in 1998 as a result of a large promotion. Net sales for aerosol overcaps increased about $2.0 million due to the acquisition of Knight.

      Housewares net sales increased $4.0 million or 23% in 1998 due primarily to new products and strong market demands. The acquisition of Norwich also brought us into the U.K. market, primarily closures product sales, which provided an additional $7.3 million of net sales in 1998. Other product lines, including custom molded products and custom mold building, decreased $5.2 million due to large custom programs that occurred in 1997.

      GROSS MARGIN. Gross margin increased $25.9 million, or 55.5%, from $46.7 million, representing 20.6% of net sales, in 1997 to $72.6 million, representing 26.7% of net sales, in 1998. The increase in gross margin was primarily attributed to increased sales volume as described above, acquisition integration, productivity improvements and lower raw material costs. A major focus during 1998 was the consolidation of products and business of the subsidiaries that we acquired in 1997 to the most efficient tooling, providing customers with the best product and customer service. As part of the integration, we closed the Anderson, South Carolina facility, which was acquired in the acquisition of Venture, in 1998. The majority of the business was transferred to our Charlotte, North Carolina plant. Also, productivity improvements were made during the year, including the addition of state-of-the-art injection molding equipment, molds and printing equipment at several of our facilities.

      OPERATING EXPENSES. Operating expenses during 1998 were $44.0 million, representing 16.2% of net sales, compared with $30.5 million, representing 13.4% of net sales, for 1997. Sales related expenses, including the cost of expanded sales coverage and higher product development and marketing expenses, increased $3.5 million, almost all a result of our 1997 acquisitions. General and administrative expenses increased $7.8 million in 1998 primarily as a result of acquisitions made in 1997 and 1998, increased patent litigation expenses and increased employee profit sharing expense. Intangible amortization increased from $2.2 million in 1997 to $4.1 million for 1998, primarily as a result of the amortization of goodwill ascribed to acquired companies in 1997 and 1998. Other expense was $4.1 million for 1998 and 1997. Our 1997 acquisitions resulted in start-up related expenses of $3.2 million in 1997 and $1.3 million in 1998. The assets acquired with the acquisition of PackerWare included a facility in Reno, Nevada that was closed in 1997. Expenses related to the closing of the Reno facility were $0.5 million in 1997 and $0.2 million in 1998. Plant closing expenses related to the Winchester, Virginia facility resulted in expenses of $0.4 million for 1997. The closing of the Anderson, South Carolina facility resulted in 1998 expenses of $2.4 million.

      INTEREST EXPENSE AND INCOME. Net interest expense, including amortization of deferred financing costs for 1998 was $34.6 million, representing 12.7% of net sales, compared to $30.2 million, representing 13.3% of net sales, in 1997, an increase of $4.3 million. This increase is attributed to interest on borrowings related to the 1997 and 1998 acquisitions offset partially by principal reductions. Cash interest paid in 1998 was $33.2 million as compared to $29.9 million for 1997. Interest income for 1998 was $1.0 million, down from $2.0 million in 1997, which is attributable to an additional year of interest payments on the 1996 notes from the escrow account.

      INCOME TAXES. During fiscal 1998, we recorded a benefit of $0.2 million in federal and state income tax, primarily due to a carryback claim, compared to an expense of $0.1 million for fiscal 1997. We continue to operate in a net operating loss carryforward position for federal income tax purposes.

      NET LOSS. We recorded a net loss of $7.6 million in 1998 compared to a $14.4 million net loss in 1997 for the reasons stated above.

YEAR ENDED DECEMBER 27, 1997
COMPARED TO YEAR ENDED DECEMBER 28, 1996

      NET SALES. Net sales increased 50.2% to $227.0 million in 1997, up $75.9 million from $151.1 million in 1996, which sales included an approximate 2% increase in net selling price due mainly to the impact of cyclical adjustments in the price of plastic resin. Container sales increased $30.1 million in 1997, primarily due to the continued market strength of base products and the acquisitions of Venture, Virginia Design and Container Industries. Net sales in the drink cup product line increased $23.8 million in 1997 as a result of the acquisition of PackerWare and a strong increase in existing drink cup business. Net sales of aerosol overcaps were relatively flat, decreasing about $2.6 million. The acquisition of PackerWare also brought us into the housewares product market, which provided an additional $17.5 million of net sales in 1997. Other product lines, including custom molded products and custom mold building, increased $7.1 million due to large custom programs that occurred in 1997.

      GROSS MARGIN. Gross margin increased $5.8 million or 14.1% from $40.9 million representing 27.1% of net sales, in 1996 to $46.7 million, representing 20.6% of net sales, in 1997. The increase in gross margin is primarily attributable to increased sales volume as described above. The gross margin as a percent of net sales derived from our 1997 acquisitions was about 10.6% compared to 23.8% for non-acquisition related sales. Significant productivity improvements were made during the year, including the addition of state-of-the-art injection molding equipment, molds and printing equipment at several of our facilities. These productivity improvements were offset by increased resin prices in 1997 and the transition expenses of our 1997 acquisitions.

      OPERATING EXPENSES. Operating expenses during 1997 were $30.5 million , representing 13.4% of net sales, compared with $23.7 million, representing 15.7% of net sales, for 1996. Sales related expenses, including the cost of expanded sales coverage and higher product development and marketing expenses, increased $4.4 million, $3.3 million of which was a result of the business acquisitions that we made in 1997. General and administrative expenses decreased $2.3 million in 1997 primarily as a result of the $2.8 million one-time compensation expense incurred in 1996 which related to the recapitalization of BPC Holding. Intangible amortization increased from $0.5 million in 1996 to $2.2 million for 1997, primarily as a result of the amortization of $1.6 million related to our 1997 acquisitions.

      Other expenses increased $2.6 million from $1.6 million for 1996 to $4.1 million in 1997. Our 1997 acquisitions resulted in a charge of $3.2 million in 1997 for start-up related expenses. The acquisition of PackerWare included a facility in Reno, Nevada, which was closed in 1997. Expenses related to the closing of the Reno facility were $0.5 million in 1997. Plant closing expenses related to the Winchester, Virginia facility resulted in expenses of $0.4 million for 1997. Included in 1996 was a charge of $0.7 million of start-up related expenses associated with the acquisition of Tri-Plas and $0.9 million related to the Winchester plant closing.

      INTEREST EXPENSE AND INCOME. Net interest expense, including amortization of deferred financing costs for 1997, was $30.2 million, representing 13.3% of net sales, compared to $20.1 million, representing 13.3% of net sales, in 1996, an increase of $10.1 million. This increase is due to the full year impact of the recapitalization of BPC Holding, which occurred in June 1996. The recapitalization of BPC Holding included an offering of $105.0 million aggregate principal amount of the 1996 notes, which bear interest at 12.5% annually. $35.6 million of the proceeds from the 1996 notes were placed in escrow to pay the first three years of interest on the 1996 notes. Interest is payable semi-annually on June 15 and December 15 of each year. Cash interest paid in 1997 was $29.9 million as compared to $19.7 million for 1996. Interest income for 1997 was $2.0 million, up from $1.3 million in 1996, also attributed to the full year impact of the recapitalization of BPC Holding.

      INCOME TAXES. During fiscal 1997, we incurred $0.1 million in federal and state income tax compared to $0.2 million for fiscal 1996. We continue to operate in a net operating loss carryforward position for federal income tax purposes.

      NET LOSS. We recorded a net loss of $14.4 million in 1997 compared to a $3.3 million net loss in 1996 for the reasons stated above.

INCOME TAX MATTERS

      BPC Holding has unused operating loss carryforwards of $26.0 million for federal income tax purposes which begin to expire in 2010. Alternative minimum tax credit carryforwards of about $2.8 million are available to BPC Holding indefinitely to reduce future years' federal income taxes.


LIQUIDITY AND CAPITAL RESOURCES

      We have a credit facility with NationsBank, N.A. for a senior secured line of credit. The credit facility provides for aggregate borrowings up to a maximum of about $134.4 million as of October 2, 1999, including:

      o a $70.0 million revolving line of credit, subject to a borrowing base formula;

      o a(pound)1.5 million revolving line of credit, subject to a borrowing base;

      o     a $51.1 million term loan facility;

      o     a(pound)3.4 million term loan facility; and

      o a $5.2 million standby letter of credit facility to support our and our subsidiaries' obligations under our Nevada industrial revenue bonds.

      The debt under our credit facility is guaranteed by our parent, BPC Holding, and our subsidiaries. Our credit facility requires us to comply with specified financial ratios and tests, including a minimum tangible capital funds test, maximum leverage ratio, interest coverage ratio, debt service coverage ratio and a fixed charge coverage ratio. The requirements of these tests may change on a quarterly basis. At October 2, 1999, our credit facility required us to have tangible capital funds of not less than $80.0 million and a maximum leverage ratio of 4.5 to 1.0. In addition, the interest ratio could not be less than 2.0 to 1.0, the debt service ratio could not be less than 1.5 to 1.0 and the fixed charge coverage ratio could not be less than 1.0 to 1.0. The requirements of these may change on a quarterly basis. See "Description of Other Debt -- The Credit Facility".

      The 1994 indenture, the 1996 indenture and the 1998 indenture restrict our ability to incur additional debt and contain other provisions that could limit our liquidity. At October 2, 1999, we had unused borrowing capacity under the credit facility's borrowing base of $23.9 million, which is not considered additional indebtedness under the 1994 indenture, 1996 indenture, 1998 indenture or 1999 indenture. Any additional debt above the borrowing base requires approval from the credit facility's lenders.

      Net cash provided by operating activities was $34.1 million in 1998 as compared to $14.2 million in 1997. The increase was primarily the result of improved operating performance. Net cash provided by operating activities was $32.4 million for the 39 weeks ended October 2, 1999, an increase of $3.8 million from the 39 weeks ended September 26, 1998. The increase is primarily the result of improved operating performance with income before depreciation and amortization increasing $6.3 million from the 39 weeks ended September 28, 1998. Net working capital changes, defined as accounts receivable, inventories, prepaid expenses, other receivables, accounts payable and accrued expenses, decreased net cash $3.7 million from the 39 weeks ended September 26, 1998 due to our growth.

      Capital expenditures in 1998 were $22.6 million, an increase of $5.8 million from $16.8 million in 1997. Included in capital expenditures during 1998 was $6.2 million relating to the addition of a new warehouse, production systems and offices necessary to support production operating levels throughout Berry Plastics. Capital expenditures also included investment of $11.7 million for molds, $2.2 million for molding and printing machines, and $2.5 million for miscellaneous accessory equipment and systems. The capital expenditure budget for 1999 is expected to be $29.1 million, including about $8.1 million for building and systems which includes a major plant renovation, $12.8 million for molds, $5.2 million for molding and printing machines, and $3.0 million for miscellaneous accessory equipment. Capital expenditures for the 39 weeks ended October 2, 1999 included $9.1 million for molds, $5.0 million for molding and printing machines, $7.7 million for buildings and systems, and $3.8 million for accessory equipment and systems.

      Net cash provided by financing activities was $17.6 million in 1998 as compared to $80.4 million in 1997. The $62.8 million decrease can be attributed primarily to a $52.4 million decrease in borrowings to finance acquisitions. Net cash provided by financing activities was $63.9 million for the 39 weeks ended October 2, 1999, representing an increase of $63.0 million from the 39 weeks ended September 26, 1998. This increase can be attributed to our issuance of the 1999 notes to finance the acquisition of Cardinal in the third quarter of 1999.

      Increased working capital needs occur whenever we experience strong incremental demand or a significant rise in the cost of raw material, particularly plastic resin. However, we anticipate that our cash interest, working capital and capital expenditure requirements for 1999 will be satisfied through a combination of funds generated from operating activities and cash on hand, together with funds available under our credit facility. Management bases such belief on historical experience and the substantial funds available under our credit facility. However, we cannot predict our future results of operations.

      The indentures governing the 1994 notes, the 1998 notes and the 1999 notes restrict, and our credit facility prohibits, our ability to pay any dividend or make any distribution of funds to BPC Holding to satisfy interest and other obligations on the 1996 notes. Based upon historical operating results, we anticipate that we will be unable to generate sufficient net income to permit a dividend to BPC Holding in an amount sufficient to meet BPC Holding's interest payment obligations under the 1996 notes. Interest on the 1996 notes is payable semi-annually on June 15 and December 15 of each year. However, from December 15, 1999 until June 15, 2001, BPC Holding may, at its option, pay interest, at an increased rate of 0.75% per annum, in additional 1996 notes valued at 100% of the principal amount thereof. After June 15, 2001 or in the event that BPC Holding does not pay interest in additional notes, management anticipates that such interest obligations will only be met by refinancing the 1996 notes or raising capital through equity offerings. We can not assure you that then-current market conditions would permit BPC Holding to consummate a refinancing or equity offering.

      At October 2, 1999, our cash balance was $2.1 million and we had unused borrowing capacity under our credit facility's borrowing base of about $23.9 million.

GENERAL ECONOMIC CONDITIONS AND INFLATION

      We face various economic risks ranging from an economic downturn adversely impacting our primary markets to market fluctuations in plastic resin prices. In the short-term, rapid increases in the cost of resin may not be recovered through price increases to customers. Also, shortages of raw materials may occur from time to time. In the long-term, however, raw material availability and price changes generally do not have a material adverse effect on gross margin. Cost changes generally are passed through to customers over a period of time. In addition, we believe that our sensitivity to economic downturns in our primary markets is less significant due to our diverse customer base and our ability to provide a wide array of products to numerous end markets.

      We believe that we are not affected by inflation except to the extent that the economy in general is thereby affected. Should inflationary pressures drive costs higher, we believe that general industry competitive price increases would sustain operating results, although we can not assure you that this will be the case.

IMPACT OF YEAR 2000

      We have been modifying or replacing portions of our software since 1991 so that our computer systems will function properly with respect to dates in the Year 2000 and thereafter. Because we commenced this process early, the costs incurred to address this issue in any single year have not been significant. Our current business applications are Year 2000 compliant. Acquired businesses are converted to our applications for Year 2000 compliance and consistency in applications and reporting. The most recent acquired businesses, Knight and Cardinal, were converted to our applications by March 1, 1999 and January 10, 2000, respectively.

      However, we are currently in the process of replacing our current business software with another Year 2000 compliant package. This replacement is not due to any Year 2000 issues, but is needed to accommodate the changes that we have experienced in our business due to acquisitions in recent years. The anticipated cost of this conversion is about $2.8 million of which $2.6 million has been paid through January 1, 2000. The accounting phase of this conversion was completed for all plants in January 1999. The remaining phases are scheduled to be completed by the end of 2000.

      We believe that we have an effective program in place to resolve all internal Year 2000 issues and that all such issues were adequately resolved prior to January 1, 2000. An inventory of computer based systems has been compiled and verified through testing and supplier verification. We replaced the voicemail system in our Lawrence plant for an approximate cost of $80,000. The computer on the palletizer in our Woodstock plant has been back-dated, which we do not expect will have any impact on our operations. We expect to upgrade this system by the end of 2000. The anticipated cost of this upgrade is about $13,000. We have not experienced any internal Year 2000 problems to date.

      The major Year 2000 risk that we face is the Year 2000 readiness of external suppliers of goods and services. We could have material disruption in our ability to produce and deliver product should there be major disruptions in the economy or failure of key suppliers. While it is impossible to account for the effectiveness of every supplier's Year 2000 efforts, the following steps have been completed:

                  o We identified key suppliers, which include suppliers of raw material, banking, transportation, service, and utility providers and surveying these suppliers as to their Year 2000 status;

                  o We identified which suppliers are not compliant or at risk; and

                  o We engaged in risk assessment and contingency planning for these key suppliers.

      We have completed a survey of 304 "key suppliers" to determine their Year 2000 status. We did not identify any suppliers who were not Year 2000 compliant or at risk. We do not currently have any contingency plans in place. We have not experienced any Year 2000 problems with any of our suppliers to date.

      We believe we have effectively resolved any potential Year 2000 problems, have not experienced any Year 2000 problems to date and do not currently expect to incur any additional costs for Year 2000 compliance. However, we may not have identified and remediated all Year 2000 problems. If any Year 2000 issues arise, any remediation efforts could involve significant time and expense and may have a material adverse effect on our business.

                                    BUSINESS

      We believe that we are the nation's leading manufacturer and supplier of plastic injection-molded aerosol overcaps, drink cups and rigid thinwall open-top containers for a wide variety of end-use markets. Based on discussions with our customers, sales representatives and external sales brokers, we believe that we are also a leading manufacturer and supplier of plastic injection-molded semi-disposable housewares. In addition, with sales of over two billion aerosol overcaps in fiscal 1998 and based on discussions with our customers, sales representatives and external sales brokers we believe that we are the largest supplier of plastic aerosol overcaps in the world. In our plastic packaging business, we focus primarily on three markets: aerosol overcaps, rigid thinwall open-top containers and drink cups. Our housewares business produces home products such as dinnerware, tumblers and garden items. We concentrate on manufacturing high-quality items sold to image-conscious marketers of consumer and industrial products. With over 1,000 proprietary molds, superior color matching capabilities, sophisticated multi- color printing techniques and nationwide plant locations, we consistently produce and deliver mass quantities of high-quality products on a cost-efficient basis.

      Our total net sales among our product categories is as follows:

                                                        FISCAL
                                      ------------------------------------------
                                       1994     1995     1996     1997     1998
                                      ------   ------   ------   ------   ------
PLASTIC PACKAGING PRODUCTS:                       (DOLLARS IN MILLIONS)
    Aerosol overcaps ..............   $ 38.0   $ 43.6   $ 49.7   $ 47.1   $ 49.1
    Rigid open-top containers .....     61.6     71.1     80.8    111.5    145.9
    Drink cups ....................              17.3     14.1     37.6     39.9
    Other .........................      6.5      8.7      6.5     13.3     15.3
PLASTIC HOUSEWARES PRODUCTS .......                                17.5     21.6
                                      ------   ------   ------   ------   ------
Total net sales ...................   $106.1   $140.7   $151.1   $227.0   $271.8
                                      ======   ======   ======   ======   ======

      We supply aerosol overcaps to a wide variety of customers and for a wide variety of products. Similarly, our containers are used for packaging a broad spectrum of consumer and commercial products. Our drink cups are sold to fast food and family-dining restaurants, convenience stores, stadiums and retail stores. Our housewares products are primarily seasonal, semi-disposable housewares and lawn and garden items such as plates, bowls, pitchers, tumblers and flower pots. Our largest housewares customer, Wal-Mart, named us their housewares "Supplier of the Year" for 1998.


COMPETITIVE STRENGTHS

      We believe that we are a strong competitor in our industry for the following reasons:

      o SUCCESSFUL INTEGRATION OF NUMEROUS STRATEGIC ACQUISITIONS. We have historically acquired businesses that we believe will improve our financial performance in the long-term and, in some cases, provide us with a new or complementary product line. We have successfully closed ten acquisitions since 1992. Our acquired businesses had aggregate pre-acquisition revenues of about $239 million. We believe that our acquisitions have strengthened our core businesses, as well as opened up new product lines and markets for us. Moreover, we believe that we have materially reduced the manufacturing and overhead costs of the companies that we acquired by introducing high technology manufacturing processes, closing excess facilities and taking advantage of economies of scale. The rapid pace of our acquisitions of other businesses may adversely affect our efforts to integrate acquisitions and manage those acquisitions profitably. Also, costs of integration could have an adverse affect on short term operating results.

      o HIGH-CAPACITY, STATE-OF-THE-ART PRODUCTION CAPABILITIES. We operate over 300 injection molding machines in 12 locations in the United States and one location in Europe. These machines, many of which are high-speed, specialized machines, range in clamp tonnage from 80 to 825 tons. Our wide range of state-of-the-art molding machines and national distribution system allow us to economically mass produce high-quality products. In addition, our modern and extensive post-molding capabilities include printing, labeling, assembly, packing and distribution.

      o FULL PRODUCT LINES AND STRONG MARKET POSITION. A substantial majority of our sales are in product categories in which we are the nation's largest supplier. We use over 1,000 active molds, providing our customers with a wide range of products from which to choose. We believe that our extensive product lines, market experience, product quality and focus on customer satisfaction allow us to maintain our strong position in our key markets.

      o LARGE, DIRECT SALES FORCE. Our sales force is comprised of over 40 dedicated professionals and is focused on working both with customers and with our internal production and product design personnel to develop customized packaging. We believe that the size of our sales force allows us to maintain close working relationships with our customers.

      o IN-HOUSE PRODUCT DESIGN AND GRAPHIC ARTS CAPABILITIES. We have an in-house staff of 16 product development engineers and 22 graphic artists. These professionals work closely with customers to develop new products and designs. We also believe that our customized designs often help our customers differentiate their products in the marketplace and improve their product's performance. We believe that these capabilities have given us a significant competitive advantage in particular high-margin niche container product markets where the ability to produce sophisticated and colorful graphics is crucial to a product's success.

      o DEDICATION TO SERVICE AND QUALITY. As a result of our dedication to service and quality, we have received several awards from our top ten customers including, in 1998, Wal-Mart's "Supplier of the Year" award in its housewares division and SC Johnson Wax's "Supplier Quality Achievement Award." In addition, four of our plants are ISO 9000 certified. Our remaining nine facilities are working to obtain their ISO 9000 certification. ISO 9000 certification is only given to companies that meet the requirements of a quality management system established by the International Standardization Organization.

      o LARGE, DIVERSE CUSTOMER BASE. We sell our plastic packaging and housewares products to over 7,000 customers who are engaged in a variety of businesses. We believe that this provides us with a stable client base that is not materially affected by particular end-use market fluctuations. We also believe that we are the single-source or largest supplier of plastic aerosol overcaps, containers and drink cups to a majority of our customers. Our top ten customers represented only about 18% of our fiscal 1998 net sales on a pro forma basis. Our largest customer represented only about 4% of our fiscal 1998 net sales on a pro forma basis. However, intense competition could result in our products losing market share or our having to reduce our prices, either of which would have a material adverse effect on our business and results of operation.


GROWTH STRATEGY

      Our goal is to maintain and enhance our market position and leverage our core strengths to increase profitability. Our strategy to achieve this goal includes the following elements:

      o PURSUE STRATEGIC ACQUISITIONS IN OUR CORE BUSINESSES. We have successfully closed ten acquisitions since 1992. We will continue to pursue strategic acquisitions that we believe will provide added value to our core businesses. This acquisition strategy poses several risks, such as the possibility that it will be difficult to integrate new operations into an existing operation and the risks of entering markets or offering services for which we have no prior experience.

      o DESIGN AND INTRODUCE INNOVATIVE NEW PRODUCTS TO PENETRATE NEW MARKETS. We intend to grow our product lines and increase market share by producing new products. For example, we recently developed a complete line of pool chemical containers specifically designed for Arch. We also introduced a 16 oz. insulated coffee mug and lid, with enhanced functionality and styling, in 1999 and a single-serve soft ice cream dispensing container that was recently accepted for use by Healthy Choice. This strategy may prove unsuccessful if we are unable to successfully develop new products or penetrate our targeted markets.

      o EMPHASIZE OUTSTANDING PRODUCT QUALITY AND CUSTOMER SERVICE. Through our dedication to product quality and service, we intend to grow our base business through growth in the marketplace and by gaining business from our competitors. Our field sales, production, and support staff meet with customers to understand their needs and improve our product offerings and services. Each of our customers has designated sales and customer service representatives responsible for their individual needs. Sophisticated technology is an ongoing part of our traditional quality assurance activities. We extensively test parts for size, color, strength and material quality using statistical process control techniques.


PLASTIC PACKAGING PRODUCTS

AEROSOL OVERCAPS

      Based on discussions with our customers, sales representatives and external sales brokers, we believe that we are the worldwide leader in the production of aerosol overcaps. About 20% of the U.S. market consists of marketers who produce overcaps for use on their own products. We believe that a portion of these in-house producers will outsource the manufacture of aerosol overcaps in order to reduce their inventory of manufacturing assets and to focus on their core businesses. We believe that these companies will look to outsource the manufacture of overcaps to high technology, low cost manufacturers, such as Berry Plastics.

      The aerosol overcaps that we produce are used in a wide variety of consumer goods including spray paints, household and personal care products, insecticides and numerous other commercial and consumer products. Most U.S. manufacturers and contract fillers of aerosol products purchase some portion of their needs from us. In fiscal 1998, no single aerosol overcap customer accounted for more than 3% of our total net sales.

      We believe that, over the years, Berry Plastics has developed several significant competitive advantages including the following:

      o a reputation for outstanding quality;
      o short lead-time requirements to fill customer orders;
      o long-standing relationships with major customers;
      o the ability to quickly and accurately reproduce over 3,500 colors;
      o proprietary packing technology that minimizes freight cost and warehouse space;
      o high-speed, low-cost molding and decorating capability; and
      o a broad product line of proprietary molds.

      We received a "Supplier Quality Achievement Award" in 1998 from SC Johnson Wax. We continue to develop new products in the plastic aerosol overcap market, including the "spray-thru" line of aerosol overcaps, such as that used for Pledge furniture polish.

      Major competitors in this market include Dubuque Plastics, Cobra and Transcontainer. In addition, a number of companies, including several of our customers (e.g., S.C. Johnson and Reckitt & Colman), currently produce plastic aerosol overcaps for their own use.

RIGID OPEN-TOP CONTAINERS

      We produce six different types of containers, classified as follows:

      o     thinwall;
      o     child-resistant;
      o     pry-off;
      o     dairy;
      o     polypropylene; and
      o     industrial.

      We believe that we are the leading U.S. manufacturer in thinwall, child-resistant, pry-off and frozen dessert containers. We consider industrial containers to be a market with little differentiation between products and an absence of higher margin niches. The following table describes each of our six container product lines:

------------------- ----------------------------------------------- ---------------------- ---------------------------------------
    PRODUCT LINE                       DESCRIPTION                     SIZE OF CONTAINER             USES OF PRODUCT

Thinwall            Thinwalled, multi-purpose containers with or    6 oz. to 2 gallons     Food, promotional products, toys
                    without handles and lids                                               and a wide variety of other uses

Child-resistant     Containers that meet Consumer Product Safety    2 lbs. to 2 gallons    Pool and other chemicals
                    Commission standards for child safety

Pry-off             Containers having a tight lid-fit and requiring 4 oz. to 2 gallons     Building products, adhesives, other
                    an opening device                                                      industrial uses

Dairy               Thinwall containers in traditional dairy market 6 oz. to 1.25 gallons, Cultured dairy products including
                    sizes and styles                                Multi-pack             yogurt, cottage cheese, sour cream
                                                                                           and dips, frozen desserts

Polypropylene       Usually clear containers in round, oblong or    6 oz. to 5 lbs.        Food, deli, sauces, salads
                    rectangular shapes

Industrial          Thick-walled, larger pails designed to          2.5 to 5 gallons       Building products, chemicals,
                    accommodate heavy loads                                                paints, other industrial uses
------------------- ----------------------------------------------- ---------------------- ---------------------------------------

      The largest uses for our containers are for food products, building products, chemicals and dairy products. We have a diverse customer base for our container lines, and no single container customer exceeded 3% of our total net sales in fiscal 1998.

      We believe that we offer the broadest product line among U.S.-based injection-molded plastic container manufacturers. Our container capacities range from 4 ounces to 5 gallons and are offered in various styles with accompanying lids, bails and handles, as well as a wide array of decorating options. In addition to a complete product line, we offer sophisticated printing capabilities, an in-house graphic arts department, low cost manufacturing capability with 12 plants strategically located throughout the U.S. and a dedication to high-quality products and customer service. Our product engineers, located in most of our facilities, work with customers to design and commercialize new containers.

      We seek to develop niche container products and new applications for our products by taking advantage of our state-of-the-art decorating and graphic arts capabilities and dedication to service and quality. We believe that these capabilities have given us a significant competitive advantage in particular high-margin niche container product markets where the ability to produce sophisticated and colorful graphics is crucial to the product's success. Examples of these products are popcorn containers for new movie promotions and professional and college sporting and entertainment events. In order to identify new applications for existing products, we rely extensively on our national sales force. Once opportunities are identified, the sales force works with our product design engineers to satisfy customers' needs.

      In the non-industrial container market, our strongest competitors include Airlite, Sweetheart, Landis and Polytainers. We also produce industrial pails for a market that is dominated by large volume competitors such as Letlea, Plastican, NAMPAC and Ropak. We do not participate heavily in this market due to its generally lower margins. We intend to selectively participate in the industrial container market when higher margin opportunities, equipment utilization or customer requirements make participation an attractive option.

DRINK CUPS

      We believe that we are the leading provider of injection-molded plastic drink cups in the United States. As beverage producers, convenience stores and fast food restaurants increase their marketing efforts for larger sized drinks, we believe that the plastic drink cup market will expand because of plastic's desirability over paper for larger drink cups. We produce injection-molded plastic cups that range in size from 12 to 64 ounces. Our primary markets are fast food and family-dining restaurants, convenience stores, stadiums, and retail stores. Virtually all of our cups are decorated, often as promotional items, and we are known in the industry for our innovative, state-of-the-art graphics capability.

      We have historically supplied a full line of traditional straight-sided and drive-through style drink cups from 12 to 64 ounces with disposable and reusable lids primarily to fast food and convenience store chains. With the acquisition of PackerWare, we expanded our presence in this market while diversifying into the stadium and family-dining restaurant markets. The 64 ounce cup, which has been highly successful with convenience stores, is one of our fastest growing drink cups. Our major competitors in the drink cup market include Packaging Resources Incorporated, Pescor Plastics and WNA (formerly Cups Illustrated).

CUSTOM MOLDED PRODUCTS AND CLOSURES PRODUCTS

      We also make custom molded products by using molds provided by our customers as the model. Typically, the low cost of entry in the custom molded products market creates an open marketplace in which many companies can compete. Rather than pursue the overall custom molded products market, we focus our custom molding efforts on those customers who value our mold and product design expertise, superior color matching abilities and sophisticated multi-color printing capabilities. The majority of our custom business requires specialized equipment and expertise.

      We entered the closures market as a result of our acquisition of Norwich in July 1998. We only sell closure products in the United Kingdom. The primary closure product that we sell is a foil sealed milk cap. Demand for this product has increased in recent years as the U.K.'s milk market is using more plastic containers. Through Norwich, we offer a broad product line that includes dispensing, tamper evident and custom molded closures.

PLASTIC HOUSEWARES PRODUCTS

      Our participation in the multi-billion dollar plastic housewares market is focused on producing and selling seasonal (spring and summer) semi-disposable plastic housewares and plastic lawn and garden products. Examples of our semi-disposable plastic housewares are plates, bowls, pitchers and tumblers. We sell virtually all of our products in this market through major national retail marketers and national chain stores including Wal-Mart and Target. PackerWare is a recognized brand name in these markets and our PackerWare branded products are often co-branded by our customers.

      Historically, our PackerWare subsidiary has provided high-quality products to consumers at a relatively modest price that is consistent with the pricing targets of our retail marketers. We believe that outstanding service and ability to deliver products with timely combination of color and design further enhance our position in this market. We received an award as the "Supplier of the Year" in 1998 by Wal-Mart in its housewares division.

MARKETING AND SALES

      We reach our large and diversified base of over 7,000 customers primarily through our direct field sales force of over 40 professionals. These field sales representatives are focused on individual product lines, but are encouraged to sell all of our products to serve the needs of our customers. We believe that a direct field sales force is able to focus on target markets and customers, with the added benefit of permitting us to control pricing decisions centrally. We also use the services of manufacturing representatives to assist our direct sales force.

      We believe that we produce a high level of customer satisfaction. Highly skilled customer service representatives are located in each of our facilities to support the national field sales force. In addition, telemarketing representatives, marketing managers and sales/marketing executives oversee marketing and sales efforts. Manufacturing and engineering personnel work closely with field sales personnel to satisfy customers' needs through the production of high quality, value-added products and on-time deliveries.

      Additional marketing and sales techniques include promoting the benefits that our graphic arts department with computer-assisted graphic design capabilities and in-house production of photopolymer printing plates can offer our customers. Our centralized color matching and materials blending department uses a computerized spectrophotometer to ensure that colors produced match those requested by customers.

MANUFACTURING

GENERAL

      We manufacture our products using a plastic injection molding process. In this process, plastic resin, in the form of small pellets, is fed into an injection molding machine. The injection molding machine melts the plastic resin and injects it into a multi-cavity steel mold, which forces the plastic resin to take the final shape of the product. After they solidify, which generally takes between five and 25 seconds, the plastic parts are ejected from the mold into automated handling systems from which they are packed in corrugated containers for further processing or shipment. After molding, the product may be either decorated (printing, silk-screening, labeling) or assembled (e.g., bail handles fitted to containers). We believe that our molding and decorating capabilities are among the best in the industry.

      Our overall manufacturing philosophy is to be a low-cost producer by using high-speed molding machines, modern multi-cavity hot runner, cold runner and insulated runner molds, extensive material handling automation and sophisticated printing technology. We package large volume products using state-of-the-art robotic packaging processes. This technology enables us to deliver a higher quality product, due to reduced breakage and through more efficient use of space, lowers warehousing and shipping costs. At each of our plants we have complete tooling maintenance capability to support our molding and decorating operations. We historically have made, and intend to continue to make, significant capital investments in plant and equipment because of our objectives to grow, to improve productivity, to maintain competitive advantages, and to maintain the large base of equipment and other assets necessary for our business.

PRODUCT DEVELOPMENT

      Our full-time product engineers use three-dimensional computer-aided-design technology to design and modify new products and prepare mold drawings. Engineers use an in-house model shop that includes a thermoforming machine to produce prototypes and sample parts. They simulate the molding environment by running prototype molds in a small injection molding machine dedicated to the research and development of new products. Production molds are then designed and outsourced for production by various companies in the U.S. and Canada with whom we have extensive experience and established relationships. Our engineers oversee the mold-building process from start to finish.

QUALITY ASSURANCE

      Each of our plants uses total quality management philosophies. These philosophies include the use of statistical process control and extensive involvement of employees to increase productivity. This team approach to problem- solving increases employee participation and provides necessary training at all levels. Four of our plants have ISO 9000 certification, which certifies compliance by a company in meeting the requirements of a quality management system established by the International Standardization Organization. Our Evansville plant was certified in 1994, our Henderson plant was certified in 1995, our Iowa Falls plant was certified in 1996 and our Lawrence plant was certified in 1998. We are pursuing ISO certification in all of our other facilities. Extensive testing of parts for size, color, strength and material quality using statistical process control techniques and sophisticated technology is also an ongoing part of our traditional quality assurance activities.

SYSTEMS

      We use a fully integrated computer software system at our plants that is capable of producing complete financial and operational reports. This accounting and control system may be expanded to add new features and/or locations as we grow. In addition, we have a sophisticated quality assurance system based on ISO 9000 certification, a bar code based material management system and an integrated manufacturing system.


SOURCES AND AVAILABILITY OF RAW MATERIALS

      Plastic resin is the most important raw material that we purchase. We purchased about $62 million of resin in fiscal 1998, of which 70% was high density polyethylene, 12% linear low density polyethylene and 18% polypropylene. The above figures do not incorporate purchases of specialty resins. Our purchasing strategy is to buy from only high-quality, dependable suppliers, such as Dow, Union Carbide, Chevron, Phillips, Equistar, and Mobil. Although we do not have any supply contracts with our key suppliers, we believe that we have maintained outstanding relationships with these key suppliers over the past several years and expect that such relationships will continue into the foreseeable future. Based on our experience, we believe that adequate quantities of plastic resins will be available, but we cannot assure you of that. See "Risk Factors--We do not have firm contracts with plastic resin suppliers."

EMPLOYEES

      We have about 2,800 employees. None of our employees are covered by collective bargaining agreements. On February 5, 1998, the employees in Monroeville, Ohio voted to decertify the union in the facility. This facility was acquired as a result of the acquisition of Venture and was our only plant with a collective bargaining agreement during 1998.

PATENTS AND TRADEMARKS

      We have numerous patents and trademarks on our products. None of the patents or trademarks are considered by management to be material to our business. See "Legal Proceedings" below.


ENVIRONMENTAL MATTERS AND GOVERNMENT REGULATION

      Our past and present operations and the past and present ownership and operations of real property by Berry Plastics are subject to extensive and changing federal, state and local environmental laws and regulations pertaining to the discharge of materials into the environment, the handling and disposition of wastes or otherwise relating to the protection of the environment. We believe that we are in substantial compliance with applicable environmental laws and regulations. However, we cannot predict whether we will incur liability in the future under environmental statutes and regulations with respect to non-compliance with environmental laws, contamination of sites formerly or currently owned or operated by us or the off-site disposal of hazardous substances.

      Based upon a May 1998 compliance inspection, the Ohio Environmental Protection Agency issued a Notice of Violation dated June 23, 1998 to Venture alleging that its Monroeville, Ohio facility failed to file some reports required pursuant to the Federal Emergency Planning and Community Right-To-Know Act of 1986 (also known as "SARA Title III") for the reporting years 1994 and 1995. This matter has since been closed by the Ohio Environmental Protection Agency. No fines or penalties were assessed.

      Like any manufacturer, we may receive notices of potential liability, pursuant to CERCLA or analogous state laws, for cleanup costs associated with offsite waste recycling or disposal facilities at which wastes associated with its operations have allegedly come to be located. Liability under CERCLA is strict, retroactive and joint and several. No such notices are currently pending.

      The Food and Drug Administration regulates the material content of direct-contact food containers and packages, including thinwall containers that we manufacture. We use approved resins and pigments in our direct contact food products and believe we are in material compliance with all such applicable FDA regulations.

      The plastics industry, including Berry Plastics, also is subject to existing and potential federal, state, local and foreign legislation designed to reduce solid wastes by requiring, among other things, plastics to be degradable in landfills, minimum levels of recycled content, various recycling requirements, disposal fees and limits on the use of plastic products. In addition, various consumer and special interest groups have lobbied from time to time for the implementation of these and other similar measures. The principal resin used in our products, high-density polyethylene, is recyclable, and, accordingly, we believe that the legislation promulgated to date and such initiatives to date have not affected us negatively. It is possible that any future legislative or regulatory efforts or future initiatives may affect us adversely. Beginning January 1, 1995, legislation in Oregon, California and Wisconsin requires products packaged in rigid plastic containers to comply with standards intended to encourage recycling and to increase the use of recycled materials. Although the regulations vary by state, the principal requirement is typically the use of recycled plastic as an ingredient in containers sold for non-food uses. Additionally, Oregon and California allow lightweighting of the container or concentrating the product sold in the container as options for compliance. Oregon and California provide for an exemption from all these regulations if statewide recycling reaches or exceeds 25% of rigid plastic containers. In September 1996, California passed a new bill permanently exempting food and cosmetics containers from this requirement. However, non-food containers are still required to comply.

      In December 1996, the Department of Environmental Quality estimated that based on 1996 data Oregon had met its recycling goal of 25% for 1997, and accordingly, was in compliance for the 1997 calendar year. However, in January 1998, California formally approved a 23.2% recycling rate for the state during 1996, and since this falls below the required 25% rate for exemption of non-food containers, the state can now begin enforcing its recycled content mandate on any non-food plastic containers from 8 oz. to 5 gallons. In order to facilitate individual customer compliance with these regulations, we provide our customers with the option to purchase containers that are lower weight.

PROPERTIES

      The following table sets forth our principal facilities:

             LOCATION                  ACRES          SQUARE FOOTAGE                          USE                    OWNED/LEASED
-------------------------------    --------------     --------------       -------------------------------------   ----------------
Lawrence, KS...................          19.3              423,000         Manufacturing                                 Owned
Evansville, IN.................          13.4              420,000         Headquarters and Manufacturing                Owned
                                                                                                                    Leased (expires
Ontario, CA....................          10.0              200,000         Manufacturing                              August 2003)
Henderson, NV..................          12.0              168,000         Manufacturing                                 Owned
Charlotte, NC..................          32.0              148,000         Manufacturing                                 Owned
Streetsboro, OH................          12.0              140,000         Manufacturing                                 Owned
Monroeville, OH................          19.0              112,000         Manufacturing                                 Owned
                                                                                                                    Leased (expires
Minneapolis, MN................           3.0              110,000         Manufacturing                             December 2002)
Suffolk, VA....................          14.0              102,000         Manufacturing                                 Owned
Iowa Falls, IA.................          14.0              101,000         Manufacturing                                 Owned
Woodstock, IL..................          11.7               98,000         Manufacturing                                 Owned
Norwich, England...............           5.0               44,000         Manufacturing                                 Owned
                                                                                                                    Leased (expires
York, PA.......................          10.0               40,000         Manufacturing                             December 2001)

      We believe that our property and equipment are well-maintained, in good operating condition and adequate for our present needs.

LEGAL PROCEEDINGS

      We are party to various legal proceedings involving routine claims which are incidental to our business. Although our legal and financial liability with respect to such proceedings cannot be estimated with certainty, we believe that any ultimate liability would not be material to our financial condition.

      Berry Plastics and/or our subsidiary Berry Sterling have been litigating two lawsuits that involve United States Patent No. Des. 362,368. This patent claims an ornamental design for a cup that fits an automobile cup holder. On September 21, 1995, Berry Sterling filed suit in United States District Court, Eastern District of Virginia, against Pescor Plastics, Inc. for infringement of this patent. Pescor Plastics filed counterclaims seeking a declaratory judgment of invalidity and non-infringement, and damages under the Lanham Act. On December 28, 1995, Berry Sterling filed suit against Packaging Resources Incorporated in United States District Court, Southern District of New York, for infringement of this patent and seeking, among other equitable relief, damages in an unspecified amount. Packaging Resources has filed counterclaims against Berry Sterling alleging violation of the Lanham Act, tortious interference with Packaging Resources' prospective business advantage, consumer fraud and requesting a declaratory judgment that its "Drive-N-Go" cup does not infringe this patent. Packaging Resources has not specified the amount of damages sought. On February 25, 1998, after trial, a jury rendered a verdict in Berry Sterling's action against Pescor Plastics. The jury found the patent to be invalid on the grounds of functionality and obviousness and awarded Pescor $150,000 on its counterclaim. The jury also found that Pescor willfully infringed the patent and awarded Berry Sterling damages of $1.2 million, but this award was not included in the judgment because of the finding of the invalidity of the patent. On March 11, 1998, Berry Sterling filed a motion with the Court to set aside the verdict of invalidity and the award on the counterclaim, which was subsequently denied by the Court. On

April 29, 1998, Berry Sterling filed a Notice of Appeal of the Court's judgment and the denial of its motion to set aside the jury's verdict. Oral argument for the appeal took place on January 5, 1999.

      On August 30, 1999, the United States Court of Appeals for the Federal Circuit decided Berry Sterling's appeal in the Pescor Plastics case. The Federal Circuit affirmed the jury's finding that the patent owned by Berry Sterling was invalid. The Federal Circuit also affirmed in part and reversed in part the jury's finding of a Lanham Act violation, reducing the amount of the damages award against Berry Sterling from $150,000 to $7,490. The stipulated final judgment against Berry Sterling in the Pescor case is $24,171.26, including costs and applicable interest.

      Pursuant to the terms of a Stipulation and Order executed by Berry Sterling and Packaging Resources Incorporated, the Packaging Resources case will be taken off the suspense calendar and restored to the Court's active docket. Based on the invalidity of the patent, Packaging Resources is seeking to dismiss Berry Sterling's patent infringement claim in that case. Packaging Resources also currently intends to pursue its counterclaim's against Berry Sterling alleging violation of the Lanham Act, tortious interference with Packaging Resource's prospective business advantage and consumer fraud.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth information with respect to the executive officers, directors and key personnel of our parent, BPC Holding and its subsidiaries:

            NAME             AGE                TITLE                    ENTITY
            ----             ---                -----                    ------
Roberto Buaron(1)(4)........  52    Chairman and Director          Berry Plastics and BPC Holding
Martin R. Imbler(1)(4)....    51    President, Chief Executive
                                    Officer and Director           Berry Plastics
                                    President and Director         BPC Holding
Ira G. Boots................  45    Executive Vice President-
                                    Operations and Director        Berry Plastics
James M. Kratochvil.........  42    Executive Vice President,      Berry Plastics
                                    Chief Financial Officer,
                                    Treasurer and Secretary        BPC Holding
R. Brent Beeler.............  46    Executive Vice President,      Berry Plastics
                                    Sales and Marketing
Randy Hobson................  32    Vice President - Sales and
                                    Marketing                      Berry Plastics
Ruth Richmond...............  36    Vice President - Planning      Berry Plastics
                                    and Administration and
                                    Assistant Secretary
David Weaver................  36    Vice President and Plant
                                    Manager - Lawrence             Berry Plastics
Fredrick A. Heseman.........  46    Vice President and Plant
                                    Manager - Evansville           Berry Plastics
Bruce J. Sims...............  49    Vice President - Sales
                                    and Marketing, Housewares      Berry Plastics
George A. Willbrandt........  54    Vice President - Sales
                                    and Marketing                  Berry Plastics
Lawrence G. Graev(2)(3).....  54    Director                       Berry Plastics and BPC Holding
Joseph S. Levy(2)(3)........  31    Vice President, Assistant
                                    Secretary and Director         Berry Plastics and BPC Holding
Donald J. Hofmann,            41    Director                       Berry Plastics and BPC Holding
Mathew J. Lori..............  35    Director                       Berry Plastics and BPC Holding
David M. Clarke.............  48    Director                       Berry Plastics and BPC Holding

---------------------------------

(1)   Member of the Stock Option Committee of BPC Holding.
(2)   Member of the Audit Committee of BPC Holding.
(3)   Member of the Audit Committee of Berry Plastics.
(4)   Member of the Compensation Committee of Berry Plastics.

      ROBERTO BUARON has been Chairman and a Director of Berry Plastics since it was organized in December 1990. He has also served as Chairman and a Director of BPC Holding since 1990. He is the Chairman and Chief Executive Officer of First Atlantic Capital, Ltd., which he founded in 1989. From 1987 to 1989, he was an Executive Vice President with Overseas Partners, Inc., an investment management firm. From 1983 to 1986, he was First Vice President of Smith Barney, Inc., and a General Partner of First Century Partnership, its venture capital affiliate. Prior to 1983, he was a Principal at McKinsey & Company. Mr. Buaron is also a director of CFP Holdings, Inc., a processed meat company.

      MARTIN R. IMBLER has been President, Chief Executive Officer and a Director of Berry Plastics since January 1991. He has also served as a Director of BPC Holding since January 1991, and as President of BPC Holding since May 1996. From June 1987 to December 1990, he was President and Chief Executive Officer of Risdon Corporation, a cosmetic packaging company. Mr. Imbler was employed by American Can Company from 1981 to 1987, as Vice President and General Manager of the East/South Region Food and General Line Packaging business from 1985 to 1987 and as Vice President-Marketing, from 1981 to 1985.

      IRA G. BOOTS has been Executive Vice President-Operations, and a Director of Berry Plastics since April 1992. Prior to that, Mr. Boots was Vice President of Operations, Engineering and Product Development of the Company from December 1990 to April 1992. Mr. Boots was employed by Berry Plastics, Inc. from 1984 to December 1990 as Vice President-Operations.

      JAMES M. KRATOCHVIL was promoted to Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Berry Plastics in December 1997. He formerly served as Vice President, Chief Financial Officer and Secretary of Berry Plastics since 1991, and as Treasurer of Berry Plastics since May 1996. He was also promoted to Executive Vice President, Chief Financial Officer and Secretary of BPC Holding in December 1997. He formerly served as Vice President, Chief Financial Officer and Secretary of BPC Holding since 1991. Mr. Kratochvil was employed by Berry Plastics, Inc. from 1985 to 1991 as Controller.

      R. BRENT BEELER was promoted to Executive Vice President-Sales and Marketing in February 1996. He formerly served as Vice President, Sales and Marketing of Berry Plastics since December 1990. Mr. Beeler was employed by Berry Plastics, Inc. from October 1988 to December 1990 as Vice President, Sales and Marketing.

      RANDY HOBSON has been Vice President-Sales and Marketing of Berry Plastics since June 1998. Mr. Hobson was Marketing Manager-Containers for Berry Plastics from November 1997 to June 1998. Prior to that, he was a Regional Sales Manager from 1992 to November 1997. Mr. Hobson joined Berry Plastics, Inc. in 1988.

      RUTH RICHMOND has been Assistant Secretary of BPC Holding and Berry Plastics since April 1998. Ms. Richmond has been Vice President-Planning and Administration of Berry Plastics since January 1995. From January 1994 to December 1994, Ms. Richmond was Vice President and Plant Manager-Henderson. Ms. Richmond was Plant Manager-Henderson from February 1993 to January 1994 and Assistant General Manager-Henderson from February 1991 to February 1993. Ms. Richmond joined the accounting department of Berry Plastics, Inc. in 1986.

      DAVID WEAVER has been Vice President and Plant Manager-Lawrence of Berry Plastics since January 1997. From January 1993 to January 1997, he was Vice President and Plant Manager-Iowa Falls. From February 1992 to January 1993, Mr. Weaver was Plant Manager-Iowa Falls and, prior to that, he was Maintenance Engineering Supervisor from July 1990 to February 1992. Mr. Weaver was a Project Engineer from January 1989 to July 1990 for Berry Plastics, Inc.

      FREDRICK A. HESEMAN was promoted to Vice President and Plant Manager-Evansville of Berry Plastics in December 1997. From October 1996 to December 1997, Mr. Heseman was Plant Manager-Evansville, and prior to that, he was Engineering Manager from December 1990 to October 1996. Mr. Heseman was employed by Berry Plastics, Inc. from June 1987 to December 1990 as Engineering Manager.

      BRUCE J. SIMS has been Vice President-Sales and Marketing, Housewares of Berry Plastics since January 1997. Prior to the acquisition of PackerWare, Mr. Sims served as President of PackerWare from March 1996 to January 1997 and as Vice President from October 1994 to March 1996. From January 1990 to October 1994 he was Vice President of the Miner Container Corporation, a national injection molder. Mr. Sims was Executive Vice President of MKM Distribution Company from 1985 to 1990.

      GEORGE A. WILLBRANDT was promoted to Vice President-Sales and Marketing of Berry Plastics in April 1997. He formerly served as Vice President, Sales and Marketing of Berry Sterling since 1995. Prior to that he was President and co-owner of Sterling Products, which he founded in 1983.

      LAWRENCE G. GRAEV has been a Director of Berry Plastics and BPC Holding since August 1995. Mr. Graev has been a partner of the law firm of O'Sullivan Graev & Karabell, LLP of New York since 1974. Mr. Graev is also a Director of First Atlantic.

      JOSEPH S. LEVY has been Vice President and Assistant Secretary of Berry Plastics and BPC Holding since April 1995. Mr. Levy has been a Director of BPC Holding and the Company since April 1998. Mr. Levy has been a Vice President of First Atlantic Capital, Ltd. since December 1994. From 1991 to December 1994, Mr. Levy was an Associate at First Atlantic.

      DONALD J. HOFMANN, JR. has been a Director of BPC Holding and Berry Plastics since June 1996. Mr. Hofmann has been a General Partner of Chase Capital Partners since 1992. Prior to that, he was head of MH Capital Partners Inc., the equity investment arm of Manufacturers Hanover. Mr. Hofmann is also a director of Advanced Accessory Systems, LLC, a manufacturer of towing and rack systems and related accessories for automobiles.

      MATHEW J. LORI has been a Director of BPC Holding and Berry Plastics since October 1996. Mr. Lori has been a Principal with Chase Capital Partners since January 1998, and prior to that, Mr. Lori had been an Associate since April 1996. From September 1993 to March 1996, he was an Associate in the Merchant Banking Group of The Chase Manhattan Bank, N.A.

      DAVID M. CLARKE has been a Director of BPC Holding and Berry Plastics since June 1996. Mr. Clarke is a Managing Director with Aetna, Inc., a private equity investment group and, prior to that, he had been a Vice President in the Investment Group of Aetna Life Insurance Company from 1988 to 1996.

      A stockholders agreement contains provisions regarding the election of directors. See "Certain Transactions--Stockholders Agreements."

BOARD COMMITTEES

      The Board of Directors of BPC Holding has an Audit Committee and a Stock Option Committee, and the Board of Directors of Berry Plastics has an Audit Committee and a Compensation Committee. In each case, the Audit Committees oversee the activities of the independent auditors and internal controls. The Stock Option Committee administers the BPC Holding 1996 Stock Option Plan. The Compensation Committee makes recommendations to the Board of Directors of Berry Plastics concerning salaries and incentive compensation for our officers and employees.

EXECUTIVE COMPENSATION

      The following table sets forth a summary of the compensation paid by Berry Plastics to our Chief Executive Officer and our four other most highly compensated executive officers for services rendered in all capacities to Berry Plastics during fiscal 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL         LONG TERM
                                          COMPENSATION     COMPENSATION
                                        ---------------     SECURITIES
                                FISCAL                      UNDERLYING       OTHER
 NAME AND PRINCIPAL POSITION     YEAR   SALARY    BONUS     OPTIONS(#)   COMPENSATION(1)
 ---------------------------     ----   ------    -----     ----------   ------------
 Martin R. Imbler.............   1999   $362,940 $121,201         -          $1,620
 President and Chief Executive   1998   327,397   46,697          -           1,650
 Officer                         1997   307,396   87,623          -           1,520

 Ira G. Boots.................   1999   251,162   95,486          -           1,620
 Executive Vice President -      1998   176,631   39,024          -           1,650
 Operations                      1997   151,691   72,868          -           1,520

 James M. Kratochvil..........
 Executive Vice President,       1999   200,894   80,083          -           1,620
 Chief Financial Officer,        1998   142,483   30,413          -           1,650
 Treasurer and Secretary         1997   119,459   56,307          -           1,520

 R. Brent Beeler...............  1999   226,504   79,350          -           1,620
 Executive Vice President -      1998   145,218   32,621          -           1,650
 Sales and Marketing             1997   125,973   60,554          -           1,520

 George A. Willbrandt..........  1999   187,981   95,486          -           1,620
 Vice President - Sales and      1998   182,823   39,024          -           1,650
 Marketing                       1997   214,788       --          -          11,303

--------------------------------
(1) Amounts shown reflect contributions by us under our 401(k) plan and payments made under a one-time deferred bonus award plan. See "Certain Transactions-- Management." "

      The following table provides information on the number of exercisable and unexercisable management stock options held by the executive officers named in the summary compensation table at January 2, 1999.

                       FISCAL YEAR-END OPTION VALUES(1 )

                         NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                           OPTIONS AT FISCAL         IN-THE-MONEY OPTIONS AT
                                YEAR-END                 FISCAL YEAR-END
         NAME          EXERCISABLE/UNEXERCISABLE (#)EXERCISABLE/UNEXERCISABLE(2)
         ----          ------------------------- -------------------------------
Martin R. Imbler......       5,083/3,389              $355,810/237,230
Ira G. Boots..........       3,128/2,086               218,960/146,020
James M. Kratochvil...       1,955/1,304                136,850/91,280
R. Brent Beeler.......       1,955/1,304                136,850/91,280
George A. Willbrandt..           780/520                 54,600/36,400
--------------------------------
(1) None of BPC Holding's capital stock is currently publicly traded. The reflect management's estimate of the fair market value of the Class B Nonvoting Common Stock of BPC Holding at January 2, 1999.

(2) All options granted to management of Berry Plastics are excercisable for shares of Class B Nonvoting Common Stock, par value $.01 per share, of BPC Holding.

DIRECTOR COMPENSATION

      Directors receive no cash consideration for serving on the Board of Directors of BPC Holding or Berry Plastics, but directors are reimbursed for out-of-pocket expenses incurred in connection with their duties as directors.

EMPLOYMENT AGREEMENTS

      We have an employment agreement with Mr. Imbler that expires on June 30, 2001. Base compensation under the agreement for fiscal 1999 was $362,940. The agreement also provides for an annual performance bonus of $50,000 to $175,000 based upon Berry Plastics' attainment of specified financial targets. We may terminate Mr. Imbler's employment for "cause" or upon a "disability", as such terms are defined in the agreement. If we terminate Mr. Imbler "without cause" as defined in the agreement, Mr. Imbler is entitled to receive, among other things, the greater of one year's salary or 1/12 of one year's salary for each year, not to exceed 24 years in the aggregate, of employment with Berry Plastics. The agreement also contains customary noncompetition, nondisclosure and nonsolicitation provisions.

      We also have employment agreements with each of Messrs. Boots, Kratochvil, Beeler and Willbrandt each of which expires on June 30, 2001. The agreements provided for fiscal 1999 base compensation of $251,162 for Mr. Boots, $200,894 for Mr. Kratochvil, $226,504 for Mr. Beeler and $187,981 for Mr. Willbrandt. Salaries are subject in each case to annual adjustment at the discretion of the Compensation Committee of our Board of Directors. The agreements entitle each executive to participate in all other incentive compensation plans established for executive officers of Berry Plastics. We may terminate each agreement for "cause" or a "disability" as such terms are defined in the agreements. If we terminate an executive's employment without "cause" as defined in the agreements, the agreements require that we pay specified amounts to the terminated executive, including

      (1) the greater of

           (A) one year's salary or

           (B) 1/12 of one year's salary for each year, not to exceed 24 years in the aggregate, of employment with Berry Plastics, other than Mr. Willbrandt, who would receive one year's salary, and

      (2) particular benefits under applicable incentive compensation plans.

Each agreement also includes customary noncompetition, nondisclosure and nonsolicitation provisions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      We established the Compensation Committee comprised of Messrs. Buaron, Imbler and Hofmann, in October 1996. The annual salary and bonus paid to Messrs. Imbler, Boots, Kratochvil, Beeler and Willbrandt for fiscal 1999 were determined by the Compensation Committee in accordance with their respective employment agreements. All other compensation decisions with respect to officers of Berry Plastics are made by Mr. Imbler pursuant to policies established in consultation with the Compensation Committee.

      We are party to an amended and restated management agreement with First Atlantic Capital, Ltd. pursuant to which First Atlantic Capital provides us with financial advisory and management consulting services in exchange for an annual fee of $750,000 and reimbursement for out-of-pocket costs and expenses. In consideration of such services, we paid First Atlantic Capital fees and expenses of $835,000 for fiscal 1998, $771,200 for fiscal 1997, and $787,600 for fiscal
1996. In connection with the recapitalization of BPC Holding in 1996, the management agreement was amended to provide for a fee for services rendered in connection with some transactions equal to the lesser of

      (1) 1% of the total transaction value and

      (2) $1,250,000 for any such transaction consummated plus out-of-pocket expenses in respect of such transaction, whether or not consummated.

Also in connection with the recapitalization of BPC Holding in 1996, BPC Holding paid a fee of $1,250,000 plus reimbursement for out-of-pocket expenses to First Atlantic Capital for advisory services, including originating, structuring and negotiating the transaction. In January 1997, First Atlantic Capital received advisory fees of about $287,500 for originating, structuring and negotiating the acquisition of PackerWare and about $28,700 for providing similar services in connection with the acquisition of Container Industries. In May 1997, First Atlantic Capital received advisory fees of about $117,900 for originating, structuring and negotiating the acquisition of Virginia Design. In August 1997, First Atlantic Capital received advisory fees of about $531,600 for providing services in the acquisition of Venture. First Atlantic Capital received advisory fees of about $140,000 in July 1998 for originating, structuring and negotiating the acquisition of Norwich. In October 1998, First Atlantic Capital received advisory fees of about $180,000 for providing services in the acquisition of Knight. Upon completion of the Cardinal acquisition, First Atlantic received advisory fees of about $695,000 for services provided with respect to the acquisition. See "Certain Transactions."

      Mr. Buaron, the Chairman and a director of BPC Holding and Berry Plastics, is the Chairman and Chief Executive Officer of First Atlantic Capital. Mr. Graev is a director of First Atlantic Capital. As an officer and the sole stockholder of First Atlantic Capital, Mr. Buaron is entitled to receive any bonuses paid and any dividends declared by First Atlantic Capital on its capital stock, including any bonuses paid as a result of, and any dividends paid out of, the $1,250,000 fee paid by BPC Holding to First Atlantic Capital in connection with the recapitalization of BPC Holding or any of the fees paid with respect to the acquisitions described above. First Atlantic Capital is engaged by Atlantic Equity Partners International II to provide financial and management consulting services for which it receives annual fees. First Atlantic Capital and Atlantic Equity Partners International II have completely distinct ownership and equity structures. See "Certain Transactions."

      Atlantic Equity Partners, L.P., a stockholder of BPC Holding prior to the consummation of the recapitalization of BPC Holding in 1996, received about $67.6 million from the sale of its common stock in BPC Holding and warrants to purchase common stock. First Atlantic is engaged by Atlantic Equity Partners to provide financial and management consulting services for which it receives annual fees. First Atlantic and Atlantic Equity Partners have completely distinct ownership and equity structures. Atlantic Equity Associates, L.P., a Delaware limited partnership, is the sole general partner of Atlantic Equity Partners. Mr. Buaron is the sole shareholder of Buaron Capital Corporation. Buaron Capital is the managing and sole general partner of Atlantic Equity Associates. By virtue of their direct and indirect ownership interests in Atlantic Equity Partners, Mr. Levy is entitled to receive $178,000 and Buaron Capital is entitled to receive $4,672,000 from the proceeds from the sale of equity interests in BPC Holding. See "Certain Transactions."

      In connection with the recapitalization of BPC Holding in 1996, Mr. Imbler, a director of Berry Plastics and BPC Holding, received about $5.9 million, Douglas E. Bell, a former director of Berry Plastics, received about $2.5 million, Mr. Boots, a director of Berry Plastics, received about $2.4 million, and Messrs. Beeler and Kratochvil, officers of Berry Plastics, each received about $1.3 million from their sale of equity interests in BPC Holding. In connection with the offering in April 1994 of the 1994 notes, we paid a $50.0 million dividend on our common stock to BPC Holding, and BPC Holding distributed that amount to its holders of equity interests. In connection therewith, BPC Holding agreed to pay cash bonuses, upon the occurrence of particular events, to the members of management who held options under BPC Holding's 1991 stock option plan in amounts equal to the amounts they would have been entitled to had the shares of common stock underlying their unvested options been outstanding at the time of the declaration of the $50.0 million dividend by BPC Holding. As a result of the recapitalization of BPC Holding, such bonuses were paid to Messrs. Imbler, Bell, and Boots. Mr. Imbler received a bonus in the amount of $594,000. Messrs. Bell and Boots each received bonuses of $238,000. See "Certain Transactions."

      In connection with the recapitalization of BPC Holding in 1996, Chase Securities Inc., an affiliate of Chase Venture Capital Associates and Messrs. Hofmann and Lori, received a fee of $500,000 for arranging the sale of $15.0 million of BPC Holding's Common Stock to Atlantic Equity Partners International II, Chase Venture Capital Associates and other equity investors and the sale of $15.0 million of BPC Holding's Preferred Stock to Chase Venture Capital Associates. Chase Manhattan Investment Holdings, Inc., an affiliate of Chase Securities and

Messrs. Hofmann and Lori, received about $13.6 million from the sale of equity interests of BPC Holding in the 1996 transaction.

STOCK OPTION PLAN

      Employees, directors and some independent consultants of Berry Plastics and its subsidiaries are entitled to participate in the BPC Holding 1996 stock option plan. This stock option plan provides for the grant of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and stock options that are non-qualified under the Code. The total number of shares of Class B Nonvoting Common Stock of BPC Holding for which options may be granted pursuant to the stock option plan is 51,620. The stock option plan will terminate on October 3, 2003 or such earlier date on which the Board of Directors of BPC Holding, in its sole discretion, determines. The Stock Option Committee of the Board of Directors of BPC Holding administers all aspects of the stock option plan. The Stock Option Committee selects which of Berry Plastics' directors, employees and independent consultants will receive options, the time when options are granted, whether the options are incentive stock options or non-qualified stock options, the manner and timing for vesting of such options, the terms of such options, the exercise date of any options and the number of shares subject to such options. Directors who are also employees are eligible to receive options under the stock option plan.

      The exercise price of incentive stock options granted by BPC Holding under the stock option plan may not be less than 100% of the fair market value of the Class B Nonvoting Common Stock at the time of grant and the term of any option may not exceed seven years. With respect to any employee who owns stock representing more than 10% of the voting power of the outstanding capital stock of BPC Holding, the exercise price of any incentive stock option may not be less than 110% of the fair market value of such shares at the time of grant and the term of such option may not exceed five years. The exercise price of a non-qualified stock option is determined by the Stock Option Committee on the date the option is granted. However, the exercise price of a non-qualified stock option may not be less than 100% of the fair market value of Class B Nonvoting Common Stock if the option is granted at any time after the initial public offering of such stock.

      Options granted under the stock option plan are nontransferable except by will and the laws of descent and distribution. Options granted under the stock option plan typically expire after seven years and vest over a five-year period based on timing as well as achieving financial performance targets.

      Under the stock option plan, as of July 3, 1999, there were outstanding options to purchase an aggregate of 50,354 shares of Class B Nonvoting Common Stock to 67 employees of Berry Plastics, at an exercise price between $100 and $122 per share. Of that amount, options to purchase an aggregate of 21,504 shares have been issued to the executive officers named in the summary compensation table in October 1996, at an exercise price of $100 per share, including 8,472 to Mr. Imbler, 5,214 to each of Messrs. Bell and Boots, 3,259 to each of Messrs. Beeler and Kratochvil, and 1,300 to Mr. Willbrandt.

                             PRINCIPAL STOCKHOLDERS

      All of our outstanding capital stock is owned by BPC Holding. The following table sets forth information regarding the ownership of the capital stock of BPC Holding with respect to the following:

      o each person known by BPC Holding to own beneficially more than 5% of the outstanding shares of any class of its voting capital stock;

      o   each of BPC Holding's directors;

      o   the executive officers named in the summary compensation table; and

      o   all directors and officers as a group.

Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address for each stockholder is c/o Berry Plastics Corporation, 101 Oakley Street, Evansville, Indiana 47710.

                                         Shares of                                          Shares of                Percentage of
                                          Voting                                            Nonvoting               All Classes of
                                      Common Stock(1)         Percentage of              Common Stock(1)             Common Stock
      Name and Address of          --------------------           Voting      -----------------------------------
       Beneficial Owner            Class A      Class B        Common Stock    Class A        Class B     Class C   (Fully-Diluted)
----------------------------       -------      -------       -------------   --------        -------     -------   ---------------
Atlantic Equity Partners
   International II, L.P.(2)           --       128,142            54.4%            --         3,385       11,470         22.3%
Chase Venture Capital
   Associates, L.P.(3).....        52,000         5,623 (4)        23.9        148,000        17,837 (4)       --         34.8
BPC Equity, LLC(5).........        31,200            --            13.2         88,800            --           --         18.7
Roberto Buaron(6)..........            --       128,142            54.4             --         3,385       11,470         22.3
Martin R. Imbler...........            --         3,629             1.5             --        15,390(7)       664          3.1

Joseph S. Levy(8)..........            --            42             *               --           118           14          *
Lawrence G. Graev(9).......            --            --             --              --            --           --          --
Donald J. Hofmann, Jr..(10)        52,000         5,623 (4)        23.9        148,000        17,837 (4)       --         34.8
Mathew J. Lori(11).........        52,000         5,623 (4)        23.8        148,000        17,837 (4)       --         34.8
David M. Clarke(12)........        31,200            --            13.2         88,800            --           --         18.7
Ira G. Boots...............            --         1,718             *               --         5,446(13)       --          1.1
James M. Kratochvil........            --         1,196             *               --         5,359(14)      391          1.1
R. Brent Beeler............            --         1,196             *               --         5,359(15)      391          1.1
George A. Willbrandt.......            --           520             *               --         2,260(16)      170          *
All officers and directors as a
    group (16 persons).....        83,200       143,644            96.3        236,800        63,330       13,616         84.1

----------------------------

* Less than one percent.
(1) Included in the amounts of common stock presented in this chart are warrants to purchase shares of common stock of BPC Holding. The authorized capital stock of BPC Holding consists of 3,500,000 shares of capital stock, including 2,500,000 shares of common stock, $.01 par value, and 1,000,000 shares of preferred stock, $.01 par value. Of the 2,500,000 shares of common stock of BPC Holding, 500,000 shares are designated Class A Voting Common Stock, 500,000 shares are designated Class A Nonvoting Common Stock, 500,000 shares are designated Class B Voting Common Stock, 500,000 shares are designated Class B Nonvoting Common Stock, and 500,000 shares are designated Class C Nonvoting Common Stock. Of the 1,000,000 shares of preferred stock of BPC Holding, 800,000 shares are designated Series A Senior Cumulative Exchangeable Preferred Stock, and 200,000 shares are designated Series B Cumulative Preferred Stock.
(2) Address is P. O. Box 847, One Capital Place, Fourth Floor, Grand Cayman, Cayman Islands, British West Indies. Atlantic Equity Associates International II, L.P., a Delaware limited partnership, is the sole general partner of Atlantic Equity Partners International II and as such exercises voting and/or investment power over shares of capital stock owned by Atlantic Equity Partners International II, including the shares of common stock of BPC Holding held by Atlantic Equity Partners International

     II. Mr. Buaron is the sole shareholder of Buaron Holdings Ltd. Buaron Holdings is the sole general partner of Atlantic Equity Associates International II. As the general partner of Atlantic Equity Associates International II, Buaron Holdings may be deemed to beneficially own the shares of common stock of BPC Holding held by Atlantic Equity Partners International II. Buaron Holdings disclaims any beneficial ownership of any shares of capital stock owned by Atlantic Equity Partners International II, including the shares of common stock of BPC Holding held by Atlantic Equity Partners International II. Through his affiliation with Buaron Holdings and Atlantic Equity Associates International II, Mr. Buaron controls the sole general partner of Atlantic Equity Partners International II and therefore has the authority to control voting and/or investment power over, and may be deemed to beneficially own, the shares of common stock of BPC Holding owned by Atlantic Equity Partners International II. Mr. Buaron disclaims any beneficial ownership of any of these shares.
(3)  Address is 380 Madison Avenue, 12th Floor, New York, New York 10017.
(4) Represents warrants to purchase such shares of common stock held by Chase Venture Capital Associates that are currently exercisable.
(5) Address is c/o Aetna Life Insurance Company, Private Equity Group, IG6U, 151 Farmington Avenue, Hartford, Connecticut 06156. Aetna Life Insurance Company exercises voting and/or investment power over shares of capital stock owned by BPC Equity, LLC, including shares of common stock of BPC Holding held by BPC Equity.
(6) Address is c/o First Atlantic Capital, Ltd., 135 East 57th Street, New York, New York 10022. Represents shares of common stock of BPC Holding owned by Atlantic Equity Partners International II. Mr. Buaron is the sole shareholder of Buaron Holdings. Buaron Holdings is the sole general partner of Atlantic Equity Associates International II. Atlantic Equity Associates International II is the sole general partner of Atlantic Equity Partners International II and as such, exercises voting and/or investment power over shares of capital stock owned by Atlantic Equity Partners International II, including the shares of common stock of BPC Holding held by Atlantic Equity Partners International II. Mr. Buaron, as the sole shareholder and Chief Executive Officer of Buaron Holdings, controls the sole general partner of Atlantic Equity Partners International II and therefore has voting and/or investment power over, and may be deemed to beneficially own, the shares of common stock of BPC Holding held by Atlantic Equity Partners International
     II. Mr. Buaron disclaims any beneficial ownership of the such shares.
(7) Includes 5,083 options granted to Mr. Imbler, which are presently exercisable.
(8) Address is c/o First Atlantic Capital, Ltd., 135 East 57th Street, New York, New York 10022.
(9) Address is c/o O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112.
(10) Address is c/o Chase Capital Partners, 380 Madison Avenue, 12th Floor, New York, New York 10017. Represents shares owned by Chase Venture Capital Associates. Mr. Hofmann is a General Partner of Chase Capital Partners, which is the private equity investment arm of Chase Manhattan Corporation, which is an affiliate of Chase Venture Capital Associates. Mr. Hofmann disclaims any beneficial ownership of the shares of common stock of BPC Holding held by Chase Venture Capital Associates.
(11) Address is c/o Chase Capital Partners, 380 Madison Avenue, 12th Floor, New York, New York 10017. Represents shares owned by Chase Venture Capital Associates. Mr. Lori is a Principal of Chase Capital Partners, which is the private equity investment arm of Chase Manhattan Corporation, which is an affiliate of Chase Venture Capital Associates. Mr. Lori disclaims any beneficial ownership of the shares of common stock of BPC Holding held by Chase Venture Capital Associates.
(12) Address is c/o Aetna Life Insurance Company, Private Equity Group, IG6U, 151 Farmington Avenue, Hartford, Connecticut 06156. Represents shares owned by BPC Equity. Mr. Clarke is a Managing Director of Aetna, Inc., an affiliate of Aetna Life Insurance Company, which is a member of BPC Equity. Mr. Clarke disclaims any beneficial ownership of the shares of common stock of BPC Holding held by BPC Equity.
(13) Includes 3,128 options granted to Mr. Boots, which are currently exercisable.
(14) Includes 1,955 options granted to Mr. Kratochvil, which are currently exercisable.
(15) Includes 1,955 options granted to Mr. Beeler, which are currently exercisable.
(16) Includes 780 options granted to Mr. Willbrandt, which are currently exercisable.

                              CERTAIN TRANSACTIONS

FIRST ATLANTIC

      Pursuant to the management agreement between us and First Atlantic Capital, First Atlantic Capital provides us with financial advisory and management consulting services in exchange for an annual fee of $750,000 and reimbursement for out-of-pocket costs and expenses. We paid First Atlantic fees and expenses of about $835,000 for fiscal 1998, $771,200 for fiscal 1997 and $787,600 for fiscal 1996 for these services. The management agreement also provides for a fee for services rendered in connection with transactions equal to the lesser of 1% of the total transaction value and $1,250,000 for any such transaction consummated plus out-of-pocket expenses, whether or not consummated. In connection with the recapitalization of BPC Holding in 1996, BPC Holding paid a fee of about $1,250,000 plus reimbursement for out-of-pocket expenses to First Atlantic Capital for advisory services. These services included originating, structuring and negotiating the recapitalization of BPC Holding. First Atlantic Capital received advisory fees of about $287,500 for originating, structuring and negotiating the acquisition of PackerWare and about $28,700 for providing similar services in connection with the acquisition of Container Industries. In May 1997, First Atlantic Capital received advisory fees of about $117,900 for originating, structuring and negotiating the acquisition of Virginia Design. In August 1997, First Atlantic Capital received advisory fees of about $531,600 for providing services with respect to the acquisition of Venture. First Atlantic Capital received advisory fees of about $140,000 in July 1998 for originating, structuring and negotiating the acquisition of Norwich, and in October 1998 First Atlantic Capital received advisory fees of about $180,000 for providing services with respect to the acquisition of Knight. Upon completion of the Cardinal acquisition, First Atlantic received advisory fees of about $695,000 for services provided with respect to the acquisition.

      Mr. Buaron, the Chairman and a director of BPC Holding and Berry Plastics, is the Chairman and Chief Executive Officer of First Atlantic Capital. As an officer and the sole stockholder of First Atlantic Capital, Mr. Buaron is entitled to receive any bonuses paid and any dividends declared by First Atlantic Capital on its capital stock, including any bonuses paid as a result of, and any dividends paid out of, the $1,250,000 fee paid by BPC Holding to First Atlantic Capital in connection with the recapitalization of BPC Holding in 1996 or any of the fees paid with respect to the acquisitions described above. Mr. Graev is also a director of First Atlantic Capital, and Mr. Levy is an officer of First Atlantic Capital. First Atlantic Capital is engaged by Atlantic Equity Partners International II to provide financial and management consulting services for which it receives annual fees. First Atlantic Capital and Atlantic Equity Partners International II have completely distinct ownership and equity structures.

      Atlantic Equity Partners, L.P., a stockholder of BPC Holding prior to the consummation of the recapitalization of BPC Holding in 1996, received about $67.6 million from the sale of its common stock in BPC Holding and warrants to purchase common stock. First Atlantic is engaged by Atlantic Equity Partners to provide financial and management consulting services for which it receives annual fees. First Atlantic and Atlantic Equity Partners have completely distinct ownership and equity structures. Atlantic Equity Associates, L.P., is the sole general partner of Atlantic Equity Partners. Mr. Buaron is the sole shareholder of Buaron Capital, and Buaron Capital is the managing and sole general partner of Atlantic Equity Associates. By virtue of their direct and indirect ownership interests in Atlantic Equity Partners, Mr. Levy is entitled to receive $178,000 and Buaron Capital is entitled to receive $4,672,000 from the proceeds from the sale of equity interests in BPC Holding.

THE 1996 TRANSACTION

      On June 18, 1996, our parent, BPC Holding, consummated the transaction described below. BPC Mergerco, Inc. was organized by Atlantic Equity Partners International II, Chase Venture Capital Associates, L.P., and other institutional investors to acquire a majority of the outstanding capital stock of BPC Holding. Pursuant to a stock purchase and recapitalization agreement dated as of June 12, 1996, some of the common stock purchasers purchased shares of common stock of BPC Mergerco. In addition, pursuant to a preferred stock and warrant purchase agreement dated as of June 12, 1996, Chase Venture Capital Associates and the Northwestern Mutual Life Insurance Company purchased shares of preferred stock of BPC Mergerco and warrants to purchase shares of common stock of BPC Mergerco. Immediately after the purchase of the common stock, the preferred stock and the

1996 warrants of BPC Mergerco, BPC Mergerco merged with and into BPC Holding, with BPC Holding being the surviving corporation. Upon the consummation of this merger:

      (1) each share of Class A Common Stock, $.00005 par value, and Class B Common Stock, $.00005 par value, of BPC Holding and some previously held warrants exercisable for such Class A and Class B Common Stock were converted into the right to receive cash equal to the purchase price per share for the common stock into which such warrants were exercisable less the amount of the nominal exercise price therefor,

      (2) all other classes of common stock of BPC Holding, a majority of which was held by members of management, were converted into shares of common stock of the surviving corporation. These shares constituted about 19% of the post-merger common stock and the surviving corporation, and

      (3) the common stock, preferred stock and 1996 warrants of Mergerco were converted into common stock, preferred stock and warrants of the surviving corporation, respectively. In addition, upon the consummation of the merger, the holders of the warrants to purchase capital stock of BPC Holding that were issued in connection with the offering of the 1994 notes became entitled to receive cash equal to the purchase price per share for the common stock into which such warrants were exercisable less the amount of the exercise price therefor.

      The aggregate consideration paid to the sellers of the equity interests in BPC Holding, including the holders of the 1994 warrants, was about $119.6 million in cash. In order to finance the recapitalization of BPC Holding, including the payment of related fees and expenses:

      (1)   BPC Holding issued the 1996 notes for net proceeds of about
            $100.2 million. Net proceeds were about $64.6 million after deducting the amount of such net proceeds used to purchase marketable securities available for payment of interest on the 1996 notes;

      (2) the common stock purchasers, the preferred stock purchasers and some members of management made equity and rollover investments in the aggregate amount of $70.0 million. This amount included rollover investments of about $7.1 million by certain members of management and $3.0 million by an existing institutional shareholder; and

      (3) BPC Holding received an aggregate of about $0.9 million in connection with the exercise of management stock options to purchase common stock of BPC Holding.

      In connection with the recapitalization of BPC Holding, Atlantic Equity Partners International II, Chase Venture Capital Associates, some other institutional investors and some members of management entered into a stockholders agreement pursuant to which particular stockholders, among other things:

      (1)   were granted specific registration rights and

      (2) under specific circumstances, have the right to force a sale of BPC Holding.

MANAGEMENT

      In connection with the recapitalization of BPC Holding in 1996, Mr. Imbler received about $5.9 million, Mr. Bell received about $2.5 million, Mr. Boots received about $2.4 million, and Messrs. Kratochvil and Beeler each received about $1.3 million from their sale of equity interests in BPC Holding. In connection with the 1994 transaction, we paid a $50.0 million dividend on our common stock to BPC Holding, and BPC Holding distributed that amount to its holders of equity interests. In connection therewith, BPC Holding agreed to pay cash bonuses, upon the occurrence of particular events, to the members of management who held options under BPC Holding's 1991 stock option plan in amounts equal to the amounts they would have been entitled to had the shares of common stock underlying their unvested options been outstanding at the time of the declaration of the $50.0 million dividend by BPC Holding. As a result of the recapitalization of BPC Holding in 1996, bonuses were paid to Mr. Imbler in the amount of about $594,000, to Mr. Bell in the amount of about $238,000, to Mr. Boots in the amount of about $238,000, to Mr. Kratochvil in the amount of about $119,000 and to Mr. Beeler in the amount of about $119,000.

STOCKHOLDERS AGREEMENTS

      In connection with the recapitalization of BPC Holding, BPC Holding entered into a stockholders agreement dated as of June 18, 1996 with the common stock purchasers, certain management stockholders and, for limited purposes thereunder, the preferred stock purchasers. The stockholders agreement grants the common stock purchasers rights and obligations, including the following:

      (1) until the occurrence of events specified in the stockholders agreement, to designate the members of a seven person Board of Directors as follows:

            (A)  one director will be Roberto Buaron or his designee;

            (B) Atlantic Equity Partners International II will have the right to designate three directors. Currently these three directors are Messrs. Graev, Imbler and Levy;

            (C) Chase Venture Capital Associates will have the right to designate two directors, who are currently Messrs. Hofmann and Lori; and

            (D) the institutional holders, excluding Atlantic Equity Partners International II and Chase Venture Capital Associates, will have the right to designate one director. Currently this director is Mr. Clarke;

      (2) in the case of some common stock purchasers, to subscribe for a proportional share of future equity issuances by BPC Holding;

      (3) under some circumstances and in the case of Atlantic Equity Partners International II or Chase Venture Capital Associates, to cause the initial public offering of equity securities of BPC Holding or a sale of BPC Holding subsequent to the fifth anniversary of the closing of the recapitalization of BPC Holding and

      (4) under some circumstances and in the case of a majority in interest of the institutional holders, to cause the initial public offering of equity securities of BPC Holding or a sale of BPC Holding subsequent to the sixth anniversary of the closing of the recapitalization of BPC Holding. Provisions under the stockholders agreement also

            (A) prohibit BPC Holding from taking specific actions without the consent of holders of a majority of voting stock held by Chase Venture Capital Associates and the institutional holders other than Atlantic Equity Partners International II or, following the occurrence of particular events, the consent of Atlantic Equity Partners International II, including particular transactions between BPC Holding and any subsidiary, on the one hand, and First Atlantic Capital or any of its affiliates, on the other hand;

            (B) obligates BPC Holding to provide some common stock purchasers with financial and other information regarding BPC Holding and to provide access and inspection rights to all common stock purchasers; and

            (C) restricts transfers of equity by the common stock purchasers, subject to some exceptions, including transfers of up to 10% of the equity, including warrants to purchase equity, held by each common stock purchaser on the date of the stockholders agreement. Pursuant to the stockholders agreement, under some circumstances the preferred stock purchasers and their transferees have tag-along rights with respect to the 1996 warrants and the common stock of BPC Holding issuable upon exercise of the 1996 warrants. Under specified circumstances and subject to some exceptions, the preferred stock purchasers and their transferees are entitled to include a pro rata share of their preferred stock in a transaction or series of related transactions involving the transfer by Atlantic Equity Partners International II, Chase Venture Capital Associates and the specified institutional holders of more than 50% of the aggregate amount of securities held by them immediately following the closing of the 1996 transaction.

      The stockholders agreement grants specified registration rights to the common stock purchasers. Atlantic Equity Partners International II and Chase Venture Capital Associates each have the right, on three occasions, to demand registration, at BPC Holding's expense, of their shares of common stock of BPC Holding. Under some circumstances, a majority in interest of the institutional holders, excluding Atlantic Equity Partners International II and Chase Venture Capital Associates, have the right, on one occasion, to demand registration, at BPC Holding's expense, of their shares of common stock of BPC Holding. The stockholders agreement provides that if BPC Holding proposes to register any of its securities, either for its own account or for the account of other stockholders, BPC Holding will be required to notify all common stock purchasers and to include in such registration the shares of common stock of BPC Holding requested to be included by them. All shares of common stock of BPC Holding owned by the common stock purchasers requested to be included in a registration will be subject to cutbacks under specified circumstances in connection with an underwritten public offering.

      The provisions of the stockholders agreement regarding voting rights, negative covenants, information/inspection rights, the right to force a sale of BPC Holding, preemptive rights and transfer restrictions generally will expire on the earlier to occur of:

          o the fifth anniversary of the closing of the recapitalization of BPC Holding in 1996, if an underwritten public offering of equity securities of BPC Holding resulting in gross proceeds of at least $20.0 million occurs prior to such fifth anniversary;

          o the occurrence of such underwritten public offering that occurs subsequent to such fifth anniversary of the closing of the recapitalization of BPC Holding in 1996;

          o the twentieth anniversary of the closing of the recapitalization of BPC Holding in 1996; and

          o   a sale of BPC Holding.

      In addition, the stockholders agreement provides that rights of a common stock purchaser, to the extent such rights apply to such common stock purchaser, to designate members of the Board of Directors of BPC Holding and/or to approve particular actions by BPC Holding will terminate under specific circumstances.

      BPC Holding is also party to an amended and restated stockholders agreement dated June 18, 1996, with Atlantic Equity Partners International II and all management stockholders including, among others, Messrs. Imbler, Boots, Kratochvil, Beeler, and Willbrandt. The management stockholders agreement contains provisions that:

      o     limit transfers of equity by the management stockholders;

      o require the management stockholders to sell their shares as designated by BPC Holding or Atlantic Equity Partners II upon the consummation of particular transactions;

      o grant the management stockholders particular rights of co-sale in connection with sales by Atlantic Equity Partners International II;

      o grant BPC Holding rights to repurchase capital stock from the management stockholders upon the occurrence of particular events; and

      o require the management stockholders to offer shares to BPC Holding prior to any permitted transfer.

CHASE SECURITIES INC.

      In connection with the recapitalization of BPC Holding in 1996, Chase Securities, an affiliate of Chase Venture Capital Associates and Messrs. Hofmann and Lori, who are members of the Board of Directors of BPC Holding and Berry Plastics, received a fee of $500,000 for arranging the sale of $15.0 million of BPC Holding's Common Stock to some of the common stock purchasers and the sale of $15.0 million of BPC Holding preferred stock to Chase Venture Capital Associates. Chase Manhattan Investment Holdings, Inc., an affiliate of Chase Securities and Messrs. Hofmann and Lori, received about $13.6 million from the sale of equity interests of BPC Holding in the recapitalization of BPC Holding.

LEGAL SERVICES

      Mr. Graev is a partner of the law firm of O'Sullivan Graev & Karabell, LLP, New York, New York. O'Sullivan Graev & Karabell, LLP provides legal services to us and to BPC Holding in connection with particular matters, principally relating to transactional, securities law, general corporate and litigation matters.

TRANSACTIONS WITH AFFILIATES

      The indentures governing the 1994 notes, the 1996 notes, the 1998 notes and the 1999 notes, the stockholders agreement, and our credit facility restrict our and our affiliates' ability to enter into transactions with affiliates, including officers, directors and principal stockholders.

                            DESCRIPTION OF OTHER DEBT

BPC HOLDING 1996 NOTES

      On June 18, 1996, BPC Holding, as part of a recapitalization, issued 12.50% Senior Secured Notes due 2006 for net proceeds, after expenses, of about $100.2 million. Net proceeds were about $64.6 million after deducting the amount of such net proceeds used to purchase marketable securities available for payment of interest on the notes. These notes were exchanged in October 1996 for the 12.50% Series B Senior Secured Notes due 2006. Interest on the 1996 notes is payable semi-annually on June 15 and December 15 of each year. In addition, from December 15, 1999 until June 15, 2001, BPC Holding may, at its option, pay interest, at an increased rate of 0.75% per annum, in additional 1996 notes valued at 100% of the principal amount thereof.

      In connection with the 1996 notes, $35.6 million was placed in escrow to pay three years' interest on the notes. The escrow account was depleted on June 15, 1999.

      The 1996 notes rank senior in right of payment to all existing and future subordinated debt of BPC Holding and all other obligations of Berry Plastics, including BPC Holding's subordinated guarantee of the 1994 notes, the 1998 notes and the 1999 notes and PARI PASSU in right of payment with all senior debt of BPC Holding. The 1996 notes are structurally subordinated to all existing and future senior debt of Berry Plastics, including borrowings under the credit facility and our Nevada industrial revenue bonds.

BERRY PLASTICS 1994 NOTES AND 1998 NOTES

      On April 21, 1994, Berry Plastics completed an offering of 100,000 units consisting of $100.0 million aggregate principal amount of 12.25% Berry Plastics Corporation Senior Subordinated notes due 2004 and 100,000 warrants to purchase
1.13237 shares of Class A Common Stock, $.00005 par value, of BPC Holding. The 1994 notes mature on April 15, 2004 and interest is payable semi-annually on October 15 and April 15 of each year and commenced on October 15, 1994. The 1994 notes are unconditionally guaranteed on a senior subordinated basis by the guarantors. The net proceeds to Berry Plastics from the sale of the 1994 notes, after expenses, were $93.0 million.

      On August 24, 1998, Berry Plastics issued $25 million aggregate principal amount of 12.25% Berry Plastics Corporation Series B Senior Subordinated notes due 2004. The 1998 notes mature on April 15, 2004 and interest is payable semi-annually on October 15 and April 15 of each year and commenced on October 15, 1998. The 1998 notes are unconditionally guaranteed on a senior subordinated basis by BPC Holding and each of Berry Plastics' subsidiaries. The net proceeds to Berry Plastics from the sale of the 1998 notes, after expenses, were $25.2 million.

      Berry Plastics is not required to make mandatory redemption or sinking fund payments with respect to the 1994 notes or 1998 notes. The 1994 notes and 1998 notes may be redeemed at the option of Berry Plastics, in whole or in part, at redemption prices ranging from 106.125% beginning on April 15, 1999 and par after April 15, 2002. Upon a change of control, as defined in the indentures governing the 1994 notes and 1998 notes, each holder of 1994 notes and 1998 notes will have the right to require Berry Plastics to repurchase all or any part of such holder's notes at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued interest.

      The 1994 notes and 1998 notes rank PARI PASSU with the notes and PARI passu with or senior in right of payment to all existing and future subordinated debt of Berry Plastics. The 1994 notes and 1998 notes rank junior in right of payment to all existing and future senior debt of Berry Plastics, including borrowings under our credit facility and our Nevada industrial revenue bonds.

      The indentures governing the 1994 notes and 1998 notes contain certain covenants which, among other things, limit Berry Plastics and its subsidiaries' ability to incur debt, merge or consolidate, sell, lease or transfer assets, make dividend payments and engage in transactions with affiliates.

      The terms of the 1998 notes are identical in all material respects to the terms of the 1994 notes, except that the 1994 notes have a priority upon the payment of proceeds pursuant to an asset sale. In addition, since the 1998 notes are issued pursuant to a separate indenture from the 1994 notes, holders of the 1998 notes vote as a separate class from holders of the 1994 notes.

THE CREDIT FACILITY

      Our credit facility with NationsBank, N.A. provides for aggregate borrowing up to a maximum of about $134.4 million including:

            o a $70.0 million revolving line of credit, subject to a borrowing base formula. At October 2, 1999, we had unused borrowing capacity under our credit facility's revolving line of credit of about $23.9 million;

            o a(pound)1.5 million revolving line of credit, subject to a borrowing base;

            o     a $51.1 million term loan facility;

            o     a(pound)3.4 million term loan facility; and

            o a $5.2 million standby letter of credit facility to support our and our subsidiaries' obligations under our Nevada industrial revenue bonds.

      The debt under our credit facility is guaranteed by BPC Holding and substantially all of our subsidiaries.

      The credit facility matures on January 21, 2002 unless previously terminated by us or by the lenders upon an event of default as defined in the credit agreement. The term loan facilities require periodic principal payments, varying in amount through the maturity of the facility. Such periodic payments will aggregate about $19.0 million for fiscal 1999 and about $19.9 million for fiscal 2000. Interest on borrowings under the credit facility is based on either:

            o the lender's base rate, which is the higher of the lender's prime rate and the federal funds rate plus 0.50%, plus an applicable margin of 0.50%; or

            o LIBOR (adjusted for reserves) plus an applicable margin of 2.0%, at our option. Following receipt of the quarterly financial statements, the agent under our credit facility has the option to change the applicable interest rate margin on loans, other than under the UK revolver and UK term loan, once per quarter to a specified margin determined by the ratio of funded debt to EBITDA of Berry Plastics and our subsidiaries. Notwithstanding the foregoing, interest on borrowings under the UK revolver and the UK term loan is based on LIBOR (adjusted for reserves) plus 2.50%.

      The credit facility contains various covenants which include, among other things:

            o maintenance of particular financial ratios and compliance with particular financial tests and limitations;

                  (a)Tangible capital funds must be greater than the following amounts as of the end of the respective fiscal quarter:

                         3rd 1999          $80.0 million
                         4th 1999          $80.0 million
                         1st 2000          $91.5 million

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                         2nd 2000          $91.5 million
                         3rd 2000          $91.5 million
                         4th 2000          $93.0 million
                         1st 2001          $93.0 million
                         2nd 2001          $116.5 million
                         all thereafter    $130.0 million

                  (b)On a rolling four quarter basis, the Company's leverage rates cannot exceed the following as of the respective fiscal quarter:

                         3rd 1999           4.5 to 1.0
                         4th 1999           4.25 to 1.0
                         1st 2000           4.25 to 1.0
                         2nd 2000           3.75 to 1.0
                         3rd 2000           3.75 to 1.0
                         4th 2000           3.75 to 1.0
                         1st 2001           3.75 to 1.0
                         all thereafter     3.5 to 1.0

                  (c)On a rolling four quarter basis, the Company's interest coverage ratio must exceed the following as of the respective fiscal quarter:

                         3rd 1999           2.0 to 1.0
                         all thereafter     2.5 to 1.0

                  (d)On a fiscal year basis, the Company must maintain a fixed charge ratio of at least 1.0 to 1.0.

                  (e)The Company must maintain a debt service ratio of at least
                     1.5 to 1.0 on a quarterly basis beginning in the 3rd quarter of fiscal 1999.

            o     limitations on the issuance of additional debt; and

            o     limitations on capital expenditures.

NEVADA INDUSTRIAL REVENUE BONDS

      We are party to a financing agreement with the City of Henderson, Nevada Public Improvement Trust, pursuant to which we have agreed to pay amounts sufficient to pay principal, interest and any premium on the Nevada industrial revenue bonds.

      The Nevada industrial revenue bonds bear interest at a variable rate, require annual principal payments of $0.5 million on each April 1 until maturity, are collateralized by irrevocable letters of credit issued by NationsBank under our credit facility and mature in April 2007. The interest rate of the bonds was 3.0% at January 2, 1999 and 4.6% at December 27, 1997.

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                              DESCRIPTION OF NOTES

      You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Company" refers only to Berry Plastics Corporation and not to any of its subsidiaries and the word "Holding" refers to BPC Holding Corporation and not to any of its subsidiaries.

      The Company issued the outstanding notes and will issue the exchange notes under an indenture among itself, the guarantors and United States Trust Company of New York, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

      The following description is a summary of certain provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the registration rights agreement will be made available to prospective investors as set forth below under "--Additional Information." Certain defined terms used in this description but not defined below under "--Certain Definitions" have the meanings assigned to them in the indenture.

      As of the date of the indenture, all of our subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the subheading "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Unrestricted Subsidiaries will not guarantee these notes.


BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

THE NOTES

      The notes:

            o     are general unsecured obligations of the Company;

            o are junior in right of payment to all existing and future Senior Indebtedness of the Company, including borrowings under the Credit Facility and the Nevada Bonds;

            o are PARI PASSU in right of payment with the 1994 notes and the 1998 notes and PARI PASSU with or senior in right of payment to all existing and future subordinated Indebtedness of the Company; and

            o     are unconditionally guaranteed by the Guarantors.

THE GUARANTEES

      The notes are guaranteed by all of the Guarantors.

      Each note guarantee:

            o     is a general unsecured obligation of the Guarantor;

            o is junior in right of payment to all existing and future Senior Indebtedness of the Guarantor, including the Guarantor's guarantee of borrowings under the Credit Facility and the Nevada Bonds; and

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
            o is PARI PASSU in right of payment with the Guarantor's guarantee of the 1994 notes and the 1998 notes and PARI PASSU with or senior in right of payment with any existing and future subordinated Indebtedness of the Guarantor.

PRINCIPAL, MATURITY AND INTEREST

      Notes with a maximum aggregate principal amount of $75.0 million will be issued in this offering. The Company may issue additional notes from time to time after this offering. Any offering of additional notes is subject to the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock." The notes and any additional notes subsequently issued under the indenture would be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on July 15, 2007.

      Interest on the notes will accrue at the rate of 11% per annum and will be payable semi-annually in arrears on January 15 and July 15, commencing on January 15, 2000. The Company will make each interest payment to the holders of record on the immediately preceding January 1 and July 1.

      Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

      The Company will pay all principal, interest and premium and liquidated damages, if any, on the notes at the office or agency of the paying agent and registrar within the City and State of New York unless the Company elects to make interest and liquidated damages, if any, payments by check mailed to the holders of the notes at their respective addresses set forth in the register of holders of notes.

PAYING AGENT AND REGISTRAR FOR THE NOTES

      The trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the holders, and the Company or any of its Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

      A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the company may require a holder to pay any taxes and fees required by law or permitted by the indenture. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

      The registered holder of a note will be treated as the owner of it for all purposes.

OPTIONAL REDEMPTION

      At any time prior to July 15, 2002, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 111% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date, with the net cash proceeds of a public offering of common stock of the Company or a capital contribution to the Company's common equity made with the net cash proceeds of an Initial Public Offering; PROVIDED that:

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
      (1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption, excluding notes held by the Company and its Subsidiaries; and

      (2) the redemption must occur within 45 days of the date of the closing of such public offering or the making of such capital contribution.

      Except pursuant to the preceding paragraph, the notes will not be redeemable at the Company's option prior to July 15, 2003.

      After July 15, 2003, the Company may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, set forth below plus accrued and unpaid interest and liquidated damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

YEAR                                                            PERCENTAGE
----                                                            ----------
2003..........................................................  105.500%
2004..........................................................  103.667%
2005..........................................................  101.833%
2006 and thereafter...........................................  100.000%

MANDATORY REDEMPTION

      The Company is not required to make mandatory redemption or sinking fund payments with respect to the notes.

REPURCHASE AT THE OPTION OF HOLDERS

CHANGE OF CONTROL

      Upon the occurrence of a Change of Control, each holder of notes will have the right to require the Company to repurchase all or any part which is equal to $1,000 or an integral multiple thereof of that holder's notes pursuant to the offer described below at an offer price in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and liquidated damages, if any, thereon, to the date of purchase. Within 10 days following any Change of Control, the Company will mail a notice to each holder stating:

      (1) that the Change of Control offer is being made pursuant to the covenant entitled "Change of Control" and that all notes tendered will be accepted for payment;

      (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date the notice is mailed;

      (3) that any note not tendered will continue to accrue interest;

      (4) that, unless the Company defaults in the payment of the Change of Control payment, all notes accepted for payment pursuant to the Change of Control offer will cease to accrue interest after the Change of Control payment date;

      (5) that holders electing to have any notes purchased pursuant to a Change of Control offer will be required to surrender the notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the notes completed, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control payment date;

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
      (6) that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second Business Day preceding the Change of Control payment date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of notes delivered for purchase, and a statement that such holder is withdrawing his election to have such notes purchased; and

      (7) that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

      On the Change of Control payment date, the Company will, to the extent lawful:

      (1) accept for payment notes or portions thereof tendered pursuant to the Change of Control offer;

      (2) deposit with the paying agent an amount equal to the Change of Control payment in respect of all notes or portions thereof so tendered; and

      (3) deliver or cause to be delivered to the trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions thereof tendered to the Company.

      The paying agent will promptly mail to each holder of notes so accepted the Change of Control payment for such notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; PROVIDED that each such new note will be in a principal amount of $1,000 or an integral multiple thereof.

      Prior to making the Change of Control payment, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Designated Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Designated Senior Indebtedness to permit the repurchase of notes required by this covenant. The Company will publicly announce the results of the Change of Control offer on or as soon as practicable after the Change of Control payment date.

      One of the events that constitutes a Change of Control is a sale, lease or transfer of all or substantially all of Holding's or the Company's assets. The indenture will be governed by New York law, and there is no established quantitative definition under New York law of "substantially all" of the assets of a corporation. Accordingly, if Holding or the Company were to engage in a transaction in which it disposed of less than all of their respective assets, a question of interpretation could arise as to whether such disposition was "substantially all" of their respective assets and whether the Company was required to make a Change of Control offer. In such cases, the Company might not be required to make a Change of Control offer and would be permitted, subject to the restrictions contained in the indenture, including the covenant described below under the caption "--Certain Covenants--Restricted Payments," to find alternative uses for the proceeds of that sale. Pursuant to the terms of the indenture, however, the Company could be required to make an Asset Sale offer in those circumstances.

      Neither the Board of Directors of Holding nor the trustee may waive the operation of the Change of Control covenant.

      The Credit Facility provides that certain change of control events will constitute an event of default thereunder. Upon the occurrence of an event of default under the Credit Facility, all amounts outstanding thereunder

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
may become due and payable. All indebtedness of the Company under the Credit Facility is Senior Indebtedness. Accordingly, in the event of an event of default under the Credit Facility, including with respect to an event similar to a Change of Control, the subordination provisions contained in the indenture will prohibit the Company, if the holders of Senior Indebtedness issue a notice to the Company to such effect, from making any payment on the notes until such event of default is cured or upon the expiration of 179 days, unless the holders of Senior Indebtedness accelerate the maturity of the Senior Indebtedness. See "--Subordination."

      Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of notes to require that the Company repurchase the notes in the event of a highly leveraged transaction or certain transactions with Holding's management or affiliates, including a reorganization, restructuring, merger or similar transaction, including, in certain circumstances, an acquisition of Holding by its management or affiliates, involving Holding that may adversely affect holders of notes. A transaction involving Holding's management or affiliates, or a transaction involving a recapitalization of Holding, may result in a Change of Control if it is the type of transaction specified by such definition.

      The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a takeover of Holding, and, thus, the removal of incumbent management. The Change of Control purchase feature, however, is not the result of management's knowledge of any specific effort to accumulate Holding's stock or to obtain control of Holding by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the Change of Control purchase feature is a result of negotiations between the Company and the initial purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that Holding would decide to do so in the future. Subject to the limitations discussed below, Holding could, in the future, enter into certain transactions including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect Holding's capital structure or credit ratings.

      The Company will not be required to make a Change of Control offer upon a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the ndenture applicable to a Change of Control offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control offer.

ASSET SALES

      The Company will not, and will not permit any of its Restricted Subsidiaries to, conduct an Asset Sale unless:

      (1) the Company, or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of;

      (2) such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the trustee no later than immediately prior to the consummation of such proposed Asset Sale with respect to any Asset Sale involving aggregate payments in excess of $2.0 million; and

      (3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed to be cash:

          (a) any liabilities, as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto, of the Company or any Restricted Subsidiary, other than liabilities that are by their terms subordinated to the notes or any note guarantee, that are assumed by the transferee of any such assets; and

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
          (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received.

      Within 180 days after any Asset Sale, the Company may apply the Net Proceeds from such Asset Sale to either:

      (1) permanently reduce Senior Indebtedness; or

      (2) make an investment in another business, make a capital expenditure or acquire other long-term tangible assets, in each case, in the same or a similar line of business as the Company or any Restricted Subsidiary was engaged in on the date of the indenture.

      Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Bank Indebtedness or otherwise invest such Net Proceeds in Cash Equivalents.

      Any Net Proceeds from the Asset Sale that are not applied or invested as provided in the preceding paragraph will constitute "excess proceeds." If the aggregate amount of excess proceeds exceeds $5.0 million, upon completion of the Asset Sale offers required under the 1994 indenture and the 1998 indenture, the Company will make an Asset Sale offer to all holders of notes and all holders of other Indebtedness that is PARI PASSU with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other PARI PASSU Indebtedness, that is in an integral multiple of $1,000, that may be purchased out of the excess proceeds, if any, remaining upon completion of the Asset Sale offers required under the 1994 indenture and the 1998 indenture. The offer price in any Asset Sale offer will be equal to 100% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase, and will be payable in cash. If the aggregate amount of notes and such other PARI PASSU Indebtedness tendered pursuant to an Asset Sale offer is less than the excess proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of notes and such other PARI PASSU Indebtedness surrendered by holders into such Asset Sale offer exceeds the amount of excess proceeds, the trustee shall select the notes and such other PARI PASSU Indebtedness to be purchased in the manner described under the caption "--Selection and Notice" below. Upon completion of each Asset Sale offer, the amount of excess proceeds shall be reset to zero.

      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

      The Credit Facility restricts the Company from purchasing any notes prior to the termination thereof and provides that certain change of control events with respect to Holding and asset sales would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Company becomes a party may contain similar or more restrictive provisions. In the event a Change of Control or Asset Sale occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing notes. In such case, the Company's failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under the Credit Facility. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of notes.

SELECTION AND NOTICE

      If less than all of the notes are to be purchased in an Asset Sale offer or redeemed at any time, the trustee will select notes for purchase or redemption as follows:

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      (1) if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed;
          or

      (2) if the notes are not so listed, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.

      No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the purchase or redemption date to each holder of notes to be purchased or redeemed at its registered address. Notices of purchase or redemption may not be conditional.

      If any note is to be purchased or redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be purchased or redeemed. A new note in principal amount equal to the unpurchased or unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for purchase or redemption become due on the date fixed for purchase or redemption. On and after the purchase or redemption date, interest ceases to accrue on notes or portions of them called for redemption.

NOTE GUARANTEES

       The Guarantors will jointly and severally guarantee the Company's obligations under the notes. Each note guarantee will be subordinated to the prior payment in full of all Senior Indebtedness of that Guarantor. The obligations of each Guarantor under its note guarantee will be limited as necessary to prevent that note guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Under specific circumstances, the notes and guarantees of the notes may be voided."

      A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, whether or not such Guarantor is the surviving Person, another Person, other than the Company or another Guarantor, unless subject to the provisions of the following paragraph and certain other provisions of the indenture:

      (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

      (2) in the case of any Guarantor other than Holding, the Person acquiring the property in such sale or disposition or the Person formed by or surviving any such consolidation or merger will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock."

      The guarantee of a Guarantor will be released:

      (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, other than Holding, by way of merger or consolidation or otherwise, to a Person that is not, either before or after giving effect to such transaction, a Subsidiary of the Company, if the Guarantor applies the Net Proceeds of that sale or other disposition in accordance with the "Asset Sale" provisions of the indenture;

      (2) in connection with the sale or other disposition of all of the Capital Stock of any Guarantor to a Person that is not, either before or after giving effect to such transaction, a Subsidiary of the Company, if the Company applies the Net Proceeds of that sale or other disposition in accordance with the "Asset Sale" provisions of the indenture; or

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      (3) if the Company properly designates any Restricted Subsidiary that is a
          Guarantor as an Unrestricted Subsidiary in accordance with the provisions described below under "--Certain Covenants--Designation of Restricted Subsidiaries and Unrestricted Subsidiaries."

      See "--Repurchase at the Option of Holders--Asset Sales."


SUBORDINATION

      The payment of principal of, premium, if any, interest and liquidated damages, if any, on the notes will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company, including Senior Indebtedness of the Company incurred after the date of the indenture.

      The holders of Senior Indebtedness of the Company will be entitled to receive payment in full of all Obligations due in respect of Senior Indebtedness, including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Indebtedness of the Company, whether or not such interest was an allowed claim, before the holders of notes will be entitled to receive any payment with respect to the notes, except that holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance", in the event of any distribution to creditors of the
Company:

      (1) in a liquidation or dissolution of the Company;

      (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

      (3) in an assignment for the benefit of creditors; or

      (4) in any marshaling of the Company's assets and liabilities.

      The Company also may not make any payment in respect of the notes, except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance", if:

      (1) a default in the payment, when due, whether upon acceleration or otherwise, of the principal, premium, if any, or interest on any Senior Indebtedness of the Company occurs and is continuing; or

      (2) any other default occurs and is continuing on any series of Designated Senior Indebtedness and the trustee receives a notice of such default from the Company or from, or on behalf of, the holders of any Designated Senior Indebtedness.

      Payments on the notes may and shall be resumed:

      (1) in the case of a payment default, upon the date on which such default is cured or waived; and

      (2) in the case of a nonpayment default, on the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable payment blockage notice is received, unless the maturity of any such Designated Senior Indebtedness has been accelerated.

      No new period of payment blockage may be commenced within 365 days after the receipt by the trustee of any prior payment blockage notice.

      If the trustee or any holder of the notes receives a payment in respect of the notes, except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance", when:

      (1) the payment is prohibited by these subordination provisions; and

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      (2) the trustee or the holder has actual knowledge that the payment is prohibited;

the trustee or the holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Indebtedness. Upon the proper written request of the holders of Senior Indebtedness, the trustee or the holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Indebtedness or their proper representative.

      The Company must promptly notify each representative of holders of Senior Indebtedness of the Company if payment of the notes is accelerated because of an Event of Default.

      As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Company, holders of notes may recover less, ratably, than creditors of the Company who are holders of Senior Indebtedness or of other indebtedness which is not subordinated to the notes. See "Risk Factors."

      Holders of Senior Indebtedness are third party beneficiaries of the subordination provisions of the indenture and no amendment thereof shall be effected without the prior written consent of the holders of a majority of the outstanding principal amount of Senior Indebtedness.


CERTAIN COVENANTS

RESTRICTED PAYMENTS

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

      (1) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests, other than dividends or distributions payable in Equity Interests of the Person making such dividend or distribution, other than Disqualified Stock; or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary of the Company that is a Guarantor;

      (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary or other Affiliate of the Company, other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company that is a Guarantor;

      (3) purchase, redeem or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the note guarantees, except a payment of interest or principal at the Stated Maturity, other than intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries that is a Guarantor;

      (4) directly or indirectly make any loan or advance to, or make any other payment to, Holding; or

      (5) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (5) above being collectively referred to as "Restricted Payments"),

unless, at the time of such Restricted Payment:

      (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

      (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock;" and

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      (3) such restricted payment, together with the aggregate amount of all other restricted payments made by the Company and its Restricted Subsidiaries after the date of the indenture, excluding restricted payments permitted by clauses (2), (3), (5), (6) and (7) of the next succeeding paragraph, is less than the sum, without duplication, of:

          (a) 50% of the Consolidated Net Income and Consolidated Step-Up Depreciation and Amortization of the Company for the period, taken as one accounting period, from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, if such Consolidated Net Income plus Consolidated Step-Up Depreciation and Amortization for such period is a deficit, less 100% of such deficit; PLUS

          (b) 100% of the aggregate net cash proceeds received by the Company since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company, other than Disqualified Stock, or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests, other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of the Company; PLUS

          (c) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of

              (i) the cash return of capital with respect to such Restricted
                Investment, less the cost of disposition, if any and

              (ii) the initial amount of such Restricted Investment.

      The preceding provisions will not prohibit:

      (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indenture;

      (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of, the substantially concurrent sale, other than to a Restricted Subsidiary of the Company, of other Equity Interests of the Company, other than Disqualified Stock; PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) (b) of the preceding paragraph;

      (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor in a Permitted Refinancing;

      (4) a Restricted Payment to Holding pursuant to the Tax Sharing Agreement as the same may be amended from time to time in a manner that is not materially adverse to the Company;

      (5) a Restricted Payment to Holding to pay its operating and administrative expenses including, without limitation, directors fees, legal and audit expenses, Commission compliance expenses and corporate franchise and other taxes, in an aggregate amount not to exceed $500,000 in any fiscal year;

      (6) a Restricted Payment to Holding to pay management fees in an aggregate amount not to exceed $750,000 in any fiscal year of the Company;

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      (7) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

      (8) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holding from any current or former employee of Holding, the Company or any Subsidiary of the Company; PROVIDED, HOWEVER, that

          (a) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any fiscal year, net of cash proceeds received from the sale of Equity Interests to employees and

          (b) no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

      (9) Investments by the Company in joint ventures or similar projects in a business similar to that conducted by the Company and its Restricted Subsidiaries on the date of the indenture in an aggregate amount not to exceed $5.0 million;

      (10)a Restricted Payment to Holding to pay cash interest payments on Holding's 12 1/2% Senior Secured Notes due 2006 and on any Refinancing Indebtedness incurred to refund, refinance or replace Holding's 12 1/2% Senior Secured Notes due 2006 in a Permitted Refinancing; and

      (11)other Restricted Payments in an aggregate amount not to exceed $5.0 million since the date of the indenture.

      The amount of all Restricted Payments other than cash shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or its Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the trustee if the fair market value exceeds $1.0 million. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant entitled "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK

      The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur" and correlatively, an "incurrence" of) any Indebtedness, including Acquired Debt, and the Company will not issue any, and will not permit any of its Subsidiaries to issue any, shares of Disqualified Stock; PROVIDED, HOWEVER, that the Company and its Subsidiaries may incur Indebtedness, including Acquired Debt, or issue Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.25 to 1, determined on a pro forma basis, including a pro forma application of the net proceeds therefrom and including the pro forma earnings of any business acquired by the Company or any of its Subsidiaries with the proceeds therefrom, as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

      The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

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      (1) the incurrence by the Company and its Restricted Subsidiaries of term
          Indebtedness, revolving credit Indebtedness and letters of credit under the Credit Facility in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed the greater of:

          (a) $150.0 million in principal amount, with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder, less the aggregate amount of all Net Proceeds of Asset Sales that have been applied by the Company or any of its Restricted Subsidiaries since the date of the indenture to repay any term Indebtedness under a Credit Facility pursuant to the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;" and

          (b) the Borrowing Base;

      (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

      (3) the incurrence by the Company and the Guarantors of Indebtedness represented by the notes and the guarantees thereof issued on the date of the indenture and the exchange notes and the guarantees thereof to be issued pursuant to the registration rights agreement;

      (4) the incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4) in a Permitted Refinancing, not to exceed $10.0 million at any time outstanding;

      (5) the incurrence by the Company or any of its Restricted Subsidiaries of Refinancing Indebtedness; PROVIDED, HOWEVER, that such Refinancing Indebtedness is a Permitted Refinancing;

      (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries that is a Guarantor; PROVIDED, HOWEVER, that:

          (a) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of the Company, or the note guarantee, in the case of a Guarantor; and

          (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and

              (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary that is a Guarantor thereof;

          shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

      (7) the incurrence by the Company of Indebtedness between the Company and Holding; PROVIDED that the advances evidenced by such Indebtedness are permitted under the covenant described above under the caption "--Restricted Payments;"

      (8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the indenture to be outstanding; and

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      (9) the guarantee by the Company or any of the Guarantors of Indebtedness
          of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

      (10)the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (10).

      (11)the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; PROVIDED, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued; and

      (12)the incurrence by the Company or its Restricted Subsidiaries of Indebtedness, in addition to Indebtedness permitted by any other clause of this paragraph, in an aggregate principal amount, including all Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (12) in a Permitted Refinancing, not to exceed the sum of $25.0 million at any time outstanding.

      The Company will not incur any Indebtedness, including Permitted Debt, that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the notes on substantially identical terms; PROVIDED, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

      For purposes of determining compliance with this "Incurrence of Indebtedness and Disqualified Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant.

LIENS

      The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

      (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

      (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

      (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

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
      However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reasons of:

      (1) Existing Indebtedness as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of the indenture;

      (2) the indenture governing the 1994 notes, the 1994 notes and the guarantees thereof, the indenture governing the 1998 notes, the 1998 notes and the guarantees thereof;

      (3) the indenture governing the 1999 notes, the 1999 notes and the guarantees thereof;

      (4) applicable law;

      (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition, except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that the Consolidated Cash Flow of such Person, to the extent of such restriction, is not taken into account in determining whether such acquisition was permitted by the terms of the indenture;

      (6) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

      (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph; and

      (8) Refinancing Indebtedness that is a Permitted Refinancing, PROVIDED that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

MERGER, CONSOLIDATION OR SALE OF ASSETS

      The Company may not:

      (1) consolidate or merge with or into another Person, whether or not the Company is the surviving corporation; or

      (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person;

      unless, in each case:

          (a) the Company is the surviving corporation; or the Person formed by or surviving any such consolidation or merger, if other than the Company, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

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
          (b) the Person formed by or surviving any such consolidation or merger, if other than the Company, or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company pursuant to agreements reasonably satisfactory to the trustee, under the notes, the indenture and the registration rights agreement;

          (c) immediately after such transaction no Default or Event of Default exists; and

          (d) the Company or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock."

TRANSACTIONS WITH AFFILIATES

      The Company will not, and will not permit any of its Restricted Subsidiaries to sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

      (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person who was not an Affiliate; and

      (2) the Company delivers to the trustee:

          (a) with respect to any Affiliate Transaction involving aggregate payments in excess of $2.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction is approved by a majority of the Board of Directors; and

          (b) with respect to any Affiliate Transaction involving aggregate payments in excess of $5.0 million, an opinion as to the fairness to the holders from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

      The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

      (1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

      (2) transactions between or among Holding, the Company and/or its Restricted Subsidiaries;

      (3) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

      (4) Restricted Payments that are permitted by the provisions of the indenture described above under the caption "--Restricted Payments;" and

      (5) the payment of annual fees and expenses to First Atlantic, PROVIDED that such payment is permitted by the provisions of the indenture described above under the caption "--Restricted Payments".

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NO SENIOR SUBORDINATED INDEBTEDNESS

      The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of the Company and senior in any respect in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to its Senior Indebtedness and senior in any respect in right of payment to its note guarantee.

ADDITIONAL NOTE GUARANTEES

      If the Company or any of its Subsidiaries transfers or causes to be transferred, in one or a series of related transactions, other than a transaction or series of related transactions constituting a Restricted Payment permitted by the provisions of the covenant described above under the caption "--Restricted Payments," any assets, businesses, divisions, real property or equipment having a book value in excess of $1.0 million to any Subsidiary that is not a Guarantor or if the Company or any of its Subsidiaries shall acquire another Domestic Restricted Subsidiary having total assets with a book value in excess of $1.0 million or Consolidated Cash Flow in excess of $1.0 million, then such transferee or acquired Subsidiary, if other than a Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with the terms of the indenture, shall execute a note guarantee and deliver an opinion of counsel as to the enforceability of such note guarantee, in accordance with the terms of the indenture.

DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

      The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Restricted Payments" or Permitted Investments, as applicable. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

REPORTS

      Whether or not required by the rules and regulations of the Commission, so long as any notes are outstanding, the Company will furnish to the trustee and to all holders of notes, within the time periods specified in the Commission's rules and regulations all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants.

      In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and any other information required by Section 13 or 15(d) of the Exchange Act with the Commission for public availability within the time periods specified in the Commission's rules and regulations, unless the Commission will not accept such a filing, and file such information with the trustee and make such information available to investors who request it in writing. Notwithstanding the foregoing, to the extent permitted under the rules and regulations of the Commission, the Company may instead supply such information with respect to Holding. In addition, the Company and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

      If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and

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Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.


EVENTS OF DEFAULT AND REMEDIES

      Each of the following is an Event of Default:

      (1) default for 30 days in the payment when due of interest and liquidated damages, if any, on the notes, whether or not prohibited by the subordination provisions of the indenture;

      (2) default in payment when due of the principal of, or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the indenture;

      (3) failure by the Company to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," "--Repurchase at the Option of Holders--Asset Sales," "--Certain Covenants--Restricted Payments" and "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock;"

      (4) failure by the Company or the Guarantors for 60 days after notice to comply with any of the other agreements in the indenture or the notes;

      (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company, Holding or any of their respective Subsidiaries, or the payment of which is guaranteed by the Company, Holding or any of their respective Subsidiaries, whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

          (a) is caused by a failure to pay principal of, premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness; or

          (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $2.0 million or more


      (6) failure by the Company, Holding or any of their respective Subsidiaries to pay final judgments aggregating in excess of $2.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

      (7) except as permitted by the indenture, any note guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or its successors or assigns, or any Person acting on behalf of any Guarantor or its successors or assigns, shall deny or disaffirm its obligations or shall fail to comply with any obligations under its note guarantee; and

      (8) certain events of bankruptcy or insolvency with respect to the Company, Holding or any of their respective Subsidiaries.

      In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, Holding or any of their respective Subsidiaries, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and

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payable immediately; PROVIDED, HOWEVER, that if any Indebtedness is outstanding pursuant to the Credit Facility, upon a declaration of acceleration, the principal and interest on the notes shall be payable upon the earlier of:

      o the day which is five business days after notice of acceleration is given to the Company and the lender under the Credit Facility; or

      o  the date of acceleration of the Indebtedness under the Credit Facility.

      Under certain circumstances, the holders of at least a majority in aggregate principal amount of the outstanding notes may rescind any acceleration with respect to the notes and its consequences. holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal or interest or liquidated damages, if it determines that withholding notice is in their interest.

      The holders of not less than a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or liquidated damages on, or the principal of, any note held by a non-consenting holder.

      In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to July 15, 2003, by reason of any willful action taken or not taken by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the notes prior to July 15, 2003, then the premium specified in the indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

      The Company is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

      No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the notes, the indenture, the note guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note and the note guarantees waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes and the note guarantees. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

      The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their note guarantees except for:

      (1) the rights of holders of outstanding notes to receive payments in respect of the principal of, and premium, if any, interest and liquidated damages, if any, on such notes when such payments are due;

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      (2) the Company's and the Guarantors' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

      (3) the rights, powers, trusts, duties and immunities of the trustee, and the Company's and the Guarantors' obligations in connection therewith; and

      (4) the legal defeasance provisions of the indenture.

      In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the indenture and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event covenant defeasance occurs, certain events, not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events, described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

      In order to exercise either legal defeasance or covenant defeasance:

      (1) the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, if any, interest and liquidated damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, or premium, if any, interest or liquidated damages, if any on the outstanding notes;

      (2) in the case of legal defeasance, the Company shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that

            (d) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or

            (e) since the date of the indenture, there has been a change in the applicable Federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

      (3) in the case of covenant defeasance, the Company shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

      (4) no Default or Event of Default shall have occurred and be continuing either

             (a) on the date of such deposit, other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the notes pursuant to the terms of the indenture concurrently with such incurrence; or

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
             (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the day on which all applicable preference periods have run;

      (5) such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument, other than the indenture, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

      (6) the Company shall have delivered to the trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the day on which all applicable preferences have run and assuming that no holder is an "insider" of the Company under applicable bankruptcy law, after the day on which all applicable preferences have run, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

      (7) the Company shall have delivered to the trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of notes over the other creditors of the Company or the Guarantors with the intent of defeating, hindering, delaying or defrauding creditors of the Company or the Guarantors; and

      (8) the Company shall have delivered to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

      Except as provided in the next succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding, including consents obtained in connection with a tender offer or exchange offer for notes, and any existing Default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of at least a majority in principal amount of the then outstanding notes, including consents obtained in connection with a tender offer or exchange offer for notes.

      Without the consent of each holder affected, an amendment or waiver may not, with respect to any notes held by a non-consenting holder of notes:

      (1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

      (2) reduce the principal of or change the fixed maturity of any note or alter or waive the provisions with respect to the redemption of the notes;

      (3) reduce the rate of or change the time for payment of interest on any note;

      (4) waive a Default or Event of Default in the payment of principal of, or premium, if any, interest or liquidated damages, if any, on the notes, except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration;

      (5) make any note payable in money other than that stated in the notes;

      (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or premium, if any, interest or liquidated damages, if any, on the notes;

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
      (7) waive a redemption payment with respect to any note;

      (8) make any change to the subordination provisions of the indenture that adversely affects holders;

      (9) release any Guarantor from any of its obligations under its note guarantee or the indenture, except in accordance with the terms of the indenture or change any note guarantee in any manner that would adversely affect holders; or

      (10)  make any change in the foregoing amendment and waiver provisions.

      Notwithstanding the foregoing, without the consent of any holder of notes, the Company, the Guarantors and the trustee may amend or supplement the indenture or the notes:

      (1) to cure any ambiguity, defect or inconsistency;

      (2) to provide for uncertificated notes in addition to or in place of certificated notes;

      (3) to provide for the assumption of the Company's or any Guarantor's obligations to holders of the notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

      (4) to make any change that would provide any additional rights or benefits to the holders of the notes, including providing for additional note guarantees pursuant to the provisions described above under the caption "--Certain Covenants--Additional Note Guarantees," or that does not adversely affect the legal rights under the indenture of any such holder;

      (5) to provide for the issuance of additional notes in accordance with the provisions of the indenture; or

      (6) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

      If the trustee becomes a creditor of the Company, the Guarantors or any Affiliate of the Company or the Guarantors, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

      The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

      Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to Berry Plastics Corporation, 101 Oakley Street, Evansville, Indiana 47710, Attention: Corporate Secretary.

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BOOK-ENTRY; DELIVERY AND FORM

      The exchange notes will initially be represented by one or more permanent global notes in definitive, fully registered book-entry form, without interest coupons that will be deposited with, or on behalf of, the Depository Trust Company and registered in the name of DTC or its nominee, on behalf of the acquirers of exchange notes represented thereby for credit to the respective accounts of the acquirers, or to such other accounts as they may direct, at DTC, or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, or Cedel Bank, societe anonyme. See "The Exchange Offer--Book Entry Transfer".

      Except as set forth below, the global notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

      All interests in the global notes, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems.

DEPOSITORY PROCEDURES

      The following description of the operations and procedures of DTC, Euroclear and Cedel are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

      DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

      DTC has also advised the Company that, pursuant to procedures established by it:

      o upon deposit of the global notes, DTC will credit the accounts of participants designated by the trustee with portions of the principal amount of the global notes; and

      o ownership of these interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the participants, or by the participants and the indirect participants, with respect to other owners of beneficial interest in the global notes.

      All interests in a global note, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such Persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a Person having beneficial interests in a global note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

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
      EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

      Payments in respect of the principal of, and interest and premium and liquidated damages, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company and the trustee will treat the Persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the trustee nor any agent of the Company or the trustee has or will have any responsibility or liability for:

      (1) any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global notes; or

      (2) any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

      DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the notes, including principal and interest, is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or the Company. Neither the Company nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Cedel will be effected in accordance with their respective rules and operating procedures.

      Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

      DTC has advised the Company that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. however, if there is an Event of Default under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to its participants.

      Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the

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Company nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

      A global note is exchangeable for definitive notes in registered certificated form if:

      (1) DTC notifies the Company that it is unwilling or unable to continue as depositary for the global notes and the Company fails to appoint a successor depositary or DTC has ceased to be a clearing agency registered under the Exchange Act;

      (2) the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of the certificated notes; or

      (3) there shall have occurred and be continuing a Default or Event of Default with respect to the notes.

      in addition, beneficial interests in a global note may be exchanged for certificated notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. in all cases, certificated notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary, in accordance with its customary procedures.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

      The following description is a summary of the material provisions of the registration rights agreement. it does not restate that agreement in its entirety. We urge you to read the proposed form of registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of these notes. See "--Additional Information."

      The Company, the Guarantors and the initial purchasers entered into the registration rights agreement on July 6, 1999. Pursuant to the registration rights agreement, the Company and the Guarantors agreed to file with the commission the exchange offer registration statement on the appropriate form under the Securities Act with respect to the exchange notes. Upon the effectiveness of the exchange offer registration statement, the Company and the Guarantors will offer to the holders of transfer restricted securities pursuant to the exchange offer who are able to make certain representations the opportunity to exchange their transfer restricted securities for exchange notes.

      If:

      (1) the Company and the Guarantors are not

          (a) required to file the exchange offer registration statement; or

          (b) permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or Commission policy; or

      (2) any holder of transfer restricted securities notifies the Company prior to the 20th day following consummation of the exchange offer that:

          (a) it is prohibited by law or Commission policy from participating in the exchange offer; or

          (b) that it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or

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
          (c) that it is a broker-dealer and owns notes acquired directly from the Company or an affiliate of the Company,

the Company and the Guarantors will file with the Commission a shelf registration statement to cover resales of the outstanding notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

      The Company and the Guarantors will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

      For purposes of the foregoing, "transfer restricted securities" means each outstanding note, together with any guarantees thereof, until:

      (1) the date on which such outstanding note has been exchanged by a Person other than a broker-dealer for an exchange note in the exchange offer;

      (2) following the exchange by a broker-dealer in the exchange offer of an outstanding note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement;

      (3) the date on which such outstanding note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

      (4) the date on which such outstanding note is distributed to the public pursuant to Rule 144 under the Securities Act.

      The registration rights agreement will provide:

      (1) the Company and the Guarantors will file an exchange offer registration statement with the Commission on or prior to 45 days after the date of the indenture;

      (2) the Company and the Guarantors will use their best efforts to have the exchange offer registration statement declared effective by the Commission on or prior to 210 days after the date of the indenture;

      (3) unless the exchange offer would not be permitted by applicable law or Commission policy, the Company and the Guarantors will

          (a) commence the exchange offer; and

          (b) use their best efforts to issue on or prior to 30 business days, or longer, if required by the Federal securities laws, after the date on which the exchange offer registration statement was declared effective by the Commission, exchange notes in exchange for all outstanding notes tendered prior thereto in the exchange offer; and

      (4) if obligated to file the shelf registration statement, the Company and the Guarantors will use their best efforts to file the shelf registration statement with the Commission on or prior to 45 days after such filing obligation arises and to cause the shelf registration to be declared effective by the Commission on or prior to 90 days after such obligation arises.

      If:

      (1) the Company and the Guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; or

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
      (2) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness; or

      (3) the Company and the Guarantors fail to consummate the exchange offer within 30 business days of the date specified for effectiveness with respect to the exchange offer registration statement; or

      (4) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of transfer restricted securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a "registration default"), then the Company and the Guarantors will pay liquidated damages to each holder of outstanding notes, with respect to the first 90-day period immediately following the occurrence of the first registration default in an amount equal to $.05 per week per $1,000 principal amount of outstanding notes held by such holder.

      The amount of the liquidated damages will increase by an additional $.05 per week per $1,000 principal amount of outstanding notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of $.50 per week per $1,000 principal amount of outstanding notes.

      All accrued liquidated damages will be paid by the Company and the Guarantors on each damages payment date to the global note holder by wire transfer of immediately available funds or by Federal funds check and to holders of certificated notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

      Following the cure of all registration defaults, the accrual of liquidated damages will cease.

      Holders of outstanding notes will be required to make certain representations to the Company and the Guarantors as described in the registration rights agreement in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their outstanding notes included in the shelf registration statement and benefit from the provisions regarding liquidated damages set forth above. By acquiring transfer restricted securities, a holder will be deemed to have agreed to indemnify the Company and the Guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement.


CERTAIN DEFINITIONS

      Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

      "ACQUIRED DEBT" means, with respect to any specified Person:

      (1) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

      (2) Indebtedness encumbering any asset acquired by such specified Person.

      "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the voting securities of a

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Person shall be deemed to be control. For purposes of this definition, the terms
"controlling," "controlled by" and "under common control with" shall have correlative meanings. Neither Chase Venture Capital Associates, L.P., nor its Affiliates will be deemed an Affiliate of Holding, the Company or any of its Subsidiaries for purposes of this definition by reason of its direct or indirect beneficial ownership of 30% or less of the voting Common Stock of Holding or by reason of any employee thereof being appointed to the Board of Directors of Holding.

      "ASSET SALE" means:

      (1) the sale, lease, conveyance or other disposition of any property or assets of the Company or any Restricted Subsidiary, including by way of a sale-and-leaseback, other than sales of inventory in the ordinary course of business; PROVIDED that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries will be governed by the provisions of the indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; or

      (2) the issuance or sale of Equity Interests of any of the Company's Restricted Subsidiaries,

in the case of either clause (1) or (2) above, whether in a single transaction or a series of related transactions.

      Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

      (1) any single transaction or series of related transactions that involves assets having a fair market value equal to or less than $1.0 million or for Net Proceeds equal to or less than $1.0 million;

      (2) a transfer of assets between or among the Company and its Wholly Owned Restricted Subsidiaries,

      (3) any Restricted Payment, dividend or purchase or retirement of Equity Interests that is permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments;"

      (4) the issuance or sale of Equity Interests of any Restricted Subsidiary of the Company; PROVIDED that such Equity Interests are issued or sold in consideration for the acquisition of assets by such Restricted Subsidiary or in connection with a merger or consolidation of another Person into such Restricted Subsidiary;

      (5) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business; and

      (6) the sale or other disposition of cash or Cash Equivalents.

      "BOARD OF DIRECTORS" means:

      (1) with respect to a corporation, the board of directors of the corporation;

      (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

      (3) with respect to any other Person, the board or committee of such Person serving a similar function.

      "BORROWING BASE" means, as of any date, an amount equal to:

      (1) 85% of the face amount of all accounts receivable owned by the Company and its Subsidiaries as of such date that were not more than 90 days past due; PLUS

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      (2) 65% of the book value, calculated on a first in first out basis, of all inventory owned by the Company and its Subsidiaries as of such date,

all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

      "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be so required to be capitalized on a balance sheet prepared in accordance with GAAP.

      "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock, including, without limitation, with respect to partnerships, partnership interests, whether general or limited, and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of such partnership.

      "CASH EQUIVALENTS" means:

      (1) United States dollars;

      (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition;

      (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months from the date of acquisition and overnight bank deposits, in each case, with any lender party to the Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million;

      (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above; and

      (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition.

      "CHANGE OF CONTROL" means the occurrence of any of the following:

      (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of Holding's or the Company's assets to any person or group, as those terms are used in
          Section 13(d)(3) of the Exchange Act, other than the Principal and his Related Parties;

      (2) the adoption of a plan relating to the liquidation or dissolution of Holding or the Company;

      (3) the acquisition by any person or group, as defined above, other than by the Principal and his Related Parties, of a direct or indirect interest in more than 35% of the voting power of the voting stock of Holding by way of purchase, merger or consolidation or otherwise if:

          (a) such person or group, as defined above, other than the Principal and his Related Parties, owns, directly or indirectly, more of the voting power of the voting stock of Holding than the Principal and his Related Parties; and

          (b) such acquisition occurs prior to an Initial Public Offering;

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      (4) the acquisition by any person or group, defined above, other than by the Principal and his Related Parties, of a direct or indirect interest in more than 50% of the voting power of the voting stock of Holding by way of purchase, merger or consolidation or otherwise if such acquisition occurs subsequent to an Initial Public Offering; or

      (5) the first day on which a majority of the members of the Board of Directors of Holding are not Continuing Directors.

      "CONSOLIDATED CASH FLOW" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period PLUS:

      (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing Consolidated Net Income; PLUS

      (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent such provision for taxes was included in computing Consolidated Net Income; PLUS

      (3) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period to the extent such expense was deducted in computing Consolidated Net Income; PLUS

      (4) Consolidated Depreciation and Amortization Expense of such Person and its Restricted Subsidiaries for such period to the extent such expense was deducted in computing Consolidated Net Income; PLUS

      (5) other non-cash charges, including, without limitation, repricing of stock options, to the extent deducted in computing Consolidated Net Income; but excluding any non-cash charge that requires an accrual or reserve for cash expenditures in future periods or which involved a cash expenditure in a prior period, in each case, on a consolidated basis and determined in accordance with GAAP.

      "CONSOLIDATED DEPRECIATION AND AMORTIZATION EXPENSE" means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period, of such Person for such period on a consolidated basis as determined in accordance with GAAP.

      "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of:

      (1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income, including amortization of original issue discount, non-cash interest payments, the interest component of capital leases, and net payments, if any, pursuant to Hedging Obligations;

      (2) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers' acceptance financing; and

      (3) interest for such period whether or not paid by such Person or its Restricted Subsidiaries under a guarantee of Indebtedness of any other Person.

      "CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that:

      (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the specified Person or a Guarantor;

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      (2) the Net Income of any Person that is a Restricted Subsidiary, other than a Wholly Owned Restricted Subsidiary, shall be included only to the extent of the amount of dividends or distributions paid to the specified Person or a Guarantor;

      (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

      (4) the cumulative effect of a change in accounting principles shall be excluded; and

      (5) the Net Income, but not loss, of any Unrestricted Subsidiary shall be excluded whether or not distributed to the specified Person or one of its Subsidiaries.

      "CONSOLIDATED STEP UP DEPRECIATION AND AMORTIZATION" means, with respect to any Person for any period, the total amount of depreciation related to the write up of assets and amortization of such Person for such period on a consolidated basis as determined in accordance with GAAP to the extent such depreciation was deducted in computing Consolidated Net Income.

      "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of Holding who:

      (1) was a member of such Board of Directors on the date of the indenture;
          or

      (2) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

      "CREDIT FACILITY" means the Second Amended and Restated Financing and Security Agreement dated as of July 2, 1998 as amended through the date hereof, by and among the Company, NIM Holdings, Norwich Injection Moulders, the financial institutions party thereto and NationsBank, N.A., as collateral and administrative agent, providing for up to $142.9 million of borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

      "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      "DESIGNATED SENIOR INDEBTEDNESS" means:

      (1) the Senior Bank Indebtedness; and

      (2) any other Senior Indebtedness permitted to be incurred under the indenture the principal amount of which is $15.0 million or more and that has been designated in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

      "DISQUALIFIED STOCK" means any Capital Stock which, by its terms or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

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      "DOMESTIC RESTRICTED SUBSIDIARY" means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

      "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

      "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries, other than Indebtedness under the Credit Facility, in existence on the date of the indenture, until such amounts are repaid.

      "FIRST ATLANTIC" means First Atlantic Capital, Ltd.

      "FIXED CHARGES" means, with respect to any specified Person for any period, the sum, without duplication, of:

      (1) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income; PLUS

      (2) the product of

            (a) all cash dividend payments and noncash dividend payments in the form of securities, other than Disqualified Stock, on any series of preferred stock of such Person and its Restricted Subsidiaries, times;

            (b) except to the extent such dividend payments are deemed tax deductible, a fraction, the numerator of which is one and the denominator of which is one minus the then current combined Federal, state and local statutory tax rate of such Person and its Restricted Subsidiaries, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

      "FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness, other than revolving credit borrowings, or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

      For purposes of calculating the Fixed Charge Coverage Ratio, acquisitions, dispositions and discontinued operations, as determined in accordance with GAAP, that have been made by the specified Person or any of its Restricted Subsidiaries, including all mergers and consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the calculation date shall be given pro forma effect as if they, and the reduction of any associated fixed charge obligations resulting therefrom, had occurred on the first day of the four-quarter reference period.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

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      "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

      "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit and reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

      "GUARANTORS" means each of:

      (1) each Domestic Restricted Subsidiary of the Company;

      (2) NIM Holdings Limited and Norwich Injection Moulders Limited; and

      (3) any other Restricted Subsidiary that executes a note guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

      "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under:

      (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

      (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

      "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

      (1) in respect of borrowed money;

      (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

      (3) representing Capital Lease Obligations;

      (4) in respect of the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

      (5) representing any Hedging Obligations,

      if and to the extent any of the preceding items, other than letters of credit and Hedging Obligations, would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes the guarantee by the specified Person of any indebtedness of any other Person.

      The amount of any Indebtedness outstanding as of any date shall be:

      (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

      (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

      "INITIAL PUBLIC OFFERING" means a public offering of the common stock of Holding that first results in the common stock of Holding becoming listed for trading on a Stock Exchange.

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      "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons, including Affiliates, in the forms of loans, including guarantees, advances or capital contributions; excluding commission, travel and similar advances to officers, directors, consultants and employees made in the ordinary course of business, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments." The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

      "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code or equivalent statutes of any jurisdiction.

      "NET INCOME" means, with respect to any specified Person, the net income or loss of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

      (1) any gain, but not loss, together with any related provision for taxes on such gain, but not loss, realized in connection with any Asset Sale, including, without limitation, dispositions pursuant to sale and leaseback transactions; and

      (2) any extraordinary gain, but not loss, together with any related provision for taxes on such extraordinary gain, but not loss.

      "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for indemnification adjustment in respect of the sale price of such asset or assets.

      "1998 NOTES" means the $25.0 million in principal amount of the Company's 12 1/4% Senior Subordinated Notes due 2004.

      "1994 NOTES" means the $100.0 million in principal amount of the Company's 12 1/4% senior Subordinated Notes due 2004.

      "NON-RECOURSE DEBT" means Indebtedness:

      (1) as to which neither the Company nor any of its Restricted Subsidiaries

            (a) provides credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness;

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            (b)   is directly or indirectly liable as a guarantor or otherwise;
                  or

            (c)   is the lender.

      (2) no default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit upon notice, lapse of time or both any holder of any other Indebtedness, other than the notes, of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

      (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

      "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "PERMITTED INVESTMENTS" means:

      (1) any Investments in the Company or in a Wholly Owned Restricted Subsidiary of the Company;

      (2) any Investment in Cash Equivalents;

      (3) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment:

          (a) such Person becomes a Wholly Owned Restricted Subsidiary of the Company; or

          (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company;

      (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;"

      (5) any acquisition of assets solely in exchange for the issuance of Equity Interests, other than Disqualified Stock, of the Company; and

      (6) Hedging Obligations.

      "PERMITTED JUNIOR SECURITIES" means:

      (1) Equity Interests in the Company or any Guarantor; or

      (2) debt securities that are subordinated to all Senior Indebtedness and any debt securities issued in exchange for Senior Indebtedness to substantially the same extent as, or to a greater extent than, the notes and the note guarantees are subordinated to Senior Indebtedness under the indenture.

      "PERMITTED LIENS" means:

      (1) Liens of the Company and any Guarantor securing Senior Indebtedness that was permitted by the terms of the indenture to be incurred;

      (2) Liens in favor of the Company or the Guarantors;

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      (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

      (4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition;

      (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

      (6) Liens to secure Indebtedness, including Capital Lease Obligations, permitted by clause (4) of the second paragraph of the covenant entitled "--Certain Covenants--Incurrence of Indebtedness and Disqualified Stock" covering only the assets acquired with such Indebtedness;

      (7) Liens existing on the date of the indenture;

      (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

      (9) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; and

      (10)Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding.

      "PERMITTED REFINANCING" means Refinancing Indebtedness if:

      (1) the principal amount of Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, plus the amount of premiums, accrued interest and reasonable expenses incurred in connection therewith;

      (2) the Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

      (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, the Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

      (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

      "PRINCIPAL" means Roberto Buaron.

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      "REFINANCING INDEBTEDNESS" means Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness referred to in the first paragraph of or in clauses (2),
(3), (4) and (12) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock."

      "RELATED PARTY" means with respect to the Principal:

      (1) any spouse, sibling or descendant of the Principal, whether or not such relationship arises from birth, adoption or marriage or despite such relationship being dissolved by divorce; or

      (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (1).

      "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

      "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      "SENIOR BANK INDEBTEDNESS" means the Indebtedness outstanding under the Credit Facility as such agreement may be restated, further amended, supplemented or otherwise modified or replaced from time to time hereafter, together with any refunding or replacement of any such Indebtedness.

      "SENIOR INDEBTEDNESS" means:

      (1) the Senior Bank Indebtedness;

      (2) any other Indebtedness permitted to be incurred by the Company or a Guarantor, as the case may be, under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is PARI PASSU with or subordinated in right of payment to the notes or a note guarantee, as the case may be; and

      (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

      Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include:

      (1) any liability for Federal, state, local or other taxes owed or owing by the Company or a Guarantor, as the case may be;

      (2) any Indebtedness of the Company or a Guarantor, as the case may be, to Holding or to any of Holding's other Subsidiaries or other Affiliates;

      (3) any trade payables; or

      (4) the portion of any Indebtedness that is incurred in violation of the indenture.

      "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "STOCK EXCHANGE" means the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market.

      "SUBSIDIARY" means, with respect to any specified Person:

      (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

      (2) any partnership

            (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person; or

            (b) the only general partners of which are such Person or one or more Subsidiaries of such Person or any combination thereof.

      "TAX SHARING AGREEMENT" means that certain Tax Sharing Agreement, as in effect on the date of the indenture, between the Company and Holding.

      "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

      (1) has no Indebtedness other than Non-Recourse Debt;

      (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

      (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation

            (a)   to subscribe for additional Equity Interests; or

            (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

      (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

      (5) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

      Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Disqualified Stock," the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if

      (1) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

      (2) no Default or Event of Default would be in existence following such designation.

      "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

      (1) the sum of the products obtained by multiplying

          (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by;

          (b) the number of years, calculated to the nearest one-twelfth, that will elapse between such date and the due date of such payment; by

      (2) the then outstanding principal amount of such Indebtedness.

      "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which, other than directors' qualifying shares, shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                    MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

      The following is a summary prepared by O'Sullivan Graev & Karabell, LLP, special counsel to Berry Plastics, of material United States Federal income tax considerations relating to the exchange offer and to the purchase, ownership and disposition of the notes but does not purport to be a complete analysis of all the potential tax considerations relating thereto. Subject to the qualifications, limitations, and factual assumptions set forth herein, the following constitutes the opinion of O'Sullivan Graev & Karabell, LLP, with respect to the material Federal income tax considerations relevant to the exchange of outstanding notes for exchange notes pursuant to the exchange offer and to the ownership of the notes, other than with respect to those matters stated to be as to the belief of Berry Plastics. This summary is based on the Internal Revenue Code of 1986, as amended, existing, temporary and proposed Treasury Regulations, laws, rulings and decisions now in effect, all of which are subject to change. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the notes, other than with respect to those matters stated to be as to the belief of Berry Plastics. This summary deals only with holders that will hold notes as "capital assets", within the meaning of Section 1221 of the Code. As used herein, "U.S. holder" means

            (4) citizens or residents of the United States;

            (5) corporations, partnerships and other business entities created or organized under the laws of the United States;

            (6) estates the income of which is subject to United States Federal income taxation regardless of its source; and

            (7) trusts if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantive decisions, or certain trusts in existence on August 20, 1996, which have elected to continue to be treated as United States persons.

As used herein, "Non - U.S. holder" means any holder that is not a U.S. holder.

      This summary does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt organizations, insurance companies, dealers in securities or currencies, or persons that will hold notes as a position in a hedging transaction, "straddle" or "conversion transaction" for tax purposes. This summary discusses the principal Federal income tax considerations applicable to the exchange offer and subsequent purchasers of the notes. This summary does not consider the effect of any applicable foreign, state, local or other tax laws. No ruling from the Internal Revenue Service will be sought with respect to the notes, and the IRS could take a contrary view with respect to the matters described below.

      THE FOLLOWING DISCUSSION OF MATERIAL FEDERAL INCOME TAX CONSEQUENCES IS GENERAL AND, AS DISCUSSED, DOES NOT COVER THE TAX EFFECTS TO ALL INVESTORS IN ALL SITUATIONS. ACCORDINGLY, INVESTORS CONSIDERING THE EXCHANGE OFFER SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

U.S. HOLDERS

EXCHANGE OF OUTSTANDING NOTES FOR EXCHANGE NOTES

      The exchange of outstanding notes for exchange notes pursuant to the exchange offer will not be considered a taxable exchange for Federal income tax purposes because the exchange notes will not constitute a material modification of the terms of the outstanding notes. Accordingly, such exchange will have no Federal income tax consequences to holders of outstanding notes, and a holder's adjusted tax basis and holding period in an exchange note will be the same as such holder's adjusted tax basis and holding period in the outstanding note exchanged therefor.

PAYMENT OF INTEREST

      Interest on a note generally will be includable in the income of a holder as ordinary income at the time such interest is received or accrued, in accordance with such holder's method of accounting for United States Federal income tax purposes.

NOTES PURCHASED AT A PREMIUM

      In general, if a holder purchases a note for an amount in excess of its stated redemption price at maturity, the holder may elect to treat such excess as "amortizable bond premium," in which case the amount required to be included in the holder's income each year with respect to interest on the note will be reduced by the amount of amortizable bond premium allocable, based on the note's yield to maturity, to such year. The amount of amortizable bond premium allocable to a holder's taxable year may be determined, in part, by Berry Plastics' right to redeem the notes. Holders should consult their own tax advisors with respect to the amortization of bond premium. Any such election would apply to all bonds, other than bonds the interest on which is excludable from gross income, held by the holder at the beginning of the first taxable year to which the election applies or which thereafter are acquired by the holder, and such election is irrevocable without the consent of the IRS.

OPTIONAL REDEMPTION OR REPAYMENT

      The notes will not have original issue discount ("OID") because they were issued at par. For purposes of determining OID, Treasury Regulations provide that the holder's right to require redemption of the notes upon the occurrence of a Change of Control will not be taken into account unless, based on all the facts and circumstances as of the issue date, it is significantly more likely than not that both a Change of Control giving rise to the right to require repurchase will occur and such right will be exercised. In the event of a Change of Control, each holder of notes will have the right to require Berry Plastics to repurchase all or a part of such holder's notes as described in "Description of Notes -- Repurchase at the Option of holders -- Change of Control." Under the Treasury Regulations discussed above, Berry Plastics believes that the holder's right to require repurchase should not be taken into account for purposes of calculating OID because a Change of Control and exercise of such rights are not significantly more likely than not to occur. Treasury Regulations also provide that Berry Plastics will be deemed to exercise its option to redeem the notes in a manner that minimizes the yield on the notes. Berry Plastics may redeem the notes in certain circumstances, pursuant to the terms of the notes. See "Description of the Notes -- Optional Redemption." Berry Plastics believes that its option to redeem would not be deemed exercised for the purposes of the Treasury Regulations concerning OID at certain dates because any such deemed exercise would not minimize the yield on the notes.

MARKET DISCOUNT ON RESALE OF NOTES

      A holder of a note should be aware that the purchase or resale of a note may be affected by the "market discount" provisions of the Code. The market discount rules generally provide that if a holder of a note purchases the note at a market discount (i.e., a discount other than at original issue), any gain recognized upon the disposition of the note by the holder will be taxable as ordinary interest income, rather than as capital gain, to the extent such gain does not exceed the accrued market discount on such note at the time of such disposition. "Market discount" generally means the excess, if any, of a note's stated redemption price at maturity over the price paid by the holder therefor, unless a DE MINIMIS exception applies. A holder who acquires a note at a market discount also may be required to defer the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry such note, if any.

      Any principal payment on a note acquired by a holder at a market discount will be included in gross income as ordinary income (generally, as interest income) to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of the accrued market discount for purposes of determining the tax treatment of subsequent payments on, or dispositions of, a note is to be reduced by the amounts so treated as ordinary income.

      A holder of a note acquired at a market discount may elect to include market discount in gross income, for Federal income tax purposes, as such market discount accrues, either on a straight-line basis or on a constant interest rate basis. This current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If a holder of a note makes such an election, the foregoing rules regarding the recognition of ordinary interest income on sales and other dispositions and the receipt of principal payments with respect to such note, and regarding the deferral of interest deductions on indebtedness incurred or maintained to purchase or carry such note, will not apply.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

      Upon the sale, exchange or redemption of a note, a holder generally will recognize capital gain or loss equal to the difference between

            (1) the amount of cash proceeds and the fair market value of any property received on the sale, exchange or redemption, except to the extent such amount is attributable to either liquidated damages, discussed below, or accrued interest income not previously included in income which is taxable as ordinary income; and

            (2) such holder's adjusted tax basis in the note.

A holder's adjusted tax basis in a note generally will equal the cost of the note to such holder, adjusted for amortizable bond premium, if any, if the holder made an election to amortize such premium. Such capital gain or loss will be long-term capital gain or loss if the holder's holding period in the note is more than one year at the time of sale, exchange or redemption.

NON-U.S. HOLDERS

PAYMENT OF INTEREST

      A Non-U.S. holder will not be subject to United States Federal income tax by withholding or otherwise on payments of interest on a note, provided that the beneficial owner of the note fulfills the statement requirements set forth in applicable Treasury Regulations, unless

            (1) such Non-U.S. holder

              (a) actually or constructively owns 10% or more of the total combined voting power of all classes of stock of Berry Plastics entitled to vote;

              (b) is a controlled foreign corporation related, directly or indirectly, to Berry Plastics through stock ownership, or

              (c) is a bank receiving interest described in Section 881(c)(3)(A)
                  of the Code or

            (2) such interest is effectively connected with the conduct of a trade or business by the Non-U.S. holder in the United States.

      If a Non-U.S. holder does not claim, or does not qualify for, the benefit of the exemption from taxation described above, such Non-U.S. holder may be subject to a 30% withholding tax on interest payments made on the notes. However, such Non-U.S. holder may be able to claim the benefit of a reduced withholding tax rate under an applicable income tax treaty.

GAIN ON DISPOSITION OF THE NOTES

      A Non-U.S. holder will not be subject to United States Federal income tax by withholding or otherwise on any gain realized upon the disposition of a note unless:
      o in the case of a Non-U.S. holder who is an individual, such Non-U.S. holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other requirements are met, or

      o the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder in the United States.

EFFECTIVELY CONNECTED INCOME

      To the extent that interest income or gain on the disposition of a note is effectively connected with the conduct of a trade or business of the Non-U.S. holder in the United States, such income will be subject to United States Federal income tax on a net income basis in the same manner as if such holder were a United States person. Additionally, in the case of a Non-U.S. holder that is a corporation, such effectively connected income may be subject to the United States branch profits tax at the rate of 30%.

TREATIES

      A tax treaty between the United States and a country in which a Non-U.S. holder is a resident may alter the tax consequences described above.


LIQUIDATED DAMAGES

      Berry Plastics believes that liquidated damages, if any, described above under "The Exchange Offer -- Purpose and Effect of the Exchange Offer" will be taxable to the holder as ordinary income in accordance with the holder's method of accounting for Federal income tax purposes. The IRS may take a different position, however, which could affect the timing of a holder's income with respect to liquidated damages, if any.


INFORMATION REPORTING AND BACKUP WITHHOLDING

      In general, information reporting requirements will apply to payments of principal, premium, if any, and interest on a note and payments of the proceeds of the sale of a note to certain noncorporate holders, and a 31% backup withholding tax may apply to such payments if the holder.

            o fails to furnish or certify its correct taxpayer identification number to the payer in the manner required;

            o is notified by the IRS that it has failed to report payments of interest and dividends properly; or

            o under certain circumstances, fails to certify that it has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against such holder's United States Federal income tax and may entitle the holder to a refund, provided that the required minimum information is furnished to the IRS.

      Generally, such information reporting and backup withholding may apply to payments of principal, interest and premium, if any, to Non-U.S. holders that are not exempt recipients and which fail to provide certain information as may be required by United States law and applicable regulations. The payment of the proceeds of the disposition of notes to or through the United States office of a broker will be subject to information reporting and backup withholding at a rate of 31% unless the owner certifies its status as a Non-U.S. holder under penalties of perjury or otherwise establishes an exemption.

      Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situation and the availability of an exemption therefrom, and the procedures for obtaining any such exemption.

      The United States Department of the Treasury has promulgated final regulations regarding the information reporting and backup reporting rules discussed above. In general, the final regulations do not significantly alter the substantive information reporting and backup withholding requirements but rather unify current certification procedures and forms and clarify reliance standards. In addition, the final regulations permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. The final regulations are generally effective for payments made on or after January 1, 2001, subject to certain transition rules. Prospective purchasers of notes should consult their own tax advisors concerning the effect of such regulations on their particular situations.

                              PLAN OF DISTRIBUTION

      Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by any holder thereof, other than any such holder that is an "affiliate" of Berry Plastics within the meaning of Rule 405 promulgated under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

            o such exchange notes are acquired in the ordinary course of such holder's business;

            o such holder has no arrangement with any person to participate in the distribution of such exchange notes; and

            o neither such holder nor any such other person is engaging in or intends to engage in a distribution of such exchange notes.

Accordingly, any holder who is an affiliate of Berry Plastics or any holder using the exchange offer to participate in a distribution of the exchange notes will not be able to rely on such interpretations by the staff to the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction. Notwithstanding the foregoing, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities and were not acquired directly from Berry Plastics. Berry Plastics and the guarantors have agreed that, for a period of one year from the date of this prospectus, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until April 19, 2000 (90 days from the date of this prospectus), all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

      Berry Plastics will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

      o     in the over-the-counter market;

      o     in negotiated transactions;

      o     through the writing of options on the outstanding notes; or

      o     a combination of such methods of resale,

in each case,

      o     at market prices prevailing at the time of resale;

      o     at prices related to such prevailing market prices; or

      o     at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus as required, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      For a period of one year from the date of this prospectus, Berry Plastics will send a reasonable number of additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Berry Plastics will pay all the expenses incident to the exchange offer, including the expenses of one counsel for the holders, other than commissions or concessions of any broker-dealers. Berry Plastics and the guarantors have agreed to indemnify the initial purchasers and any broker-dealers participating in the exchange offer against certain liabilities, including liabilities under the Securities Act.

      This prospectus has been prepared for use in connection with the exchange offer and may be used by the initial purchasers in connection with offers and sales related to market-making transactions in the notes. The initial purchasers may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Berry Plastics will not receive any of the proceeds of such sales. The initial purchasers have no obligation to make a market in the notes and may discontinue their market-making activities at any time without notice, at their sole discretion. We have agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act, and to contribute to payments which the initial purchasers might be required to make in respect thereof.

                                  LEGAL MATTERS

      Certain legal matters in connection with this offering and the exchange notes will be passed upon for us by O'Sullivan Graev & Karabell, LLP, New York, New York. Lawrence G. Graev, one of our directors, is a partner of O'Sullivan Graev & Karabell, LLP. See "Certain Transactions--Legal Services."

                                     EXPERTS

      The consolidated financial statements of BPC Holding Corporation as of December 27, 1997 and January 2, 1999, and for each of the three years in the period ended January 2, 1999 and of Knight Engineering and Plastics Division of Courtaulds Packaging Inc. as of and for the year ended March 31, 1998 included elsewhere in this registration statement and prospectus have been audited by Ernst & Young LLP, independent auditors, as stated in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of CPI Holding, Inc. as of November 30, 1998 and 1997, and for the years ended November 30, 1998 and 1997 and for the period January 26, 1996 to November 30, 1996 included in this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of Norwich Injection Moulders Limited for the years ended October 31, 1997, 1996 and 1995 included in this registration statement have been audited by Lovewell Blake, independent auditors, as stated in their report appearing herein.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                            PAGE
                                                                                           ------
BPC HOLDING AUDITED FINANCIAL STATEMENTS
Report of Independent Auditors .........................................................     F-3
Consolidated Balance Sheets at January 2, 1999 and December 27, 1997 ...................     F-4
Consolidated Statements of Operations for the three years in the period
  ended January 2, 1999 ................................................................     F-6
Consolidated Statements of Changes in Stockholders' Equity (Deficit) for
  the three years in the period ended January 2, 1999 ..................................     F-7
Consolidated Statements of Cash Flows for the three years in the period
  ended January 2, 1999 ................................................................     F-8
Notes to Consolidated Financial Statements .............................................     F-9

BPC HOLDING UNAUDITED INTERIM FINANCIAL STATEMENTS
Consolidated Balance Sheets at October 2, 1999 and January 2, 1999 .....................     F-22
Consolidated Statements of Operations for the Thirteen and Thirty-Nine
  Weeks ended October 2, 1999 and September 26, 1998 ...................................     F-24
Consolidated Statements of Cash Flows for the Thirty-Nine Weeks ended
  October 2, 1999 and September 26, 1998 ...............................................     F-25
Notes to Consolidated Financial Statements .............................................     F-26

CPI HOLDING, INC. AUDITED FINANCIAL STATEMENTS
Report of Independent Auditors .........................................................     F-31
Consolidated Balance Sheets at November 30, 1998 and 1997 ..............................     F-32
Consolidated Statements of Income for the three years in the period
  ended November 30, 1998 ..............................................................     F-34
Consolidated Statements of Mandatorily Redeemable Preferred Stock and
  Shareholders' Equity for the three years in the period ended November 30, 1998 .......     F-35
Consolidated Statements of Cash Flows for the three years in the
  period ended November 30, 1998 .......................................................     F-38
Notes to Consolidated Financial Statements .............................................     F-39

CPI HOLDING, INC. UNAUDITED INTERIM FINANCIAL STATEMENTS
Condensed Consolidated Balance Sheet at May 31, 1999 ...................................     F-47
Condensed Consolidated Statements of Operations for the 26 weeks
  ended May 31, 1999 and 1998 ..........................................................     F-49
Condensed Consolidated Statements of Cash Flows for the 26 weeks
  ended May 31, 1999 and 1998 ..........................................................     F-50
Notes to Condensed Consolidated Financial Statements ...................................     F-51

KNIGHT ENGINEERING AND PLASTICS DIVISION OF COURTAULDS PACKAGING, INC
  AUDITED FINANCIAL STATEMENTS
Report of Independent Auditors .........................................................     F-53
Balance Sheet at March 31, 1998 ........................................................     F-54
Statement of Operations for the year ended March 31, 1998 ..............................     F-55
Statement of Cash Flows for the year ended March 31, 1998 ..............................     F-56
Notes to Financial Statements ..........................................................     F-57

KNIGHT ENGINEERING AND PLASTICS DIVISION OF COURTAULDS PACKAGING, INC
  UNAUDITED INTERIM FINANCIAL STATEMENTS
Condensed Balance Sheet at September 30, 1998 ..........................................     F-59
Condensed Statements of Operations for the six months ended
  September 30, 1998 and 1997 ..........................................................     F-60
Condensed Statements of Cash Flows for the six months ended
  September 30, 1998 and 1997 ..........................................................     F-61
Notes to Condensed Financial Statements ................................................     F-62

NORWICH INJECTION MOULDERS LIMITED AUDITED FINANCIAL STATEMENTS
Report of the Directors ................................................................     F-63
Report of Independent Auditors .........................................................     F-65
Profit and Loss Account for the three years in the period ended
  October 31, 1997 .....................................................................     F-66
Balance Sheet at October 31, 1997, 1996, and 1995 ......................................     F-67
Cash Flow Statement for the three years in the period ended
  October 31, 1997 .....................................................................     F-68


Notes to the Accounts ..................................................................     F-69

NORWICH INJECTION MOULDERS LIMITED UNAUDITED INTERIM FINANCIAL STATEMENTS
Profit and Loss Accounts for the 6 months ended April 30, 1998 and 1997 ................     F-82
Balance Sheet at April 30, 1998 ........................................................     F-83
Cash Flow Statements for the 6 months ended April 30, 1998 and 1997 ....................     F-84
Notes to the Accounts ..................................................................     F-85


                              REPORT OF INDEPENDENT AUDITORS


The Stockholders and Board of Directors
BPC Holding Corporation

We have audited the accompanying consolidated balance sheets of BPC Holding Corporation and subsidiaries as of January 2, 1999 and December 27, 1997, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the three years in the period ended January 2, 1999. These financial statements are the responsibility of Holding's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BPC Holding Corporation and subsidiaries at January 2, 1999 and December 27, 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended January 2, 1999, in conformity with generally accepted accounting principles.


                                          /s/ ERNST & YOUNG LLP


Indianapolis, Indiana
February 19, 1999

                             BPC HOLDING CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                            (IN THOUSANDS OF DOLLARS)

                                                                                          JANUARY 2,        DECEMBER 27,
                                                                                             1999               1997
                                                                                         ------------      --------------
ASSETS
Current assets:
      Cash and cash equivalents ....................................................       $  2,318           $  2,688
      Accounts receivable (less allowance for doubtful
        accounts of $1,651 at January 2, 1999 and $1,038 at December 27, 1997) .....         29,951             28,385
      Inventories:
          Finished goods ...........................................................         23,146             22,029
          Raw materials and supplies ...............................................          8,556              7,429
                                                                                           --------           --------
                                                                                             31,702             29,458
      Prepaid expenses and other receivables .......................................          1,665              1,834
      Income taxes recoverable .....................................................            577              1,167
                                                                                           --------           --------
Total current assets ...............................................................         66,213             63,532

Assets held in trust ...............................................................          6,679             19,738

Property and equipment:
      Land .........................................................................          7,769              5,811
      Buildings and improvements ...................................................         38,960             33,891
      Machinery, equipment and tooling .............................................        141,054            122,991
      Automobiles and trucks .......................................................          1,386              1,241
      Construction in progress .....................................................         11,780             10,357
                                                                                           --------           --------
                                                                                            200,949            174,291
      Less accumulated depreciation ................................................         80,944             66,073
                                                                                           --------           --------
                                                                                            120,005            108,218
Intangible assets:
      Deferred financing and origination fees, net .................................         10,327             10,849
      Covenants not to compete, net ................................................          4,071              3,940
      Excess of cost over net assets acquired, net .................................         44,536             30,303
      Deferred acquisition costs ...................................................             20                 13
                                                                                           --------           --------
                                                                                             58,954             45,105
Deferred income taxes ..............................................................          2,758              2,049
Other ..............................................................................            708                802
                                                                                           --------           --------
Total assets .......................................................................       $255,317           $239,444
                                                                                           ========           ========

                             BPC HOLDING CORPORATION
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)
                            (IN THOUSANDS OF DOLLARS)

                                                                                     JANUARY 2,         DECEMBER 27,
                                                                                       1999                 1997
                                                                                    ------------       --------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
    Accounts payable .........................................................       $  18,059            $  16,732
    Accrued expenses and other liabilities ...................................          10,863                7,162
    Accrued interest .........................................................           4,166                3,612
    Employee compensation and payroll taxes ..................................           8,953                7,489
    Income taxes .............................................................              22                   55
    Current portion of long-term debt ........................................          19,388                7,619
                                                                                     ---------            ---------
Total current liabilities ....................................................          61,451               42,669

Long-term debt, less current portion .........................................         303,910              298,716
Accrued dividends on preferred stock .........................................           7,225                3,674
Deferred income taxes ........................................................             497                 --
Other liabilities ............................................................           2,591                3,360
                                                                                     ---------            ---------
                                                                                       375,674              348,419
STOCKHOLDERS' EQUITY (DEFICIT):
     Series A Preferred Stock; 800,000 shares authorized;
       600,000 shares issued and outstanding (net of discount
       of $2,770 at January 2, 1999 and $3,062 at December 27, 1997) .........          11,801               11,509
     Series B Preferred Stock; 200,000 shares authorized,
       issued and outstanding ................................................           5,000                5,000
     Class A Common Stock; $.01 par value:
       Voting; 500,000 shares authorized; 91,000 shares
         issued and outstanding ..............................................               1                    1
       Nonvoting; 500,000 shares authorized; 259,000 shares
         issued and outstanding ..............................................               3                    3
     Class B Common Stock; $.01 par value:
       Voting; 500,000 shares authorized; 145,058 shares
         issued and 144,546 shares outstanding ...............................               1                    1
       Nonvoting; 500,000 shares authorized; 58,612 shares
         issued and 56,937 shares outstanding ................................               1                    1
     Class C Common Stock; $.01 par value:
       Nonvoting; 500,000 shares authorized; 17,000 shares issued
         and 16,833 shares outstanding .......................................            --                   --
     Treasury stock: 512 shares Class B Voting Common Stock;
       1,675 shares Class B Nonvoting Common Stock; and 167 shares
       Class C Nonvoting Common Stock ........................................            (280)                 (22)
     Additional paid-in capital ..............................................          45,611               49,374
     Warrants ................................................................           3,511                3,511
     Retained earnings (deficit) .............................................        (185,923)            (178,353)
     Accumulated other comprehensive income (loss) ...........................             (83)                --
                                                                                     ---------            ---------
Total stockholders' equity (deficit) .........................................        (120,357)            (108,975)
                                                                                     ---------            ---------
Total liabilities and stockholders' equity (deficit) .........................       $ 255,317            $ 239,444
                                                                                     ---------            ---------

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                             BPC HOLDING CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            (IN THOUSANDS OF DOLLARS)

                                                                                       YEAR ENDED
                                                                --------------------------------------------------------
                                                                  JANUARY 2,           DECEMBER 27,        DECEMBER 28,
                                                                     1999                 1997                 1996
                                                                --------------       ---------------      --------------
Net sales ..................................................      $ 271,830            $ 226,953            $ 151,058
Cost of goods sold .........................................        199,227              180,249              110,110
                                                                  ---------            ---------            ---------
Gross margin ...............................................         72,603               46,704               40,948

Operating expenses:
    Selling ................................................         14,780               11,320                6,950
    General and administrative .............................         19,308               11,505               13,769
    Research and development ...............................          1,690                1,310                  858
    Amortization of intangibles ............................          4,139                2,226                  524
    Other expenses .........................................          4,084                4,144                1,578
                                                                  ---------            ---------            ---------
Operating income ...........................................         28,602               16,199               17,269

Other expenses:
    Loss on disposal of property and equipment .............          1,865                  226                  302
                                                                  ---------            ---------            ---------
Income before interest and taxes ...........................         26,737               15,973               16,967

Interest:
    Expense ................................................        (35,555)             (32,237)             (21,364)
    Income .................................................            999                1,991                1,289
                                                                  ---------            ---------            ---------
Loss before income taxes ...................................         (7,819)             (14,273)              (3,108)
Income taxes (benefit) .....................................           (249)                 138                  239
                                                                  ---------            ---------            ---------
Net loss ...................................................         (7,570)             (14,411)              (3,347)

Preferred stock dividends ..................................         (3,551)              (2,558)              (1,116)
Amortization of preferred stock discount ...................           (292)                 (74)                --
                                                                  ---------            ---------            ---------
Net loss attributable to common shareholders ...............      $ (11,413)           $ (17,043)           $  (4,463)
                                                                  =========            =========            =========

 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                             BPC HOLDING CORPORATION
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                            (IN THOUSANDS OF DOLLARS)


                                                       COMMON STOCK          PREFERRED STOCK                      ADDITIONAL
                                            -----------------------------  ----------------------   TREASURY       PAID-IN
                                             CLASS A     CLASS B  CLASS C  CLASS A       CLASS B      STOCK        CAPITAL
                                            ---------   --------- -------  ---------    ---------   ---------    ---------
Balance at December 31, 1995(1) .........   $    --     $    --     $--    $    --      $    --     $     (58)   $     960

Net loss ................................        --          --      --         --           --          --           --
Market value adjustment - warrants ......        --          --      --         --           --          --         (1,145)
Exercise of stock options ...............        --          --      --         --           --          --          1,130
Distribution on sale of equity interests         --          --      --         --           --            58       (1,424)
Proceeds from newly issued equity .......           4           2    --       14,571         --          --         52,797
Payment of deferred compensation ........        --          --      --         --           --          --            479
Issuance of private warrants ............        --          --      --       (3,511)        --          --           --
Accrued dividends on preferred stock ....        --          --      --         --           --          --         (1,116)
Amortization of preferred stock discount         --          --      --          156         --          --           --
Purchase treasury stock from management .        --          --      --         --           --           (22)        --
                                            ---------   ---------   ----   ---------    ---------   ---------    ---------
Balance at December 28, 1996 ............           4           2    --       11,216         --           (22)      51,681
                                            ---------   ---------   ----   ---------    ---------   ---------    ---------

Net loss ................................        --          --      --         --           --          --           --
Sale of stock to management .............        --          --      --         --           --          --            325
Issuance of preferred stock .............        --          --      --         --          5,000        --           --
Accrued dividends on preferred stock ....        --          --      --         --           --          --         (2,558)
Amortization of preferred stock discount         --          --      --          293         --          --            (74)
                                            ---------   ---------   ----   ---------    ---------   ---------    ---------

Balance at December 27, 1997 ............           4           2    --       11,509        5,000         (22)      49,374
                                            ---------   ---------   ----   ---------    ---------   ---------    ---------

Net loss ................................        --          --      --         --           --          --           --
Sale of stock to management .............        --          --      --         --           --          --             80
Purchase treasury stock from management .        --          --      --         --           --          (258)        --
Translation loss ........................        --          --      --         --           --          --           --
Accrued dividends on preferred stock ....        --          --      --         --           --          --         (3,551)
Amortization of preferred stock discount         --          --      --          292         --          --           (292)
                                            ---------   ---------   ----   ---------    ---------   ---------    ---------

Balance at January 2, 1999 ..............   $       4   $       2   $--    $  11,801    $   5,000   $    (280)   $  45,611
                                            =========   =========   ====   =========    =========   =========    =========

                                                                     ACCUMULATED
                                                                         OTHER
                                                                     COMPREHENSIVE            COMPREHENSIVE
                                                          RETAINED     INCOME                    INCOME
                                             WARRANTS     EARNINGS      (LOSS)       TOTAL       (LOSS)
                                            ---------    ---------    ---------    ---------    ---------
Balance at December 31, 1995(1) .........   $   4,034    $ (37,420)   $    --      $ (32,484)   $    --

Net loss ................................        --         (3,347)        --         (3,347)      (3,347)
Market value adjustment - warrants ......       9,399       (8,254)        --           --           --
Exercise of stock options ...............        --           --           --          1,130         --
Distribution on sale of equity interests      (13,433)    (114,921)        --       (129,720)        --
Proceeds from newly issued equity .......        --           --           --         67,374         --
Payment of deferred compensation ........        --           --           --            479         --
Issuance of private warrants ............       3,511         --           --           --           --
Accrued dividends on preferred stock ....        --           --           --         (1,116)        --
Amortization of preferred stock discount         --           --           --            156         --
Purchase treasury stock from management .        --           --           --            (22)        --
                                            ---------    ---------    ---------    ---------    ---------
Balance at December 28, 1996 ............       3,511     (163,942)        --        (97,550)      (3,347)
                                            ---------    ---------    ---------    ---------    ---------

Net loss ................................        --        (14,411)        --        (14,411)     (14,411)
Sale of stock to management .............        --           --           --            325         --
Issuance of preferred stock .............        --           --           --          5,000         --
Accrued dividends on preferred stock ....        --           --           --         (2,558)        --
Amortization of preferred stock discount         --           --           --            219         --
                                            ---------    ---------    ---------    ---------    ---------

Balance at December 27, 1997 ............       3,511     (178,353)        --       (108,975)     (14,411)
                                            ---------    ---------    ---------    ---------    ---------

Net loss ................................        --         (7,570)        --         (7,570)      (7,570)
Sale of stock to management .............        --           --           --             80         --
Purchase treasury stock from management .        --           --           --           (258)        --
Translation loss ........................        --           --            (83)         (83)         (83)
Accrued dividends on preferred stock ....        --           --           --         (3,551)        --
Amortization of preferred stock discount         --           --           --           --           --
                                            ---------    ---------    ---------    ---------    ---------

Balance at January 2, 1999 ..............   $   3,511    $(185,923)   $     (83)   $(120,357)   $  (7,653)
                                            =========    =========    =========    =========    =========

(1) Old Class A and Class B Common Stock was redeemed in connection with the 1996 Transaction (see Note 9).


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                             BPC HOLDING CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (IN THOUSANDS OF DOLLARS)

                                                                                           YEAR ENDED
                                                                       ----------------------------------------------------
                                                                         JANUARY 2,        DECEMBER 27,       DECEMBER 28,
                                                                            1999               1997                1996
                                                                       --------------     --------------     --------------
OPERATING ACTIVITIES
Net loss ..........................................................      $  (7,570)         $ (14,411)         $  (3,347)
Adjustments to reconcile net loss to net cash provided
  by operating activities:
         Depreciation .............................................         20,690             16,800             10,807
         Non-cash interest expense ................................          1,765              2,005              1,212
         Amortization .............................................          4,140              2,226                524
         Interest funded by assets held in trust ..................         13,059             11,255              5,412
         Non-cash compensation ....................................            600               --                  358
         Write-off of deferred acquisition costs ..................           --                  515               --
         Loss on sale of property and equipment ...................          1,865                226                302
         Deferred income taxes ....................................           (709)              --                   53
         Changes in operating assets and liabilities:
               Accounts receivable, net ...........................          4,413             (2,290)            (1,716)
               Inventories ........................................           (252)             2,767             (1,710)
               Prepaid expenses and other receivables .............          1,016               (137)               520
               Other assets .......................................            (43)              (225)                (5)
               Accounts payable and accrued expenses ..............         (4,810)            (4,516)             1,899
               Income taxes payable ...............................            (33)               (61)               117
                                                                         ---------          ---------          ---------
Net cash provided by operating activities .........................         34,131             14,154             14,426

INVESTING ACTIVITIES
Additions to property and equipment ...............................        (22,595)           (16,774)           (13,581)
Proceeds from disposal of property and equipment ..................          4,471              1,078                 94
Acquisitions of businesses ........................................        (33,996)           (86,406)            (1,152)
                                                                         ---------          ---------          ---------
Net cash used for investing activities ............................        (52,120)          (102,102)           (14,639)

FINANCING ACTIVITIES
Proceeds from long-term borrowings ................................         44,044             85,703            105,000
Payments on long-term borrowings ..................................        (24,906)            (2,821)              (717)
Purchase of treasury stock from management ........................           (258)              --                 --
Exercise of management stock options ..............................           --                 --                1,130
Proceeds from issuance of common stock ............................             80                325             52,797
Proceeds from issuance of preferred stock and warrants ............           --                 --               14,571
Rollover investments and share repurchases ........................           --                 --             (125,219)
Assets held in trust ..............................................           --                 --              (35,600)
Net payments to public warrant holders ............................           --                 --               (4,502)
Debt issuance costs ...............................................         (1,341)            (2,763)            (5,090)
                                                                         ---------          ---------          ---------
Net cash provided by financing activities .........................         17,619             80,444              2,370
                                                                         ---------          ---------          ---------

Net increase (decrease) in cash and cash equivalents ..............           (370)            (7,504)             2,157
Cash and cash equivalents at beginning of year ....................          2,688             10,192              8,035
                                                                         ---------          ---------          ---------

Cash and cash equivalents at end of year ..........................      $   2,318          $   2,688          $  10,192
                                                                         =========          =========          =========



SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                             BPC HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)


NOTE 1.     ORGANIZATION

      BPC Holding Corporation ("Holding"), through its subsidiaries Berry Plastics Corporation ("Berry" or the "Company"), Berry Iowa Corporation ("Berry Iowa"), Berry Sterling Corporation ("Berry Sterling"), Berry Tri-Plas Corporation ("Berry Tri-Plas"), Berry Plastics Design Corporation ("Berry Design"), PackerWare Corporation ("PackerWare"), Venture Packaging, Inc. ("Venture Packaging") and its subsidiaries Venture Packaging Midwest, Inc. and Venture Packaging Southeast, Inc., NIM Holdings Limited and its subsidiary Norwich Injection Moulders Limited, and Knight Plastics, Inc., manufactures and markets plastic packaging products through its facilities located in Evansville, Indiana; Henderson, Nevada; Iowa Falls, Iowa; Charlotte, North Carolina; York, Pennsylvania; Suffolk, Virginia; Woodstock, Illinois; North Walsham, England; Monroeville, Ohio; and Lawrence, Kansas.

      In conjunction with the PackerWare acquisition in January 1997 (see Note
3), the Company also acquired a manufacturing facility in Reno, Nevada. This facility was closed in 1997, and its operations were consolidated into the Henderson, Nevada facility. In March 1998, Berry announced the consolidation of its Anderson, South Carolina facility with other Company locations with the majority of the business moving to the Charlotte, North Carolina and Monroeville, Ohio facilities.

      Holding's fiscal year is a 52/53 week period ending generally on the Saturday closest to December 31. All references herein to "1998", "1997," and "1996" relate to the fiscal years ended January 2, 1999, December 27, 1997, and December 28, 1996, respectively.


NOTE 2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION AND BUSINESS

      The consolidated financial statements include the accounts of Holding and its subsidiaries all of which are wholly-owned. Intercompany accounts and transactions have been eliminated in consolidation. Holding, through its wholly-owned subsidiaries, operates in two primary industry segments. The Company is a manufacturer and marketer of plastic packaging, with sales concentrated in three product groups within this market: plastic aerosol overcaps, rigid open-top containers, and plastic drink cups. In addition, the Company is a manufacturer in the retail housewares/lawn and garden market. The Company's customers are located principally throughout the United States, without significant concentration in any one region or any one customer. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral.

      Purchases of various densities of plastic resin used in the manufacture of the Company's products aggregated approximately $62 million in 1998 (excluding specialty resins). Dow Chemical Corporation is the principal supplier (approximately 54%) of the Company's total resin material requirements. The Company also uses other suppliers such as Union Carbide, Chevron, Phillips and Equistar to meet its resin requirements. The Company does not anticipate any material difficulty in obtaining an uninterrupted supply of raw materials at competitive prices in the near future. However, should a significant shortage of the supply of resin occur, changes in both the price and availability of the principal raw material used in the manufacture of the Company's products could occur and result in financial disruption to the Company.

      The Company is subject to existing and potential federal, state, local and foreign legislation designed to reduce solid waste in landfills. While the principal resins used by the Company are recyclable and, therefore, reduce the Company's exposure to legislation promulgated to date, there can be no assurance that future legislation or regulatory initiatives would not have a material adverse effect on the Company. Legislation, if promulgated, requiring plastics to be degradable in landfills or to have minimum levels of recycled content would have a

                             BPC HOLDING CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)



significant impact on the Company's business as would legislation providing for disposal fees or limiting the use of plastic products.

CASH AND CASH EQUIVALENTS

      All highly liquid investments with a maturity of three months or less at the date of purchase are considered to be cash equivalents.

INVENTORIES

      Inventories are valued at the lower of cost (first in, first out method) or market.

PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation is computed primarily by the straight-line method over the estimated useful lives of the assets ranging from three to 25 years.

INTANGIBLE ASSETS

      Origination fees relating to the 1994 Notes, 1996 Notes, 1998 Notes and deferred financing fees are being amortized using the straight-line method over the lives of the respective debt agreements.

      Covenants not to compete are being amortized over the respective lives of the agreements.

      The costs in excess of net assets acquired represent the excess purchase price over the fair value of the net assets acquired in the original acquisition of Berry Plastics and subsequent acquisitions. These costs are being amortized over a range of 15 to 20 years.

      Holding periodically evaluates the value of intangible assets to determine if an impairment has occurred. This evaluation is based on various analyses including reviewing anticipated cash flows.

REVENUE RECOGNITION

      Revenue from sales of products is recognized at the time product is shipped to the customer.

USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

RECLASSIFICATIONS

      Certain amounts on the 1997 and 1996 financial statements have been reclassified to conform with the 1998 presentation.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

      On December 28, 1997, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (FAS 130) which establishes new rules for the reporting and display of comprehensive income and its components (net income and "other comprehensive income"). Adoption of the Statement had no impact on the Company's financial position.

                             BPC HOLDING CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)


      In fiscal 1998, the Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (FAS 131) which changes the basis on which public business enterprises report information about operating segments. The Company has two reportable segments: packaging products and housewares products. The Company's packaging business consists of three primary market groups: plastic aerosol overcaps, containers, and plastic drink cups. The Company's housewares business consists of semi-disposable plastic housewares and plastic lawn and garden products, sold primarily through major national retail marketers and national chain stores.

      The Company evaluates performance and allocates resources based on operating income before depreciation and amortization of intangibles adjusted to exclude (i) market value adjustment related to stock options, (ii) other non-recurring or "one-time" expenses, (iii) management fees and reimbursed expenses paid to First Atlantic and (iv) certain legal expenses associated with unusual litigation ("Adjusted EBITDA"). The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. The Company's reportable segments are business units that offer different products to different markets.


                                                                                            YEAR ENDED
                                                                           JANUARY 2,       DECEMBER 27,      DECEMBER 28,
                                                                              1999              1997              1996
                                                                          ------------     --------------    --------------
Net sales:
   Packaging products ...............................................      $ 250,270         $ 209,433         $ 151,058
   Housewares products ..............................................         21,560            17,520              --
Adjusted EBITDA:
   Packaging products ...............................................         56,102            38,016            34,068
   Housewares products ..............................................          3,662             2,253              --
Total assets:
   Packaging products ...............................................        218,537           202,198           145,798
   Housewares products ..............................................         36,780            37,246              --

Reconciliation of Adjusted EBITDA to loss before income taxes:
   Adjusted EBITDA for reportable segments ..........................      $  59,764         $  40,269         $  34,068
   Net interest expense .............................................        (34,556)          (30,246)          (20,075)
   Depreciation .....................................................        (20,690)          (16,800)          (10,807)
   Amortization .....................................................         (4,140)           (2,226)             (524)
   Loss on disposal of property and equipment .......................         (1,865)             (226)             (302)
   One-time expenses ................................................         (4,860)           (4,216)           (4,361)
   Stock option market value adjustment .............................           (600)             --                (358)
   Management fees ..................................................           (872)             (828)             (749)
                                                                           ---------         ---------         ---------
   Loss before income taxes .........................................      $  (7,819)        $ (14,273)        $  (3,108)
                                                                           =========         =========         =========

NOTE 3. ACQUISITIONS

      On January 17, 1997, the Company acquired certain assets and assumed certain liabilities of Container Industries, Inc. ("Container Industries") of Pacoima, California for $2.9 million. The purchase was funded out of operating funds. The operations of Container Industries are included in the Company's operations since the acquisition date using the purchase method of accounting.

      On January 21, 1997, the Company acquired the outstanding stock of PackerWare Corporation, a Kansas corporation, for aggregate consideration of approximately $28.1 million and merged PackerWare with a newly-formed, wholly-owned subsidiary of the Company (with PackerWare being the surviving corporation). The purchase was primarily financed through the Credit Facility (see Note 5). The operations of PackerWare are included in the Company's operations since the acquisition date using the purchase method of accounting.

                             BPC HOLDING CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)



      On May 13, 1997, Berry Design, a newly-formed wholly-owned subsidiary of the Company, acquired substantially all of the assets and assumed certain liabilities of Virginia Design Packaging Corp. ("Virginia Design") for approximately $11.1 million. The purchase was financed through the Credit Facility (see Note 5). The operations of Berry Design are included in the Company's operations since the acquisition date using the purchase method of accounting.

      On August 29, 1997, the Company acquired the outstanding common stock of Venture Packaging for aggregate consideration of $43.7 million and merged Venture Packaging with a newly formed subsidiary of the Company (with Venture Packaging being the surviving corporation). The purchase was primarily financed through the Credit Facility (see Note 5). Additionally, preferred stock and warrants were issued to certain selling shareholders of Venture Packaging (see
Note 9). The operations of Venture Packaging are included in the Company's operations since the acquisition date using the purchase method of accounting.

      On July 2, 1998, NIM Holdings, a newly-formed, wholly-owned subsidiary of Berry, acquired all of the capital stock of Norwich Moulders of Norwich, England for aggregate consideration of approximately $14.0 million. The purchase was primarily financed through the Credit Facility (see Note 9). The operations of Norwich Moulders are included in Berry's operations since the acquisition date using the purchase method of accounting.

      On October 16, 1998, Knight Plastics, Inc. ("Knight"), a newly formed wholly-owned subsidiary of Berry, acquired substantially all of the assets of the Knight Engineering and Plastics Division of Courtaulds Packaging Inc. for aggregate consideration of approximately $18.0 million. The purchase was financed through the Credit Facility's revolving line of credit.

      The pro forma results listed below are unaudited and reflect purchase accounting adjustments assuming the Container Industries, PackerWare, Virginia Design, and Venture acquisitions occurred on December 31, 1995; and the Norwich Moulders and Knight acquisitions occurred on December 29, 1996.


                                                   YEAR ENDED
                                  ----------------------------------------------
                                   JANUARY 2,      DECEMBER 27,     DECEMBER 28,
                                     1999             1997              1996
                                  -----------     -------------    -------------
Net sales ...................     $ 296,485        $ 298,679        $ 257,098
Loss before income taxes ....        (8,924)         (19,808)          (9,932)
Net loss ....................        (8,791)         (20,178)         (10,171)

      The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the acquisitions been consummated at the above dates, nor are they necessarily indicative of future operating results. Further, the information gathered on the acquired companies is based upon unaudited internal financial information and reflects only pro forma adjustments for additional interest expense and amortization of the excess of the cost over the underlying net assets acquired, net of the applicable income tax effects.


NOTE 4. INTANGIBLE ASSETS

      Intangible assets consist of the following:


                                                  JANUARY 2,       DECEMBER 27,
                                                     1999             1997
                                                 ------------     --------------
Deferred financing and origination fees ....      $ 15,817          $ 14,578
Covenants not to compete ...................         6,233             4,598
Excess of cost over net assets acquired ....        49,197            32,464
Deferred acquisition costs .................            20                13
Accumulated amortization ...................       (12,313)           (6,548)
                                                  --------          --------
                                                  $ 58,954          $ 45,105
                                                  ========          ========

                             BPC HOLDING CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)



      Excess of cost over net assets acquired increased due to the acquisitions of Norwich Moulders and Knight to the extent the purchase price exceeded the fair value of the net assets acquired.


NOTE 5. LONG-TERM DEBT

      Long-term debt consists of the following:

                                                                      JANUARY 2,       DECEMBER 27,
                                                                        1999               1997
                                                                    -------------     --------------
Holding 12.50% Senior Secured Notes .........................        $ 105,000          $ 105,000
Berry 12.25% Senior Subordinated Notes ......................          125,000            100,000
Term loans ..................................................           71,243             58,300
Revolving line of credit ....................................           16,162             25,654
Nevada Industrial Revenue Bonds .............................            4,500              5,000
Iowa Industrial Revenue Bonds ...............................             --                5,400
South Carolina Industrial Development Bonds .................             --                6,985
Capital lease obligation payable through December 1999 ......              561                547
Debt premium (discount), net ................................              832               (551)
                                                                     ---------          ---------
                                                                       323,298            306,335
Less current portion of long-term debt ......................           19,388              7,619
                                                                     ---------          ---------
                                                                     $ 303,910          $ 298,716
                                                                     =========          =========

HOLDING 12.50% SENIOR SECURED NOTES

      On June 18, 1996, Holding, as part of a recapitalization (see Note 9), issued 12.50% Senior Secured Notes due 2006 (the "1996 Offering") for net proceeds, after expenses, of approximately $100.2 million (or $64.6 million after deducting the amount of such net proceeds used to purchase marketable securities available for payment of interest on the notes). These notes were exchanged in October 1996 for the 12.50% Series B Senior Secured Notes due 2006 (the "1996 Notes"). Interest is payable semi-annually on June 15 and December 15 of each year. In addition, from December 15, 1999 until June 15, 2001, Holding may, at its option, pay interest, at an increased rate of 0.75% per annum, in additional 1996 Notes valued at 100% of the principal amount thereof.

      In connection with the 1996 Notes, $35.6 million was placed in escrow, which has been invested in U.S. government securities, to pay three years' interest on the notes. Pending disbursement, the trustee will have a first priority lien on the escrow account for the benefit of the holders of the 1996 Notes. Funds may be disbursed from the escrow account only to pay interest on the 1996 Notes and, upon certain repurchases or redemptions of the notes, to pay principal of and premium, if any, thereon. The balance in the escrow account as of January 2, 1999 is $6.7 million.

      The 1996 Notes rank senior in right of payment to all existing and future subordinated debt of Holding, including Holding's subordinated guarantee of the 1994 Notes and 1998 Notes (as defined hereinafter) and PARI PASSU in right of payment with all senior debt of Holding. The 1996 Notes are effectively subordinated to all existing and future senior debt of Berry, including borrowings under the Credit Facility and the Nevada Industrial Revenue Bond.

                             BPC HOLDING CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)



BERRY 12.25% SENIOR SUBORDINATED NOTES

      On April 21, 1994, Berry completed an offering of 100,000 units consisting of $100.0 million aggregate principal amount of 12.25% Berry Plastics Corporation Senior Subordinated Notes, due 2004 (the "1994 Notes") and 100,000 warrants to purchase 1.13237 shares of Class A Common Stock, $.00005 par value (collectively the "1994 Transaction"), of Holding. The net proceeds to Berry from the sale of the 1994 Notes, after expenses, were $93.0 million. On August 24, 1998, Berry completed an additional offering of $25.0 million aggregate principal amount of 12.25% Series B Senior Subordinated Notes due 2004 (the "1998 Notes"). The net proceeds to Berry from the sale of the 1998 Notes, after expenses, were $25.2 million. The 1994 Notes and 1998 Notes mature on April 15, 2004 and interest is payable semi-annually on October 15 and April 15 of each year and commenced on October 15, 1994 and October 15, 1998 for the 1994 Notes and 1998 Notes respectively. Holding and all of Berry's subsidiaries fully, jointly, and severally, and unconditionally guarantee on a senior subordinated basis the 1994 Notes and 1998 Notes. There are no nonguarantor subsidiaries. Separate financial statements of guarantor subsidiaries have not been included as management believes those financial statements would not be material to investors.

      Berry is not required to make mandatory redemption or sinking fund payments with respect to the 1994 Notes and 1998 Notes. Subsequent to April 15, 1999, the 1994 Notes and 1998 Notes may be redeemed at the option of Berry, in whole or in part, at redemption prices ranging from 106.125% in 1999 to 100% in 2002 and thereafter. Upon a change in control, as defined in the indenture entered into in connection with the 1994 Transaction (the "1994 Indenture") and the 1998 Transaction ("1998 Indenture"), each holder of notes will have the right to require Berry to repurchase all or any part of such holder's notes at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued interest.

      The 1994 Notes and 1998 Notes rank PARI PASSU with or senior in right of payment to all existing and future subordinated debt of Berry. The notes rank junior in right of payment to all existing and future senior debt of Berry, including borrowings under the Credit Facility and the Nevada Industrial Revenue Bonds.

      The 1994 Indenture and 1998 Indenture contains certain covenants which, among other things, limit Berry and its subsidiaries' ability to incur debt, merge or consolidate, sell, lease or transfer assets, make dividend payments and engage in transactions with affiliates.

CREDIT FACILITY

      Concurrent with the Venture Packaging Acquisition, the Company amended its then existing financing and security agreement (the "Security Agreement") with NationsBank, N.A. for a senior secured line of credit to increase the commitments thereunder to an aggregate principal amount of $127.2 million (the "Credit Facility"). Concurrently with the Norwich Acquisition, the Credit Facility was amended and increased to $132.6 million (plus an additional revolving credit facility of ?1.5 million (the "UK Revolver") and a term loan facility of ?4.5 million (the "UK Term Loan"), each for NIM Holdings and Norwich). The debt under the Credit Facility is guaranteed by Holding and substantially all of its subsidiaries. The obligations of the Company and the subsidiaries under the Credit Facility and the guarantees thereof are secured primarily by all of the assets of such persons. The Credit Facility replaced the facility previously provided by Fleet Capital Corporation.

      The Credit Facility provides the Company with (i) a $50.0 million revolving line of credit, subject to a borrowing base formula, (ii) the UK Revolver, subject to a borrowing base, (iii) a $63.7 million term loan facility,
(iv) the UK Term Loan and (v) a $5.6 million standby letter of credit facility to support the Company's and its subsidiaries' obligations under the Nevada Bonds. The Credit Facility also provides for a $5.4 million term loan facility, the proceeds of which were used to retire in July 1998 the Company's and its subsidiaries' obligations under the Iowa Bonds, on which Berry Iowa had agreed, pursuant to a Loan and Trust Agreement with The City of Iowa Falls, Iowa, to pay amounts sufficient to pay principal, interest and any premium with respect to the Iowa Bonds. Also, the Credit Facility provided a term loan facility to support the Company's and its subsidiaries' obligations under the South Carolina Industrial Development Bonds. In August 1998, in conjunction with the closing and sale of the Anderson, South Carolina Facility, the Bonds were paid by the Company. The difference between the repayment of the development bonds and other related liabilities and the net proceeds from the sale of the facility of approximately $3.0 million has been financed with borrowings under the term loan facility. The Company borrowed

                             BPC HOLDING CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)


all amounts available under the term loan facility and the UK Term Loan to finance the PackerWare Acquisition, the Virginia Design Acquisition, the Venture Packaging Acquisition and the Norwich Acquisition. At January 2, 1999, the Company had unused borrowing capacity under the Credit Facility's revolving line of credit of approximately $26.3 million.

      The Credit Facility matures on January 21, 2002 unless previously terminated by the Company or by the lenders upon an Event of Default as defined in the Security Agreement. The term loan facility requires periodic payments, varying in amount, through the maturity of the facility. Interest on borrowings under the Credit Facility is based on either (i) the lender's base rate (which is the higher of the lender's prime rate and the federal funds rate plus 0.50%) plus an applicable margin of 0.50% or (ii) LIBOR (adjusted for reserves) plus an applicable margin of 2.0%, at the Company's option (7.0% at January 2, 1999 and 8.0% at December 27, 1997). Following receipt of the quarterly financial statements, the agent under the Credit Facility has the option to change the applicable interest rate margin on loans (other than under the UK Revolver and UK Term Loan) once per quarter to a specified margin determined by the ratio of funded debt to EBITDA of the Company and its subsidiaries. Notwithstanding the foregoing, interest on borrowings under the UK Revolver and the UK Term Loan is based on LIBOR (adjusted for reserves) plus 2.50%.

      The Credit Facility contains various covenants which include, among other things: (i) maintenance of certain financial ratios and compliance with certain financial tests and limitations, (ii) limitations on the issuance of additional debt and (iii) limitations on capital expenditures.

NEVADA INDUSTRIAL REVENUE BONDS

      The Nevada Industrial Revenue Bonds bear interest at a variable rate (3.0% at January 2, 1999 and 4.6% at December 27, 1997), require annual principal payments of $0.5 million on April 1, are collateralized by irrevocable letters of credit issued by NationsBank under the Credit Facility and mature in April 2007.

OTHER

      Future maturities of long-term debt are as follows: 1999, $19,388; 2000, $20,386; 2001, $16,105; 2002, $34,763; 2003, $500, and $231,324 thereafter.

      Interest paid was $33,236, $29,927 and $19,744 for 1998, 1997 and 1996,
respectively. Interest capitalized was $777, $341 and $225 for 1998, 1997 and 1996, respectively.


NOTE 6. LEASE AND OTHER COMMITMENTS

      Certain property and equipment are leased using capital and operating leases. Capitalized lease property consisted of manufacturing equipment with a cost of $2,970 and $1,661 and related accumulated amortization of $1,468 and $831 at January 2, 1999, and December 27, 1997, respectively. Capital lease amortization is included in depreciation expense. Total rental expense for operating leases was approximately $5,414, $3,332, and $2,344 for 1998, 1997, and 1996, respectively.

      Future minimum lease payments for capital leases and noncancellable operating leases with initial terms in excess of one year are as follows:

                                                                 AT JANUARY 2, 1999
                                                         ---------------------------------
                                                         CAPITAL LEASES   OPERATING LEASES
                                                         --------------   ----------------
     1999.............................................      $   606          $  3,834
     2000.............................................          --              3,724
     2001.............................................          --              3,422
     2002.............................................          --              2,805

                             BPC HOLDING CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)

     2003.............................................          --              2,207
     Thereafter.......................................          --              1,921
                                                            -------          --------
                                                                606          $ 17,913
                                                                             ========
     Less: amount representing interest...............           45
                                                            -------
     Present value of net minimum lease payments......      $   561
                                                            =======

NOTE 7. INCOME TAXES

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax liabilities and assets at January 2, 1999 and December 27, 1997 are as follows:

                                                                       JANUARY 2,       DECEMBER 27,
                                                                          1999              1997
                                                                     -------------     --------------
Deferred tax liabilities:
    Tax over book depreciation .................................       $ 11,080          $ 11,073

Deferred tax assets:
    Allowance for doubtful accounts ............................            633               590
    Inventory ..................................................            900             1,391
    Compensation and benefit accruals ..........................          1,592             1,198
    Insurance reserves .........................................            436               338
    Net operating loss carryforwards ...........................         10,012             8,372
    Alternative minimum tax (AMT) credit carryforwards .........          2,758             2,049
                                                                       --------          --------
          Total deferred tax assets ............................         16,331            13,938
                                                                       --------          --------
                                                                          5,251             2,865
Valuation allowance ............................................         (2,493)             (816)
                                                                       --------          --------
Net deferred tax asset .........................................       $  2,758          $  2,049
                                                                       ========          ========

      Income tax expense consists of the following:

                                             JANUARY 2,     DECEMBER 27,    DECEMBER 28,
                                               1999            1997             1996
                                           ------------    -------------   --------------
Current
   Federal ...........................      $  (493)         $   --           $   --
   Foreign ...........................          152              --               --
   State .............................           92              138              186
Deferred
   Federal ...........................          --               --                69
   State .............................          --               --               (16)
                                            -------          -------          -------
Income tax expense (benefit) .........      $  (249)         $   138          $   239
                                            -------          -------          -------

      Holding has unused operating loss carryforwards of approximately $26.0 million for federal income tax purposes which begin to expire in 2010. AMT credit carryforwards are available to Holding indefinitely to reduce future years' federal income taxes. A tax sharing agreement is in place that allows Holding to make losses available to Berry.

      Income taxes paid during 1998, 1997 and 1996 approximated $526, $47, and $528 respectively.

                             BPC HOLDING CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)


      A reconciliation of income tax expense, computed at the federal statutory rate, to income tax expense, as provided for in the financial statements, is as follows:

                                                                                        YEAR ENDED
                                                                      --------------------------------------------------
                                                                       JANUARY 2,       DECEMBER 27,       DECEMBER 28,
                                                                         1999               1997               1996
                                                                      ------------     --------------     --------------
Income tax expense (benefit) computed at statutory rate .........      $(2,658)           $(4,853)           $(1,057)
State income tax expense, net of federal benefit ................           90                138                112
Amortization of goodwill ........................................          339                285               --
Expenses not deductible for income tax purposes .................          432                219                 51
Change in valuation allowance ...................................        1,677              4,298              1,103
Other ...........................................................         (129)                51                 30
                                                                       -------            -------            -------
Income tax expense (benefit) ....................................      $  (249)           $   138            $   239
                                                                       =======            =======            =======

NOTE 8. EMPLOYEE RETIREMENT PLANS

      Berry sponsors a defined contribution 401(k) retirement plan covering substantially all employees. Contributions are based upon a fixed dollar amount for employees who participate and percentages of employee contributions at specified thresholds. Contribution expense for this plan was approximately $933, $629, and $531 for 1998, 1997 and 1996, respectively.


NOTE 9. STOCKHOLDERS' EQUITY

COMMON STOCK

      On June 18, 1996, Holding consummated the transaction described below (the "1996 Transaction"). BPC Mergerco, Inc. ("Mergerco"), a wholly owned subsidiary of Holding, was organized by Atlantic Equity Partners International II, L.P. ("International"), Chase Venture Capital Associates, L.P. ("CVCA"), and certain other institutional investors to effect the acquisition of a majority of the outstanding capital stock of Holding. Pursuant to the terms of a Common Stock Purchase Agreement dated as of June 12, 1996 each of International, CVCA and certain other equity investors (collectively the "Common Stock Purchasers") subscribed for shares of common stock of Mergerco. In addition, pursuant to the terms of a Preferred Stock Purchase Agreement dated as of June 12, 1996 (the "Preferred Stock Purchase Agreement"), CVCA and an additional institutional investor (the "Preferred Stock Purchasers") purchased shares of preferred stock of Mergerco (the "Preferred Stock") and warrants (the "1996 Warrants") to purchase shares of common stock of Mergerco. Immediately after the purchase of the common stock, the preferred stock and the 1996 Warrants of Mergerco, Mergerco merged (the "Merger") with and into Holding, with Holding being the surviving corporation. Upon the consummation of the Merger: each share of the Class A Common Stock, $.00005 par value, and Class B Common Stock, $.00005 par value, of Holding and certain privately-held warrants exercisable for such Class A and Class B Common Stock were converted into the right to receive cash equal to the purchase price per share for the common stock into which such warrants were exercisable less the amount of the nominal exercise price therefor, and all other classes of common stock of Holding, a majority of which was held by certain members of management, were converted into shares of common stock of the surviving corporation. In addition, upon the consummation of the Merger, the holders of the warrants (the "1994 Warrants") to purchase capital stock of Holding that were issued in connection with the 1994 Transaction became entitled to receive cash equal to the purchase price per share for the common stock into which such warrants were exercisable less the amount of the exercise price therefor. The Company's common stock shareholders who held common stock immediately preceding the 1996 Transaction retained 78% of the common stock. Additionally, a $2,762 bonus was paid to management employees who held unvested stock options at the time of the 1994 Transaction which is included in 1996 general and administrative expenses.

      The authorized capital stock of Holding consists of 3,500,000 shares of capital stock, including 2,500,000 shares of Common Stock, $.01 par value (the "Holding Common Stock"). Of the 2,500,000 shares of Holding

                             BPC HOLDING CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)



Common Stock, 500,000 shares are designated Class A voting Common Stock (the "Class A Voting Stock"), 500,000 shares are designated Class A Nonvoting Common Stock (the "Class A Nonvoting Stock"), 500,000 shares are designated Class B Nonvoting Common Stock (the "Class B Nonvoting Stock"), and 500,000 shares are designated Class C Nonvoting Common Stock (the "Class C Nonvoting Stock").

PREFERRED STOCK AND WARRANTS

      In connection with the 1996 Transaction, for aggregate consideration of $15.0 million, Mergerco issued units (the "Units") comprised of Series A Senior Cumulative Exchangeable Preferred Stock, par value $.01 per share (the "Preferred Stock"), and detachable warrants to purchase shares of Class B Common Stock (voting and non-voting) constituting 6% of the issued and outstanding Common Stock of all classes, determined on a fully-diluted basis (the "Warrants").

      Dividends accrue at a rate of 14% per annum, payable quarterly in arrears (each date of payment, a "Dividend Payment Date") and will accumulate until declared and paid. Dividends declared and accruing prior to the first Dividend Payment Date occurring after the sixth anniversary of the issue date (the "Cash Dividend Date") may, at the option of Holding, be paid in cash in full or in part or accrue quarterly on a compound basis. Thereafter, all dividends are payable in cash in arrears. The dividend rate is subject to increase to a rate of (i) 16% per annum if (and for so long as) Holding fails to declare and pay dividends in cash for any quarterly period following the Cash Dividend Date and
(ii) 15% per annum if (and for so long as) Holding fails to comply with its obligations relating to the rights and preferences of the Preferred Stock. If Holding fails to pay in full, in cash, (a) all accrued and unpaid dividends on or prior to the twelfth anniversary of the issue date or (b) all accrued dividends on any Dividend Payment Date following the twelfth anniversary of the issue date, the holders of Preferred Stock will be permitted to elect a majority of the Board of Directors of Holding.

      The Preferred Stock ranks prior to all other classes of stock of Holding upon liquidation and is entitled to receive, out of assets available for distribution, cash in the aggregate amount of $15.0 million, plus all accrued and unpaid dividends thereon. Subject to the terms of the 1996 Indenture, on any Dividend Payment Date, Holding has the option of exchanging the Preferred Stock, in whole but not in part, for Senior Subordinated Exchange Notes, at the rate of $25 in principal amount of notes for each $25 of liquidation preference of Preferred Stock held; provided, however, that no shares of Preferred Stock may be exchanged for so long as any shares of Preferred Stock are held by CVCA or its affiliates. Upon such exchange, Holding will be required to pay in cash all accrued and unpaid dividends.

      Pursuant to the Preferred Stock Purchase Agreement, the holders of Preferred Stock and Warrants have unlimited incidental registration rights (subject to cutbacks under certain circumstances). The exercise price of the Warrants is $.01 per Warrant and the Warrants are exercisable immediately upon issuance. All unexercised warrants will expire on the tenth anniversary of the issue date. The number of shares issuable upon exercise of a Warrant are subject to anti-dilution adjustments upon the occurrence of certain events.

      In conjunction with the Venture Packaging acquisition, Holding authorized and issued 200,000 shares of Series B Cumulative Preferred Stock to certain selling shareholders of Venture Packaging. The Preferred Stock has a stated value of $25 per share, and dividends accrue at a rate of 14.75% per annum and will accumulate until declared and paid. The Preferred Stock ranks junior to the Series A Preferred Stock and prior to all other capital stock of Holding. In addition, Warrants to purchase 9,924 shares of Class B Non-Voting Common Stock at $108 per share were issued to the same selling shareholders of Venture Packaging.

STOCK OPTION PLAN

      Pursuant to the provisions of the BPC Holding Corporation 1996 Stock Option Plan (the "Option Plan") as amended, whereby 51,620 shares have been reserved for future issuance, Holding has granted options to certain officers and key employees to acquire shares of Class B Nonvoting Common Stock. These options are subject to various agreements, which among other things, set forth the class of stock, option price and performance thresholds to determine exercisability and vesting requirements. The Option Plan expires October 3, 2003 or such earlier date

                             BPC HOLDING CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)


on which the Board of Directors of Holding, in its sole discretion, determines. Option prices range from $100 to $122 per share. Options granted under the Option Plan typically expire after seven years and vest over a five-year period with half of each person's award based on continued employment and half based on the Company achieving financial performance targets.

      FASB Statement 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("Statement 123"), prescribes accounting and reporting standards for all stock- based compensation plans. Statement 123 provides that companies may elect to continue using existing accounting requirements for stock-based awards or may adopt a new fair value method to determine their intrinsic value. Holding has elected to continue following Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25") to account for its employee stock options. Under APB 25, because the exercise price of Holding's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized at the grant date.

Information related to the Option Plan is as follows:

                                           JANUARY 2, 1999          DECEMBER 27, 1997
                                      -----------------------   ------------------------
                                                     WEIGHTED                   WEIGHTED
                                         NUMBER      AVERAGE      NUMBER        AVERAGE
                                           OF        EXERCISE       OF          EXERCISE
                                         SHARES       PRICE       SHARES         PRICE
                                      ------------   --------   ------------    --------
Options outstanding,
   beginning of year ..............         47,708   $    101         43,393    $    100
Options granted ...................         11,005        122          5,425         106
Options exercised .................           --         --             --          --
Options canceled ..................          7,984        100         (1,110)        100
                                      ------------              ------------
Options outstanding, end of
   year ...........................         50,729        105         47,708         101
                                      ============              ============
Option price range at end of
   year ...........................    $100 - $122               $100 - $108
Options exercisable at end of
   year ...........................         25,191                    13,561
Options available for grant
   at year end ....................            891                     3,912
Weighted average fair value
   of options granted during
   year ...........................   $        122              $        106

The following table summarizes information about the options outstanding at January 2, 1999:

                                      WEIGHTED
                      NUMBER          AVERAGE      WEIGHTED
 RANGE OF           OUTSTANDING      REMAINING      AVERAGE         NUMBER
 EXERCISE          AT JANUARY 2,    CONTRACTUAL    EXERCISE     EXERCISABLE AT
  PRICES               1999            LIFE          PRICE     JANUARY 2, 1999
-----------        -------------    -----------    --------    ---------------
$100 - $122          50,729          3 years         $105          25,191

      Disclosure of pro forma financial information is required by Statement 123 as if the Company had accounted for its employee stock options using the fair value method as defined by the Statement. The fair value for options granted by the Company have been estimated at the date of grant using a Black Scholes option pricing model with the following weighted average assumptions:

                                                     YEAR ENDED
                                       ----------------------------------------
                                       JANUARY 2,   DECEMBER 27,   DECEMBER 28,
                                          1999         1997            1996
                                       ----------   -----------    ------------
Risk-free interest rate ............          6.4%          6.4%            6.5%
Dividend yield .....................          0.0%          0.0%            0.0%
Volatility factor ..................          .20           .07             .01
Expected option life ...............    4.0 years     4.0 years       5.0 years

                             BPC HOLDING CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)

      For purposes of the pro forma disclosures, the estimated fair value of the stock options are amortized to expense over the related vesting period. Because compensation expense is recognized over the vesting period, the initial impact on pro forma net loss may not be representative of compensation expense in future years, when the effect of amortization of multiple awards would be reflected in the Consolidated Statement of Operations. The Company's pro forma net losses giving effect to the estimated compensation expense related to stock options are as follows:

                                                      YEAR ENDED
                                       ----------------------------------------
                                       JANUARY 2,   DECEMBER 27,   DECEMBER 28,
                                          1999         1997            1996
                                       ----------   -----------    ------------
Net loss.........................      $   (7,198)  $   (14,594)   $     (3,389)

STOCKHOLDERS AGREEMENTS

      Holding entered into a new stockholders agreement (the "New Stockholders Agreement") dated as of June 18, 1996 with the Common Stock Purchasers, certain management stockholders and, for limited purposes thereunder, the Preferred Stock Purchasers. The New Stockholders Agreement grants certain rights including, but not limited to, designation of members of Holding's Board of Directors, the initiation of an initial public offering of equity securities of the Company or a sale of Holding. The agreement also restricts certain transfers of Holding's equity.

      Holding entered into an amended and restated agreement with its management stockholders and International on June 18, 1996. The agreement contains provisions (i) limiting transfers of equity by the management stockholders; (ii) requiring the management stockholders to sell their shares as designated by Holding or International upon the consummation of certain transactions; (iii) granting the management stockholders certain rights of co-sale in connection with sales by International; (iv) granting rights to repurchase capital stock from the management stockholders upon the occurrence of certain events; and (v) requiring the management stockholders to offer shares to Holding prior to any permitted transfer.

NOTE 10.    RELATED PARTY TRANSACTIONS

      The Company is party to a management agreement (the "Management Agreement") with First Atlantic Capital, Ltd. ("First Atlantic"). In connection with the 1996 Transaction, Holding paid a fee of $1,250 plus reimbursement for out-of-pocket expenses to First Atlantic for advisory services, including originating, structuring and negotiating the 1996 Transaction. First Atlantic also received advisory fees of $966 for originating, structuring and negotiating the 1997 acquisitions and advisory fees of approximately $140 and $180 in July 1998 and October 1998, respectively, for originating, structuring and negotiating the Norwich Acquisition and the Knight Acquisition, respectively.

      In consideration of financial advisory and management consulting services, the Company paid First Atlantic fees and expenses of $835, $771 and $788 for fiscal 1998, 1997, and 1996, respectively.

NOTE 11.    FAIR VALUE OF FINANCIAL INSTRUMENTS INFORMATION

      The Company's financial instruments generally consist of cash and cash equivalents and the Company's long-term debt. The carrying amounts of the Company's financial instruments approximate fair value at January 2, 1999, except for the 1994 Notes and the 1996 Notes for which the fair value exceed the carrying value by approximately $4.5 million and $4.2 million, respectively.

                             BPC HOLDING CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)

NOTE 12.    SUMMARY FINANCIAL INFORMATION (IN THOUSANDS)

      The following summarizes consolidated financial information of Holding's wholly- owned subsidiary, Berry Plastics Corporation and subsidiaries:

                                                     JANUARY 2,    DECEMBER 27,
                                                        1999           1997
                                                     ----------    ------------
CONSOLIDATED BALANCE SHEETS
Current assets ...................................   $   65,590    $     62,824
Property and equipment - net of accumulated
depreciation .....................................      120,005         108,218
Other noncurrent assets ..........................       58,716          44,480
Current liabilities ..............................       60,210          42,158
Noncurrent liabilities ...........................      210,093         205,172
Equity (deficit) .................................      (25,992)        (31,808)

                                                      YEAR ENDED
                                       -----------------------------------------
                                       JANUARY 2,   DECEMBER 27,    DECEMBER 28,
                                          1999         1997            1996
                                       ----------   ------------    ------------
CONSOLIDATED STATEMENTS OF OPERATIONS
Net sales ...........................  $  271,830   $    226,954    $    151,058
Cost of goods sold ..................     199,226        180,249         110,110
Income (loss) before income taxes ...       5,650         (2,493)          6,490
Net income (loss) ...................       5,899         (2,631)          5,989


      The following summarizes parent company only financial information of
Berry:

                                                     JANUARY 2,    DECEMBER 27,
                                                        1999           1997
                                                     ----------    ------------
BALANCE SHEET
Current assets ...................................   $   28,579    $     31,492
Property and equipment - net of accumulated
depreciation .....................................       48,220          45,091
Investment in/due from subsidiaries ..............      120,230          87,613
Other noncurrent assets ..........................       15,629          14,111
Current liabilities ..............................       41,325          53,506
Noncurrent liabilities ...........................      197,325         156,609
Equity (deficit) .................................      (25,992)        (31,808)

                                                      YEAR ENDED
                                       -----------------------------------------
                                       JANUARY 2,   DECEMBER 27,    DECEMBER 28,
                                          1999         1997            1996
                                       ----------   ------------    ------------
STATEMENTS OF OPERATIONS
Net sales ...........................  $  140,856   $    140,976    $    108,253
Cost of goods sold ..................      91,763        101,769          75,861
Income (loss) before income taxes ...       5,650         (2,493)          6,490
Net income (loss) ...................       5,899         (2,631)          5,989

                    BPC HOLDING CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                            (IN THOUSANDS OF DOLLARS)

                                                                                 OCTOBER 2,      JANUARY 2,
                                                                                    1999            1999
                                                                                -------------   ------------
                                                                                 (Unaudited)
ASSETS

Current assets:
    Cash and cash equivalents .............................................        $  2,089       $  2,318
    Accounts receivable (less allowance for doubtful accounts
         of $1,648 at October 2, 1999 and $1,651 at January 2, 1999) ......          44,097         29,951
    Inventories:
         Finished goods ...................................................          27,185         23,146
         Raw materials and supplies .......................................          11,070          8,556
                                                                                   --------       --------
                                                                                     38,255         31,702
    Prepaid expenses and other receivables ................................           3,087          1,665
    Income taxes recoverable ..............................................              45            577
                                                                                   --------       --------
Total current assets ......................................................          87,573         66,213

Assets held in trust ......................................................             267          6,679

Property and equipment:
    Land ..................................................................           8,180          7,769
    Buildings and improvements ............................................          42,941         38,960
    Machinery, equipment and tooling ......................................         162,310        141,054
    Automobiles and trucks ................................................           1,448          1,386
    Construction in progress ..............................................          28,979         11,780
                                                                                   --------       --------
                                                                                    243,858        200,949
    Less accumulated depreciation .........................................          96,357         80,944
                                                                                   --------       --------
                                                                                    147,501        120,005
Intangible assets:
    Deferred financing and origination fees, net ..........................          12,192         10,327
    Covenants not to compete, net .........................................           3,446          4,404
    Excess of cost over net assets acquired, net ..........................          84,932         44,536
    Deferred acquisition costs ............................................              84             20
                                                                                   --------       --------
                                                                                    100,654         59,287
Deferred income taxes .....................................................           2,758          2,758
Other .....................................................................           1,363            375
                                                                                   ========       ========
Total assets ..............................................................        $340,116       $255,317
                                                                                   ========       ========

                    BPC HOLDING CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)
                            (IN THOUSANDS OF DOLLARS)

                                                                                   OCTOBER 2          JANUARY 2,
                                                                                     1999               1999
                                                                                  ------------       ------------
                                                                                  (Unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
    Accounts payable .......................................................        $  19,028         $  18,059
    Accrued expenses and other liabilities .................................           14,391             9,944
    Accrued interest .......................................................           13,238             4,166
    Employee compensation and payroll taxes ................................           15,885             8,953
    Income taxes ...........................................................              892               941
    Current portion of long-term debt ......................................           17,546            19,388
                                                                                    ---------         ---------
Total current liabilities ..................................................           80,980            61,451

Long-term debt, less current portion .......................................          372,402           303,910
Accrued dividends on preferred stock .......................................           10,222             7,225
Deferred income taxes ......................................................              494               497
Other liabilities ..........................................................            1,872             2,591
                                                                                    ---------         ---------
                                                                                      465,970           375,674
Stockholders' equity (deficit):
    Series A Preferred Stock; 800,000 shares authorized;
         600,000 shares issued and outstanding (net of
         discount of $2,551 at October 2, 1999 and $2,770
         at January 2, 1999) ...............................................           12,021            11,801

    Series B Preferred Stock; 200,000 shares authorized, issued
         and outstanding ...................................................            5,000             5,000
    Class A Common Stock; $.01 par value:
         Voting; 500,000 shares authorized; 91,000
             shares issued and outstanding .................................                1                 1
         Nonvoting; 500,000 shares authorized; 259,000
             shares issued and outstanding .................................                3                 3
    Class B Common Stock; $.01 par value:
         Voting; 500,000 shares authorized; 145,058 shares
             issued and 144,546 shares outstanding .........................                1                 1
         Nonvoting; 500,000 shares authorized; 58,612 shares
             issued and 57,169 shares outstanding ..........................                1                 1
    Class C Common Stock; $.01 par value:
         Nonvoting; 500,000 shares authorized; 17,000 shares
             issued and 16,833 shares outstanding ..........................             --                --
    Treasury stock:  512 shares Class B Voting Common Stock;
         1,443 shares Class B Nonvoting Common Stock; and
         167 shares Class C Nonvoting Common Stock .........................             (296)             (280)
    Additional paid-in capital .............................................           42,395            45,611
    Warrants ...............................................................            3,511             3,511
    Retained earnings (deficit) ............................................         (188,339)         (185,923)
    Accumulated other comprehensive loss ...................................             (152)              (83)
                                                                                    ---------         ---------
Total stockholders' equity (deficit) .......................................         (125,854)         (120,357)
                                                                                    =========         =========
Total liabilities and stockholders' equity (deficit) .......................        $ 340,116         $ 255,317
                                                                                    =========         =========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                    BPC HOLDING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            (IN THOUSANDS OF DOLLARS)

                                                                THIRTEEN WEEKS ENDED                 THIRTY-NINE WEEKS ENDED
                                                          ---------------------------------    ---------------------------------
                                                           OCTOBER 2,        SEPTEMBER 26,      OCTOBER 2,         SEPTEMBER 26,
                                                             1999               1998               1999               1998
                                                          ------------      ---------------    ------------       --------------
                                                                     (Unaudited)                        (Unaudited)
Net sales ..........................................       $  90,105          $  68,800          $ 249,956          $ 205,116
Cost of goods sold .................................          68,458             51,066            181,240            151,083
                                                           ---------          ---------          ---------          ---------
Gross margin .......................................          21,647             17,734             68,716             54,033
Operating expenses:
       Selling .....................................           4,630              3,769             13,183             10,881
       General and administrative ..................           5,336              4,502             17,220             13,301
       Research and development ....................             537                488              1,712              1,231
       Amortization of intangibles .................           2,432                776              4,981              2,483
       Other .......................................           1,224                877              2,890              3,240
                                                           ---------          ---------          ---------          ---------
Operating income ...................................           7,488              7,322             28,730             22,897

Other income and expense:
       Loss on disposal of property and
       equipment ...................................             372                 62              1,150                492
                                                           ---------          ---------          ---------          ---------
Income before interest and income taxes ............           7,116              7,260             27,580             22,405
Interest:
       Expense .....................................         (11,516)            (9,083)           (29,539)           (26,524)
       Income ......................................              41                259                204                833
                                                           ---------          ---------          ---------          ---------
Loss before income taxes ...........................          (4,359)            (1,564)            (1,755)            (3,286)
Income tax expense .................................             175                306                659                331
                                                           ---------          ---------          ---------          ---------
Net loss ...........................................          (4,534)            (1,870)            (2,414)            (3,617)

Preferred stock dividends ..........................          (1,034)              (837)            (2,996)            (2,620)
Amortization of preferred stock discount ...........             (73)               (73)              (219)              (219)
                                                           =========          =========          =========          =========
Net loss attributable to
       common stockholders .........................       $  (5,641)         $  (2,780)         $  (5,629)         $  (6,456)
                                                           =========          =========          =========          =========


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                    BPC HOLDING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (IN THOUSANDS OF DOLLARS)

                                                                                  THIRTY-NINE WEEKS ENDED
                                                                              ---------------------------------
                                                                               OCTOBER 2,        SEPTEMBER 26,
                                                                                 1999                1998
                                                                              ------------      ---------------
                                                                                        (Unaudited)
OPERATING ACTIVITIES
Net loss ..............................................................         $ (2,414)         $ (3,617)
Adjustments to reconcile net loss to net cash provided
  by operating activities:
         Depreciation .................................................           18,085            15,466
         Non-cash interest expense ....................................            1,404             1,335
         Amortization .................................................            4,981             2,483
         Interest funded by assets held in trust ......................            6,413             6,617
         Loss on sale of property and equipment .......................            1,150               492
         Changes in operating assets and liabilities:
              Accounts receivable, net ................................           (7,079)           (3,590)
              Inventories .............................................              706             3,492
              Prepaid expenses and other receivables ..................           (1,391)              316
              Other assets ............................................           (4,757)            5,935
              Payables and accrued expenses ...........................           15,299              (349)
                                                                                --------          --------
Net cash provided by operating activities .............................           32,397            28,580

INVESTING ACTIVITIES
Additions to property and equipment ...................................          (25,580)          (13,540)
Proceeds from disposal of property and equipment ......................              455             4,452
Acquisitions of businesses ............................................          (71,293)          (15,948)
                                                                                --------          --------
Net cash used for investing activities ................................          (96,418)          (25,036)

FINANCING ACTIVITIES
Proceeds from long-term borrowings ....................................           81,333            42,254
Payments on long-term borrowings ......................................          (14,520)          (40,244)
Debt issuance costs ...................................................           (3,000)           (1,141)
Proceeds from issuance of common stock ................................               56                80
Purchase of stock from management .....................................              (16)              (59)
                                                                                --------          --------
Net cash provided by (used for) financing activities ..................           63,853               890
                                                                                --------          --------
Effect of exchange rate changes on cash ...............................              (61)             --
                                                                                --------          --------
Net increase (decrease) in cash and cash equivalents ..................             (229)            4,434
Cash and cash equivalents at beginning of period ......................            2,318             2,688
                                                                                --------          --------
Cash and cash equivalents at end of period ............................         $  2,089          $  7,122
                                                                                ========          ========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                    BPC HOLDING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)
                                   (UNAUDITED)


1. BASIS OF PRESENTATION

      The accompanying unaudited consolidated financial statements of BPC Holding Corporation and its subsidiaries (collectively, the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the full fiscal year. The accompanying financial statements include the results of BPC Holding Corporation ("Holding") and its wholly-owned subsidiary, Berry Plastics Corporation ("Berry"), and its wholly-owned subsidiaries: Berry Iowa Corporation, Berry Tri-Plas Corporation, Berry Sterling Corporation, AeroCon, Inc., PackerWare Corporation, Berry Plastics Design Corporation, Venture Packaging, Inc., Venture Packaging Midwest, Inc., Venture Packaging Southeast, Inc., NIM Holdings Limited ("NIM Holdings"), Norwich Injection Moulders Limited ("Norwich Moulders"), Knight Plastics, Inc., CPI Holding Corporation, Cardinal Packaging, Inc., Norwich Acquistion Limited, and Berry Plastics Acquisition Corporation. For further information, refer to the consolidated financial statements and footnotes thereto included in Holding's and Berry's Form 10-K's filed with the Securities and Exchange Commission for the year ended January 2, 1999.

      Certain amounts in the 1998 financial statements have been reclassified to conform with the 1999 presentation.


2. ACQUISITIONS

      On July 2, 1998, NIM Holdings, a newly-formed, wholly-owned subsidiary of Berry, acquired all of the capital stock of Norwich Moulders of Norwich, England for aggregate consideration of approximately $14.0 million. The purchase was primarily financed through Berry's credit. The operations of Norwich Moulders are included in Berry's operations since the acquisition date using the purchase method of accounting.

      On October 16, 1998, Knight Plastics, Inc. ("Knight"), a newly formed wholly-owned subsidiary of Berry, acquired substantially all of the assets of the Knight Engineering and Plastics Division of Courtaulds Packaging Inc. for aggregate consideration of approximately $18.0 million. The purchase was financed through Berry's revolving line of credit. The operations of Knight are included in Berry's operations since the acquisition date using the purchase method of accounting.

      On July 6, 1999, Berry acquired all of the outstanding capital stock of CPI Holding Corporation ("Cardinal"), the parent company of Cardinal Packaging, Inc., for aggregate consideration of approximately $72.0 million. The purchase price and allocation of such to the purchased assets and liabilities is preliminary and subject to completion of Cardinal's working capital accounts. The purchase was financed through the issuance by Berry of $75.0 million of 11% Senior Subordinated Notes. The operations of Cardinal are included in Berry's operations since the acquisition date using the purchase method of accounting.

      The pro forma results listed below are unaudited and reflect purchase accounting adjustments assuming the Norwich Moulders, Knight, and Cardinal acquisitions occurred on December 28, 1997.


                                        THIRTEEN WEEKS ENDED            THIRTY-NINE WEEKS ENDED
                                        ---------------------    ------------------------------------
                                             SEPTEMBER 26,        SEPTEMBER 26,          OCTOBER 2,
                                                1998                  1998                  1999
                                        ---------------------    ---------------       --------------
Net sales ...........................         $  88,940            $ 270,370            $ 278,422
Loss before income taxes ............            (3,436)              (9,878)              (5,262)
Net loss ............................            (3,742)             (10,326)              (5,921)


      The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the acquisitions been consummated at the above date, nor are they necessarily indicative of future operating results. Further, the information gathered on the acquired companies is based upon unaudited internal financial information and reflects only pro forma adjustments for additional interest expense and amortization of the excess of the cost over the underlying net assets acquired, net of the applicable income tax effects.


3. LONG-TERM DEBT

Long-term debt consists of the following:

                                                   OCTOBER 2,     JANUARY 2,
                                                     1999            1999
                                                  ------------   ------------

Holding 12.50% Senior Secured Notes ...........     $105,000       $105,000
Berry 12.25% Senior Subordinated Notes ........      125,000        125,000
Berry 11% Senior Subordinated Notes ...........       75,000           --
Term loans ....................................       56,819         71,243
Revolving line of credit ......................       22,768         16,162
Nevada Industrial Revenue Bonds ...............        4,000          4,500
Capital leases ................................          640            561
Debt premium, net .............................          721            832
                                                    --------       --------
                                                     389,948        323,298
Less current portion of long-term debt ........       17,546         19,388
                                                    ========       ========
                                                    $372,402       $303,910
                                                    ========       ========

The current portion of long-term debt consists of $16.9 million of quarterly installments on the term loans, a $0.5 million repayment of the industrial bonds and the monthly principal payments related to capital lease obligations.

On July 6, 1999, Berry completed an offering of $75.0 million aggregate principal amount of 11% Series B Senior Subordinated Notes due 2007 (the "1999 Notes"). The net proceeds to Berry from the sale of the 1999 Notes, after expenses, were $72.0 million. The proceeds from the 1999 Notes were used to finance the Cardinal acquisition. The 1999 Notes mature on July 15, 2007 and interest is payable semi-annually on January 15 and July 15 of each year. Holding and all of Berry's subsidiaries fully, jointly, severally, and unconditionally guarantee on a senior subordinated basis the 1999 Notes. There are no nonguarantor subsidiaries.

The debt under Berry's credit facility is guaranteed by BPC Holding and substantially all of its subsidiaries. As of October 2, 1999, the credit facility provided an aggregate commitment of about $134.4 million including (i) $70.0 million revolving line of credit, subject to a borrowing base formula;
(ii) (pound)1.5 million revolving line of credit, subject to a borrowing base ("UK Revolver"); (iii) $51.1 million term loan facility; (iv) (pound)3.4 million term loan facility ("UK Term Loan"); and (v) $5.2 million standby letter of credit facility to support Berry and its subsidiaries' obligations under its Nevada Industrial Revenue Bonds. At October 2, 1999, Berry had unused borrowing capacity under the credit facility's revolving line of credit of about $23.9 million.

The credit facility matures on January 21, 2002 unless previously terminated by the Company or by the lenders upon an Event of Default as defined in the Security Agreement. The term loan facilities require periodic principal payments, varying in amount through the maturity of the facility. Such periodic payments will aggregate about $19.0 million for fiscal 1999 and about $19.9 million for fiscal 2000. Interest on borrowings under the credit facility is based on either the lender's base rate (which is the higher of the lender's prime rate and the federal funds rate plus 0.50%) plus an applicable margin of 0.50%; or LIBOR (adjusted for reserves) plus an applicable margin of 2.0%, at our option. Following receipt of the quarterly financial statements, the agent under the credit facility has the option to change the applicable interest rate margin on loans (other than under the UK Revolver and UK Term Loan) once per quarter to a specified margin determined by the ratio of funded debt to EBITDA of Berry Plastics and its subsidiaries. Notwithstanding the foregoing, interest on borrowings under the UK Revolver and the UK Term Loan is based on LIBOR (adjusted for reserves) plus 2.50%.

The credit facility contains various covenants which include, among other things
(i) maintenance of certain financial ratios and compliance with certain financial tests and limitations, (ii) limitations on the issuance of additional debt, and (iii) limitations on capital expenditures.

4. BERRY PLASTICS CORPORATION SUMMARY FINANCIAL INFORMATION

The following summarizes financial information of Holding's wholly-owned subsidiary, Berry Plastics Corporation, and its subsidiaries.


                                               OCTOBER 2,       JANUARY 2,
                                                 1999             1999
                                              ------------     ------------
CONSOLIDATED BALANCE SHEETS
Current assets ...........................     $  87,142        $  65,590
Property and equipment - net of
  accumulated depreciation ...............       147,501          120,005
Other noncurrent assets ..................        93,346           58,716
Current liabilities ......................        76,223           60,210
Noncurrent liabilities ...................       269,765          210,093
Equity (deficit) .........................       (17,999)         (25,992)


                                                              THIRTEEN WEEKS ENDED              THIRTY-NINE WEEKS ENDED
                                                       --------------------------------      --------------------------------
                                                        OCTOBER 2,        SEPTEMBER 26,       OCTOBER 2,        SEPTEMBER 26,
                                                          1999               1998               1999                1998
                                                       -----------       --------------      ------------      --------------
CONSOLIDATED STATEMENT OF OPERATIONS
Net sales .......................................       $ 90,105            $ 68,800           $249,956           $205,116
Cost of goods sold ..............................         68,458              51,066            181,240            151,083
Income (loss) before income taxes ...............           (749)              1,652              8,716              6,223
Net income (loss) ...............................           (924)              1,346              8,064              5,892


The following summarizes parent company only financial information of Berry:

                                                                          OCTOBER 2,        JANUARY 2,
                                                                             1999              1999
                                                                        --------------     ------------
BALANCE SHEETS
Current assets ..................................................         $  36,350         $  28,579
Property and equipment - net of accumulated depreciation ........            51,458            48,220
Investment in/due from subsidiaries .............................           185,151           120,230
Other noncurrent assets .........................................            17,939            15,629
Current liabilities .............................................            46,381            41,325
Noncurrent liabilities ..........................................           262,516           197,325
Equity (deficit) ................................................           (17,999)          (25,992)


                                                       THIRTEEN WEEKS ENDED          THIRTY-NINE WEEKS ENDED
                                                   -----------------------------   -----------------------------
                                                    OCTOBER 2,     SEPTEMBER 26,    OCTOBER 2,    SEPTEMBER 26,
                                                       1999            1998            1999           1998
                                                   ------------   --------------   -----------   ---------------

CONSOLIDATED STATEMENTS OF OPERATIONS
Net sales ....................................       $ 40,415        $ 35,294        $116,623       $107,702
Cost of goods sold ...........................         28,033          23,001          76,675         70,055
Income before income taxes ...................          1,896           3,968          10,406          8,539
Net income ...................................          1,781           3,878           9,987          8,424


5. SEGMENT REPORTING

The Company has two reportable segments: plastic packaging products and plastic housewares products. The Company's plastic packaging business consists of three primary market groups: aerosol overcaps, containers, and drink cups. The Company's plastic housewares business consists of semi-disposable plastic housewares and plastic lawn and garden products, sold primarily through major national retail marketers and national chain stores.


The Company evaluates performance and allocates resources based on operating income before depreciation and amortization of intangibles adjusted to exclude
(i) market value adjustment related to stock options, (ii) other non-recurring or "one-time" expenses, (iii) management fees and reimbursed expenses paid to First Atlantic Capital, Ltd. and (iv) certain legal expenses associated with unusual litigation ("Adjusted EBITDA"). The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. The Company's reportable segments are business units that offer different products to different markets.

                                                                         THIRTEEN WEEKS ENDED          THIRTY-NINE WEEKS ENDED
                                                                      ----------------------------   ----------------------------
                                                                       OCTOBER 2,    SEPTEMBER 26,    OCTOBER 2,    SEPTEMBER 26,
                                                                          1999           1998            1999           1998
                                                                      ------------  --------------   -----------   --------------
Net sales:
  Plastic packaging products .......................................    $  87,329      $  65,273      $ 227,771      $ 186,168
  Plastic housewares products ......................................        2,776          3,527         22,185         18,948
Adjusted EBITDA:
  Plastic packaging products .......................................       17,496         14,611         51,411         41,782
  Plastic housewares products ......................................          414            125          4,155          3,020

Reconciliation of Adjusted EBITDA to loss before income taxes:
   Adjusted EBITDA for reportable segments .........................    $  17,910      $  14,736      $  55,566      $  44,802
   Net interest expense ............................................      (11,475)        (8,824)       (29,335)       (25,691)
   Depreciation ....................................................       (6,525)        (5,391)       (18,085)       (15,466)
   Amortization ....................................................       (2,432)          (775)        (4,981)        (2,483)
   Loss on disposal of property and
      equipment ....................................................         (372)           (62)        (1,150)          (492)
   One-time expenses ...............................................       (1,224)          (877)        (2,890)        (3,240)
   Stock option market value adjustment ............................          (23)          (152)          (225)           (62)
   Management fees .................................................         (218)          (219)          (655)          (654)
                                                                        ---------      ---------      ---------      ---------
   Loss before income taxes ........................................    $  (4,359)     $  (1,564)     $  (1,755)     $  (3,286)
                                                                        =========      =========      =========      =========

6. COMPREHENSIVE LOSS

Comprehensive loss was $4.6 million and $1.9 million for the thirteen weeks ended October 2, 1999 and September 26, 1998, respectively, and $2.5 million and $3.7 million for the thirty-nine weeks ended October 2, 1999 and September 26, 1998, respectively.

                          INDEPENDENT AUDITORS' REPORT


Board of Directors and Shareholders
CPI Holding, Inc. and Subsidiary

            We have audited the accompanying consolidated balance sheets of CPI Holding, Inc. and Subsidiary as of November 30, 1998 and 1997, and the related consolidated statements of income, mandatorily redeemable preferred stock and shareholders' equity, and cash flows for the years ended November 30, 1998 and 1997 and for the period January 26, 1996 (Date of Acquisition) to November 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of CPI Holding, Inc. and Subsidiary as of November 30, 1998 and 1997, and the results of their operations and their cash flows for the years ended November 30, 1998 and 1997 and for the period January 26, 1996 (Date of Acquisition) to November 30, 1996 in conformity with generally accepted accounting principles.



                                           /s/ Deloitte & Touche LLP

Cleveland, Ohio
June 11, 1999

                        CPI HOLDING, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                           NOVEMBER 30, 1998 AND 1997

ASSETS (NOTE 4)                                               1998         1997
                                                          -----------   -----------
CURRENT ASSETS:
   Cash and cash equivalents ..........................   $   101,748   $    18,624
   Accounts receivable, less allowances of $163,000 and
     $72,000 ..........................................     5,397,359     5,260,109
   Inventories ........................................     7,553,127     7,878,158
   Prepaid expenses ...................................       579,064       455,492
   Prepaid income taxes ...............................       428,019        50,600
   Deferred income taxes (Note 7) .....................       305,000       215,000
                                                          -----------   -----------
     Total current assets .............................    14,364,317    13,877,983
                                                          -----------   -----------
PROPERTY AND EQUIPMENT:
   Land ...............................................       295,000       295,000
   Building and improvements ..........................     3,597,818     3,526,034
   Machinery and equipment ............................    24,587,601    22,222,100
   Molds ..............................................    12,486,433    10,720,280
                                                          -----------   -----------
     Total ............................................    40,963,852    36,763,414
                                                          -----------   -----------
   Less accumulated depreciation and amortization .....     9,271,295     5,670,397
                                                          -----------   -----------
   Property and equipment, net ........................    31,692,557    31,093,017
                                                          -----------   -----------
GOODWILL, less accumulated amortization of $1,078,511
     in 1998 and $734,756 in 1997 .....................    14,147,546    14,491,301
                                                          -----------   -----------
OTHER ASSETS (Note 3) .................................     1,004,109     1,267,964
                                                          -----------   -----------
TOTAL .................................................   $61,208,529   $60,730,265
                                                          ===========   ===========

The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                       CPI HOLDING, INC. AND SUBSIDIARY

                          NOVEMBER 30, 1998 AND 1997

LIABILITIES AND SHAREHOLDERS' EQUITY                           1998            1997
                                                           ------------    ------------
CURRENT LIABILITIES:
   Current portion of long-term debt (Note 4) ..........   $  4,060,780    $  3,519,064
   Current portion of long service executive
   nonqualified pension (Note 5) .......................        420,310         380,000
   Accounts payable ....................................      2,595,014       2,922,093
   Accrued liabilities .................................        547,524         881,507
                                                           ------------    ------------
     Total current liabilities .........................      7,623,628       7,702,664

LONG-TERM DEBT, less current portion (Note 4) ..........     28,388,825      28,132,857

LONG SERVICE EXECUTIVE NONQUALIFIED PENSION, less
   current portion (Note 5) ............................        544,424         968,000

DEFERRED INCOME TAXES (Note 7) .........................      5,182,000       4,611,000
     Total liabilities .................................     41,738,877      41,414,521
                                                           ------------    ------------
MANDATORILY REDEEMABLE PREFERRED STOCK (Note 9) ........     18,761,668      17,171,325
                                                           ------------    ------------
SHAREHOLDERS' EQUITY (Notes 4 and 10):
   Common stock:
     Class A (voting), $.01 par value, authorized
       500,000 shares, 89,281.5 in 1998 and 90,114.8 in
       1997 issued and outstanding .....................            893             901
     Class B (non-voting), $.01 par value, authorized
       300,000 shares, 124,760 issued and outstanding ..          1,247           1,247
     Class C (non-voting), $.01 par value, authorized
       200,000 shares, 90,791.6 issued and outstanding .            908             908
     Additional paid-in capital ........................        883,848       2,392,768
     ESOP receivable (Note 8) ..........................       (113,912)       (186,405)
     Stock subscription receivable .....................        (65,000)        (65,000)
                                                           ------------    ------------
      Total shareholders' equity .......................        707,984       2,144,419
                                                           ------------    ------------
TOTAL ..................................................   $ 61,208,529    $ 60,730,265
                                                           ============    ============

The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                        CPI HOLDING, INC. AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME
        FOR THE YEARS ENDED NOVEMBER 30, 1998 AND 1997 AND FOR THE PERIOD
           JANUARY 26, 1996 (DATE OF ACQUISITION) TO NOVEMBER 30, 1996

                                                1998            1997            1996
                                            ------------    ------------    ------------
                                                                            (10 MONTHS)
NET SALES ...............................   $ 53,970,517    $ 54,387,787    $ 45,416,838
COST OF SALES ...........................     43,066,403      42,421,263      34,275,302
                                            ------------    ------------    ------------
GROSS PROFIT ............................     10,904,114      11,966,524      11,141,536
                                            ------------    ------------    ------------
OPERATING EXPENSES:
   Selling ..............................      3,087,033       3,113,293       2,790,338
   General and administrative (Note 11) .      3,176,276       2,949,312       2,164,232
   ESOP contribution (Note 8) ...........         26,720          30,999         209,780
                                            ------------    ------------    ------------
      Total operating expenses ..........      6,290,029       6,093,604       5,164,350
                                            ------------    ------------    ------------
INCOME FROM OPERATIONS ..................      4,614,085       5,872,920       5,977,186
OTHER INCOME (EXPENSE):
   Interest expense .....................     (3,383,736)     (3,531,327)     (3,188,345)
   Miscellaneous, net ...................          5,602          (8,225)          1,500
                                            ------------    ------------    ------------
INCOME BEFORE INCOME TAXES ..............      1,235,951       2,333,368       2,790,341
INCOME TAXES (Note 7) ...................        438,700         797,000       1,056,000
                                            ------------    ------------    ------------
NET INCOME ..............................   $    797,251    $  1,536,368    $  1,734,341
                                            ============    ============    ============

The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                        CPI HOLDING, INC. AND SUBSIDIARY
      CONSOLIDATED STATEMENT OF MANDATORILY REDEEMABLE PREFERRED STOCK AND
                              SHAREHOLDERS' EQUITY
                      FOR THE YEAR ENDED NOVEMBER 30, 1998

                                                                                              SHAREHOLDERS' EQUITY
                                                   MANDATORILY REDEEMABLE     -----------------------------------------------
                                                      PREFERRED STOCK             COMMON STOCK       ADDITIONAL
                                                  ------------------------    -------------------     PAID-IN       RETAINED
                                                   SHARES        AMOUNT        SHARES     AMOUNT      CAPITAL       EARNINGS
                                                  --------    ------------    --------    -------    -----------    ---------
BALANCE - DECEMBER 1, 1997 ....................    141,134    $ 17,171,325     305,666    $ 3,056    $ 2,392,768

REDEMPTION OF STOCK:
      Common stock ............................                                   (833)        (8)       (22,145)
      Preferred stock .........................       (167)        (20,347)

NET INCOME ....................................                                                                     $ 797,251

TAX BENEFIT OF DIVIDENDS
      PAID TO ESOP FOR
      UNALLOCATED SHARES ......................                                                                        26,664

REPAYMENT OF ESOP
      RECEIVABLE ..............................

DIVIDENDS:
      Paid ($8.75 per Class A Preferred Shares
         outstanding) .........................                   (700,000)
       Increase in accumulated but not declared
          dividends on mandatorily redeemable
          preferred stock .....................                  2,310,690                            (1,486,775)    (823,915)
                                                  --------    ------------    --------    -------    -----------    ---------
BALANCE, NOVEMBER 30, 1998 ....................    140,967    $ 18,761,668     304,833    $ 3,048    $   883,848         --
                                                  ========    ============    ========    =======    ===========    =========
                                                             SHAREHOLDERS' EQUITY
                                                  -------------------------------------------
                                                                   STOCK           TOTAL
                                                     ESOP       SUBSCRIPTION    SHAREHOLDERS'
                                                  RECEIVABLE     RECEIVABLE        EQUITY
                                                  ----------    ------------    -------------
BALANCE - DECEMBER 1, 1997 ....................   $ (186,405)   $    (65,000)   $   2,144,419

REDEMPTION OF STOCK:
      Common stock ............................                                       (22,153)
      Preferred stock .........................

NET INCOME ....................................                                       797,251

TAX BENEFIT OF DIVIDENDS
      PAID TO ESOP FOR
      UNALLOCATED SHARES ......................                                        26,664

REPAYMENT OF ESOP
      RECEIVABLE ..............................       72,493                           72,493

DIVIDENDS:
      Paid ($8.75 per Class A Preferred Shares
         outstanding) .........................
       Increase in accumulated but not declared
          dividends on mandatorily redeemable
          preferred stock .....................                                    (2,310,690)
                                                  ----------    ------------    -------------
BALANCE, NOVEMBER 30, 1998 ....................   $ (113,912)   $    (65,000)   $     707,984
                                                  ==========    ============    =============

The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                                                                   (Continued)

                        CPI HOLDING, INC. AND SUBSIDIARY

      CONSOLIDATED STATEMENT OF MANDATORILY REDEEMABLE PREFERRED STOCK AND
                              SHAREHOLDERS' EQUITY


                      FOR THE YEAR ENDED NOVEMBER 30, 1997

                                                                                                SHAREHOLDERS' EQUITY
                                                         MANDATORILY REDEEMABLE    -----------------------------------------------
                                                             PREFERRED STOCK        COMMON STOCK       ADDITIONAL
                                                         ----------------------    ----------------     PAID-IN       RETAINED
                                                          SHARES      AMOUNT       SHARES    AMOUNT     CAPITAL       EARNINGS
                                                         -------   ------------    -------   ------   -----------    -----------
BALANCE - DECEMBER 1, 1996 ...........................   140,867   $ 15,872,343    304,333   $3,043   $ 2,988,955

ISSUANCE OF STOCK:
       Common stock ..................................                               1,333       13        13,318
      Preferred stock ................................       267         26,668

NET INCOME ...........................................                                                               $ 1,536,368

TAX BENEFIT OF DIVIDENDS
      PAID TO ESOP FOR
      UNALLOCATED SHARES .............................                                                                    70,000

REPAYMENT OF ESOP
      RECEIVABLE .....................................

DIVIDENDS:
      Paid ($11.97 per Class A Preferred Shares
         outstanding ) ...............................                 (943,559)
      Increase in accumulated but not
          declared dividends on mandatorily redeemable
          preferred stock ............................                2,215,873                          (609,505)    (1,606,368)
                                                         -------   ------------    -------   ------   -----------    -----------
BALANCE, NOVEMBER 30, 1997 ...........................   141,134   $ 17,171,325    305,666   $3,056   $ 2,392,768           --
                                                         =======   ============    =======   ======   ===========    ===========
                                                                    SHAREHOLDERS' EQUITY
                                                         -------------------------------------------
                                                                          STOCK           TOTAL
                                                           ESOP        SUBSCRIPTION    SHAREHOLDERS'
                                                         RECEIVABLE     RECEIVABLE        EQUITY
                                                         ----------    ------------    -------------
BALANCE - DECEMBER 1, 1996 ...........................   $ (360,000)   $    (65,000)   $   2,566,998

ISSUANCE OF STOCK:
       Common stock ..................................                                        13,331
      Preferred stock ................................

NET INCOME ...........................................                                 $   1,536,368

TAX BENEFIT OF DIVIDENDS
      PAID TO ESOP FOR
      UNALLOCATED SHARES .............................                                        70,000

REPAYMENT OF ESOP
      RECEIVABLE .....................................   $  173,595                          173,595

DIVIDENDS:
      Paid ($11.97 per Class A Preferred Shares
         outstanding ) ...............................
      Increase in accumulated but not
          declared dividends on mandatorily redeemable
          preferred stock ............................                                    (2,215,873)
                                                         ----------    ------------    -------------
BALANCE, NOVEMBER 30, 1997 ...........................   $ (186,405)   $    (65,000)   $   2,144,419
                                                         ==========    ============    =============

     The accompanying notes to consolidated financial statements are an integral part of these financial statements.
                                                                     (Continued)

                        CPI HOLDING, INC. AND SUBSIDIARY

      CONSOLIDATED STATEMENT OF MANDATORILY REDEEMABLE PREFERRED STOCK AND
                              SHAREHOLDERS' EQUITY

                      FOR THE YEAR ENDED NOVEMBER 30, 1996

                                                                                              SHAREHOLDERS' EQUITY
                                                                  MANDATORILY REDEEMABLE  ----------------------------------
                                                                    PREFERRED STOCK         COMMON STOCK       ADDITIONAL
                                                                  ----------------------  ----------------     PAID-IN
                                                                  SHARES       AMOUNT      SHARES   AMOUNT     CAPITAL
                                                                  -------   ------------  -------   ------   -----------
ISSUANCE OF STOCK:
      Class A Preferred .......................................    80,000   $ 8,000,000
      Class B Preferred .......................................    60,000     6,000,000
      Class A Common ..........................................                            88,782   $  888   $   886,928
      Class B Common ..........................................                           124,760    1,248     1,246,352
      Class C Common ..........................................                            86,458      864       863,720

ESOP RECEIVABLE ACQUIRED IN ACQUISITION FOR GUARANTEE OF FUTURE
      DEBT PAYMENTS ...........................................

ISSUANCE OF STOCK UNDER EXECUTIVE STOCK AGREEMENTS:
      Class C Common ..........................................                             4,333       43        43,289
      Class B Preferred .......................................       867        86,668

NET INCOME ....................................................

REDUCTION OF ESOP RECEIVABLE ..................................

DIVIDENDS:
      Increase in accumulated but not
          declared dividends on redeemable preferred stock ....               1,785,675                          (51,334)
                                                                  -------   -----------   -------   ------   -----------
BALANCE, NOVEMBER 30, 1996 ....................................   140,867   $15,872,343   304,833   $3,043   $ 2,988,955
                                                                  =======   ===========   =======   ======   ===========
                                                                                         SHAREHOLDERS' EQUITY
                                                                  ----------------------------------------------------------
                                                                                                  STOCK           TOTAL
                                                                   RETAINED        ESOP       SUBSCRIPTION    SHAREHOLDERS'
                                                                   EARNINGS      RECEIVABLE     RECEIVABLE        EQUITY
                                                                  -----------    ----------    ------------    -------------
ISSUANCE OF STOCK:
      Class A Preferred .......................................
      Class B Preferred .......................................
      Class A Common ..........................................                                                $     887,816
      Class B Common ..........................................                                                    1,247,600
      Class C Common ..........................................                                                      864,584

ESOP RECEIVABLE ACQUIRED IN ACQUISITION FOR GUARANTEE OF FUTURE
      DEBT PAYMENTS ...........................................                  $ (540,000)                        (540,000)

ISSUANCE OF STOCK UNDER EXECUTIVE STOCK AGREEMENTS:
      Class C Common ..........................................                                $    (21,666)          21,666
      Class B Preferred .......................................                                     (43,334)         (43,334)

NET INCOME ....................................................   $ 1,734,341                                      1,734,341

REDUCTION OF ESOP RECEIVABLE ..................................                     180,000                          180,000

DIVIDENDS:
      Increase in accumulated but not
          declared dividends on redeemable preferred stock ....    (1,734,341)                                    (1,785,675)
                                                                  -----------    ----------    ------------    -------------
BALANCE, NOVEMBER 30, 1996 ....................................          --      $ (360,000)   $    (65,000)   $   2,566,998
                                                                  ===========    ==========    ============    =============

                                                                     (Concluded)

                        CPI HOLDING, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS CASH FLOWS
        FOR THE YEARS ENDED NOVEMBER 30, 1998 AND 1997 AND FOR THE PERIOD
           JANUARY 26, 1996 (DATE OF ACQUISITION) TO NOVEMBER 30, 1996

                                                                                      1998           1997            1996
                                                                                   -----------    -----------    ------------
                                                                                                                  (10 MONTHS)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income ..................................................................   $   797,251    $ 1,536,368    $  1,734,341
   Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation and amortization ............................................     4,167,042      3,849,775       2,954,524
      (Gain) loss on disposals of property and
      equipment ................................................................        (5,602)         8,225          (1,500)
      Deferred income taxes ....................................................       481,000         20,000         303,000
      Tax benefit of dividends paid to ESOP ....................................        26,664         70,000
      Change in operating assets and liabilities:
        Accounts receivable ....................................................      (137,250)       113,169         346,751
        Inventories ............................................................       325,031        344,427      (1,908,856)
        Prepaid expenses, prepaid income taxes, and
          deposits .............................................................      (444,735)       145,576        (388,988)
        Accounts payable .......................................................      (327,079)    (1,187,703)       (501,026)
        Accrued liabilities ....................................................      (333,983)      (241,057)        497,245
        Income taxes payable ...................................................          --         (203,900)        283,300
                                                                                   -----------    -----------    ------------
   Net cash provided by operating activities ...................................     4,548,339      4,454,880       3,318,791
                                                                                   -----------    -----------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of stock of Cardinal Packaging, Inc. ...............................
     along with land and buildings from a related
     partnership, including acquisition costs and net
     of cash received of $28,946 ...............................................          --             --       (39,363,708)
   Purchase of property and equipment ..........................................    (4,207,586)    (3,160,719)     (2,882,380)
   Proceeds from disposal of property and equipment ............................         7,500          2,500           1,500
   Investment in patents .......................................................        (9,540)          --              --
                                                                                   -----------    -----------    ------------
   Net cash used in investing activities .......................................    (4,209,626)    (3,158,219)    (42,244,588)
                                                                                   -----------    -----------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Preferred dividends paid ....................................................      (700,000)      (943,559)           --
   Repayment of ESOP receivable ................................................        72,493        173,595            --
   Proceeds from issuance of (payments for
      redemption of):
      Common Stock .............................................................       (22,153)        13,331       3,021,666
   Mandatorily redeemable preferred stock ......................................       (20,347)        26,668       6,043,334
   Proceeds from long-term debt ................................................     4,190,822      2,508,745      30,993,349
   Payments on long-term debt, and long service
      executive nonqualified pension ...........................................    (3,776,404)    (3,112,774)     (1,076,595)
                                                                                   -----------    -----------    ------------
   Net cash (used in) provided by financing activities .........................      (255,589)    (1,333,994)     38,981,754
                                                                                   -----------    -----------    ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ...........................        83,124        (37,333)         55,957

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR ...................................        18,624         55,957            --
                                                                                   -----------    -----------    ------------
CASH AND CASH EQUIVALENTS, END OF YEAR .........................................   $   101,748    $    18,624    $     55,957
                                                                                   ===========    ===========    ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for:
   Income taxes ................................................................   $   335,119    $   925,942    $    415,525
                                                                                   -----------    -----------    ------------
   Interest ....................................................................   $ 3,776,313    $ 3,384,339    $  2,240,510
                                                                                   ===========    ===========    ============

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
   FINANCING ACTIVITIES:
   The Company received stock subscriptions of $65,000 in 1996

   In conjunction with the acquisition in 1996, the Company recorded liabilities to the former shareholders totaling $1,960,000 and issued preferred stock valued at $8,000,000 in exchange for previously issued common shares of
      Cardinal .................................................................

The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                       CPI HOLDING, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE YEARS ENDED NOVEMBER 30, 1998 AND 1997 AND FOR THE PERIOD
         JANUARY 26, 1996 (DATE OF ACQUISITION) TO NOVEMBER 30, 1996


1. NATURE OF OPERATIONS AND ORGANIZATION

   CPI Holding, Inc. ("CPI" or the "Company") was organized under the laws of the State of Delaware for the purpose of acquiring an injection molding manufacturer. On January 26, 1996, CPI acquired 100 percent of the common stock of Cardinal Packaging, Inc. ("Cardinal"). The Company, through its wholly-owned subsidiary, Cardinal, is a manufacturer of rigid thin-walled polyethylene and polypropylene containers and sells its products to customers located throughout the United States and Canada. The majority of the Company's products are used in the frozen dessert and refrigerated product industries in the form of premium round containers. In addition, the Company provides containers for selected industrial customers and seasonal retailers. The Company maintains ongoing credit evaluations of its customers and generally does not require collateral. The Company provides reserves for potential credit losses and such losses historically have not exceeded management's estimates. The Company is headquartered in Streetsboro, Ohio. Additional manufacturing facilities are located in Minneapolis, Minnesota and Ontario, California.

   CPI acquired, along with land and buildings previously owned by a related partnership, 70 percent of the common stock of Cardinal for $39,392,654, including acquisition costs. The remaining 30 percent of the common stock of Cardinal was acquired from the Cardinal Packaging, Inc. Employee Stock Ownership Plan ("ESOP") in exchange for 80,000 shares of CPI Class A redeemable preferred stock valued at $8,000,000. In addition, and in conjunction with the acquisition, the Company entered into an agreement to pay the sellers $2,460,000 (which includes imputed interest of $500,000) in monthly payments through January 2001 (see Note 5).

   The total purchase price, including acquisition costs, has been allocated to the assets acquired and liabilities assumed based on their estimated fair values, except for the portion related to the ESOP's ownership which is accounted for at historical costs, using the purchase method of accounting. In addition, goodwill was reduced by $745,000 because of the deferred tax asset recorded for the future tax benefits of the long service executive nonqualified pension payments (See Note 7). Accordingly, the amounts recorded for this acquisition were as follows:

Current Assets, including $28,946 of cash ....................       $12,435,461
Property .....................................................        30,557,656
Other assets .................................................         1,743,858
                                                                     -----------
    Total assets acquired ....................................        44,736,975
Liabilities assumed ..........................................        11,355,378
                                                                     -----------
Net assets acquired ..........................................        33,381,597
Goodwill .....................................................        15,226,057
                                                                     -----------
Total purchase price, including acquisition costs ............       $48,607,654
                                                                     ===========

As a result of the acquisition in 1996, the inventory on January 26, 1996 was increased by $296,712 based on the fair market value of the acquired inventory at the date of acquisition. Cost of sales for the period January 26, 1996 (date of acquisition) to November 30, 1996 includes $296,712 related to this adjustment.

                       CPI HOLDING, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   FINANCIAL STATEMENT PRESENTATION--The consolidated financial statements include the accounts of CPI and its wholly-owned subsidiary. All significant intercompany balances and transactions are eliminated in consolidation.

   USE OF ESTIMATES--The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the financial statement date and the reported amounts of revenues and expenses for the reporting period. Actual amounts could differ from those estimates.

   REVENUE RECOGNITION--Sales and cost of sales are recognized upon shipment of product.

   CASH AND CASH EQUIVALENTS--The Company considers all highly liquid investments with original maturities of three months or less, when purchased, to be cash equivalents.

   INVENTORIES--Inventories are valued at the lower of cost, using the first-in, first-out basis, or market. Inventories consist of the following at November 30:

                                                    1998                 1997
                                                 ----------           ----------
   Raw materials .....................           $2,433,849           $1,700,765
   Finished Good .....................            5,119,278            6,177,393
                                                 ----------           ----------
   Total .............................           $7,553,127           $7,878,158
                                                 ==========           ==========

   PROPERTY AND EQUIPMENT--Property and equipment is stated at cost. Additions, renewals and betterments are capitalized; maintenance and repairs, which do not extend the useful life of the asset, are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from ten to 40 years for buildings, related building improvements and leasehold improvements, 12 to 15 years for manufacturing machinery and equipment, seven years for molds, five years for office furniture and fixtures, and three years for vehicles. Equipment under capitalized leases is amortized over the terms of the leases, which do not exceed the estimated useful life of the leased equipment.

   GOODWILL AND INTANGIBLE ASSETS--The Company's intangible assets consist of goodwill, deferred financing costs, and patent costs. Amortization is recorded over the estimated economic lives. Goodwill is amortized over 40 years. Deferred financing costs are amortized over the terms of the related loans with the amortization included in interest expense. Patent costs are amortized over 17 years, beginning when the patent approval is obtained.

   The Company evaluates the unamortized cost of these intangible assets to determine if the carrying amount exceeds the recoverable amount and to record an impairment loss, if necessary. This determination is based on an evaluation of such factors as the occurrence of a significant event, a significant change in the environment in which the business operates or, primarily for goodwill, the expected undiscounted future net cash flows.

   INCOME TAXES--Deferred income taxes are recognized for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of various assets and liabilities using enacted rates in effect for the year in which the differences are expected to reverse.

   NEW ACCOUNTING PRONOUNCEMENTS--In 1998, Cardinal adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," and SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits". SFAS No. 130 established standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. SFAS No. 131 requires that a public business enterprise report financial and

                       CPI HOLDING, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

   descriptive information about its reportable operating segments such as a measure of segment profit or loss, certain specific revenue and expense items, and segment assets. SFAS No. 132 standardized the disclosure requirements for pensions and other postretirement benefits. The adoption of these statements did not have a material impact on the Company's financial statements.

   In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for fiscal quarters of fiscal years beginning after June 15, 1999. The Company has not completed its evaluation of this statement but does not anticipate a material impact on the financial statements from the adoption of this accounting standard.

   RECLASSIFICATIONS--Certain reclassifications were made to the 1996 and 1997 financial statements to conform to the presentation used in the 1998 financial statements.


3. OTHER ASSETS

   Other assets consist of the following at November 30:

                                                          1998           1997
                                                       ----------     ----------
Deferred financing costs, less accumulated
   amortization of $607,139 in 1998 and
   $392,855 in 1997 ..............................     $  892,861     $1,107,145
Deposits .........................................         65,106        115,062
Patents, less accumulated amortization of
   $18,566 in 1998 and $15,711 in 1997 ...........         46,142         39,457
Miscellaneous ....................................           --            6,300
                                                       ----------     ----------
      Total ......................................     $1,004,109     $1,267,964
                                                       ==========     ==========

4. LONG-TERM DEBT

   Long-term debt consists of the following as of November 30:

                                                                 1998          1997
                                                             -----------   -----------
Note payable to financial institution with quarterly
principal payments at scheduled amounts, plus interest at
a variable rate (7.8125 percent as of November 30,1998),
due March 1, 2001 ........................................   $10,500,000   $13,500,000

Note payable to financial institution with quarterly
principal payments at scheduled amounts beginning in 2001,
plus interest at a variable rate (8.3125 percent as of
November 30,1998), due March 1, 2001 .....................    10,000,000    10,000,000

Revolving credit facility payable to financial institution
with interest at a variable rate (7.8125 percent as of
November 30,1998), due March 1, 2003 .....................     7,002,522     5,615,116

Capital expansion note payable to financial institution
with quarterly interest payments at a variable rate
(8.3125 percent as of November 30, 1998), fifteen equal
quarterly principal payments, plus interest, beginning
September 1, 1999, due March 2003 ........................     4,681,646     1,886,980

                       CPI HOLDING, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                                                 1998          1997
                                                             -----------   -----------
ESOP loan to bank with semi-annual principal payments of
$90,000, plus monthly interest (6.5875 percent as of
November 30, 1998) at 85 percent of the bank's prime rate,
through January 2000; collateralized by the common stock
of the Company ...........................................       113,912       186,405

Note payable to financing company with monthly principal
and interest payments of $3,690, through October 1999;
interest at 6.755 percent a year, collateralized by
specific equipment .......................................        39,252        79,399

Other notes payable to banks paid off in 1998  ...........          --           3,481

Capital lease obligations for equipment, payable to
various banks and leasing companies in aggregate monthly
principal and interest payments of $20,583 through July
2000; interest at 6.75 percent to 10.85 percent a year;
collateralized by equipment with an aggregate net book
value of $810,344 and $1,454,135 as of November 30, 1998
and November 30, 1997, respectively ......................       112,273       380,540
                                                             -----------   -----------
Total ....................................................    32,449,605    31,651,921
Less current portion .....................................     4,060,780     3,519,064
                                                             -----------   -----------
Amount due after one year ................................   $28,388,825   $28,132,857
                                                             ===========   ===========

   The notes payable, revolving credit facility, and capital expansion note are collateralized by substantially all of the assets of the Company. The credit agreement includes financial covenants with respect to capital expenditure limits; rent payments under operating leases; earnings before depreciation, amortization, interest and income taxes; and fixed charge and interest coverage ratios. As of November 30, 1998, the Company has violated certain of these covenants related to minimum EBITDA, as defined, fixed charges coverage ratio, interest coverage ratio, and maximum capital expenditures, for which the lender has waived the covenant violations.

   At November 30, 1998, required annual principal payments on long-term debt are:

      YEAR ENDING NOVEMBER 30,

      1999........................................   $4,060,780
      2000........................................    5,765,206
      2001........................................    6,248,439
      2002........................................    6,248,439
      2003........................................   10,126,741
                                                    -----------
      Total.......................................  $32,449,605
                                                    ===========

                       CPI HOLDING, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

   Future minimum lease payments under capital leases, included above, as of November 30, 1998 are as follows:

      YEAR ENDING NOVEMBER 30,

      1999........................................     $109,337
      2000........................................        7,080
                                                       --------
      Total minimum lease payments................      116,417
      Less amount representing interest...........        4,144
                                                       --------
      Present value of capital lease obligations
         included with long-term debt at November
         30, 1998.................................     $112,273
                                                       ========

5. LONG SERVICE EXECUTIVE NONQUALIFIED PENSION AND CONSULTING AGREEMENTS

   Under the terms of the purchase agreement for the common stock of Cardinal, the Company agreed to make payments to the previous shareholders of $41,000 a month through January 2001 for long service executive nonqualified pension payments. These future payments have been recorded as a liability at their net present value. In addition, the Company paid $20,000 a year to the previous shareholders under a consulting agreement from February 1996 through January 1998. Consulting expense was $3,333 for 1998, $20,000 for 1997, and $16,660 for the period January 26, 1996 to November 30, 1996.

   At November 30, 1998, future payments under the long service executive nonqualified pension agreement are as follows:

      YEAR ENDING NOVEMBER 30,

      1999........................................     $492,000
      2000........................................      492,000
      2001........................................       82,000
                                                      ---------
      Total Payments..............................    1,066,000
      Less amount representing interest (at 9.25
        percent)..................................      101,266
                                                      ---------
      Present value of long service executive
        nonqualified pension......................      964,734
      Current portion.............................      420,310
                                                      ---------
      Noncurrent portion..........................     $544,424
                                                      =========

6. OPERATING LEASES

   The Company leases specific equipment, vehicles, and its Minneapolis, Minnesota and Ontario, California office and plant facilities under operating leases from unrelated parties. These leases expire at various dates through November 2003.

   Total rent expense, including month-to-month rentals, was $1,588,000 for 1998, $1,538,000 for 1997.

   Future minimum lease payments under noncancellable operating leases as of November 30, 1998 are:

      YEAR ENDING NOVEMBER 30,

      1999........................................   $1,479,200
      2000........................................    1,218,900
      2001........................................      999,300
      2002........................................      945,300
      2003........................................      855,600
                                                     ----------
      Total.......................................   $5,498,300
                                                     ==========

                       CPI HOLDING, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7. INCOME TAXES

   The provision (benefit) for income taxes consists of:

                                       1998            1997              1996
                                    ---------        ---------       -----------
                                                                     (10 MONTHS)
Federal:
   Current ..................       $(122,300)       $ 649,000       $   618,000
   Deferred .................         267,000           31,000           245,000
State and local:
   Current ..................          80,000          128,000           135,000
   Deferred .................         214,000          (11,000)           58,000
                                    ---------        ---------       -----------
Total .......................       $ 438,700        $ 797,000       $ 1,056,000
                                    =========        =========       ===========

   The consolidated tax provision differs from the tax provision computed at the statutory United States tax rate of approximately 34 percent for the following reasons:

                                                    1998         1997          1996
                                                 ---------    ---------    -----------
      Tax provision at statutory federal rate .  $ 420,000    $ 785,000    $   949,000
      Amortization of goodwill ...............     117,000      136,000        114,000
      Dividends paid to Employee Stock
         Ownership Plan
         on allocated shares .................    (163,000)    (189,000)          --
      State and local income taxes ...........     294,000      117,000        193,000
      Other ..................................    (229,300)     (52,000)      (200,000)
                                                 ---------    ---------    -----------
            Total ............................   $ 438,700    $ 797,000    $ 1,056,000
                                                 =========    =========    ===========

   The tax benefit of the deductible portion of the Class A preferred dividends paid on the unallocated shares held by the ESOP that were utilized by the ESOP to make debt payments was charged directly to retained earnings.

   The approximate tax effect of each type of temporary difference that gave rise to the Company's deferred tax assets and liabilities as of November 30, is as follows:

                                                                 1998           1997
                                                             -----------    -----------
      Current deferred income tax assets (liabilities):
         Inventories .....................................   $    73,000    $    53,000
         (Prepaid) accrued state income taxes ............         6,000        (13,000)
         Accrued liabilities .............................         4,000          3,000
         Long service executive nonqualified pension -
           current .......................................       160,000        145,000
           Allowance for doubtful accounts ...............        62,000         27,000
                                                             -----------    -----------
                                                                 305,000        215,000
                                                             -----------    -----------
      Noncurrent deferred income tax assets (liabilities):
         Basis of property ...............................    (5,878,000)    (5,509,000)
         Long service executive nonqualified pension -
         noncurrent ......................................       206,000        367,000
         Net operating loss carryforward .................       102,000
         Alternative minimum tax credit carryforwards ....       388,000        531,000
                                                             -----------    -----------
                                                              (5,182,000)    (4,611,000)
                                                             -----------    -----------
      Net deferred income tax liability ..................   $(4,877,000)   $(4,396,000)
                                                             ===========    ===========

                       CPI HOLDING, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8. EMPLOYEE STOCK OWNERSHIP PLAN

   In 1988, Cardinal established an employee stock ownership plan. On December 14, 1989, the ESOP used $1,800,000 of proceeds from a bank loan to purchase 30 percent of Cardinal's common stock. In conjunction with the acquisition of Cardinal by CPI in which the ESOP exchanged its 30 percent investment in Cardinal for a 22 percent investment in CPI, the Company assumed the remaining bank obligation of $720,000 at January 26, 1996. As of November 30, 1998, $113,912 remains outstanding on this loan. As a result of the Company assuming the bank obligation, the Company also recorded a loan receivable from the ESOP, which is reported as a reduction of shareholders' equity. The Company is obligated to make contributions to the ESOP that are used by the ESOP to pay the loan principal and interest to the bank. Shares of stock acquired by the ESOP are allocated to each eligible employee in amounts based on the employee's compensation. Company contributions charged to expense were $26,720 in 1998, $30,999 in 1997 and $209,780 for the period January 26, 1996 to November 30, 1996. The Company paid Class A preferred dividends of $700,000 in 1998 and $943,559 in 1997 to the ESOP. The ESOP used a portion of the dividends to make the required principal payments.


9. MANDATORILY REDEEMABLE PREFERRED STOCK

   MANDATORILY REDEEMABLE PREFERRED STOCK--The Company is authorized to issue 100,000 nonvoting shares of Class A redeemable preferred stock and 100,000 non-voting shares of Class B redeemable preferred stock, each with a par value of $.01 per share. There are 80,000 shares of Class A redeemable preferred stock outstanding as of November 30, 1998 and 1997. There are 60,966.69 shares of Class B redeemable preferred stock outstanding as of November 30, 1998 and 61,133.36 shares outstanding as of November 30, 1997, including 866.68 shares issued under Executive Stock Agreements described in
   Note 10. Accumulating dividends accrue daily at 8.75 percent of the liquidation value ($100 per share) plus any accumulated dividends on the Class A redeemable preferred stock. Accumulating dividends accrue at 10 percent of the liquidation value ($100 per share) plus any accumulated dividends on the Class B redeemable preferred stock. Unpaid accumulating dividends are deemed to be accumulated dividends for purposes of calculating the accumulating and nonaccumulating dividends. Nonaccumulating dividends accrue daily at 10 percent of the liquidation value plus any accumulated dividends on the Class A redeemable preferred stock only. Unpaid nonaccumulating dividends are not deemed to be accumulated dividends for purposes of calculating the accumulating and nonaccumulating dividends. Accumulating dividends were $1,483,077 for the year ended November 30, 1998 and $1,385,329 for the year ended November 30, 1997. The nonaccumulating dividends were $827,613 for the year ended November 30, 1998 and $830,544 for the year ended November 30, 1997. These amounts have been recorded as an increase in the redeemable preferred stock and as a reduction of retained earnings and of additional paid-in capital in the accompanying consolidated statements of mandatorily redeemable preferred stock and shareholders' equity. As of November 30, 1998, the unpaid accumulating dividends were $2,331,161 and the unpaid nonaccumulating dividends were $2,331,864.

   On June 30, 2003, the Company shall redeem all outstanding shares of the Class A and Class B redeemable preferred stock for the aggregate liquidation value plus all unpaid dividends. The aggregate liquidation value and unpaid dividends of the Class A and Class B redeemable preferred stock is $18,761,668 as of November 30, 1998 and $17,171,325 as of November 30, 1997.

   The Class A redeemable preferred stock is convertible at the shareholders' option into Class A common stock at any time based on the liquidation value of the shares to be converted at the then current conversion price.

10.   COMMON STOCK

   The authorized shares of stock and the number of shares outstanding as of November 30, 1998 and 1997 are as follows:

   COMMON STOCK--The Company has three classes of common stock of which Class A is voting and Class B and C are non-voting.

   Holders of Class B common stock are entitled to convert such shares into the same number of shares of Class A or Class C common stock at any time.

                       CPI HOLDING, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

   Holders of Class C common stock are entitled to convert such shares into the same number of shares of Class A common stock upon the occurrence of a Conversion Event as defined in the Company's Certificate of Amendment to Certificate of Incorporation. Class C common stock includes 4,333.2 shares issued under Executive Stock Agreements described below, as of November 30, 1998 and 1997.

   EXECUTIVE STOCK AGREEMENTS--The Company has entered into agreements with certain members of its management under which shares of Class B redeemable preferred stock and Class C common stock have been issued. The Company has notes receivable aggregating $65,000 from manager shareholders for the purchase of one-half of their shares at November 30, 1998 and 1997. These notes bear interest at 8.25 percent a year and are reported as stock subscriptions receivable as a reduction of shareholders' equity. One-half of the shares of common stock and one-half of the shares of redeemable preferred stock vest immediately and the remaining shares vest upon the payment in full of the receivables plus any accrued interest. In the event a shareholder manager ceases to be employed by the Company, the Company and certain shareholders have the right to repurchase all or a portion of these shares from the individual at the fair value of the vested shares and the lower of the fair value of shares or the original cost of the unvested shares held as of the date of termination.


11.   RELATED PARTY TRANSACTIONS

   The following amounts were paid to shareholders of the Company:

                                        1998            1997              1996
                                      --------        --------        ----------
      Management fees ........        $200,000        $200,000        $  200,000
      Transaction costs ......            --              --           1,285,000
                                      --------        --------        ----------
           Total .............        $200,000        $200,000        $1,485,000
                                      ========        ========        ==========

   The management fees are included in general and administrative expense in the accompanying statements of income. The transaction costs were capitalized as of the acquisition date.

                                   * * * * * *

                       CPI HOLDING, INC. AND SUBSIDIARY

                     CONDENSED CONSOLIDATED BALANCE SHEET

                          (In Thousands of Dollars)

                                                                        MAY 31, 1999
                                                                        ------------
                                                                        (UNAUDITED)
ASSETS
Current assets:
     Cash and cash equivalents ......................................   $         31
     Accounts receivable (less allowance for doubtful accounts of
       $156) ........................................................          6,910
     Inventories:
        Finished goods ..............................................          5,705
        Raw materials and supplies ..................................          2,338
                                                                        ------------
                                                                               8,043
     Prepaid expenses and other receivables .........................            323
     Deferred income taxes ..........................................            305
                                                                        ------------
Total current assets ................................................         15,612

Property and equipment:
     Land ...........................................................            295
     Buildings and improvements .....................................          3,499
     Machinery, equipment and tooling ...............................         37,407
     Automobiles and trucks .........................................             54
     Construction in progress .......................................          1,914
                                                                        ------------
                                                                              43,169
     Less accumulated depreciation ..................................         11,213
                                                                        ------------
                                                                              31,956
Intangible assets:
     Deferred financing and origination fees, net ...................            786
     Excess of cost over net assets acquired, net ...................         13,957
                                                                        ------------
                                                                              14,743
Other ...............................................................            112
                                                                        ------------
Total assets ........................................................   $     62,423
                                                                        ============

                       CPI HOLDING, INC. AND SUBSIDIARY

                          (In Thousands of Dollars)

                                                                   MAY 31, 1999
                                                                   (UNAUDITED)
                                                                   ------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
     Accounts payable ...........................................  $      4,205
     Accrued expenses and other liabilities .....................           157
     Current portion of long-term debt ..........................         4,987
                                                                   ------------
Total current liabilities .......................................         9,349
Long-term debt, less current portion ............................        28,078
Deferred income taxes ...........................................         5,182
                                                                   ------------
                                                                         42,609
Mandatorily Redeemable Preferred Stock ..........................        19,348
Stockholders' equity:
     Class A Common Stock (voting); $.01 par value:
        500,000 shares authorized; 89,281.5 shares issued and
        outstanding .............................................             1
     Class B Common Stock (non-voting); $.01 par value:
        300,000 shares authorized; 124,760 shares issued and
        outstanding .............................................             1
     Class C Common Stock (non-voting); $.01 par value: 200,000
        shares authorized; 90,791.6 shares issued and outstanding             1
     Additional paid-in capital .................................           349
     Retained earnings ..........................................           293
     Less:  ESOP receivable .....................................          (114)
          Stock subscription receivable .........................           (65)
                                                                   ------------
Total stockholders' equity ......................................           466
                                                                   ------------
Total liabilities and stockholders' equity ......................  $     62,423
                                                                   ============

SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                       CPI HOLDING, INC. AND SUBSIDIARY

               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                          (In Thousands of Dollars)

                                                        TWENTY-SIX WEEKS ENDED
                                                     ---------------------------
                                                     MAY 31, 1999   MAY 31, 1998
                                                     ------------   ------------
                                                             (UNAUDITED)
Net sales ........................................   $     28,465   $     26,418
Cost of goods sold ...............................         23,407         21,247
                                                     ------------   ------------
Gross margin .....................................          5,058          5,171

Operating expenses:
    Selling ......................................          1,447          1,550
    General and administrative ...................          1,310          1,296
    Amortization of intangibles ..................            301            311
    Other ........................................             61             43
                                                     ------------   ------------
Operating income .................................          1,939          1,971

    Interest expense .............................          1,400          1,639
                                                     ------------   ------------
Income before income taxes .......................            539            332
Income tax expense ...............................            202            114
                                                     ------------   ------------
Net income .......................................   $        337   $        218
                                                     ============   ============

SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                       CPI HOLDING, INC. AND SUBSIDIARY

               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                          (In Thousands of Dollars)

                                                              TWENTY-SIX WEEKS ENDED
                                                             ------------------------
                                                               MAY 31,      MAY 31,
                                                                1999         1998
                                                             ----------    ----------
                                                                    (UNAUDITED)
OPERATING ACTIVITIES
Net income ...............................................   $      337    $      218
Adjustments to reconcile net loss to net cash provided by
operating activities:
     Depreciation ........................................        1,942         1,746
     Amortization ........................................          298           307
     Deferred income taxes ...............................         --              28
         Changes in operating assets and liabilities:
         Accounts receivable, net ........................       (1,513)       (1,399)
         Inventories .....................................         (490)          723
         Prepaid expenses and other receivables ..........          684          (210)
         Other assets ....................................           (1)           38
         Payables and accrued expenses ...................        1,219           101
                                                             ----------    ----------
Net cash provided by operating activities ................        2,476         1,552

INVESTING ACTIVITIES
Additions to property and equipment ......................       (2,205)       (2,594)
                                                             ----------    ----------
Net cash used for investing activities ...................       (2,205)       (2,594)

FINANCING ACTIVITIES
Proceeds from long-term borrowings .......................        1,460         3,299
Payments on long-term borrowings .........................       (1,809)       (1,876)
Proceeds (payments) from Preferred equity ................            7          (348)
                                                             ----------    ----------
Net cash provided by (used for) financing activities .....         (342)        1,075
Effect of exchange rate changes on cash
                                                             ----------    ----------
Net increase (decrease) in cash and cash equivalents .....          (71)           33
Cash and cash equivalents at beginning of period .........          102            19
                                                             ----------    ----------
Cash and cash equivalents at end of period ...............   $       31    $       52
                                                             ==========    ==========

SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                       CPI HOLDING, INC. AND SUBSIDIARY
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

             (In thousands of dollars, except as otherwise noted)
                                 (Unaudited)

1.    BASIS OF PRESENTATION

      The accompanying unaudited consolidated financial statements of CPI Holding, Incorporated and its subsidiary, Cardinal Packaging, Incorporated (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the full fiscal year. The accompanying financial statements include the results of CPI Holding, Incorporated ("Holding") and its wholly-owned subsidiary, Cardinal Packaging, Incorporated ("Cardinal").


2.    LONG-TERM DEBT

      Long-term debt consists of the following:

                                                                         MAY 31,
                                                                          1999
                                                                         -------
 Note payable to financial institution with quarterly principal payments at scheduled amounts, plus interest at a variable rate, due
 March 1, 2000 .......................................................   $ 9,000
 Note payable to financial institution with quarterly principal payments at scheduled amounts beginning in 2001, plus interest at a
 variable rate, due March 1, 2003 ....................................    10,000
 Revolving credit facility payable to financial institution with
 interest at a variable rate, due March 1, 2003 ......................     8,117
 Capital expansion note payable to financial institution with quarterly interest payments at a variable rate, fifteen equal quarterly principal payments, plus interest, beginning September 1,
 1999, due March 2003 ................................................     5,000
 ESOP loan to bank with semi-annual principal payments of $90, plus monthly interest at 85 percent of the bank's prime rate, through
 January 2000; collateralized by the common stock of the Company .....       114
 Note payable to financing company with monthly principal and interest payments of $4, through October 1999; interest at 6.755 percent a
 year, collateralized by specific equipment ..........................        18
 Capital lease obligations for equipment, payable to various banks and leasing companies in aggregate monthly principal and interest payments of $20 through July 2000; interest at 6.75 percent to 10.85
 percent a year; collateralized by specific equipment ................        57
 Long service executive nonqualified pension agreements payable to the previous shareholders.  The pension agreements are payable at $41 per month through January 2001 and are recorded at their net present
 value with a discount rate of 9.25 percent ..........................       759
                                                                         -------
                                                                          33,065
 Less current portion of long-term debt ..............................     4,987
                                                                         -------
                                                                         $28,078
                                                                         =======

                       CPI HOLDING, INC. AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2.    LONG-TERM DEBT (CONTINUED)

      The current portion of long-term debt consists of $4.5 million of principal payments outlined in the table above, and $0.4 million of payments related to the Long service executive nonqualified pension agreement.

      The notes payable, revolving credit facility, and capital expansion note are collateralized by substantially all of the assets of the Company. The credit agreement includes financial covenants with respect to capital expenditure limits; rent payments under operating leases; earnings before depreciation, amortization, interest and income taxes; and fixed charge and interest coverage ratios.


3.    CARDINAL PACKAGING, INCORPORATED SUMMARY FINANCIAL INFORMATION

      The following summarizes parent company only financial information of
Holding:


                                                                         MAY 31,
                                                                           1999
                                                                         -------
CONSOLIDATED BALANCE SHEETS
Current assets .............................................             $     7
Investment in subsidiary ...................................              19,807
Other noncurrent assets ....................................                --
Current liabilities ........................................                --
Noncurrent liabilities .....................................                --
Equity (deficit) ...........................................              19,814

                                                               26 WEEKS ENDED
                                                              ----------------
                                                              MAY 31,   MAY 31,
                                                               1999      1998
                                                              ------    ------
CONSOLIDATED STATEMENTS OF OPERATIONS
Net sales ................................................    $ --      $ --
Cost of goods sold .......................................      --        --
Income before income taxes ...............................       539       332
Net income ...............................................       337       218


4.    SEGMENT REPORTING

      The Company has one reportable segment of plastic packaging products.

                        REPORT OF INDEPENDENT AUDITORS

Knight Engineering & Plastics
Division of Courtaulds Packaging Inc.

We have audited the accompanying balance sheet of Knight Engineering & Plastics Division of Courtaulds Packaging Inc. (the Division) as of March 31, 1998 and the related statement of operations, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Division at March 31, 1998, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                    /s/ ERNST & YOUNG LLP
Indianapolis, Indiana
May 19, 1999

                        KNIGHT ENGINEERING & PLASTICS
                    DIVISION OF COURTAULDS PACKAGING INC.
                                BALANCE SHEET
                                MARCH 31, 1998

ASSETS
Current assets
   Cash ..........................................................   $   719,004
   Accounts receivable, less allowance for doubtful accounts of
     $52,061 .....................................................     3,625,898
   Inventories:
      Finished goods .............................................       586,035
      Raw materials and supplies .................................     1,192,082
                                                                     -----------
                                                                       1,778,117
   Prepaid expenses ..............................................       195,799
                                                                     -----------
Total current assets .............................................     6,318,818


Property and equipment
   Land and improvements .........................................       877,410
   Buildings and improvements ....................................     5,754,664
   Machinery, equipment and tooling ..............................    21,102,328
   Construction in progress ......................................     2,085,286
                                                                     -----------
                                                                      29,819,688
   Less accumulated depreciation .................................    16,348,730
                                                                     -----------
                                                                      13,470,958

Goodwill, net of accumulated amortization of $854,972 ............     2,402,064
                                                                     -----------
                                                                     $22,191,840
                                                                     ===========
LIABILITIES AND DIVISION EQUITY
Current liabilities
   Note payable, parent ..........................................   $ 3,477,089
   Accounts payable ..............................................     2,336,323
   Accrued expenses and other liabilities ........................     2,493,482
                                                                     -----------
Total current liabilities ........................................     8,306,894

Division equity ..................................................    13,884,946
                                                                     -----------
                                                                     $22,191,840
                                                                     ===========

                           SEE ACCOMPANYING NOTES.

                        KNIGHT ENGINEERING & PLASTICS
                    DIVISION OF COURTAULDS PACKAGING INC.
                           STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED MARCH 31, 1998


Net sales .................................................        $ 23,836,485
Cost of goods sold ........................................          21,058,181
Gross margin ..............................................           2,778,304

Operating expenses:
  Selling, general and administrative .....................           3,219,902
  Amortization of intangibles .............................             162,852
                                                                   ------------
Operating income (loss) ...................................            (604,450)

Other income (expense):
  Gain on disposal of property and equipment ..............              41,400
  Interest income .........................................               3,590
  Interest (expense), parent ..............................            (261,325)
                                                                   ------------
Division (loss) ...........................................        $   (820,785)
                                                                   ============

                           SEE ACCOMPANYING NOTES.

                        KNIGHT ENGINEERING & PLASTICS
                    DIVISION OF COURTAULDS PACKAGING INC.
                           STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED MARCH 31, 1998

OPERATING ACTIVITIES
Division loss ...................................................   $  (820,785)
Adjustments to reconcile division loss to net cash provided by operating activities:
   Depreciation .................................................     1,702,511
   Amortization .................................................       162,852
   Gain on sale of property and equipment .......................       (41,400)
   Changes in operating assets and liabilities:
      Accounts receivable, net ..................................      (168,875)
      Inventories ...............................................        67,937
      Prepaid expenses ..........................................       253,840
      Accounts payable and accrued expenses .....................     1,009,378
                                                                    -----------
Net cash provided by operating activities .......................     2,165,458


INVESTING ACTIVITIES
Purchases of machinery and equipment ............................    (1,530,295)
Division equity contribution from parent ........................       261,000
Proceeds from disposal of property and equipment ................        41,400
                                                                    -----------
Net cash used in investing activities ...........................    (1,227,895)

FINANCING ACTIVITIES
Net payments on note payable, parent ............................      (456,893)
                                                                    -----------
Net cash used in financing activities ...........................      (456,893)
                                                                    -----------
Net increase in cash ............................................       480,670
Cash at beginning of year .......................................       238,334
                                                                    -----------
Cash at end of year .............................................   $   719,004
                                                                    ===========

                           SEE ACCOMPANYING NOTES.

                        KNIGHT ENGINEERING & PLASTICS
                    DIVISION OF COURTAULDS PACKAGING INC.
                        NOTES TO FINANCIAL STATEMENTS

1.    BASIS OF PRESENTATION

The accompanying financial statements include the accounts of Knight Engineering and Plastics Division of Courtaulds Packaging Inc., a West Virginia Corporation (the Division). Courtaulds Packaging, Inc. (Parent) is owned by Courtaulds PLC, a public limited company organized under the laws of England and Wales. The Division was not a legal entity and operated as a component of a larger business. The Division's financial statements includes only assets, liabilities and results of operations which comprise the specific division. The balance sheet and statement of operations, which have been prepared from the historical accounting records of the Division, include all revenues and costs directly attributable to the Division's business, including costs of facilities, employees and related support functions. The Division has not been charged for the cost of certain functions and services performed by the Parent or other related entities on behalf of the Division. Similarly, the Division has not been allocated any income tax expense or benefit during the year ended March 31, 1998. Management believes that the impact of costs performed by Parent and other related entities on behalf of the Division would not be significant to the accompanying financial statements.

The Division manufactures and markets plastic packaging products, primarily proprietary and custom molded plastic overcaps and closures. During the year ended March 31, 1998, the Division operated manufacturing facilities located in Woods tock and Arlington Heights, Illinois. The Division's customers are located principally throughout the United States.


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVENTORIES

Inventories are valued at the lower of cost (first in, first out method) or market.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed primarily by the straight-line method over the estimated useful lives of the assets ranging from three to fifty years.

GOODWILL

The cost in excess of net assets acquired represent the excess purchase price over the fair value of the net assets acquired in the original acquisition of the Division. These costs are being amortized over 20 years.

The Division periodically evaluates the value of intangible assets to determine if an impairment has occurred. This evaluation is based on various analyses including reviewing anticipated cash flows.

REVENUE RECOGNITION

Revenue from sales of products is recognized at the time product is shipped to the customer.

RETIREMENT PLANS

During the year ended March 31, 1998, the Division had two defined contribution benefit plans, a retirement and a employee thrift plan. The Plans covered substantially all the Division's employees. The retirement plan provides for an annual employer contribution of 4% of gross wages. The employee thrift plan provides for a 75% to a 100% annual match on employee deferrals of up to 6%. The plans expenses were approximately $291,000 for the year ended March 31, 1998.

                        KNIGHT ENGINEERING & PLASTICS
                    DIVISION OF COURTAULDS PACKAGING INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)

INCOME TAXES

The taxable income of the Division was included in the tax returns of Courtaulds Packaging Inc. As such, separate income tax returns were not prepared or filed for the Division.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

3.    NOTE PAYABLE, PARENT

At March 31, 1998, the Division had a note payable to Courtaulds Packaging Inc. The note was used to fund the Division's working capital requirements with no stated maturity. Interest was charged to the Division at a rate of approximately 7%.

4.    SALES INFORMATION

For the year ended March 31, 1998, 38% of the Division's revenues were derived from three customers. The accounts receivables related to these customers at March 31, 1998 was approximately $560,000.

5.    LEASES

The Division leases certain warehouse buildings under a month to month lease arrangements. Rent expense for the year ended March 31, 1998 was approximately $145,000.

6.    RELATED PARTY TRANSACTIONS

The Division has engaged in business transactions with a related party, Thatcher Tubes, Inc., throughout the year. Thatcher Tubes is a fully consolidated subsidiary of Courtaulds Packaging Inc. During the year ended March 31, 1998, the Division had sales of approximately $1,845,000 to Thatcher. In addition, the related accounts receivable balance at March 31, 1998 was approximately $354,000.

7.    SUBSEQUENT EVENT

On October 16, 1998, a newly formed, wholly-owned subsidiary of Berry Plastics Corporation acquired substantially all of the assets of the Division for aggregate consideration of approximately $18 million.

                       KNIGHT ENGINEERING AND PLASTICS
                    DIVISION OF COURTAULDS PACKAGING INC.
                           CONDENSED BALANCE SHEET
                          (In Thousands of Dollars)


                                                                  SEPTEMBER 30,
                                                                      1998
                                                                 ---------------
                                                                   (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents ..................................   $           790
  Accounts receivable (less allowance for doubtful
     accounts of $50) ........................................             2,785
  Inventories:
     Finished goods ..........................................               522
     Raw materials and supplies ..............................             1,256
                                                                 ---------------
                                                                           1,778
  Prepaid expenses and other receivables .....................               199
                                                                 ---------------
Total current assets .........................................             5,552

Property and equipment:
  Land .......................................................               877
  Buildings and improvements .................................             6,059
  Machinery, equipment and tooling ...........................            22,456
  Construction in progress ...................................             2,620
                                                                 ---------------
                                                                          32,012
  Less accumulated depreciation ..............................            18,678
                                                                 ---------------
                                                                          13,334

Goodwill (net of accumulated amortization of $936) ...........             2,321
                                                                 ---------------
                                                                 $        21,207
                                                                 ===============
LIABILITIES AND DIVISION EQUITY Current liabilities:
  Notes payable, parent ......................................   $         3,186
  Accounts payable ...........................................             2,443
  Accrued expenses and other liabilities .....................             2,024
                                                                 ---------------
Total current liabilities ....................................             7,653

Division equity ..............................................            13,554
                                                                 ---------------
                                                                 $        21,207
                                                                 ===============

SEE ACCOMPANYING NOTES.

                       KNIGHT ENGINEERING AND PLASTICS
                    DIVISION OF COURTAULDS PACKAGING INC.
                      CONDENSED STATEMENTS OF OPERATIONS
                          (In Thousands of Dollars)

                                                        SIX-MONTHS ENDED
                                                 ------------------------------
                                                 SEPTEMBER 30,    SEPTEMBER 30,
                                                     1998             1997
                                                 -------------    -------------
                                                         (Unaudited)
Net sales ....................................   $      11,893    $      11,721
Cost of goods sold ...........................          10,596           11,097
                                                 -------------    -------------
Gross margin .................................           1,297              624
Operating expenses:
    Selling, general and administrative ......           1,377            1,244
    Amortization of intangibles ..............              81               81
                                                 -------------    -------------
Operating income (loss) ......................            (161)            (701)

Other income and expense:
    Gain on sale of property and
    equipment ................................            --                  9
    Interest expense, parent .................            (169)            (226)
    Interest income ..........................            --                  2
                                                 -------------    -------------
Division loss ................................   $        (330)   $        (916)
                                                 =============    =============

SEE ACCOMPANYING NOTES.

                       KNIGHT ENGINEERING AND PLASTICS
                    DIVISION OF COURTAULDS PACKAGING INC.
                      CONDENSED STATEMENTS OF CASH FLOWS
                          (In Thousands of Dollars)

                                                                SIX-MONTHS ENDED
                                                         -------------------------------
                                                         SEPTEMBER 30,     SEPTEMBER 30,
                                                             1998             1997
                                                         -------------    -------------
                                                                   (UNAUDITED)
OPERATING ACTIVITIES
Division loss ........................................   $        (330)   $        (916)
Adjustments to reconcile net loss to net cash
provided by operating activities:
     Depreciation ....................................             918            1,030
     Amortization ....................................              81               81
     Gain on sale of property and equipment ..........            --                 (9)
     Changes in operating assets and liabilities:
       Accounts receivable, net ......................             841              257
       Inventories ...................................            --                115
       Prepaid expenses and other receivables ........              (4)             153
       Payables and accrued expenses .................            (363)            (313)
                                                         -------------    -------------
Net cash provided by operating activities ............           1,143              398

INVESTING ACTIVITIES
Additions to property and equipment ..................            (781)             (59)
Proceeds from disposal of property and equipment .....            --                  9
Division equity contribution from parent .............            --                133
                                                         -------------    -------------
Net cash provided by (used in) investing
   activities ........................................            (781)              83

FINANCING ACTIVITIES
Net payments on note payable, parent .................            (291)            (286)
                                                         -------------    -------------
Net cash used in financing activities ................            (291)            (286)
                                                         -------------    -------------
Net increase in cash and cash equivalents ............              71              195
Cash and cash equivalents at beginning of period .....             719              238
                                                         -------------    -------------
Cash and cash equivalents at end of period ...........   $         790    $         433
                                                         =============    =============

SEE ACCOMPANYING NOTES.

                       KNIGHT ENGINEERING AND PLASTICS
                    DIVISION OF COURTAULDS PACKAGING INC.
                   NOTES TO CONDENSED FINANCIAL STATEMENTS
             (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)
                                 (Unaudited)


1.    BASIS OF PRESENTATION

The accompanying financial statements include the accounts of Knight Engineering and Plastics Division of Courtaulds Packaging Inc., a West Virginia Corporation (the Division) and have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Courtaulds Packaging, Inc. (Parent) is owned by Courtauld PLC, a public limited company organized under the laws of England and Wales. The Division was not a legal entity and operated as a component of a larger business. The Division's financial statement includes only assets, liabilities and results of operations which comprise the specific division. The balance sheet and statement of operations, which have been prepared from the historical accounting records of the Division, include all revenues and costs directly attributable to the Division's business, including costs of facilities, employees and related support functions. The Division has not been charged for the cost of certain functions and services performed by the Parent or other related entities on behalf of the Division. Similarly, the Division has not been allocated any income tax expense or benefit. Management believes that the impact of costs performed by Parent and other related entities on behalf of the Division would not be significant to the accompanying financial statements.

2.    NOTE PAYABLE, PARENT

At September 30, 1998, the Division had a note payable to Courtaulds Packaging Inc. The note was used to fund the Division's working capital requirements with no stated maturity. Interest was charged to the Division at a rate of approximately 7%.

3.    SUBSEQUENT EVENT

On October 16, 1998, a newly formed, wholly-owned subsidiary of Berry Plastics Corporation acquired substantially all of the assets of the Division for aggregate consideration of approximately $18 million.

                      NORWICH INJECTION MOULDERS LIMITED

                                   DIRECTORS
                          J E Barlow         (Chairman)
                         A R Sandell         (Managing)
                         T D Johnson
SECRETARY                                                      REGISTERED OFFICE
Mrs. J Barlow                                                 Stanford Tuck Road
                                                                   North Walsham
                                                                         Norfolk

                                   AUDITORS
                                Lovewell Blake
                            Chartered Accountants
                           102 Prince of Wales Road
                                   Norwich


                           REPORT OF THE DIRECTORS
                     FOR THE YEAR ENDED 31ST OCTOBER 1997

The directors present herewith the audited accounts for the year ended 31st October 1997.


DIRECTORS' RESPONSIBILITIES

Company law requires the directors to prepare accounts that give a true and fair view of the state of affairs of the company and of the profit or loss for its financial year. In doing so the directors are required to:

      o     select suitable accounting policies and apply them consistently;
      o     make judgements and estimates that are reasonable and prudent;
      o     state whether applicable accounting standards have been followed,
      o subject to any material departures disclosed and explained in the accounts;
      o prepare the accounts on the going concern basis unless it is inappropriate
      o     to presume that the company will continue in business.

The directors are responsible for maintaining proper accounting records that disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the accounts comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

REVIEW OF ACTIVITIES

The company's main activities are unchanged since last year and are principally those of the production of plastic goods by injection moulding.

In the opinion of the directors the company will be able to maintain its present level of turnover for the foreseeable future.

The profit for the year has been added to the balance on the profit and loss account.

                      NORWICH INJECTION MOULDERS LIMITED

DIRECTORS

The directors named above held office throughout the year.

In accordance with the articles of association T D Johnson will retire at the annual general meeting and, being eligible, offers himself for re-election.

The interests of the directors of the company at 31st October 1997 in the shares of the company, according to the register required to be kept by Section 325 of the Companies Act 1985 were as follows:

                        31ST OCTOBER     31ST OCTOBER      31ST OCTOBER 1995
                        1997 ORDINARY   1996 ORDINARY       ORDINARY SHARES
                           SHARES           SHARES       -----------------------
                         FULLY PAID       FULLY PAID     FULLY PAID  PARTLY PAID
                        -------------   -------------    ----------  -----------
J E Barlow...........        60               60             11          49
A R Sandell..........        29               29            --           29
T D Johnson..........        11               11            --           11

MARKET VALUE OF INTEREST IN LAND

In the opinion of the directors, the current open market value on an existing use basis of the freehold land and buildings exceeds the net book value as shown in the balance sheet at the 31st October 1997 by (pound)80,711.


CLOSE COMPANY PROVISIONS

The company is a close company within the provisions of the Income and Corporation Taxes Act 1988.

AUDITORS

A resolution to re-appoint Lovewell Blake will be proposed at the annual general meeting.

                                                         By order of the board
                                                                      J BARLOW
                                                                     Secretary
North Walsham                                               22nd December 1997

                        REPORT OF INDEPENDENT AUDITORS

                             TO THE DIRECTORS OF

                      NORWICH INJECTION MOULDERS LIMITED

To the Directors of
Norwich Injection Moulders Limited

      We have audited the balance sheets of Norwich Injection Moulders Limited as at 31st October 1997, 31st October 1996 and 31st October 1995, and the related profit and loss accounts and cash flow statements for each of the three years in the period ended 31st October 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Norwich Injection Moulders Limited at 31st October 1997, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended 31st October 1997 in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those generally accepted in the United States (see Note 24 of Notes to the Accounts).

                                    /S/ LOVEWELL BLAKE
                                    Chartered Accountants
Norwich, England
22nd December 1997 in respect of accounts
to 31st October 1997
31st January 1997 in respect of accounts
to 31st October 1996
11th March 1996 in respect of accounts
to 31st October 1995
except for Note 24 Differences between
United Kingdom and United States
Generally Accepted Accounting Principles
as to which the date is 18th May 1999

                       NORWICH INJECTION MOULDERS LIMITED

                             PROFIT AND LOSS ACCOUNT

                                                YEAR ENDED     YEAR ENDED     YEAR ENDED
                                               31ST OCTOBER   31ST OCTOBER   31ST OCTOBER
                                       NOTES       1997           1996          1995
                                       -----   ------------   ------------   ------------
                                                  (pound)       (pound)        (pound)
Turnover ...........................       2      8,117,742      7,308,368      5,046,307
Change in stock of finished goods ..                  5,908         26,405         15,783
                                               ------------   ------------   ------------
                                                  8,123,650      7,334,773      5,062,090
Other operating income .............       3         21,738          6,823          3,749
                                               ------------   ------------   ------------
                                                  8,145,388      7,341,596      5,065,839
Raw materials and consumables ......              3,772,741      3,521,241      2,270,368
Other external charges .............                677,847        616,428        468,515
Staff costs ........................       4      1,510,732      1,421,872      1,073,648
Depreciation .......................       6        441,666        338,363        293,657
Other operating charges ............                537,182        482,605        432,372
Interest payable and similar charges       7        103,769        120,943        128,526
                                               ------------   ------------   ------------
                                                  7,043,937      6,501,452      4,666,086
                                               ------------   ------------   ------------
Profit on ordinary activities before
  taxation .........................       8      1,101,451        840,144        399,753
Tax on profit on ordinary activities       9        261,160          4,618         98,035
                                               ------------   ------------   ------------
Profit on ordinary activities after
  taxation .........................       *        840,291        835,526        301,718
Balance 1st November 1996 ..........              2,209,809      1,374,283      1,072,565
                                               ------------   ------------   ------------
Balance 31st October 1997 ..........              3,050,100      2,209,809      1,374,283
                                               ============   ============   ============

There are no movements in shareholders funds other than the increase to the retained profits for the years ended 31st October 1997, 31st October 1996 and 31st October 1995.

There were no recognized gains or losses other than the profit of (pound)840,291 in the year ended 31st October 1997, (pound)835,526 in the year ended 31st October 1996 and (pound)301,718 in the year ended 31st October 1995.

*A summary of the significant adjustments to the profit on ordinary activities after taxation (net income) that would be required if US Generally Accepted Accounting Principles were to be applied instead of those generally accepted in the United Kingdom is set out in Note 24 of Notes to the Accounts.

                      NORWICH INJECTION MOULDERS LIMITED

                                BALANCE SHEET

                                        31ST OCTOBER    31ST OCTOBER     31ST OCTOBER
                                NOTES       1997             1996            1995
                                -----   -------------   -------------    -------------
                                          (pound)         (pound)          (pound)
FIXED ASSETS
  Tangible assets ...........      10       3,839,712       3,507,176        2,978,664

CURRENT ASSETS
  Stock and work in progress       11         342,324         313,971          231,064
  Debtors ...................      12       1,622,209       1,582,819        1,234,573
  Bank balances .............                 510,081         560,087             --
  Cash in hand ..............                     464             338              669
                                        -------------   -------------    -------------
                                            2,475,078       2,457,215        1,466,306
CREDITORS - AMOUNTS FALLING
  DUE WITHIN ONE YEAR .......      13       2,384,216       2,696,054        1,783,404

NET CURRENT
  ASSETS/(LIABILITIES) ......                  90,862        (238,839)        (317,098)
                                        -------------   -------------    -------------
TOTAL ASSETS LESS
  CURRENT LIABILITIES .......               3,930,574       3,268,337        2,661,566

CREDITORS - AMOUNTS FALLING
  DUE AFTER MORE THAN ONE
  YEAR ......................      14         880,374       1,058,428        1,098,041

PROVISIONS FOR LIABILITIES
  AND CHARGES
  DEFERRED TAXATION .........      15            --              --            189,227
                                        -------------   -------------    -------------
                                            3,050,200       2,209,909        1,374,298
                                        =============   =============    =============
CAPITAL AND RESERVES
  Called up share capital ...      16             100             100               15
  Profit and loss account ...               3,050,100       2,209,809        1,374,283
                                        -------------   -------------    -------------
                                            3,050,200       2,209,909        1,374,298
                                        =============   =============    =============

JE BARLOW - Director                AR SANDELL - Director

The statutory accounts for the year to 31st October 1997 were approved by the board of directors on 22nd December 1997. The statutory accounts for the year to 31st October 1997 were approved by the board of directors on 31st January 1997. The statutory accounts for the year to 31st October 1997 were approved by the board of directors on 27th February 1996.
      o A summary of the significant adjustments to capital and reserves (shareholders funds) that would be required if US Generally Accepted Accounting Principles were to be applied instead of those generally accepted in the United Kingdom is set out in Note 24 of Notes to the Accounts.

                      NORWICH INJECTION MOULDERS LIMITED

                             CASH FLOW STATEMENT

                                                       YEAR ENDED     YEAR ENDED      YEAR ENDED
                                                      31ST OCTOBER   31ST OCTOBER    31ST OCTOBER
                                              NOTES       1997           1996            1995
                                              -----   ------------    ------------    ------------
                                                         (pound)        (pound)          (pound)
CASH FLOW FROM OPERATING ACTIVITIES .......      20      1,520,397       1,443,181         781,305

RETURNS ON INVESTMENTS AND SERVICING
OF FINANCE ................................      21        (84,576)       (122,884)       (126,426)

TAXATION ..................................               (193,817)        (70,214)        (50,052)

CAPITAL EXPENDITURE AND FINANCIAL
  INVESTMENT ..............................      21       (980,793)       (635,844)       (924,113)
                                                      ------------    ------------    ------------
CASH INFLOW BEFORE USE OF LIQUID
  RESOURCES AND FINANCING .................                261,211         614,239        (319,286)

FINANCING - DECREASE IN DEBT ..............      21       (251,086)         (9,654)        379,110
        - CALLS ON SHARE CAPITAL ..........      21           --                85            --
                                                      ------------    ------------    ------------
INCREASE IN CASH IN THE YEAR ..............      22         10,125         604,760          59,824
                                                      ============    ============    ============
RECONCILIATION OF NET CASH FLOW TO MOVEMENT
IN NET DEBT

INCREASE IN CASH IN THE YEAR ..............                 10,125         604,760          59,824

CASH OUTFLOW/(INFLOW) FROM
DECREASE/INCREASE IN DEBT AND LEASE
FINANCING .................................      21        251,086           9,564        (379,110)
                                                      ------------    ------------    ------------
MOVEMENT IN NET DEBT IN THE PERIOD ........                261,211         614,324        (319,286)

NET DEBT AT 1ST NOVEMBER ..................               (921,849)     (1,536,173)     (1,216,887)
                                                      ------------    ------------    ------------
NET DEBT AT 31ST OCTOBER ..................      22       (660,638)       (921,849)     (1,536,173)
                                                      ============    ============    ============

The significant differences between the cashflow statement presented above and that required under US Generally Accepted Accounting Principles are set out in
Note 24 of Notes to the Accounts.

                      NORWICH INJECTION MOULDERS LIMITED

                            NOTES TO THE ACCOUNTS

1.    PRINCIPAL ACCOUNTING POLICIES

   (A)      BASIS OF ACCOUNTING
   The accounts are prepared under the historical cost basis of accounting and in accordance with applicable UK accounting standards.

   (B)      DEPRECIATION
   Depreciation is provided on fixed assets at rates sufficient to write off, on a straight line basis, the cost of the assets over their expected useful lives. It is the company's policy to maintain its freehold property to such a standard that its residual disposal value will at least equal its book value and accordingly no provision for depreciation has been made. The principal annual rates used for this purpose which are consistent with those of last year are:

        Freehold land and buildings     Not depreciated
        Leasehold property expenditure  Over period of the lease
        Plant and machinery             10% - 50%
        Motor vehicles                  20% - 25%
        Loose tools                     Written off on a usage basis

   (C)      STOCK AND WORK IN PROGRESS
   Stock and work in progress are stated at the lower of cost and net realisable value. In general cost is determined on a first in first out basis and includes transport and handling costs. In the case of work in progress cost includes all direct expenditure and production overheads based on the normal level of activity. Net realisable value is the price at which stock can be sold in the normal course of business after allowing for the costs of realisation and, where appropriate, the cost of conversion from their existing state to a finished condition. Provision is made where necessary for obsolete, slow moving and defective stock.

   (D)      FINANCE LEASE AND HIRE PURCHASE CONTRACTS
   Assets held under finance leases, other than hire purchase contracts, are capitalized at their fair value and are depreciated over either the lease term, or the useful working life of the asset, whichever is the shorter.

   Fair value is usually the cost at which the company could have purchased the asset.

   Future rental payments due during the primary lease period are shown as creditors.

   The difference between the total primary lease payments and the fair value of the asset is treated as a finance charge and is charged to the profit and loss account on a straight line basis over the primary lease period.

   Secondary lease rentals are charged to profit and loss account in the period in which they are paid.

   Assets held under hire purchase contracts are capitalized at their fair value and are depreciated over their useful working life on the same basis as set out in note 1(b).

                      NORWICH INJECTION MOULDERS LIMITED

1.    PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

   (E) OPERATING LEASES
   Operating lease rentals are charged to profit and loss account in the period in which they are incurred.

   (F) DEFERRED TAXATION
   Provision is made for deferred taxation where, in the opinion of the directors, it is likely to be payable in the foreseeable future.

   (G) PENSION SCHEME
   The company operates defined contribution schemes. The assets of the schemes are held separately from those of the company in independently administered funds. The charge in the profit and loss accounts represents the contributions payable by the company to the funds for the year.

   (H) FOREIGN CURRENCIES
   Assets and liabilities in foreign currencies are translated into sterling at the rates of exchange ruling on the balance sheet date. Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Significant differences arising due to exchange fluctuations have been reflected in the profit and loss account.

2.    TURNOVER

   The contribution to turnover and profit before taxation arises from the production of plastic goods by injection moulding.

                                               1997         1996          1995
                                             ---------    ---------    ---------
                                              (pound)      (pound)      (pound)
Geographical analysis of turnover
United Kingdom ..........................    7,890,743    7,160,110    4,887,260
Rest of Europe ..........................      226,999      148,258      159,047
                                             ---------    ---------    ---------
                                             8,117,742    7,308,368    5,046,307
                                             =========    =========    =========

3.    OTHER OPERATING INCOME

                                                 1997        1996         1995
                                               ---------   ---------   ---------
                                                (pound)     (pound)     (pound)
Training grants ............................         500       2,589       3,700
Interest received (gross) ..................      21,238       4,234          49
                                               ---------   ---------   ---------
                                                  21,738       6,823       3,749
                                               =========   =========   =========

                      NORWICH INJECTION MOULDERS LIMITED

4.    EMPLOYEE INFORMATION

   The average number of persons employed by the company during the year including directors is analyzed below:

                                                  1997        1996       1995
                                               ---------   ---------   ---------
   Manufacturing and packing ...............          57          52          42
   Selling and administration ..............          18          17          16
   Former employees ........................           2           2           2
                                               ---------   ---------   ---------
                                                      77          71          60
                                               =========   =========   =========

                                            1997          1996         1995
                                        -----------   -----------   -----------
                                          (pound)       (pound)        (pound)
Staff costs:
Wages and salaries paid
to the company's
employees ...........................     1,313,859     1,264,343       926,530
Pensions to former
employees ...........................        14,905        14,905        14,905
Social security costs ...............       139,201       107,619        98,325
Pension contributions ...............        42,767        35,005        33,888
                                        -----------   -----------   -----------
                                          1,510,732     1,421,872     1,073,648
                                        ===========   ===========   ===========

5.    DIRECTORS' EMOLUMENTS

                                                1997        1996         1995
                                              ---------   ---------   ---------
                                               (pound)     (pound)     (pound)
Management remuneration ...................     271,217     363,153     206,546
Pension contributions .....................      15,818      16,043      15,449
Taxable benefits ..........................      27,301      28,608      29,403
                                              ---------   ---------   ---------
                                                314,336     407,804     251,398
                                              =========   =========   =========


   The directors' emoluments disclosed above (excluding pension contributions) include amounts paid to:

                                               (pound)     (pound)     (pound)
                                              ---------   ---------   ---------
   The Highest Paid Director...............     106,903     137,910      86,398


Retirement benefits in respect of the three directors are accruing under a defined contribution scheme. The contributions paid in respect of the highest paid director were (pound)5,488 ((pound)5,583 in the year ended 31st October 1996 anD (pound)5,365 in the year ended 31st October 1995).

                      NORWICH INJECTION MOULDERS LIMITED

6.    DEPRECIATION

   The charge for the year is made up as under:

                                                    1997      1996      1995
                                                   -------   -------   -------
                                                   (pound)   (pound)   (pound)
The charge for the year is made up as under:
Depreciation of tangible fixed assets
   Owned assets .................................  342,082   193,832   143,785
   Assets held under finance lease
   and hire purchase contracts ..................  116,103   169,931   151,738
                                                   -------   -------   -------
                                                   458,185   363,763   295,523
   Profit on sale of tangible fixed
   assets .......................................  (16,519)  (25,400)   (1,866)
                                                   -------   -------   -------
                                                   441,666   338,363   293,657
                                                   =======   =======   =======

7.    INTEREST PAYABLE AND SIMILAR CHARGES

                                                    1997      1996       1995
                                                   -------   -------   -------
                                                   (pound)   (pound)   (pound)

   Bank loan and overdraft ......................   63,718    69,425    80,945
   Finance leases and hire purchase
      contracts expiring within five years ......   40,051    51,518    47,581
                                                   -------   -------   -------
                                                   103,769   120,943   128,526
                                                   =======   =======   =======

8.    PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

   The profit on ordinary activities before taxation is stated after charging the following amounts:

                                                       1997     1996      1995
                                                     -------   -------   -------
                                                     (pound)   (pound)   (pound)
Hire of equipment ................................    55,698    71,616    72,385
Rent of land and buildings .......................    22,080    22,127    28,203
Auditors remuneration ............................     3,000     3,000     2,750

                      NORWICH INJECTION MOULDERS LIMITED

9.    TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                   1997       1996       1995
                                                  -------    -------    --------
                                                  (pound)    (pound)    (pound)
Corporation tax for the year at 30% (1996 30%,
1995 25%)
Taxation payable ..............................   261,163    193,845      70,043
Overprovision in previous year ................        (3)      --          --
Decrease in provision for deferred
   tax ........................................      --      (189,227)    27,992
                                                  -------    -------    --------
                                                  261,160      4,618      98,035
                                                  =======    =======    ========

                       NORWICH INJECTION MOULDERS LIMITED

10.         TANGIBLE FIXED ASSETS

                                                                                          EXPENDITURE
                                                                                          ON SHORT
                                                                          FREEHOLD        LEASEHOLD      PLANT AND          MOTOR
                                                          TOTAL           PROPERTY        PROPERTY       MACHINERY         VEHICLES
                                                        ----------        ---------      ----------      ----------        --------
                                                          (pound)          (pound)         (pound)        (pound)          (pound)
     COST
     1st November 1994 ..........................        3,211,137          921,157            298        2,167,594         122,088
     Additions ..................................          843,420          269,790           --            546,130          27,500
     Disposals ..................................         (109,265)            --             --            (85,375)        (23,890)
                                                        ----------        ---------       --------       ----------        --------
     31st October 1995 ..........................        3,945,292        1,190,947            298        2,628,349         125,698
     Additions ..................................          967,725            1,719           --            933,038          32,968
     Disposals ..................................         (168,686)            --             --           (137,011)        (31,675)
                                                        ----------        ---------       --------       ----------        --------
     31st October 1995 ..........................        4,744,331        1,192,666            298        3,424,376         126,991
     Additions ..................................          900,630           26,623           --            779,975          94,032
     Disposals ..................................         (365,688)            --             --           (276,915)        (88,773)
                                                        ----------        ---------       --------       ----------        --------
     31st October 1995 ..........................        5,279,273        1,219,289            298        3,927,436         132,250
                                                        ==========        =========       ========       ==========        ========
     DEPRECIATION
     1st November 1994 ..........................          729,236             --              225          696,176          32,835
     Disposals ..................................          (58,131)            --             --            (46,677)        (11,454)
     Charge for the year ........................          295,523             --               12          265,347          30,146
                                                        ----------        ---------       --------       ----------        --------
     31st October 1995 ..........................          966,628             --              237          914,846          51,545
     Disposals ..................................          (93,236)            --             --            (70,136)        (23,100)
     Charge for the year ........................          363,763             --               12          334,547          29,204
                                                        ----------        ---------       --------       ----------        --------
     31st October 1996 ..........................        1,237,155             --              249        1,179,257          57,649
     Disposals ..................................         (255,779)            --             --           (193,173)        (62,606)
     Charge for the year ........................          458,185             --               12          431,284          26,889
                                                        ----------        ---------       --------       ----------        --------
     31st October 1997 ..........................        1,439,561             --              261        1,417,368          21,932
                                                        ==========        =========       ========       ==========        ========
     NET BOOK AMOUNT
     31st October 1997 ..........................        3,839,712        1,219,289             37        2,510,068         110,318
                                                        ==========        =========       ========       ==========        ========
     31st October 1996 ..........................        3,507,176        1,192,666             49        2,245,119          69,342
                                                        ==========        =========       ========       ==========        ========
     31st October 1995 ..........................        2,978,664        1,190,947             61        1,713,503          74,153
                                                        ==========        =========       ========       ==========        ========
     31st October 1994 ..........................        2,481,901          921,157             73        1,471,418          89,253
                                                        ==========        =========       ========       ==========        ========

      Details of fixed assets held under finance leases and hire purchase contracts, which are included in the relevant headings in the table above, are as follows:

                                                1997         1996         1995
                                               -------     ---------     -------
                                               (pound)      (pound)      (pound)
Net book value at 31st October 1997 ......     808,682     1,080,707     954,467
                                               =======     =========     =======

                      NORWICH INJECTION MOULDERS LIMITED

11.   STOCK AND WORK IN PROGRESS

   The amounts attributable to the different categories are as follows:

                                          1997            1996            1995
                                         -------         -------         -------
                                         (pound)         (pound)         (pound)
   Raw materials ...............         200,506         200,719         129,345
   Packing materials ...........           9,698          11,492          15,035
   Finished goods ..............          87,466          81,558          61,156
   Work in progress ............          44,654          20,202          25,528
                                         -------         -------         -------
                                         342,324         313,971         231,064
                                         =======         =======         =======

12.   DEBTORS

                                        1997            1996             1995
                                     ---------        ---------        ---------
                                      (pound)         (pound)           (pound)
Trade debtors ...............        1,595,311        1,562,039        1,219,983
Loans .......................             --               --                160
Prepayments .................           26,898           20,780           14,430
                                     ---------        ---------        ---------
                                     1,622,209        1,582,819        1,234,573
                                     =========        =========        =========

13. CREDITORS - AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                   1997         1996       1995
                                                 ---------   ---------   ---------
                                                  (pound)     (pound)     (pound)
Bank overdraft (see note (a) below) ..........        --        60,005     105,009
Bank loan (see note (b) below) ...............      36,664      36,664      36,664
                                                 ---------   ---------   ---------
Bank loan and overdraft ......................      36,664      96,669     141,673

Trade creditors ..............................   1,578,688   1,743,509   1,044,690
Corporation tax payable 1st August 1998
   (1996 - 1st August 1997, 1995
   - 1st August 1996) ........................     261,163     193,820      70,189
Taxation and social security payments ........     163,762     130,944     142,640
Hire purchase obligations (see note (c) below)     254,145     327,177     297,128
Accruals .....................................      89,794     203,935      87,084
                                                 ---------   ---------   ---------
                                                 2,384,216   2,696,054   1,783,404
                                                 =========   =========   =========

      (a) Secured by a fixed and floating charge over the other assets of the company.
      (b) Secured by a mortgage on the freehold premises.
      (c) Secured on the assets concerned.

                       NORWICH INJECTION MOULDERS LIMITED

14. CREDITORS - AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                 1997        1996        1995
                                               ---------   ---------   ---------
                                               (pound)      (pound)     (pound)
Bank loan bearing interest at various rates
    repayable by quarter installments
    (see note (a) below) ...................     705,742     742,406     779,070
    (see note (b) below) ...................     174,632     316,022     318,971
                                               ---------   ---------   ---------
                                                 880,374   1,058,428   1,098,041
                                               =========   =========   =========

   (a) Secured by a mortgage on the freehold
      premises
   (b) Secured on the assets concerned .....

   The bank loan above analyzed by due dates
   of repayment
   Repayable between one and two years .....      36,664      36,664      36,664
   Repayable between two and five years ....     109,992     109,992     109,992
   Repayable after more than five years by
   installments ............................     559,086     595,750     632,414
                                               ---------   ---------   ---------
                                                 705,742     742,406     779,070
                                               =========   =========   =========

15.   DEFERRED TAXATION

                                              1997                    1996                   1995
                                PROVIDED   UNPROVIDED   PROVIDED   UNPROVIDED   PROVIDED   UNPROVIDED
                                --------   ----------   --------   ----------   --------   ----------
                                 (pound)    (pound)      (pound)     (pound)     (pound)     (pound)
   Accelerated capital
     Allowances .............       --        373,364       --        316,866    189,227         --
                                ========   ==========   ========   ==========   ========   ==========

16.   SHARE CAPITAL

                                                                  1997       1996      1995
                                                                 -------   -------   -------
                                                                (pound)    (pound)   (pound)
AUTHORIZED
   Ordinary shares of(pound)1 each ...........................       100       100       100
                                                                 -------   -------   -------
CALLED UP SHARE CAPITAL
   Shares issued at(pound)1 each (1997:100, 1996:100, 1995:11)       100       100        11
   Shares issued at 5p each (1997:nil, 1996:nil, 1995:89) ....      --        --           4
                                                                 -------   -------   -------
                                                                     100       100        15
                                                                 =======   =======   =======

17.   LEASING COMMITMENTS

   The company leases land and building in Norwich. At 31st October 1997 the lease has an unexpired term of two years, at a rental of (pound)22,080.


18.   CAPITAL EXPENDITURE
                                                      1997       1996      1995
                                                     -------   -------   -------
                                                     (pound)   (pound)   (pound)
Authorized and contracted for ....................    43,652      --     175,108
                                                     =======   =======   =======

19.   CONTROLLING INTEREST

   Mr. J E Barlow owns 60% of the issued share capital of the company and, as such, controls the company.

20.   NOTES TO CASHFLOW STATEMENT

   Reconciliation of operating profit to net cash inflow from operating activities.

                                               1997        1996          1995
                                           ----------    ----------    --------
                                             (pound)      (pound)       (pound)
Operating profit ........................   1,101,451       840,144     399,753
Depreciation ............................     441,666       338,363     293,657
Interest payable and similar charges ....     103,769       120,943     128,526
Interest received .......................     (21,238)       (4,234)       --
Increase in stocks ......................     (28,353)      (82,907)    (59,607)
Increase in debtors .....................     (39,390)     (348,246)   (290,978)
(Decrease)/Increase in creditors ........     (37,508)      579,118     309,954
                                           ----------    ----------    --------
Net cash inflow from operating activities   1,520,397     1,443,181     781,305
                                           ==========    ==========    ========

21. ANALYSIS OF CASH FLOWS FOR HEADINGS NETTED IN THE CASH FLOW STATEMENT

   RETURNS ON INVESTMENTS AND SERVICING OF FINANCE

                                                       1997        1996       1995
                                                      -------    --------    --------
                                                      (pound)    (pound)      (pound)
   Interest received ..............................    21,238       4,234        --
   Interest paid ..................................   (63,598)    (73,625)    (81,245)
   Interest element of finance lease rental payments  (42,216)    (53,493)    (45,181)
                                                      -------    --------    --------
   NET CASH (OUTFLOW) FOR RETURNS ON
      INVESTMENTS AND SERVICING OF FINANCE ........   (84,576)   (122,884)   (126,426)
                                                      =======    ========    ========

   CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT

                                                           1997        1996       1995
                                                       ----------    --------    --------
                                                         (pound)    (pound)      (pound)
   Purchase of tangible fixed assets ...............   (1,107,221)   (736,694)   (977,113)
   Proceeds from the sale of fixed assets ..........      126,428     100,850      53,000
                                                       ----------    --------    --------
   NET CASH (OUTFLOW) FOR
     CAPITAL EXPENDITURE AND FINANCIAL) INVESTMENT .     (980,793)   (635,844)   (924,113)
                                                       ==========    ========    ========

      FINANCING
                                                  1997       1996        1995
                                               --------    --------    --------
                                                (pound)     (pound)     (pound)

Loans advanced to company ..................       --          --       250,000
Loans repaid by company ....................    (36,664)    (36,664)    (29,466)
Hire purchase advances to company ..........    137,700     386,953     453,296
Hire purchase and finance lease repayments .   (352,122)   (359,853)   (294,720)
Calls on share capital .....................       --            85        --
                                               --------    --------    --------
NET CASH (OUTFLOW)/INFLOW FROM FINANCING ...   (251,086)     (9,479)   (379,110)
                                               ========    ========    ========

22.  ANALYSIS OF CHANGES IN NET DEBT

                                                      AT                                                          AT
                                                 1ST NOVEMBER            CASH                OTHER           31ST OCTOBER
                                                     1994                FLOWS              CHANGES              1995
                                                --------------       --------------      -------------      ---------------
                                                    (pound)             (pound)             (pound)            (pound)
Cash in hand, at bank .....................              131                 538                --                   669
Overdraft .................................         (164,295)             59,286                --              (105,009)
                                                  ----------          ----------          ----------          ----------

                                                    (164,164)             59,824                --              (104,340)
Hire purchase and finance leases ..........         (457,523)           (158,576)               --              (616,099)
Debt due within one year ..................          (25,600)             29,466             (40,530)            (36,664)
Debt due after one year ...................         (569,600)           (250,000)             40,530            (779,070)
                                                  ----------          ----------          ----------          ----------
                                                  (1,216,887)           (319,286)               --            (1,536,173)
                                                  ==========          ==========          ==========          ==========


                                                      AT                                                          AT
                                                 1ST NOVEMBER            CASH                OTHER           31ST OCTOBER
                                                     1995                FLOWS              CHANGES              1996
                                                --------------       --------------      -------------      ---------------
                                                    (pound)             (pound)             (pound)            (pound)


Cash in hand, at bank .....................              669             559,756                --               560,425
Overdraft .................................         (105,009)             45,004                --               (60,005)
                                                  ----------          ----------          ----------          ----------
                                                    (104,340)            604,760                --               500,420
Hire purchase and finance leases ..........         (616,099)            (27,100)               --              (643,199)
Debt due within one year ..................          (36,664)             36,664             (36,664)            (36,664)
Debt due after one year ...................         (779,070)               --                36,664            (742,406)
                                                  ----------          ----------          ----------          ----------
                                                  (1,536,173)            614,324                --              (921,849)
                                                  ==========          ==========          ==========          ==========

                                                      AT                                                          AT
                                                 1ST NOVEMBER            CASH                OTHER           31ST OCTOBER
                                                     1996                FLOWS              CHANGES              1997
                                                --------------       --------------      -------------      ---------------
                                                    (pound)             (pound)             (pound)            (pound)
Cash in hand, at bank .....................         560,425             (49,880)               --               510,545
Overdraft .................................         (60,005)             60,005                --                  --
                                                   --------            --------            --------            --------

                                                    500,420              10,125                --               510,545
Hire purchase and finance leases ..........        (643,199)            214,422                --              (428,777)
Debt due within one year ..................         (36,664)             36,664             (36,664)            (36,664)
Debt due after one year ...................        (742,406)               --                36,664            (705,742)
                                                   --------            --------            --------            --------
                                                   (921,849)            261,211                --              (660,638)
                                                   ========            ========            ========            ========

23. COMPANIES ACT 1985

    These financial statements do not comprise the Company's statutory accounts within the meaning of section 240 of the Companies Act 1985 of Great Britain. Statutory accounts for the years ended 31st October 1997, 1996 and 1995, on which the auditors' reports were unqualified, have been delivered to the Registrar of Companies for England and Wales.

24. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

    The company's accounts are prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") which differ from United States generally accepted accounting principles ("US GAAP"). The significant differences applicable to the company are summarized below.

    DEPRECIATION OF FREEHOLD PROPERTY

    Under UK GAAP, the company does not depreciate its freehold property. Under US GAAP, depreciation would be provided.

    FINANCE LEASES AND HIRE PURCHASE CONTRACTS

    Under UK GAAP, the finance charge relating to finance (capital) leases and hire purchase contracts is charged to the profit and loss account on a straight line basis. Under US GAAP, such finance charges would be charged to income over the period of the lease so as to provide a constant rate of interest on the remaining balance of the capital obligation. It is considered that the difference between the two methods in this case does not have a material effect on either the balance sheets as at 31st October 1995, 31st October 1996 and 31st October 1997 or the reported results for the years then ended.

    DEFERRED TAXATION

    Under UK GAAP, provision for deferred taxation is only made where in the opinion of the directors it is likely to be payable in the foreseeable future.

    Under US GAAP, deferred taxation is computed for all temporary differences between the tax and book bases of assets and liabilities. Deferred tax assets are recognized to the extent their realisation is more likely than not.

    The following is a summary of the significant adjustments to income and shareholders' funds which would be required if US GAAP were to be applied instead of UK GAAP.

    INCOME

                                                                          YEAR ENDED 31ST   YEAR ENDED 31ST   YEAR ENDED 31ST
                                                                            OCTOBER 1997      OCTOBER 1996      OCTOBER 1995
                                                                         -----------------  ----------------  ----------------
                                                                              (pound)           (pound)           (pound)
    Profit on ordinary activities after taxation as
          reported in the profit and loss account ....................         840,291           835,526           301,718
    Adjustments
          Depreciation ...............................................         (22,160)          (21,627)          (21,593)
          Deferred taxation - methodology ............................         (73,260)         (250,215)           (9,789)
                            - on above adjustments ...................           6,648             6,488             6,478
                                                                            ----------        ----------        ----------
    Net income as adjusted to accord with
          US GAAP Net income .........................................         751,519           570,172           276,814
                                                                            ==========        ==========        ==========


                                      F-80

24. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED
    ACCOUNTING PRINCIPLES (CONTINUED)

    SHAREHOLDERS' FUNDS
                                                                          YEAR ENDED 31ST   YEAR ENDED 31ST   YEAR ENDED 31ST
                                                                            OCTOBER 1997      OCTOBER 1996      OCTOBER 1995
                                                                         -----------------  ----------------  ----------------
                                                                              (pound)           (pound)           (pound)

    Capital and reserves as reported .................................       3,050,200         2,209,909         1,374,298
    Adjustments
          Fixed assets
    Tangible assets-freehold property depreciation ...................         (97,427)          (75,267)          (53,640)
               Deferred taxation - methodology .......................        (361,320)         (288,060)          (37,845)
                                 - on above adjustments ..............          29,228            22,580            16,092
                                                                            ----------        ----------        ----------
    Shareholders' funds as adjusted to accord
          with US GAAP ...............................................       2,620,681         1,869,162         1,298,905
                                                                            ==========        ==========        ==========


   STATEMENT OF CASH FLOWS

   The statement of cash flows prepared under UK GAAP presents substantially the same information as that required under US GAAP but it differs with regard to the classification of items within it and as regards the definition of cash under UK GAAP and cash and cash equivalents under US GAAP.

   Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment and financing. US GAAP require only three categories of cash flow activity to be reported, operating, investing and financing. Cash flows from taxation and returns on investments and servicing shown under UK GAAP would be included within operating activities under US GAAP. Capital expenditure and financial investment would be included within investing activities under US GAAP.

   Under UK GAAP, cash is defined as cash in hand and deposits repayable on demand less bank overdrafts repayable on demand. Under US GAAP, cash and cash equivalents would not include bank overdrafts but would include cash deposits repayable within three months at their inception.

   The categories of cash flows under US GAAP can be summarized as follows:

                                                                  YEAR ENDED 31ST     YEAR ENDED 31ST     YEAR ENDED 31ST
                                                                   OCTOBER 1997         OCTOBER 1996        OCTOBER 1995
                                                                 ------------------  ------------------  ------------------
                                                                      (pound)             (pound)              (pound)
    Cash inflow from operating activities ....................       1,242,004           1,250,083             604,827
    Cash outflow on investing activities .....................        (980,793)           (635,844)           (924,113)
    Cash outflow from financing activities ...................        (251,086)             (9,479)            379,110
    (Decrease)/Increase in cash and cash equivalents .........         (49,880)            559,756                 538
    Cash and cash equivalents
          At 1st November ....................................         560,425                 669                 131
          At 31st October ....................................         510,545             560,425                 669

                       NORWICH INJECTION MOULDERS LIMITED
                            PROFIT AND LOSS ACCOUNT

                                                                     6 MONTHS          6 MONTHS
                                                                       ENDED             ENDED
                                                                   30 APRIL 1998     30 APRIL 1997
                                                                  ---------------   ---------------
                                                                      (pound)            (pound)
    Turnover .................................................       4,294,764         3,954,620
    Change in stock of finished goods ........................          (8,941)           (5,726)
                                                                    ----------        ----------
                                                                     4,285,823         4,948,894

    Other operating income ...................................          11,663            10,707
                                                                    ----------        ----------
                                                                     4,297,486         3,959,601

    Raw materials and consumables ............................       1,813,051         1,735,182
    Other external charges ...................................         272,590           316,745
    Staff costs ..............................................         812,776           731,892
    Depreciation .............................................         251,990           201,514
    Other operating charges ..................................         405,219           434,945
    Interest payable and similar charges .....................          47,096            53,500
                                                                    ----------        ----------
                                                                     3,602,722         3,473,778

    Profit on ordinary activities before taxation ............         694,754           485,823
    Tax on profit on ordinary activities .....................         225,798           115,140
                                                                    ----------        ----------
    Profit on ordinary activities after taxation .............         468,956           370,683
    Balance 1st November .....................................       3,050,100         2,209,809
                                                                    ----------        ----------
    Balance 30th April .......................................       3,519,056         2,580,492
                                                                    ==========        ==========

      There are no movements in shareholders funds other than the increase to the retained profits for the six month periods ended 30th April 1998 and 30th April 1997.

      There were no recognized gains or losses other than the profit of (pound)468,956 in the six months ended 30th April 1998, and (pound)370,683 in the six months ended 30th April 1997.

* A summary of the significant adjustments to the profit on ordinary activities after taxation (net income) that would be required if US Generally Accepted Accounting Principles were to be applied instead of those generally accepted in the United Kingdom is set out in the Notes to the Accounts.

                       NORWICH INJECTION MOULDERS LIMITED

                                  BALANCE SHEET


                                                                 30 APRIL 1998
                                                                ---------------
                                                                    (pound)
    FIXED ASSETS
    Tangible Assets ..........................................     3,907,483
    CURRENT ASSETS
    Stock and work in progress ...............................       307,332
    Debtors ..................................................     1,651,367
    Cash at bank and in hand .................................       886,682
                                                                   ---------
                                                                   2,845,381

    CREDITORS - AMOUNTS FALLING DUE WITHIN ONE YEAR ..........     2,240,635
                                                                   ---------
    NET CURRENT ASSETS/(LIABILITIES) .........................       604,746
                                                                   ---------
    NET ASSETS LESS CURRENT LIABILITIES ......................     4,512,229

    CREDITORS - AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR .       993,073
    PROVISIONS FOR LIABILITIES AND CHARGES
    DEFERRED TAXATION ........................................          --
                                                                   ---------
                                                                   3,519,156
                                                                   =========
    CAPITAL AND RESERVES*
    Called up share capital ..................................           100
    Profit and loss account ..................................     3,519,056
                                                                   ---------
                                                                   3,519,156
                                                                   ---------


* A summary of the significant adjustments to capital and reserves (shareholders funds) that would be required if US Generally Accepted Accounting Principles were to be applied instead of those generally accepted in the United Kingdom is set out in the Notes to the Accounts.

                       NORWICH INJECTION MOULDERS LIMITED

                               CASH FLOW STATEMENT

                                                                                       6 MONTHS ENDED     6 MONTHS ENDED
                                                                                       30TH APRIL 1998   30TH APRIL 1997
                                                                                      -----------------  ----------------
                                                                                           (pound)            (pound)
    CASH FLOW FROM OPERATING ACTIVITIES ...........................................        887,585           585,484
    RETURNS ON INVESTMENTS AND SERVING OF FINANCE .................................        (35,433)          (42,793)
    TAXATION ......................................................................           --                --
    CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT ..................................       (319,771)         (422,933)
                                                                                          --------          --------
    Cash inflow before use of liquid resources and financing ......................        532,381           119,758
    FINANCING - Decrease in debt ..................................................       (156,244)         (159,666)
                                                                                          --------          --------
    INCREASE/(DECREASE) IN CASH IN THE PERIOD .....................................        376,137           (39,908)
                                                                                          ========          ========
    RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT
    INCREASE/(DECREASE) IN CASH IN THE PERIOD .....................................        376,137           (39,908)

    Cash outflow/(inflow) from decrease/increase in debt and lease financing ......        156,244           159,666
                                                                                          --------          --------
    MOVEMENT IN THE NET DEBT IN THE PERIOD ........................................        532,381           119,758
    NET DEBT AT 1ST NOVEMBER ......................................................       (660,638)         (921,849)
                                                                                          --------          --------
    NET DEBT AT 30TH APRIL ........................................................       (128,257)         (802,091)
                                                                                          ========          ========

      The significant differences between the cashflow statement presented above and that required under the US Generally Accepted Accounting Principles are set out in Note 4 of the Notes to the Accounts.

                       NORWICH INJECTION MOULDERS LIMITED

                              NOTES TO THE ACCOUNTS

1. PRINCIPAL ACCOUNTING POLICIES

      The accounts are prepared under the historical cost basis of accounting and in accordance with applicable UK accounting standards.

2. CREDITORS - AMOUNTS FALLING DUE WITHIN ONE YEAR


                                                         1998         1997
                                                      ---------    ---------
                                                        (pound)      (pound)

    Bank loan (see note (a) below) ...............       36,664       36,664
                                                      ---------    ---------
    Bank loan and overdraft ......................       36,664       36,664

    Trade creditor ...............................    1,544,442    1,747,629
    Corporation tax payable 1st August ...........      261,163      193,820
    Taxation and social security payments ........      187,366      172,042
    Hire purchase obligations (see (b) below) ....      211,000      211,000
                                                      ---------    ---------
                                                      2,240,635    2,361,155
                                                      =========    =========


(a)   Secured by a mortgage on a freehold premises.
(b)   Secured on the assets concerned.

3. CREDITORS - AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR


                                                       1998           1997
                                                    ---------      ---------
                                                      (pound)       (pound)

    Bank loan bearing interest at various
      rates repayable by quarterly
    installments (see note (a) below) ........        687,410        724,074
    Hire purchase obligations ................         79,865        290,865
    Corporation Tax ..........................        225,798        115,140
                                                    ---------      ---------
                                                      993,073      1,130,079
                                                    =========      =========

(a)   Secured by a mortgage on the freehold premises.
(b)   Secured on the assets concerned.

                                                         1998          1997
                                                        -------      -------
                                                        (pound)      (pound)
    The bank loan above analyzed by due
      dates of repayment
    Repayable between one and two years ..........       36,664       36,664
    Repayable between two and five years .........      109,992      109,992
    Repayable after more than five years
      by installments ............................      540,754      577,418
                                                        -------      -------
                                                        687,410      724,074
                                                        =======      =======


4. DIFFERENCE BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

      The company's accounts are prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") which differ from United States generally accepted accounting principles ("US GAAP"). The significant differences applicable to the company are summarized below.

                       NORWICH INJECTION MOULDERS LIMITED

   DEPRECIATION OF FREEHOLD PROPERTY

      Under UK GAAP, the company does not depreciate its freehold property. Under US GAAP, depreciation would be provided.

   FINANCE LEASES AND HIRE PURCHASE CONTRACTS

      Under UK GAAP, the finance charge relating to finance (capital) leases and hire purchase contracts is charged to the profit and loss account on a straight line basis. Under US GAAP, such finance charges would be charged to income over the period of the lease so as to provide a constant rate of interest on the remaining balance of the capital obligation. It is considered that the difference between the two methods in this case does not have a material effect on either the balance sheets as at 30th April 1997 and 30th April 1998 or the reported results for the six month periods then ended.

   DEFERRED TAXATION

      Under UK GAAP, provision for deferred taxation is only made where in the opinion of the directors it is likely to be payable in the foreseeable future.

      Under US GAAP, deferred taxation is computed for all temporary differences between the tax and book bases of assets and liabilities. Deferred tax assets are recognized to the extent their realization is more likely than not.

      The following is a summary of the significant adjustments to income and shareholders' funds which would be required if US GAAP were to be applied instead of UK GAAP.

   INCOME
                                                                               6 MONTHS ENDED      6 MONTHS ENDED
                                                                               30TH APRIL 1998     30TH APRIL 1997
                                                                              -----------------   -----------------
                                                                                   (pound)             (pound)
    Profit on ordinary activities after taxation as reported
      on the profit and loss account .....................................         468,956              370,683
    Adjustments
    Depreciation .........................................................         (11,080)             (10,814)
    Deferred taxation - methodology ......................................         (37,420)             (36,630)
                      - an above adjustments .............................           3,324                3,244
                                                                                ----------           ----------
    Net income as adjusted to accord with US GAAP Net income .............         423,780              326,483
                                                                                ==========           ==========

      SHAREHOLDERS' FUNDS
                                                                               6 MONTHS ENDED      6 MONTHS ENDED
                                                                               30TH APRIL 1998     30TH APRIL 1997
                                                                              -----------------   -----------------
                                                                                   (pound)             (pound)

    Capital and reserves as reported .....................................       3,519,156            2,580,592
    Adjustments
           Fixed Assets
    Tangible Assets - freehold property depreciation .....................        (108,507)             (86,347)
                  Deferred taxation - methodology ........................        (397,950)            (324,690)
                                    - on above adjustments ...............          32,550               25,904
                                                                                ----------           ----------
    Shareholders' funds as adjusted to accord with US GAAP ...............       3,045,249            2,195,459
                                                                                ==========           ==========

                      NORWICH INJECTION MOULDERS LIMITED

   STATEMENT OF CASH FLOWS

      The statement of cash flows prepared under UK GAAP presents substantially the same information as that required under US GAAP but it differs with regard to the classification of items within it and as regards the definition of cash under UK GAAP and cash and cash equivalents under US GAAP.

      Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment and financing. US GAAP require only three categories of cash flow activity to be reported, operating, investing and financing. Cash flows from taxation and returns on investments and servicing shown under UK GAAP would be included within operating activities under US GAAP. Capital expenditure and financial investment would be included within investing activities under US GAAP.

      Under UK GAAP, cash is defined as cash in hand and deposits repayable on demand less bank overdrafts repayable on demand. Under US GAAP, cash and cash equivalents would not include bank overdrafts but would include cash deposits repayable within three months at their inception.

      The categories of cash flows under US GAAP can be summarized as follows:

                                                                    6 MONTHS ENDED      6 MONTHS ENDED
                                                                    30TH APRIL 1998     30TH APRIL 1997
                                                                   -----------------   -----------------
                                                                        (pound)             (pound)
    Cash inflow from operating activities .....................         676,633             501,630
    Cash outflow on investing activities ......................        (319,771)           (422,933)
    Cash outflow from financing activities ....................        (156,244)           (159,666)
    (Decrease)/Increase in cash and cash equivalents ..........         376,137             (39,908)
    Cash and cash equivalents
             At 1st November ..................................         510,545             500,420
             At 30th April ....................................         886,682             460,512


                    ----------------------------------------
                                 BERRY PLASTICS
                                  CORPORATION
                                  $75,000,000
                     OFFER TO EXCHANGE ALL OUTSTANDING 11%
                     SENIOR SUBORDINATED NOTES DUE 2007 FOR
                       11% SENIOR SUBORDINATED NOTES DUE
                     2007, WHICH HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933
                    ----------------------------------------


--------------------------------------------------------------------------------
We have not authorized any dealer, salesperson or other person to give you written information other than this offering memorandum or to make representations as to matters not stated in this offering memorandum. You must not rely on unauthorized information. This offering memorandum is not an offer to sell these securities or our solicitation o your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this offering memorandum nor any sales made hereunder after the date of this offering memorandum sahll create an implication that the information contained herein or our affairs have not changed since the date hereof.
--------------------------------------------------------------------------------

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The Certificate or Articles of Incorporation of the Company and each of the Guarantors (except Norwich NIM Holdings and Norwich Acquisition), in each case as amended, provide that the Company and the Guarantors shall indemnify their respective directors to the fullest extent permitted under the DGCL and the laws of England and Wales (collectively, the "Corporation Law"), as applicable.

           The Corporation Law provides for indemnification by the Company and each of the Guarantors of their respective directors and officers. In addition, the By-laws of each of the Company and each Guarantor require the respective company to indemnify its current or former directors and officers to the fullest extent permitted by the applicable Corporation Law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS

      2.1 Asset Purchase Agreement dated February 12, 1992, among the Company, Berry Iowa, Berry Carolina, Inc., Genpak Corporation, a New York corporation, and Innopac International Inc., a public Canadian corporation (filed as Exhibit 10.1 to the Registration Statement on Form S-1 filed on February 24, 1994 (Registration No. 33-75706) (the "Form S-1") and incorporated herein by reference)

      2.2 Asset Purchase Agreement dated December 24, 1994, between the Company and Berry Plastics, Inc. (filed as Exhibit 10.2 to the Form S-1 and incorporated herein by reference)

      2.3 Asset Purchase Agreement dated March 1, 1995, among Berry Sterling, Sterling Products, Inc. and the stockholders of Sterling Products, Inc. (filed as Exhibit 2.3 to the Annual Report on Form 10-K filed on March 31, 1995 (the "1994 Form 10-K") and incorporated herein by reference)

      2.4 Asset Purchase Agreement dated December 21, 1995, among Berry Tri-Plas, Tri-Plas, Inc. and Frank C. DeVore (filed as Exhibit
                  2.4 to the Annual Report on Form 10-K filed on March 28, 1996 (the "1995 Form 10-K") and incorporated herein by reference)

      2.5 Asset Purchase Agreement dated January 23, 1996, between the Company and Alpha Products, Inc. (filed as Exhibit 2.5 to the 1995 Form 10-K and incorporated herein by reference)

      2.6 Stock Purchase and Recapitalization Agreement dated as of June 12, 1996, by and among Holding, BPC Mergerco, Inc. ("Mergerco") and the other parties thereto (filed as Exhibit
                  2.1 to the Current Report on Form 8-K filed on July 3, 1996 (the "Form 8-K") and incorporated herein by reference)

      2.7 Preferred Stock and Warrant Purchase Agreement dated as of June 12, 1996, by and among Holding, Mergerco, Chase Venture Capital Associates, L.P. ("CVCA") and The Northwestern Mutual Life Insurance Company ("Northwestern") (filed as Exhibit 2.2 to the Form 8-K and incorporated herein by reference)

      2.8 Agreement and Plan of Merger dated as of June 18, 1996, by and between Holding and Mergerco (filed as Exhibit 2.3 to the Form 8-K and incorporated herein by reference)

      2.9 Certificate of Merger of Mergerco with and into Holding, dated as of June 18, 1996 (filed as Exhibit 2.9 to the Registration Statement on Form S-4 filed on July 17, 1996 (Registration No. 333-08313) (the "1996 Form S-4") and incorporated herein by reference)

      2.10 Agreement and Plan of Reorganization dated as of January 14, 1997 (the "PackerWare Reorganization Agreement"), among the Company, PackerWare Acquisition Corporation, PackerWare Corporation and the shareholders of PackerWare (filed as Exhibit 2.1 to the Current Report on Form 8-K filed on February 4, 1997 (the "1997 8-K") and incorporated herein by reference)

      2.11 Amendment to the PackerWare Reorganization Agreement dated as of January 20, 1997 (filed as Exhibit 2.2 to the 1997 8-K and incorporated herein by reference)

      2.12 Asset Purchase Agreement dated as of January 17, 1997, among the Company, Container Industries and the shareholders of Container Industries (filed as Exhibit 2.12 to the Annual Report on Form 10-K for the fiscal year ended December 28, 1996 (the "1996 Form 10-K") and incorporated herein by reference)

      2.13 Agreement and Plan of Reorganization dated as of January 14, 1997, as amended on January 20, 1997, among the Company, PackerWare Acquisition Corporation, PackerWare Corporation and the Shareholders of PackerWare Corporation (filed as Exhibits
                  2.1 and 2.2 to the Current Report on Form 8-K filed February 3, 1997 and incorporated herein by reference)

      2.14 Asset Purchase Agreement dated May 13, 1997, among the Company, Berry Design, Virginia Design Packaging Corp. and the shareholders of Virginia Design Packaging Corp. (filed as
                  Exhibit 2.14 to the Annual Report on Form 10-K for the fiscal year ended December 27, 1997 (the "1997 Form 10-K") and incorporated herein by reference)

      2.15 Agreement for the Sale and Purchase of the Entire Issued Share Capital of Norwich Injection Moulders Limited dated July 2, 1998, among the Company, NIM Holdings Limited and the persons listed on Schedule 1 thereto

      2.16 Stock Purchase Agreement dated June 18, 1999 among the Company, CPI Holding, Cardinal and the Shareholders of CPI Holding (filed as Exhibit 2.1 to the Current Report on Form 8-K filed on July 21, 1999 and incorporated herein by reference).

      3.1 Amended and Restated Certificate of Incorporation of Holding (filed as Exhibit 3.1 to the 1996 Form S-4 and incorporated herein by reference)

      3.2 By-laws of Holding (filed as Exhibit 3.2 to the Form S-1 and incorporated herein by reference)

      3.3         Certificate of Incorporation of the Company (filed as Exhibit
                  3.3 to the Form S-1 and incorporated herein by reference)

      3.4 By-laws of the Company (filed as Exhibit 3.4 to the Form S-1 and incorporated herein by reference)

      3.5         Certificate of Incorporation of Berry Iowa (filed as Exhibit
                  3.5 to the Form S-1 and incorporated herein by reference)

      3.6 By-laws of Berry Iowa (filed as Exhibit 3.6 to the Form S-1 and incorporated herein by reference)

      3.7         Certificate of Incorporation of Berry Tri-Plas (filed as
                  Exhibit 3.7 to the Form S-1 and incorporated herein by reference)

      3.8 By-laws of Berry Tri-Plas (filed as Exhibit 3.8 to the Form S-1 and incorporated herein by reference)

      3.9 Certificate of Amendment to the Certificate of Incorporation of Berry Tri-Plas (filed as Exhibit 3.9 to the 1996 Form 10-K and incorporated herein by reference)

      3.10 Certificate of Designation, Preferences, and Rights of Series B Cumulative Preferred Stock of Holding (filed as Exhibit 3.10 to the 1997 Form 10-K and incorporated herein by reference)

      3.11        Certificate of Incorporation of Berry Sterling (filed as
                  Exhibit 3.11 to the Registration Statement filed on Form S-4 (Registration No. 333-64599) on December 29, 1998 and incorporated herein by reference)

      3.12 By-laws of Berry Sterling (filed as Exhibit 3.12 to the Registration Statement filed on Form S-4 (Registration No. 333-64599) on December 29, 1998 and incorporated herein by reference)

      3.13 Certificate of Incorporation of AeroCon (filed as Exhibit 3.13 to the Registration Statement filed on Form S-4 (Registration No. 333-64599) on December 29, 1998 and incorporated herein by reference)

      3.14 By-laws of AeroCon (filed as Exhibit 3.14 to the Registration Statement filed on Form S-4 (Registration No. 333-64599) on December 29, 1998 and incorporated herein by reference)

      3.15        Certificate of Incorporation of PackerWare (filed as Exhibit
                  3.15 to the Registration Statement filed on Form S-4 (Registration No. 333-64599) on December 2, 1999)

      3.16 By-laws of PackerWare (filed as Exhibit 3.16 to the Registration Statement filed on Form S-4 (Registration No. 333-64599) on December 2, 1999)

      3.17        Certificate of Incorporation of Berry Design (filed as Exhibit
                  3.17 to the Registration Statement filed on Form S-4 (Registration No. 337-64599) on December 29, 1998 and incorporated herein by reference)

      3.18 By-laws of Berry Design (filed as Exhibit 3.18 to the Registration Statement filed on Form S-4 (Registration No. 333-64599) on December 29, 1998 and incorporated herein by reference)

      3.19        Certificate of Incorporation of Venture Holdings (filed as
                  Exhibit 3.19 to the Registration Statement filed on Form S-4 (Registration No. 333-64599) on December 29, 1998 and incorporated herein by reference)

      3.20 By-laws of Venture Holdings (filed as Exhibit 3.20 to the Registration Statement filed on Form S-4 (Registration No. 333-64599) on December 29, 1998 and incorporated herein by reference)

      3.21        Certificate of Incorporation of Venture Midwest (filed as
                  Exhibit 3.21 to the Registration Statement filed on Form S-4 (Registration No. 333-64599) on December, 1999)

      3.22 By-laws of Venture Midwest (filed as Exhibit 3.22 to the Registration Statement filed on Form S-4 (Registration No. 333-64599) on December 2, 1999)

      3.23        Certificate of Incorporation Venture Southeast (filed as
                  Exhibit 3.23 to the Registration Statement filed on Form S-4 (Registration No. 333-64599) on December 2, 1999 and incorporated herein by reference)

      3.24 By-laws of Venture Southeast (filed as Exhibit 3.24 to the Registration Statement filed on Form S-4 (Registration No. 333-64599) on December 2, 1999 and incorporated herein by reference)

      3.25        Memorandum of Association of NIM Holdings (filed as Exhibit
                  3.25 to the Registration Statement filed on Form S-4 (Registration No. 333-64599) on December 29, 1998 and incorporated herein by reference)

      3.26 Articles of Association of NIM Holdings (filed as Exhibit 3.26 to the Registration Statement filed on Form S-4 (Registration No. 333-64599) on December 29, 1998 and incorporated herein by reference)

      3.27 Memorandum of Association of Norwich (filed as Exhibit 3.27 to the Registration Statement filed on Form S-4 (Registration No. 333-64599) on December 29, 1998 and incorporated herein by reference)

      3.28 Articles of Association of Norwich (filed as Exhibit 3.28 to the Registration Statement filed on Form S-4 (Registration No. 333-64599) on December 29, 1998 and incorporated herein by reference)

      3.29 Certificate of Incorporation of Knight Plastics (filed as Exhbit 3.29 to the Registration Statement filed on Form S-4 (Registration No. 333-64599) on December 29, 1998 and incorporated herein by reference).

      3.30 By-laws of Knight Plastics (filed as Exhibit 3.30 to the Registration Statement filed in Form S-4 (Registration No. 333-64599) on December 29, 1998 and incorporated herein by reference).

      3.31 Certificate of Incorporation of CPI Holding Corporation (filed as Exhibit 3.31 to the Registration Statement (Registration No. 333-64599) in Form S-4 filed on December 2, 1999 and incorporated herein by reference)

      3.32 By-laws of CPI Holding Corporation (filed as Exhibit 3.32 to the Registration Statement (Registration No. 333-64599) on Form S-4 filed on December 2, 1999 and incorporated herein by reference)

      3.33        Certificate of Incorporation of Cardinal Packaging, Inc.
                  (filed as Exhibit 3.33 to the Registration Statement (Registration No. 333-64529) on Form S-4 filed on December 2, 1999 and incorporated herein by reference)

      3.34        Code of Regulations of Cardinal Packaging, Inc. (filed as
                  Exhibit 3.34 to the Registration Statement (Registration No. 333-64529) on Form S-4 filed on December 2, 1999 and incorporated herein by reference)

      3.35 Memorandum of Association of Norwich Acquisition Limited (filed as Exhibit 3.35 to the Registration Statement (Registration No. 333-64529) on Form S-4 filed on December 2, 1999 and incorporated herein by reference)

      3.36 Articles of Association of Norwich Acquisition Limited (filed as Exhibit 3.36 to the Registration Statement (Registration No. 333-64529) on Form S-4 filed on December 2, 1999 and incorporated herein by reference)

      3.37 Certificate of Incorporated of Berry Plastics Acquisitions Corporation (filed as Exhibit 3.37 to the Registration Statement (Registration No. 333-64529) on Form S-4 filed on December 2, 1999 and incorporated herein by reference)

      3.38        By-Laws of Berry Plastics Acquisition Corporation (filed as
                  Exhibit 3.38 to the Registration Statement (Registration No. 333-64529) on Form S-4 filed on December 2, 1999 and incorporated herein by reference)

      4.1 Indenture dated April 21, 1994 between the Company and United States Trust Company of New York, as Trustee (including the form of Note and Guarantees as Exhibits A and B thereto respectively)

      4.2 Warrant Agreement between Holding and United States Trust Company of New York, as Warrant Agent (filed as Exhibit 4.2 to the Form S-1 and incorporated herein by reference)

      4.3 Indenture dated as of June 18, 1996, between Holding and First Trust of New York, National Association, as Trustee (the "Trustee"), relating to Holding's Series A and Series B 12.5% Senior Secured Notes Due 2006

      4.4 Pledge, Escrow and Disbursement Agreement dated as of June 18, 1996, by and among Holding, the Trustee and First Trust of New York, National Association, as Escrow Agent (filed as Exhibit
                  4.4 to the 1996 Form S-4 and incorporated herein by reference)

      4.5 Holding Pledge and Security Agreement dated as of June 18, 1996, between Holding and First Trust of New York, National Association, as Collateral Agent (filed as Exhibit 4.5 to the 1996 Form S-4 and incorporated herein by reference)

      4.6 Registration Rights Agreement dated as of June 18, 1996, by and among Holding and DLJ (filed as Exhibit 4.6 to the 1996 Form S-4 and incorporated herein by reference)

      4.7         BPC Holding Corporation 1996 Stock Option Plan (filed as
                  Exhibit 4.7 to the 1996 Form 10-K and incorporated herein by reference)

      4.8 Form of Nontransferable Performance-Based Incentive Stock Option Agreement (filed as Exhibit 4.7 to the 1996 Form 10-K and incorporated herein by reference)

      4.9 Indenture dated as of August 24, 1998 among the Company, the Guarantors and United States Trust Company of New York, as trustee (filed as Exhibit 4.9 to the Registration Statement filed on Form S-4 (Registration No. 333-64599) and incorporated herein by reference)

      4.10 Registration Rights Agreement dated as of August 24, 1998 by and among the Company, the Guarantors and DLJ (filed as Exhibit 4.10 to the Registration Statement filed on Form S-4 (Registration No. 333-64599) and incorporated herein by reference)

      4.11 Indenture dated as of July 6, 1999 among the Company, the Guarantors and United States Trust Company of New York , as trustee (previously filed as Exhibit 10.27 to this Registration Statement on August 23, 1999)

      4.12 Registration Rights Agreement dated as of July 6, 1999 by and among the Company, the Guarantors, DLJ and Chase Securities, Inc. (previously filed as Exhibit 10.28 to this Registration Statement on August 23, 1999)

      5 Opinion of O'Sullivan Graev & Karabell, LLP (including the consent of such firm) regarding the legality of the securities being offered

      8 Opinion of O'Sullivan Graev & Karabell, LLP regarding the material United States Federal income tax consequences to the holders of the securities being offered

      10.1 Second Amended and Restated Financing and Security Agreement dated as of July 2, 1998, as amended, by and among the Company, NIM Holdings, Norwich, Fleet Capital Corporation, General Electric Capital Corporation, Heller Financial, Inc. and NationsBank, N.A.

      10.2 Employment Agreement dated December 24, 1990, as amended, between the Company and Martin R. Imbler ("Imbler") (filed as
                  Exhibit 10.9 to the Form S-1 and incorporated herein by reference)

      10.3 Amendment to Imbler Employment Agreement dated November 30, 1995 (filed as Exhibit 10.6 to the 1995 Form 10-K and incorporated herein by reference)

      10.4 Amendment to Imbler Employment Agreement dated June 30, 1996 (filed as Exhibit 10.4 to the 1996 Form S-4 and incorporated herein by reference)

      10.5 Employment Agreement dated December 24, 1990, as amended, between the Company and R. Brent Beeler ("Beeler") (filed as
                  Exhibit 10.10 to the Form S-1 and incorporated herein by reference)

      10.6 Amendment to Beeler Employment Agreement dated November 30, 1995 (filed as Exhibit 10.8 to the 1995 Form 10-K and incorporated herein by reference)

      10.7 Amendment to Beeler Employment Agreement dated June 30, 1996 (filed as Exhibit 10.7 to the 1996 Form S-4 and incorporated herein by reference)

      10.8 Employment Agreement dated December 24, 1990, as amended, between the Company and James M. Kratochvil ("Kratochvil") (filed as Exhibit 10.12 to the Form S-1 and incorporated herein by reference)

      10.9 Amendment to Kratochvil Employment Agreement dated November 30, 1995 (filed as Exhibit 10.12 to the 1995 Form 10-K and incorporated herein by reference)

      10.10 Amendment to Kratochvil Employment Agreement dated June 30, 1996 (filed as Exhibit 10.13 to the 1996 Form S-4 and incorporated herein by reference)

      10.11 Employment Agreement dated as of January 1, 1993, between the Company and Ira G. Boots ("Boots") (filed as Exhibit 10.13 to the Form S-1 and incorporated herein by reference)

      10.12 Amendment to Boots Employment Agreement dated November 30, 1995 (filed as Exhibit 10.14 to the 1995 Form 10-K and incorporated herein by reference)

      10.13 Amendment to Boots Employment Agreement dated June 30, 1996 (filed as Exhibit 10.16 to the 1996 Form S-4 and incorporated herein by reference)

      10.14 Financing Agreement dated as of April 1, 1991, between the City of Henderson, Nevada Public Improvement Trust and the Company (including exhibits) (filed as Exhibit 10.17 to the Form S-1 and incorporated herein by reference)

      10.15       Letter of Credit of NationsBank, N.A. dated April 16, 1997

      10.16 Purchase Agreement dated as of June 12, 1996, between Holding and DLJ relating to the 12.5% Senior Secured Notes due 2006 (filed as Exhibit 10.22 to the 1996 Form S-4 and incorporated herein by reference)

      10.17 Stockholders Agreement dated as of June 18, 1996, among Holding, Atlantic Equity Partners International II, L.P., CVCA and the other parties thereto (filed as Exhibit 10.23 to the 1996 Form S-4 and incorporated herein by reference)

      10.18 Warrant to purchase Class B Common Stock of Holding dated June 18, 1996, issued to CVCA (Warrant No. 1) (filed as Exhibit
                  10.24 to the 1996 Form S-4 and incorporated herein by reference)

      10.19 Warrant to purchase Class B Common Stock of Holding dated June 18, 1996, issued to CVCA (Warrant No. 2) (filed as Exhibit
                  10.25 to the 1996 Form S-4 and incorporated herein by reference)

      10.20 Warrant to purchase Class B Common Stock of Holding dated June 18, 1996, issued to The Northwestern Mutual Life Insurance Company (Warrant No. 3) (filed as Exhibit 10.26 to the 1996 Form S-4 and incorporated herein by reference)

      10.21 Warrant to purchase Class B Common Stock of Holding dated June 18, 1996, issued to The Northwestern Mutual Life Insurance Company (Warrant No. 4) (filed as Exhibit 10.27 to the 1996 Form S-4 and incorporated herein by reference)

      10.22 Amended and Restated Stockholders Agreement dated June 18, 1996, among Holding and certain stockholders of Holding (filed as Exhibit 10.28 to the 1996 Form S-4 and incorporated herein by reference)

      10.23 Second Amended and Restated Management Agreement dated June 18, 1996, between First Atlantic Capital, Ltd. and the Company (filed as Exhibit 10.29 to the 1996 Form S-4 and incorporated herein by reference)

      10.24 Warrant to purchase Class B Non-Voting Common Stock of BPC Holding Corporation, dated August 29, 1997, issued to Willard
                  J. Rathbun (filed as Exhibit 10.30 to the 1997 Form 10-K and incorporated herein by reference)

      10.25 Warrant to purchase Class B Non-Voting Common Stock of BPC Holding Corporation, dated August 29, 1997, issued to Craig Rathbun (filed as Exhibit 10.31 to the 1997 Form 10-K and incorporated herein by reference)

      10.26 Purchase Agreement dated August 19, 1998 among the Company, the Guarantors and DLJ (filed as Exhibit 10.26 to the Registration Statement on Form S-4 filed September 29, 1998)

      10.27 Purchase Agreement dated July 6, 1999 among the Company, the Guarantors, DLJ and Chase Securities Inc. (filed as Exhibit
                  10.27 to the Registration Statement on Form S-4 (file no. 333-64599) and incorporated herein by reference).

      21 List of Subsidiaries (filed as Exhibit 21 to the Registration Statement on Form S-4 (Registration No. 333-645499) on December 2, 1999 and incorporated herein by reference)

      23.1 Consent of O'Sullivan Graev & Karabell, LLP (included as part of its opinion filed as Exhibit 5 hereto)

      *23.2       Consent of Ernst & Young LLP, independent auditors

      *23.3       Consent of Deloitte & Touche LLP, independent auditors

      *23.4       Consent of Lovewell Blake, independent auditors

      24          Powers of Attorney

      25 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of United States Trust Company of New York, as Trustee (separately bound)

      27          Financial Data Schedule

      99.1        Form of Letter of Transmittal

      99.2        Form of Notice of Guaranteed Delivery

      99.3 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

      99.4        Form of Letter to Clients

----------
  * Filed herewith.

(b) FINANCIAL STATEMENT SCHEDULES

      Report of Independent Auditors                                    S-1
      Schedule I -- Condensed Financial Information of Registrant       S-2
      Schedule II -- Valuation and Qualifying Accounts                  S-6

Schedules other than the above have been omitted because they are either not applicable or the required information has been disclosed in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the Corporation Law, the Certificate of Incorporation and By-laws, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            The Registrants hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                        (a) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                        (b) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (c) To include any material information with respect to
                  the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrants hereby undertake that:

                  (1) For purposes of determining any liability under the
            Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of that time it was declared effective.

                  (2) For the purpose of determining any liability under the
            Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

            The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

            The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of January, 2000.

                                                BPC HOLDING CORPORATION
                                                By: /s/ MARTIN R. IMBLER
                                                        Martin R. Imbler
                                                        President

            Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

                  SIGNATURE                                             TITLE                                          DATE

                      *
----------------------------------------------  Chairman of the Board of Directors                      January 19, 2000
                Roberto Buaron

                      *
----------------------------------------------  President and Director (Principal Executive Officer)    January 19, 2000
               Martin R. Imbler


                                                Executive Vice President, Chief Financial Officer,
                      *                         Treasurer and Secretary (Principal Financial and
----------------------------------------------  Accounting Officer)                                     January 19, 2000
             James M. Kratochvil

                      *
----------------------------------------------  Director                                                January 19, 2000
               David M. Clarke

                      *
----------------------------------------------  Director                                                January 19, 2000
              Lawrence G. Graev

                      *
----------------------------------------------  Director                                                January 19, 2000
              Donald J. Hofmann

                      *
----------------------------------------------  Director                                                January 19, 2000
                Joseph S. Levy

                      *
----------------------------------------------  Director                                                January 19, 2000
                Mathew J. Lori

By: /s/  JAMES M. KRATOCHVIL
         James M. Kratochvil
         Attorney-in-fact

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of January, 2000.

                                                 BERRY PLASTICS CORPORATION
                                                 By: /s/ MARTIN R. IMBLER
                                                         Martin R. Imbler
                                                         President and Chief
                                                         Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

                  SIGNATURE                                             TITLE                                          DATE
                      *
----------------------------------------------  Chairman of the Board of Directors                               January 19, 2000
                Roberto Buaron

                      *                         President, Chief Executive Officer and Director
----------------------------------------------    (Principal Executive Officer)                                  January 19, 2000
               Martin R. Imbler

                      *
----------------------------------------------  Executive Vice President, Chief Financial Officer,
             James M. Kratochvil                Treasurer and Secretary (Principal Financial and
                                                Accounting Officer)                                              January 19, 2000
                      *
----------------------------------------------  Director                                                         January 19, 2000
                 Ira G. Boots

                      *
----------------------------------------------  Director                                                         January 19, 2000
               David M. Clarke

                      *
----------------------------------------------  Director                                                         January 19, 2000
              Lawrence G. Graev

                      *
----------------------------------------------  Director                                                         January 19, 2000
              Donald J. Hofmann

                      *
----------------------------------------------  Director                                                         January 19, 2000
                Mathew J. Lori

                      *
----------------------------------------------  Director                                                         January 19, 2000
                Joseph S. Levy

By: /s/  JAMES M. KRATOCHVIL
         James M. Kratochvil
         Attorney-in-fact

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of January, 2000.

                                                   BERRY IOWA CORPORATION
                                                   By: /s/ MARTIN R. IMBLER
                                                           Martin R. Imbler
                                                           President and Chief
                                                           Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

                  SIGNATURE                                             TITLE                                          DATE
                      *
----------------------------------------------  Chairman of the Board of Directors                               January 19, 2000
                Roberto Buaron

                      *                         President, Chief Executive Officer and Director
----------------------------------------------  (Principal Executive Officer)                                    January 19, 2000
               Martin R. Imbler

                                                Executive Vice President, Chief Financial Officer,
                      *                         Treasurer and Secretary (Principal Financial and
----------------------------------------------  Accounting Officer)                                              January 19, 2000
             James M. Kratochvil

                      *
----------------------------------------------  Director                                                         January 19, 2000
                Joseph S. Levy

By: /s/ JAMES M. KRATOCHVIL
        James M. Kratochvil
        Attorney-in-fact

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of January, 2000.

                                              BERRY TRI-PLAS CORPORATION
                                              By: /s/ MARTIN R. IMBLER
                                              Martin R. Imbler
                                              President and Chief
                                              Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

                  SIGNATURE                                             TITLE                                          DATE
                      *
----------------------------------------------  Chairman of the Board of Directors                               January 19, 2000
                Roberto Buaron

                      *                         President, Chief Executive Officer and Director
----------------------------------------------  (Principal Executive Officer)                                    January 19, 2000
               Martin R. Imbler

                                                Executive Vice President, Chief Financial Officer,
                      *                         Treasurer and Secretary (Principal Financial and
----------------------------------------------  Accounting Officer)                                              January 19, 2000
             James M. Kratochvil

                      *
----------------------------------------------  Director                                                         January 19, 2000
                Joseph S. Levy

By: /s/ JAMES M. KRATOCHVIL
        James M. Kratochvil
        Attorney-in-fact

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of January, 2000.

                                                  BERRY STERLING CORPORATION
                                                  By: /s/ MARTIN R. IMBLER
                                                  Martin R. Imbler
                                                  President and Chief
                                                  Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

                  SIGNATURE                                             TITLE                                          DATE
                      *
----------------------------------------------  Chairman of the Board of Directors                               January 19, 2000
                Roberto Buaron

                      *                         President, Chief Executive Officer and Director
----------------------------------------------  (Principal Executive Officer)                                    January 19, 2000
               Martin R. Imbler

                                                Executive Vice President, Chief Financial Officer,
                      *                         Treasurer and Secretary (Principal Financial and
----------------------------------------------  Accounting Officer)                                              January 19, 2000
             James M. Kratochvil

                      *
----------------------------------------------  Director                                                         January 19, 2000
                Joseph S. Levy

By: /s/ JAMES M. KRATOCHVIL
        James M. Kratochvil
        Attorney-in-fact

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of January, 2000.

                                                 AEROCON, INC.
                                                 By: /s/ MARTIN R. IMBLER
                                                 Martin R. Imbler
                                                 President and Chief
                                                 Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:


                  SIGNATURE                                             TITLE                                       DATE

                                                President, Chief Executive Officer and Chairman of
                      *                         the Board of Directors (Principal Executive
----------------------------------------------  Officer)                                                       January 19, 2000
               Martin R. Imbler

                                                Executive Vice President, Chief Financial Officer,
                      *                         Treasurer and Secretary (Principal Financial and
----------------------------------------------  Accounting Officer)                                            January 19, 2000
             James M. Kratochvil

                      *
----------------------------------------------  Director                                                       January 19, 2000
                Joseph S. Levy

By: /s/ JAMES M. KRATOCHVIL
        James M. Kratochvil
        Attorney-in-fact

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of January, 2000.

                                                PACKERWARE CORPORATION
                                                By: /s/ MARTIN R. IMBLER
                                                Martin R. Imbler
                                                President and Chief
                                                Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

                  SIGNATURE                                             TITLE                                          DATE

                      *
----------------------------------------------  Chairman of the Board of Directors                               January 19, 2000
                Roberto Buaron

                      *                         President, Chief Executive Officer and Director
----------------------------------------------  (Principal Executive Officer)                                    January 19, 2000
               Martin R. Imbler

                                                Executive Vice President, Chief Financial Officer,
                      *                         Treasurer and Secretary (Principal Financial and
----------------------------------------------  Accounting Officer)                                              January 19, 2000
             James M. Kratochvil

                      *
----------------------------------------------  Director                                                         January 19, 2000
                Joseph S. Levy

By: /s/ JAMES M. KRATOCHVIL
        James M. Kratochvil
        Attorney-in-fact

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of January, 2000.

                                              BERRY PLASTICS DESIGN CORPORATION
                                              By: /s/ MARTIN R. IMBLER
                                                      Martin R. Imbler
                                                      President and Chief
                                                      Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

                  SIGNATURE                                             TITLE                                          DATE
                      *
----------------------------------------------
                Roberto Buaron                  Chairman of the Board of Directors                               January 19, 2000

                      *
----------------------------------------------  President, Chief Executive Officer and Director
               Martin R. Imbler                   (Principal Executive Officer)                                  January 19, 2000


                      *                         Executive Vice President, Chief Financial Officer,
----------------------------------------------    Treasurer and Secretary (Principal Financial and
             James M. Kratochvil                  Accounting Officer)                                            January 19, 2000

                      *
----------------------------------------------
                Joseph S. Levy                  Director                                                         January 19, 2000


By:    /S/  JAMES M. KRATOCHVIL
       James M. Kratochvil
       Attorney-in-fact

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of January, 2000.

                                   VENTURE PACKAGING, INC.
                                   By:    /S/ MARTIN R. IMBLER
                                          Martin R. Imbler
                                          President and Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

                  SIGNATURE                                             TITLE                                          DATE

                      *
----------------------------------------------
                Roberto Buaron                  Chairman of the Board of Directors                               January 19, 2000

                      *
----------------------------------------------  President, Chief Executive Officer and Director
               Martin R. Imbler                   (Principal Executive Officer)                                  January 19, 2000


                      *                         Executive Vice President, Chief Financial Officer,
----------------------------------------------    Treasurer and Secretary (Principal Financial and
             James M. Kratochvil                  Accounting Officer)                                            January 19, 2000

                      *
----------------------------------------------
                Joseph S. Levy                  Director                                                         January 19, 2000

By:    /S/  JAMES M. KRATOCHVIL
       James M. Kratochvil
       Attorney-in-fact

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of January, 2000.

                                    VENTURE PACKAGING MIDWEST, INC.
                                    By:    /s/ MARTIN R. IMBLER
                                           Martin R. Imbler
                                           President and Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

                  SIGNATURE                                             TITLE                                          DATE
                      *
----------------------------------------------
                Roberto Buaron                  Chairman of the Board of Directors                               January 19, 2000

                      *
----------------------------------------------  President, Chief Executive Officer and Director
               Martin R. Imbler                   (Principal Executive Officer)                                  January 19, 2000


                      *                         Executive Vice President, Chief Financial Officer,
----------------------------------------------    Treasurer and Secretary (Principal Financial and
             James M. Kratochvil                  Accounting Officer)                                            January 19, 2000

                      *
----------------------------------------------
                Joseph S. Levy                  Director                                                         January 19, 2000

By:    /S/  JAMES M. KRATOCHVIL
       James M. Kratochvil
       Attorney-in-fact

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of January, 2000.

                                    VENTURE PACKAGING SOUTHEAST, INC.
                                    By:    /s/ MARTIN R. IMBLER
                                           Martin R. Imbler
                                           President and Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

                  SIGNATURE                                             TITLE                                          DATE
                      *
----------------------------------------------
                Roberto Buaron                  Chairman of the Board of Directors                               January 19, 2000

                      *
----------------------------------------------  President, Chief Executive Officer and Director
               Martin R. Imbler                   (Principal Executive Officer)                                  January 19, 2000


                      *                         Executive Vice President, Chief Financial Officer,
----------------------------------------------    Treasurer and Secretary (Principal Financial and
             James M. Kratochvil                  Accounting Officer)                                            January 19, 2000

                      *
----------------------------------------------
                Joseph S. Levy                  Director                                                         January 19, 2000

By:    /s/  JAMES M. KRATOCHVIL
       James M. Kratochvil
       Attorney-in-fact

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of January, 2000.

                                    NIM HOLDINGS LIMITED
                                    By:    /s/ MARTIN R. IMBLER
                                           Martin R. Imbler
                                           President and Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

                  SIGNATURE                                             TITLE                                          DATE
                      *
----------------------------------------------  Chairman of the Board of Directors (Principal
               Martin R. Imbler                   Executive Officer)                                             January 19, 2000


                      *
----------------------------------------------  Director (Principal Financial and Accounting
             James M. Kratochvil                  Officer)                                                       January 19, 2000

                      *
----------------------------------------------
              Trevor D. Johnson                 Sales and Marketing Director                                     January 19, 2000

By:    /S/  JAMES M. KRATOCHVIL
       James M. Kratochvil
       Attorney-in-fact

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of January, 2000.

                                    BERRY PLASTICS U.K. LIMITED (F/K/A
                                    NORWICH INJECTION MOULDERS LIMITED)
                                    By:    /s/ MARTIN R. IMBLER
                                           Martin R. Imbler
                                           President and Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

                  SIGNATURE                                             TITLE                                          DATE

                      *
----------------------------------------------  Chairman of the Board of Directors (Principal
               Martin R. Imbler                   Executive Officer)                                             January 19, 2000


                      *
----------------------------------------------  Director (Principal Financial and Accounting
             James M. Kratochvil                  Officer)                                                       January 19, 2000

                      *
----------------------------------------------
              Trevor D. Johnson                 Sales and Marketing Director                                     January 19, 2000

                      *
----------------------------------------------
               Alan R. Sandell                  Managing Director                                                January 19, 2000

                      *
----------------------------------------------
                 Ira G. Boots                   Director                                                         January 19, 2000

By:    /S/  JAMES M. KRATOCHVIL
       James M. Kratochvil
       Attorney-in-fact

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of January, 2000.

                                    KNIGHT PLASTICS, INC.
                                    By:   /S/ MARTIN R. IMBLER
                                           Martin R. Imbler
                                           President and Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

                  SIGNATURE                                             TITLE                                          DATE

                      *
----------------------------------------------
                Roberto Buaron                  Chairman of the Board of Directors                              January 19, 2000

                      *
----------------------------------------------  President, Chief Executive Officer and Director
               Martin R. Imbler                 (Principal Executive Officer)                                   January 19, 2000


                      *                         Executive Vice President, Chief Financial Officer,
----------------------------------------------  Treasurer and Secretary (Principal Financial and
             James M. Kratochvil                Accounting Officer)                                             January 19, 2000

                      *
----------------------------------------------
                Joseph S. Levy                  Director                                                        January 19, 2000

By:    /S/  JAMES M. KRATOCHVIL
       James M. Kratochvil
       Attorney-in-fact

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of January, 2000.

                                    BERRY PLASTICS ACQUISITION CORPORATION
                                    By:   /S/ MARTIN R. IMBLER
                                           Martin R. Imbler
                                           President and Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

                  SIGNATURE                                             TITLE                                          DATE

                      *
----------------------------------------------
                Roberto Buaron                  Chairman of the Board of Directors                               January 19, 2000

                      *
----------------------------------------------   President, Chief Executive Officer and Director
               Martin R. Imbler                     (Principal Executive Officer)                                January 19, 2000


                      *                         Executive Vice President, Chief Financial Officer,
----------------------------------------------    Treasurer and Secretary (Principal Financial and
             James M. Kratochvil                  Accounting Officer)                                            January 19, 2000

                      *
----------------------------------------------
                Joseph S. Levy                  Director                                                         January 19, 2000

By:    /S/  JAMES M. KRATOCHVIL
       James M. Kratochvil
       Attorney-in-fact

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of January, 2000.

                                    CPI HOLDING CORPORATION
                                    By:   /S/ MARTIN R. IMBLER
                                           Martin R. Imbler
                                           President and Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

                  SIGNATURE                                             TITLE                                          DATE
                      *
----------------------------------------------
                Roberto Buaron                  Chairman of the Board of Directors                               January 19, 2000

                      *
----------------------------------------------  President, Chief Executive Officer and Director
               Martin R. Imbler                   (Principal Executive Officer)                                  January 19, 2000


                      *                         Executive Vice President, Chief Financial Officer,
----------------------------------------------    Treasurer and Secretary (Principal Financial and
             James M. Kratochvil                  Accounting Officer)                                            January 19, 2000

                      *
----------------------------------------------
                Joseph S. Levy                  Director                                                         January 19, 2000

By:    /S/  JAMES M. KRATOCHVIL
       James M. Kratochvil
       Attorney-in-fact

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of January, 2000.

                                   CARDINAL PACKAGING, INC.
                                   By:   /S/ MARTIN R. IMBLER
                                          Martin R. Imbler
                                          President and Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

                  SIGNATURE                                             TITLE                                          DATE
                      *
----------------------------------------------
                Roberto Buaron                  Chairman of the Board of Directors                               January 19, 2000

                      *
----------------------------------------------  President, Chief Executive Officer and Director
               Martin R. Imbler                   (Principal Executive Officer)                                  January 19, 2000


                      *                         Executive Vice President, Chief Financial Officer,
----------------------------------------------    Treasurer and Secretary (Principal Financial and
             James M. Kratochvil                  Accounting Officer)                                            January 19, 2000

                      *
----------------------------------------------
                Joseph S. Levy                  Director                                                         January 19, 2000

By:    /s/  JAMES M. KRATOCHVIL
       James M. Kratochvil
       Attorney-in-fact

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of January, 2000.


                                    NORWICH ACQUISITION LIMITED
                                    By:   /S/ MARTIN R. IMBLER
                                           Martin R. Imbler
                                           President and Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

                  SIGNATURE                                             TITLE                                          DATE

                      *
----------------------------------------------  Chairman of the Board of Directors  (Principal
               Martin R. Imbler                   Executive Officer)                                             January 19, 2000

                      *
----------------------------------------------  Director (Principal Financial and Accounting
             James M. Kratochvil                  Officer)                                                       January 19, 2000

                      *
----------------------------------------------
              Trevor D. Johnson                 Sales and Marketing Director                                     January 19, 2000

                      *
----------------------------------------------
               Alan R. Sandell                  Managing Director                                                January 19, 2000

                      *
----------------------------------------------
                 Ira G. Boots                   Director                                                         January 19, 2000

By:    /S/  JAMES M. KRATOCHVIL
       James M. Kratochvil
       Attorney-in-fact

                        REPORT OF INDEPENDENT AUDITORS ON
                          FINANCIAL STATEMENT SCHEDULES

We have audited the consolidated financial statements of BPC Holding Corporation as of January 2, 1999, and for each of the three years in the period ended January 2, 1999, and have issued our report thereon dated February 19, 1999 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in Item 21(b) of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                   /s/ Ernst & Young LLP


Indianapolis, Indiana
February 19, 1999

                             BPC HOLDING CORPORATION
                                (PARENT COMPANY)

           SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                            CONDENSED BALANCE SHEETS

                                                      JANUARY 2,    DECEMBER 27,
                                                        1999            1997
                                                      ---------      -----------
                                                             (IN THOUSANDS)
ASSETS
Cash ...............................................        622       $     708
Other assets (principally investment in subsidiary)     (25,992)        (31,808)
Assets held in trust ...............................      6,679          18,933
Intangible assets ..................................      3,704           4,281
Due from Berry Plastics Corporation ................      8,095           8,095
Other ..............................................       --              --
                                                      ---------       ---------
Total assets .......................................  $  (6,892)      $     209
                                                      =========       =========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities ................................  $   1,240       $     510
Accrued dividends ..................................      7,225           3,674
Long-term debt .....................................    105,000         105,000
                                                      ---------       ---------
Total liabilities ..................................    113,465         109,184

Preferred stock ....................................     16,801          16,509
Class A common stock ...............................          4               4
Class B common stock ...............................          2               2
Class C common stock ...............................       --              --
Treasury stock .....................................        280             (22)
Additional paid-in capital .........................     45,611          49,374
Warrants ...........................................      3,511           3,511
Retained earnings (deficit) ........................   (185,923)       (178,353)
                                                      ---------       ---------
Total stockholders' equity (deficit) ...............   (120,357)       (108,975)
                                                      ---------       ---------
Total liabilities and stockholders' equity (deficit)  $  (6,892)      $     209
                                                      =========       =========

                             BPC HOLDING CORPORATION


                       CONDENSED STATEMENTS OF OPERATIONS

                                                               YEAR ENDED
                                                  -------------------------------------
                                                  JANUARY 2,  DECEMBER 27,  DECEMBER 28,
                                                    1999         1997          1996
                                                  ---------   -----------   -----------
                                                            (IN THOUSANDS)
Net sales .....................................    $   --       $   --       $   --
Cost of goods sold ............................        --           --           --
                                                   --------     --------     --------
Gross profit ..................................        --           --           --
Operating expenses ............................         749          220        3,304
Interest expense, net .........................      12,720       11,560        6,294
                                                   --------     --------     --------
Loss  before  income  taxes  and  equity in net
  income (loss) of subsidiary .................     (13,469)     (11,780)      (9,598)
Equity in net income (loss) of subsidiary .....       5,899       (2,631)       5,989
                                                   --------     --------     --------
Loss before income taxes ......................      (7,570)     (14,411)      (3,609)
Income taxes ..................................        --           --           (262)
                                                   --------     --------     --------
Net loss ......................................      (7,570)     (14,411)      (3,347)

Preferred stock dividends .....................      (3,551)      (2,558)      (1,116)
Amortization of preferred stock discount ......        (292)         (74)        --
                                                   --------     --------     --------
Net loss attributable to common shareholders ..    $(11,413)    $(17,043)    $ (4,463)
                                                   ========     ========     ========

                             BPC HOLDING CORPORATION

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                          YEAR ENDED
                                             --------------------------------------
                                             JANUARY 2,   DECEMBER 27,  DECEMBER 28,
                                               1999          1997          1996
                                             ---------    -----------   -----------

                                                         (IN THOUSANDS)
Net income (loss) .......................    $  (7,570)    $ (14,411)    $  (3,347)
Adjustments to reconcile net loss
  provided by operating activities:

      Net loss (income) of subsidiary ...       (5,899)        2,631        (5,989)
      Amortization and non cash interest           500           726           441
      Interest funded by assets held in
       trust ............................       12,221        11,256         5,412
      Non-cash compensation .............         --            --             358
      Changes in operating assets and
       liabilities ......................          840          (208)          427
                                             ---------     ---------     ---------
Net cash provided by (used for) operating
   activities ...........................           92            (6)       (2,698)

Net cash provided by investing activities         --            --            --

Net cash provided by financing
  activities:
  Exercise of management stock options ..         --            --           1,130
  Proceeds from senior secured notes ....         --            --         105,000
                                             ---------     ---------     ---------
  Proceeds from issuance of common and
  preferred stock and warrants ..........           80           325        67,369
                                             ---------     ---------     ---------
  Rollover investments and share
  repurchases ...........................         --            --        (125,219)
  Assets held in trust ..................         --            --         (35,600)
  Net payments to warrant holders .......         --            --          (4,502)
  Debt issuance costs ...................         --            --          (5,069)
  Other .................................         (258)         --             (22)
                                             ---------     ---------     ---------
Net cash from financing activities ......         (178)          325         3,087
                                             ---------     ---------     ---------
Net increase in cash and cash equivalents          (86)          319           389
Cash and cash equivalents at beginning
  of year ...............................          708           389          --
                                             ---------     ---------     ---------
Cash and equivalents at end of year .....    $     622     $     708     $     389
                                             =========     =========     =========

Notes to Condensed Financial Statements

(1) BASIS OF PRESENTATION. In the parent company-only financial statements, Holding's investment in subsidiaries is stated at cost plus equity in undistributed earnings of subsidiaries since date of acquisition. The parent company-only financial statements should be read in conjunction with Holding's consolidated financial statements, which are included beginning on page F-1.

(2) GUARANTEE. Berry had approximately $218.1 million and $201.3 million of long-term debt outstanding at January 2, 1999 and December 27, 1997, respectively. Under the terms of the debt agreements, Holding has guaranteed the payment of all principal and interest.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTs
                                 (IN THOUSANDS)



                                  BALANCE    CHARGED    CHARGED TO                   BALANCE
                                    AT         TO         OTHER       DEDUCTIONS       AT
                                 BEGINNING  COSTS AND   ACCOUNTS -        -          END OF
         DESCRIPTION            OF PERIOD   EXPENSES     DESCRIBE      DESCRIBE       YEAR
------------------------------  ---------- ----------  ------------  ------------  ----------

 Year ended January 2, 1999:
 Allowance for doubtful
 accounts ....................    $1,038     $  875       $280(2)     $  542(1)       $1,651
                                  ======     ======       ======      ========        ======

 Year ended December 27, 1997:
 Allowance for doubtful
 accounts ....................    $  618     $  325       $358(2)     $  263(1)       $1,038
                                  ======     ======       ======      ========        ======

 Year ended December 28, 1996:
 Allowance for doubtful
 accounts ....................    $  737     $  322        $--        $  441(1)       $  618
                                  ======     ======       ======      ========        ======


(1)     Uncollectible accounts written off, net of recoveries.
(2) Primarily relates to purchase of accounts receivable and related allowance through acquisitions.